     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2002
                                                     REGISTRATION NO. 333-[    ]

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933

                    AMERICAN REAL ESTATE FINANCE CORPORATION

          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MARYLAND                        6798                    75-3027466
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)

                    AMERICAN REAL ESTATE FINANCE CORPORATION
                               C/O JOHN G. WENKER
                               800 NICOLLET MALL
                                   BC-MN-HO5W
                             MINNEAPOLIS, MN 55402
                                 (612) 303-3381
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JOHN G. WENKER
                            CHIEF EXECUTIVE OFFICER
                    AMERICAN REAL ESTATE FINANCE CORPORATION
                               800 NICOLLET MALL
                                   BC-MN-HO5W
                             MINNEAPOLIS, MN 55402
                                 (612) 303-3381
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

      DOUGLAS P. LONG, ESQ.               JAY L. BERNSTEIN, ESQ.                JAMES D. ALT, ESQ.
  P. GRAHAM VAN DER LEEUW, ESQ.          LEONARD B. MACKEY, ESQ.               DORSEY & WHITNEY LLP
       FAEGRE & BENSON LLP          CLIFFORD CHANCE ROGERS & WELLS LLP        50 SOUTH SIXTH STREET
     2200 WELLS FARGO CENTER                 200 PARK AVENUE                       SUITE 1500
     90 SOUTH SEVENTH STREET                NEW YORK, NY 10166                MINNEAPOLIS, MN 55402
      MINNEAPOLIS, MN 55402                   (212) 878-8000                      (612) 340-2803
          (612) 766-7000

    Approximate date of commencement of the proposed sale to the public: As soon as practicable after this registration statement becomes effective and after all other conditions to the transactions described in the joint proxy statement/prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to
Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        CALCULATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED              SHARE                PRICE          REGISTRATION FEE
Common Stock, par value $.01 per share     67,261,775(1)       Not Applicable      $645,668,838 (2)          $59,402

(1) Based on an estimate of the maximum number of shares of common stock, par value $.01 per share, of American Real Estate Finance Corporation that may be issued in the merger. See "The Merger--What Shareholders Will Receive in the Merger" in the joint proxy statement/prospectus.

(2) Pursuant to Rule 457(f), based on the sum of (i) $51,059,661, which is the product of the average of the high and low trading prices of American Strategic Income Portfolio Inc. on March 27, 2002 ($12.07) and the number of its shares outstanding on that date (4,230,295), (ii) $203,295,862, which is the product of the average of the high and low trading prices of American Strategic Income Portfolio Inc.--II on March 27, 2002 ($12.74) and the number of its shares outstanding on that date (15,957,289),
    (iii) $252,918,023, which is the product of the average of the high and low trading prices of American Strategic Income Portfolio Inc.--III on
    March 27, 2002 ($11.85) and the number of its shares outstanding on that date (21,343,293) and (iv) $138,395,292, which is the product of the average of the high and low trading prices of American Select Portfolio Inc. on March 27, 2002 ($12.98) and the number of its shares outstanding on that date (10,662,195).

                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                         AMERICAN SELECT PORTFOLIO INC.

                               800 Nicollet Mall
                             Minneapolis, MN 55402
                                 (612) 303-6000
                                 (800) 677-3863
                                                            [            , 2002]

    Dear Shareholders:

    We are asking you to consider and vote on a proposal that will combine each of the following closed-end management investment companies (each a "Fund" and together the "Funds") into American Real Estate Finance Corporation, a specialty finance company that will elect to be taxed as a real estate investment trust for federal income tax purposes:

     - American Strategic Income Portfolio Inc.

     - American Strategic Income Portfolio Inc.--II

     - American Strategic Income Portfolio Inc.--III

     - American Select Portfolio Inc.

    You have received this package because you are a shareholder in one or more of the Funds. The proposal is described in detail in the accompanying joint proxy statement/prospectus.

    You are invited to attend a special meeting of the shareholders for your
Fund, which will be held on [            ], 2002 at 9:00 a.m. at
[                  ] to consider and vote upon a proposal to approve and adopt the agreement and plan of reorganization, including the plan of merger constituting a part thereof (the "Merger Agreement"), dated as of March 20, 2002, between each Fund listed above and American Real Estate Finance Corporation.

    The board of directors of each Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Fund. Accordingly, the board of directors of each Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement.

    In the pages that follow, we have described the risks and benefits of voting "FOR" the merger. We have also provided a question and answer memorandum intended to answer many of the questions you might have. If you have further questions, you can call our Call Center Department at (800) 677-3863.

                                          Very truly yours,

                                          Mark Jordahl
                                          Chief Investment Officer

                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                         AMERICAN SELECT PORTFOLIO INC.

                               800 Nicollet Mall
                             Minneapolis, MN 55402
                                 (612) 303-6000
                                 (800) 677-3863

                       ----------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON [            , 2002]

                       ----------------------------------

   A special meeting of shareholders of each of American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III and American Select Portfolio Inc. (the "Funds") is
scheduled to be held at [                  ] at 9:00 a.m., local time on
[                  ], 2002. Your board of directors asks you to attend this
special meeting (in person or by proxy) for the following purposes:

 1. To consider and approve the proposal to merge each Fund into American Real Estate Finance Corporation and to adopt the related agreement and plan of reorganization, including the plan of merger constituting a part thereof.

 2. To transact any other business as may properly come before the special meeting and any adjournments of the special meeting.

    If the merger of a Fund is consummated, holders of record of that Fund's common shares who do not vote their shares in favor of the merger and who strictly comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA") will be entitled to statutory dissenters' appraisal rights as described under the caption "THE MERGER--Availability of Dissenters' Rights" in the accompanying joint proxy statement/prospectus.

    Only shareholders of record of each Fund as of the close of business on
[            ], 2002 are entitled to notice of, and to vote at, this special meeting and any adjournments of this special meeting. A list of shareholders of
record of each Fund as of the close of business on [            ], 2002 will be
available at the special meeting for examination by any shareholder or any shareholder's attorney or agent. Please note that, by delivering a proxy to vote at the special meeting, you are also granting a proxy to vote in favor of any adjournments of the special meeting.

    We invite you to attend the special meeting because it is important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete the enclosed proxy card by signing, dating and returning the proxy card in the accompanying postage-paid envelope or take advantage of our phone or internet voting procedures. If you attend the special meeting, you may revoke your proxy and vote in person.

                                          By the Orders of the Boards of
                                          Directors,

                                          --------------------------------------
                                          Secretary

                             SUBJECT TO COMPLETION
THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT (OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS IS A PART) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY
STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              JOINT PROXY STATEMENT/PROSPECTUS DATED APRIL 1, 2002

                        JOINT PROXY STATEMENT/PROSPECTUS

                             ---------------------

                             JOINT PROXY STATEMENT
                   AMERICAN STRATEGIC INCOME PORTFOLIO INC.,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                                      AND
                         AMERICAN SELECT PORTFOLIO INC.
                                    FOR THE
                        SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON [            ], 2002

                            ------------------------

                   THIS JOINT PROXY STATEMENT ALSO SERVES AS
                               THE PROSPECTUS OF
                    AMERICAN REAL ESTATE FINANCE CORPORATION

                    UP TO 67,261,775 SHARES OF COMMON STOCK

                             ---------------------

    This joint proxy statement/prospectus relates to the merger of American Strategic Income Portfolio Inc., a Minnesota corporation ("ASP"), American Strategic Income Portfolio Inc.--II, a Minnesota corporation ("BSP"), American Strategic Income Portfolio Inc.--III, a Minnesota corporation ("CSP"), and American Select Portfolio Inc., a Minnesota corporation ("SLA," and together with ASP, BSP and CSP, the "Funds") with and into American Real Estate Finance Corporation, a Maryland corporation (the "Company"), a newly formed specialty finance company that will elect to be taxed as a real estate investment trust for federal income tax purposes. It is proposed that as a result of the merger,
(i) each Fund whose shareholders approve the merger will merge with and into the Company, and (ii) each outstanding share of such Fund (other than dissenting shares) will be converted into a number of shares of common stock of the Company having a net asset value equal to the net asset value of the converted share. The terms of the merger also provide that shareholders of each Fund may elect to receive, in lieu of Company common stock, cash in an amount equal to the net asset value of their shares. Cash available to fund cash elections for shareholders in each Fund is limited to 15% of its net asset value. Excess cash elections in any Fund will be pro rated in accordance with the ownership interests of electing shareholders.

    THE MERGER AND AN INVESTMENT IN THE COMMON STOCK OF THE COMPANY INVOLVE RISKS THAT ARE DESCRIBED FULLY IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 26.

    The Company will apply to list its common stock on the New York Stock Exchange.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

    This joint proxy statement/prospectus is dated [      ], and is first being
mailed to shareholders of the Funds on or about [      ].

                      WHERE YOU CAN FIND MORE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the
"SEC") a registration statement on Form S-4 (333-[      ]), of which this joint
proxy statement/prospectus forms a part. The registration statement registers the distribution of Company common stock to Fund shareholders. The rules and regulations of the SEC allow the Funds to omit some information included in the registration statement from this joint proxy statement/prospectus. In addition, the Funds file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Investment Company Act of 1940, as amended (the "Investment Company Act"). You may read and copy any of this information at the SEC's public reference room at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

    In addition, the SEC also maintains an internet web site that contains reports, proxy statements and other information regarding issuers, including the Company and the Funds, who file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning the Company and the Funds may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

    The SEC allows the Funds to "incorporate by reference" information in this document, which means:

     - that the Funds can disclose important information to you by referring you to another document filed separately with the SEC;

     - the information incorporated by reference is considered to be a part of this joint proxy statement/prospectus; and

     - information that the Fund files with the SEC will automatically update and supersede the information in this joint proxy statement/prospectus and any information that was previously incorporated in this joint proxy statement/prospectus.

    The documents listed in the following numbered paragraphs that the Funds have previously filed with the SEC are considered to be a part of this joint proxy statement/prospectus. They contain important business and financial information about the Funds that is not included in or delivered with this document.

 1. ASP and SLA's Annual Report on Form N-30D for the fiscal year ended November 30, 2001;

 2. BSP and CSP's Annual Report on Form N-30D for the fiscal year ended May 31, 2001;

 3. BSP and CSP's Semi-Annual Report on Form N-SAR for the semi-annual period ended November 30, 2001; and

 4. Each Fund's Proxy Statement dated July 16, 2001 for its Annual Meeting of Shareholders held on August 27, 2001.

    The Funds also incorporate by reference all additional documents that they may file with the SEC between the date of this joint proxy statement/prospectus and the date of each Fund's special meeting. These include periodic reports, such as annual reports and semi-annual reports, as well as proxy materials.

    You may request a copy of each of the above-listed documents at no cost by contacting each Fund at:

     800 Nicollet Mall Minneapolis, MN 55402 (612) 303-6000 (800) 677-3863

    IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL SHAREHOLDERS MEETING, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN
           , 2002.

                      WHAT INFORMATION YOU SHOULD RELY ON

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION DISCUSSED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE APPENDICES ATTACHED HERETO WHICH ARE SPECIFICALLY INCORPORATED BY REFERENCE OR IN OTHER DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THIS DOCUMENT. THEREFORE, IF ANYONE GIVES YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    THIS DOCUMENT IS DATED [           ], 2002. THE INFORMATION CONTAINED IN
THIS JOINT PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, COMPANY COMMON STOCK OR TO ASK FOR PROXIES, TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain information and statements included in, or incorporated by reference into, this joint proxy statement/prospectus may constitute forward-looking statements. Such forward-looking statements may involve the Company's plans, objectives, projections and expectations, which are dependent upon a number of factors including the availability of capital, the availability of new mortgage investments and other new business initiatives which are subject to a number of contingent factors such as the effects of national and local economic conditions, changes in interest rates and the condition of the capital markets that may prevent the Company from achieving its objectives. The Company's actual results, performance or achievements may differ materially from anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are those statements which are not statements of historical fact. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this joint proxy statement/prospectus may not occur.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
WHERE YOU CAN FIND MORE INFORMATION...............     ii
WHAT INFORMATION YOU SHOULD RELY ON...............    iii
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS......................................    iii
GLOSSARY OF COMMONLY USED TERMS...................   viii
SUMMARY TERM SHEET................................      1
QUESTIONS AND ANSWERS ABOUT THE MERGER............      3
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS...      7
  Introduction....................................      7
  Who We Are......................................      7
  The Merger......................................     10
  Dissenters' Rights..............................     17
  Regulatory Approvals Required for the Merger....     17
  Exemptive Relief................................     17
  Accounting Treatment............................     17
  Fees and Expenses...............................     18
  Comparative Rights of Shareholders..............     18
  Stock Price and Dividend Information............     19
  If You Require Further Information..............     19
SUMMARY HISTORICAL FINANCIAL DATA.................     20
SUMMARY PRO FORMA FINANCIAL DATA..................     24
COMPARATIVE FEES AND EXPENSE TABLES...............     25
RISK FACTORS......................................     26
  Risks Relating to the Merger....................     26
  Risks Related to Payment of Distributions.......     28
  Risks Related to Operation of the Company.......     29
  General Risk Factors............................     35
THE FUNDS.........................................     38
  ASP.............................................     38
  BSP.............................................     40
  CSP.............................................     42
  SLA.............................................     44
  Directors and Officers..........................     46
  Valuation of Certain of the Funds' Assets.......     46
  Regulatory Matters..............................     47
  Legal Proceedings...............................     50
THE COMPANY.......................................     51
  General.........................................     51
  Investment Strategy.............................     51
  Operating Policies and Strategies...............     52
  Right to Inspect Books and Records..............     56
  Reports.........................................     56
  Legal Proceedings...............................     56

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
THE MERGER........................................     57
  Background of the Merger........................     57
  Recommendations of the Board of Directors of
    Each Fund and the Special Committee...........     60
  Interests of Certain Persons in the Merger......     62
  What Shareholders Will Receive in the Merger....     63
  Alternatives to Merger..........................     63
  Opinions of the Financial Advisor...............     66
  The Merger Agreement............................     72
  Delisting and Deregistration of the Funds'
    Shares........................................     78
  Regulatory Approvals Required for the Merger....     78
  Exemptive Relief................................     78
  Accounting Treatment............................     78
  Tax Treatment of the Merger.....................     79
  Fees and Expenses of the Merger.................     79
  Consequences if the Merger is Not Approved......     79
  Availability of Dissenters' Rights..............     79
THE MEETING.......................................     83
  The Funds' Special Meeting......................     83
  How to Elect the Merger Consideration You Are to
    Receive.......................................     85
MANAGEMENT OF THE COMPANY.........................     86
  The Board of Directors and Executive Officers of
    the Company...................................     86
  Committees of the Board of Directors............     88
  Vacancies on the Board Of Directors.............     88
  Compensation of Directors and Officers..........     88
  Indemnification.................................     88
  The REIT Advisor................................     89
  The Advisory Agreement..........................     89
SELECTED HISTORICAL FINANCIAL DATA................     93
SELECTED PRO FORMA FINANCIAL DATA.................     98
COMPARATIVE MANAGEMENT DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
  THE FUNDS AND THE COMPANY.......................    100
Overview..........................................    100
Change in Accounting Basis........................    100
Change in Financial Statements....................    101
Change to a Growth Oriented Business Plan.........    101
Change in Management Fee Structure................    102
Change in Distribution Requirements...............    102
Change in Capital Loss Carryovers.................    103

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT
  MARKET RISK AFFECTING THE COMPANY...............    104
  Market Risk.....................................    104
  Credit Risk.....................................    106
  Asset and Liability Management..................    106
  Liquidity Risk..................................    107
  Prepayment Risk.................................    107
STOCK OWNERSHIP...................................    108
  American Strategic Income Portfolio Inc.........    108
  American Strategic Income Portfolio Inc.--II....    109
  American Strategic Income Portfolio Inc.--III...    110
  American Select Portfolio Inc...................    111
DESCRIPTION OF CAPITAL STOCK OF THE COMPANY.......    112
  General.........................................    112
  Preferred Stock.................................    112
  Common Stock....................................    112
  Additional Classes of Stock.....................    113
  Restrictions on Transfer........................    113
FEDERAL INCOME TAX CONSEQUENCES...................    115
  Tax Treatment of the Merger.....................    115
  Consequences of Merger on the Company's
    Qualification as a REIT--Earnings and Profits
    Distribution Requirement......................    116
  Taxation of the Company--General................    116
  Requirements for Qualification as a Real Estate
    Investment Trust..............................    118
  Taxation of Taxable U.S. Shareholders...........    121
  Taxation of Tax-Exempt Shareholders.............    123
  Taxation of Non-U.S. Shareholders...............    124
  State, Local and Foreign Taxation...............    125
ERISA CONSIDERATIONS..............................    126
  ERISA Considerations............................    126
COMPARISON OF RIGHTS AND INVESTMENTS..............    127
  Comparison of Shareholder Rights................    127
  Comparison of Federal Tax Requirements for
    Qualification as a Regulated Investment
    Company and a Real Estate Investment Trust....    131
  Comparison of the Advisory Agreements with the
    Fund Advisor and REIT Advisor.................    134
EXPERTS...........................................    137
LEGAL MATTERS.....................................    137
OTHER MATTERS.....................................    137
INDEX TO FINANCIAL INFORMATION....................    F-1
PRO FORMA FINANCIAL INFORMATION (UNAUDITED).......    F-6
APPENDICES
  APPENDIX A: Agreement and Plan of
    Reorganization................................    A-1
  APPENDIX B: Plan of Merger......................    B-1
  APPENDIX C-1: Fairness Opinion of Friedman,
    Billings, Ramsey & Co. to American Strategic
    Income Portfolio Inc..........................  C-1-1
  APPENDIX C-2: Fairness Opinion of Friedman,
    Billings, Ramsey & Co. to American Strategic
    Income Portfolio Inc.--II.....................  C-2-1

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
APPENDIX C-3: Fairness Opinion of Friedman,
  Billings, Ramsey & Co. to American Strategic
  Income Portfolio Inc.--III......................  C-3-1
APPENDIX C-4: Fairness Opinion of Friedman,
  Billings, Ramsey & Co. to American Select
  Portfolio Inc...................................  C-4-1
APPENDIX D: Sections 302A.471 and 302A.473 of the
  Minnesota Business Corporation Act..............    D-1

                        GLOSSARY OF COMMONLY USED TERMS

    The following words and terms, unless the context clearly indicates otherwise, have the respective meanings given to them herein whenever they appear in this joint proxy statement/prospectus:

TERM                                                                     MEANING
----                                                --------------------------------------------------
Acquired Earnings.................................  See page 116, under the section heading "FEDERAL
                                                    INCOME TAX CONSEQUENCES."
Advisers Act......................................  Investment Advisers Act of 1940, as amended.
Advisory Agreement................................  Investment Advisory Agreement to be entered into by the Company and the REIT Advisor that will be
                                                    effective as of the closing date of the merger.
ASP...............................................  American Strategic Income Portfolio Inc., a
                                                    Minnesota corporation.
BSP...............................................  American Strategic Income Portfolio Inc.--II, a
                                                    Minnesota corporation.
Cash Election.....................................  The election by a Fund shareholder to receive cash in the merger instead of Company common stock in
                                                    an amount equal to the net asset value
                                                    attributable to his or her shares in such Fund.
Cash Election Form................................  A form included with this document for making a
                                                    Cash Election.
Code..............................................  Internal Revenue Code of 1986, as amended.
Committee Counsel.................................  Gardner, Carton & Douglas, counsel to the Special
                                                    Committee.
Company...........................................  American Real Estate Finance Corporation, a
                                                    Maryland corporation.
CSP...............................................  American Strategic Income Portfolio Inc.--III, a
                                                    Minnesota corporation.
Effective Time....................................  The effective time of the merger, occurring upon acceptance by the Minnesota Secretary of State and
                                                    the State Department of Assessments and Taxation
                                                    of Maryland of the articles of merger.
ERISA.............................................  Employee Retirement Income Security Act of 1974,
                                                    as amended.
Exchange Act......................................  Securities Exchange Act of 1934, as amended.
Fairness Opinions.................................  The opinions of Friedman, Billings, Ramsey &
                                                    Co., Inc. as to the fairness of the consideration
                                                    to be received by Fund shareholders from a
                                                    financial point of view to each of the Funds.
Financial Advisor or FBR..........................  Friedman, Billings, Ramsey & Co., Inc.
Funds.............................................  Collectively, ASP, BSP, CSP and SLA.
Fund Advisor......................................  U.S. Bancorp Asset Management, Inc., as the
                                                    investment advisor to the Funds.
Independent Director(s)...........................  The members of the Company's board of directors who are not affiliated with either the REIT
                                                    Advisor or the Company.
Investment Company Act............................  Investment Company Act of 1940, as amended.
IRS...............................................  United States Internal Revenue Service.

TERM                                                                     MEANING
----                                                --------------------------------------------------
MBCA..............................................  Minnesota Business Corporation Act, as amended.
Merger Agreement..................................  Agreement and Plan of Reorganization, dated as of
                                                    March 20, 2002, between each Fund and the Company
                                                    and the form of plan of merger constituting a part
                                                    thereof.
MGCL..............................................  Maryland General Corporation Law, as amended.
NAV...............................................  The net asset value per share of a Fund.
NYSE..............................................  The New York Stock Exchange.
Ownership Limit...................................  The limitation in the Company's articles of incorporation that limits direct and indirect
                                                    ownership of common stock or any series of
                                                    preferred stock by any person to no more than 9.8%
                                                    of the number of shares of common stock or of any
                                                    series of preferred stock outstanding.
REIT..............................................  A real estate investment trust, within the meaning of Section 856 of the Code.
REIT Advisor......................................  US Bancorp Asset Management Realty Advisors, Inc.,
                                                    a wholly-owned subsidiary of U.S. Bancorp Asset
                                                    Management, Inc. and indirect subsidiary of U.S.
                                                    Bancorp.
Return on Equity..................................  Profit after tax divided by equity.
SEC...............................................  United States Securities and Exchange Commission.
Securities Act....................................  Securities Act of 1933, as amended.
SLA...............................................  American Select Portfolio Inc., a Minnesota
                                                    corporation.
Special Committee.................................  A committee of directors of the Funds, all of whom are independent of the Funds, the Fund Advisor and
                                                    the REIT Advisor, appointed by the Funds' boards
                                                    of directors to make findings with respect to the
                                                    merger, to consider possible alternatives to the
                                                    merger, to lead the negotiations of the terms of
                                                    the merger with the Fund Advisor and to report to
                                                    the full board of directors of each Fund on its
                                                    deliberations, findings and recommendations.
Ten-Year U.S. Treasury Rate.......................  The arithmetic average of the daily closing yields to maturity for actively traded current coupon
                                                    U.S. Treasury fixed interest rate securities
                                                    (adjusted to constant maturities of ten years)
                                                    published by the Federal Reserve Board in respect
                                                    of such fiscal quarter, or if such rate is not
                                                    published by the Federal Reserve Board, any
                                                    Federal Reserve Bank or agency or department of
                                                    the federal government selected by the Company.
U.S. Bancorp......................................  U.S. Bancorp, parent company to U.S. Bancorp Asset
                                                    Management, Inc.
USBAM.............................................  U.S. Bancorp Asset Management, Inc., a wholly-
                                                    owned subsidiary of U.S. Bancorp.

                               SUMMARY TERM SHEET

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AS WELL AS THOSE DOCUMENTS INCORPORATED BY REFERENCE FOR A MORE COMPLETE DESCRIPTION OF THE MERGER.

    -  THE PARTIES

       The Company--American Real Estate Finance Corporation; and

       The Funds--American Strategic Income Portfolio Inc.; American Strategic Income Portfolio Inc.--II; American Strategic Income Portfolio Inc.--III; and American Select Portfolio Inc.

   -  THE MERGER

      Each of the Funds participating in the merger will merge with and into the Company, a specialty finance company that will elect to be taxed as a real estate investment trust ("REIT") for federal income tax purposes.

   -  THE SPECIAL MEETING OF SHAREHOLDERS

      GENERAL. This joint proxy statement/prospectus is being furnished to the shareholders of each Fund for use at a special meeting of the shareholders (the "Special Meeting") to be held collectively by the Funds or any adjournment or postponement of such meeting. At the Special Meeting, the shareholders will be asked to consider and vote upon a proposal to approve the merger and adopt the agreement and plan of reorganization and the plan of merger constituting a part thereof, dated March 20, 2002 between each Fund and the Company (the "Merger Agreement").

      VOTE REQUIRED. For each Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Fund is required to approve the merger and adopt the related Merger Agreement.

      RECORD DATE. The Funds have set [                ] as the record date for
      determining those shareholders who are entitled to notice of and to vote at the Special Meeting for each Fund.

 - WHAT YOU WILL RECEIVE IN THE MERGER.

       Shareholders will receive either Company common stock and/or cash in the merger.

       COMPANY COMMON STOCK

           In the merger, each share of common stock in each participating Fund (other than dissenting shares) will be converted into the right to receive newly issued shares of common stock in the Company. Shares of the Company's common stock to be issued in the merger will be allocated among the Funds based on their relative closing net asset values calculated as of the last business day of the week immediately preceding the closing of the merger. The net asset value of each Fund for this purpose will be determined under the existing net asset value policies of the Funds, which will take into account the estimated expenses of the merger. Each outstanding share of the participating Funds will be converted into a number of shares of Company common stock having a net asset value equal to the net asset value of the converted share. The initial net asset value of the Company common stock to be received by each shareholder in the merger will equal the net asset value of the Fund shares exchanged by that shareholder in the merger.

       CASH ELECTION OPTION

       The Merger Agreement also provides that shareholders of each Fund may elect to receive, in lieu of Company common stock, cash in an amount equal to the net asset value of their Fund shares on the last business day of the week immediately preceding the date of the merger, taking into account the estimated expenses of the merger. Cash available to fund cash elections for shareholders in each Fund is limited to 15% of its net asset value. Excess cash elections in any Fund will be pro rated in accordance with the ownership interests of electing shareholders. These shareholders will receive Company common stock for the balance of their Fund shares.

 - CONDITIONS TO THE MERGER.

       Under the Merger Agreement, the completion of the merger for each Fund depends upon the satisfaction of a number of conditions, including
       (i) approval of the merger and adoption of the Merger Agreement by shareholders, (ii) Funds having, in the aggregate, a net asset value of at least $200 million (net of estimated cash needed to fund payments to shareholders electing to receive cash or exercising dissenters' rights under Minnesota law) shall have elected to participate in the merger,
       (iii) holders of not more than 5% of the outstanding shares of that Fund shall have exercised dissenters' rights, (iv) absence of any law or court order prohibiting the merger, (v) receipt of a tax opinion that the merger qualifies as a tax-free reorganization and that the Company will qualify as a real estate investment trust for tax purposes, (vi) receipt of all necessary governmental consents and approvals, including an exemptive order granted by the SEC, (vii) execution and delivery of the investment advisory agreement by the Company and its external investment advisor (the "REIT Advisor"), (viii) accuracy of the representations and warranties as of the closing date of the merger and (ix) receipt of consents and/or waivers necessary in connection with the merger.

 - THE BOARD OF DIRECTORS OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE MERGER AND THE MERGER AGREEMENT.

       The board of directors of each Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Fund. Accordingly, the board of directors of each Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement.

       In reaching this determination, the board of directors of each Fund considered the deliberations, findings and recommendations of a special committee of independent directors (the "Special Committee"), which was appointed by the board of directors of each Fund to make findings with respect to the merger, to consider possible alternatives to the merger, to lead the negotiations of the terms of the merger with the Fund Advisor and to report to the full board of directors of each Fund on its deliberations, findings and recommendations. The boards of directors and the Special Committee also consulted with the Financial Advisor, legal counsel and the Funds' accountants, and received fairness opinions from the Financial Advisor.

 - THE MERGER MAY HAVE TAX CONSEQUENCES TO YOU.

       The merger is intended to qualify as a tax-free reorganization. Neither the Funds nor the Funds' shareholders (with the exception of those shareholders receiving cash payments in the merger) should recognize taxable gain or loss as a result of the merger. You should consult with your tax advisors regarding the tax consequences of the merger to you. As part of the closing, the Funds will receive tax opinions relating to the federal income tax consequences of the merger to the Funds and the Funds' shareholders.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL THE COMPANY DO? (SEE PAGE 51)

A: The Company was formed as the vehicle through which the Funds will continue their businesses upon completion of the merger. The Company's strategy is to grow its investment portfolio and net income over time through additional investments in mortgage-related assets that will enable it to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowing and hedging activities. The Company will seek to qualify and will elect to be taxed as a REIT for federal income tax purposes. The Company will continue to invest in many of the same types of assets held by the Funds and will thus emphasize direct ownership of commercial, multifamily and residential mortgage loans.

    If all of the Funds participate in the merger, the Company will initially own nearly $1.0 billion in mortgage-related assets consisting primarily of whole loans and participating mortgages secured by commercial and multifamily properties and, to a lesser extent, U.S. agency mortgage-backed securities. As of November 30, 2001, the Funds had total assets of approximately $875,679,000 consisting primarily of 186 multifamily and commercial loans totaling approximately $604,770,000 and $135,540,000 in U.S. agency mortgage-backed securities. Approximately 60% of the loans pay interest at a fixed rate, while 40% are adjustable-rate mortgages. The Funds employ borrowings in their investment activities. As of November 30, 2001, these borrowings totaled approximately $190,515,000.

Q:  WHAT HAPPENS IF THE MERGER DOES NOT OCCUR? (SEE PAGE 79)

A: If the merger of any Fund is not consummated for any reason, the Fund expects to continue to operate in its current form. There will be no change in that Fund's investment objectives, policies or restrictions. No other transaction is currently being considered by the board of directors of any Fund as an alternative to the merger, although other alternatives may be explored in the future.

Q: IF THE MERGER IS COMPLETED BUT NOT ALL THE FUNDS PARTICIPATE, WHAT HAPPENS TO THE NON-PARTICIPATING FUNDS? (SEE PAGE 79)

A:  Each non-participating Fund will continue to operate in its current form.

Q:  WHAT IS A REIT? (SEE PAGE 51)

A: A REIT is essentially a corporation or business trust that combines the capital of many investors to acquire or provide financing for all forms of real estate. A REIT serves much like a mutual fund for real estate in that investors obtain the benefit of a diversified portfolio under professional management. Its shares are freely traded, often on a major stock exchange. A corporation or trust that qualifies as a REIT generally does not pay corporate income tax to the extent that it distributes its net income to shareholders.

Q:  WILL THE COMPANY QUALIFY AS A REIT? (SEE PAGE 51)

A:  Yes. The Company will seek to qualify and elect to be taxed as a REIT.

Q:  WHAT WILL BE THE DIVIDEND POLICY OF THE COMPANY? (SEE PAGE 52)

A: The Company intends to make quarterly dividend and distribution payments to its shareholders. Under the applicable REIT requirements of the Code, the Company is required to distribute at least 90% of its taxable income. The Company intends to make quarterly distributions to its shareholders at minimum amounts that will enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by the Company's board of directors, taking into account, in addition to the REIT requirements, the cash needs and net income of the Company, the market price for its common stock and other factors the board considers relevant.

Q: WHAT WERE THE PRINCIPAL CONSIDERATIONS TAKEN INTO ACCOUNT BY EACH FUND'S BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE AND IN THEIR APPROVAL OF THE MERGER? (SEE PAGE 60)

A: The positive factors considered include: the potential for company growth and enhanced access to capital, the flexible operating structure and decreased regulatory burden, the opportunity to increase borrowings used in investment activities, the potential for enhanced liquidity, greater investment diversification, the opportunity for shareholders to exchange their shares in a tax-deferred transaction and the receipt of fairness opinions from the Financial Advisor. The board of directors of each Fund and the Special Committee considered the following negative factors: uncertain market price of Company common stock after the merger, the volatility of the REIT market, increased leverage may increase exposure to loss, increased compensation is payable to the REIT Advisor, termination fees may be payable to the REIT Advisor, shareholders will no longer enjoy certain protections afforded by the Investment Company Act, benefits of the merger may be reduced if less than all the Funds participate in the merger, the expenses of the merger and the other negative factors listed in "RISK FACTORS" on
    p. 26.

Q:  WHAT SHAREHOLDER VOTE IS REQUIRED TO APPROVE THE MERGER? (SEE PAGE 83)

A: In order for each Fund to proceed with the Special Meeting of shareholders to vote on the merger, there must be a quorum. This means that at least a majority of that Fund's shares must be represented at the Special Meeting, either in person or by proxy. For each Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Fund is required to approve the merger and adopt the Merger Agreement. You are entitled to one vote for each Fund share held.

Q:  WHAT IS THE CONSIDERATION OFFERED IN THE MERGER? (SEE PAGE 63)

A: In the merger, you will receive one newly issued share of common stock in the Company for each $10.00 of Fund net asset value your holdings of Fund shares represent. For this purpose, net asset value of the Funds will be calculated as of the last business day of the week immediately preceding the closing of the merger. The net asset value of each Fund will be determined under the existing net asset value policies of the Funds and will take into account the estimated expenses of the merger. The merger also provides that shareholders of each Fund may elect to receive, in lieu of Company common stock, cash in an amount equal to the net asset value of their shares. Cash available to fund cash elections for shareholders in each Fund is limited to 15% of its net asset value.

Q:  HOW DO I ELECT CASH? (SEE PAGE 85)

A: A form (the "Cash Election Form") to elect to receive cash (a "Cash Election") is enclosed with this joint proxy statement/prospectus, or, if your Fund shares are held in "street name," you will receive this form from your broker, bank or other nominee. If you wish to elect to receive cash, in lieu of shares of Company common stock, in the merger, you must (i) return your properly completed Cash Election Form to EquiServe, which will act as
    exchange agent for the merger, on or before [    ] p.m., eastern time, on
    [           ], 2002 and (ii) if you hold your own stock certificate
    representing shares in a Fund, you must return that certificate along with a letter of transmittal within 20 business days of our mailing the letter of transmittal to you following the closing of the merger. EquiServe will process the Cash Elections and the exchange of Fund stock certificates for cash. Shortly after the merger, the exchange agent will allocate cash and Company common stock among the shareholders consistent with their elections and the proration procedures discussed below. If you do not submit a Cash Election Form or fail to comply with the Cash

    Election procedures, you will automatically receive Company common stock in exchange for your Fund shares.

Q: WHAT IF MORE THAN 15% OF THE SHAREHOLDERS IN ANY FUND ELECT TO RECEIVE CASH? (SEE PAGE 85)

A: In the event that shareholders in any Fund representing in excess of 15% of its outstanding shares make the Cash Election, the Company will limit the cash paid in respect of such Fund to 15% of such Fund's net asset value and will allocate the cash among electing shareholders proportionately based on their individual share holdings. These shareholders will receive Company common stock for the portion of their shares that is not converted into cash.

Q:  HOW DO I RECEIVE STOCK? (SEE PAGE 85)

A: If you do not submit the Cash Election Form, you will automatically receive Company common stock in exchange for your Fund shares.

Q: CAN I ELECT TO RECEIVE PART COMPANY SHARES AND PART CASH CONSIDERATION? (SEE PAGE 63)

A: No. Shareholders of Funds participating in the merger who do not make a Cash Election will receive Company common stock for all of their Fund shares. Shareholders of participating Funds who make a Cash Election will receive cash for all of their Fund shares, subject to the limitations discussed above.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER? (SEE PAGE 115)

A: The merger is intended to qualify as a tax-free reorganization. Neither the Funds nor their shareholders (with the exception of those shareholders receiving cash) should recognize taxable gain or loss as a result of the merger. You should consult with your tax advisors regarding the tax consequences of the merger to you. As part of the closing, the Funds will receive opinions related to the federal income tax consequences of the merger to the Funds and the Funds' shareholders.

Q: WHAT WILL THE TAX BASIS OF THE FUNDS' SHAREHOLDERS BE IN THE COMPANY COMMON STOCK THEY RECEIVE IN THE MERGER? (SEE PAGE 115)

A: The tax basis of the shareholders of the Funds in the Company common stock they receive in the merger will equal their current tax basis in their Fund shares plus the amount of gain, if any, recognized as a result of the merger.

Q:  HOW DO I VOTE? (SEE PAGE 83)

A: All shareholders of record may vote by mail. Shareholders of record may also vote in person at the Special Meeting or vote by proxy card, by telephone or through the internet. Beneficial owners will receive instructions from their bank, broker or other nominee describing how to vote their shares. Beneficial owners can vote by telephone or through the internet if those options are offered by their bank, broker or other nominee.

    VOTING BY MAIL. Shareholders of record may sign, date, and mail their proxies in the enclosed postage-paid envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted "FOR" the merger.

    VOTING BY TELEPHONE. Shareholders of record may vote by using the toll-free number and following the instructions listed on the proxy card.

    VOTING THROUGH THE INTERNET. Shareholders of record may vote through the internet as instructed on the proxy card.

Q:  HOW MAY I CHANGE MY VOTE? (SEE PAGE 83)

A: Whether you vote by mail, telephone or through the internet, you may revoke your proxy any time before it is exercised at the Special Meeting by
    (i) notifying the Fund's secretary in writing, (ii) returning a later-dated proxy or (iii) voting again by telephone or through the internet at a later time. If you hold your shares through a bank, broker or other nominee, you should contact that firm to find out how to change your vote.

Q: SHOULD THE FUNDS' SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW? (SEE PAGE 72)

A: No. Shareholders of the Funds should not forward their stock certificates with their proxy cards or Cash Election Forms.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED? (SEE PAGE 72)

A: We expect that the merger will be completed as quickly as possible following the Special Meeting.

Q: WHAT IF I OBJECT TO THE MERGER? AM I ENTITLED TO DISSENTERS' RIGHTS? (SEE PAGE 79)

A: Yes. You have the right to dissent from the merger and, subject to strict compliance with the requirements and procedures of Minnesota law, to receive payment of the "fair value" of your shares of Fund common stock. These rights, as well as the requirements and procedures for asserting them under Minnesota law, are described in this joint proxy statement/prospectus. In addition, the full text of the relevant sections of the MBCA is reprinted in Appendix D to this joint proxy statement/prospectus.

Q:  WHAT ALTERNATIVES TO THE MERGER WITH THE COMPANY WERE CONSIDERED? (SEE
    PAGE 63)

A:  The alternatives reviewed included:

     - maintaining the status quo;

     - liquidating the Funds or conducting tender offers for their shares;

     - converting the Funds into closed-end interval funds;

     - combining the Funds into a single closed-end fund; and

     - converting the Funds into a single open-end fund, a business development company or a taxable corporation.

    In reaching its determination to recommend the merger, the Special Committee and the board of directors of each Fund determined that the merger is the alternative that is in the best interests of the Funds and their shareholders.

Q:  WHO CAN HELP ANSWER MY ADDITIONAL QUESTIONS? (SEE PAGE 19)

A: Shareholders of any Fund with additional questions should call our Call Center Department at (800) 677-3863.

                SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

    This summary highlights material information described more fully elsewhere in this joint proxy statement/prospectus. This summary does not contain all of the information that you should consider. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read this document and the documents we have referred you to carefully, including the Merger Agreement attached to this joint proxy statement/prospectus. When we use the term "Merger Agreement" in this document, we are referring, collectively, to the agreement and plan of reorganization, a copy of which is included in this joint proxy statement/prospectus as Appendix A, and the form of plan of merger constituting a part thereof, a copy of which is included in this joint proxy statement/ prospectus as Appendix B.

INTRODUCTION

    This joint proxy statement/prospectus relates to the merger of the following funds:

 - American Strategic Income Portfolio Inc. ("ASP");

 - American Strategic Income Portfolio Inc.--II ("BSP");

 - American Strategic Income Portfolio Inc.--III ("CSP"); and

 - American Select Portfolio Inc. ("SLA")

(each, a "Fund" and, collectively, the "Funds") with and into American Real Estate Finance Corporation, a Maryland corporation (the "Company").

    The merger will consolidate the Funds into the Company, a specialty finance company that will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The merger is being proposed in order to allow the Funds to continue their business and investment strategies in a more flexible vehicle which offers the potential for enhanced liquidity to shareholders and for higher earnings and distributions over time. See "THE MERGER--Recommendations of the Board of Directors of Each Fund and the Special Committee."

WHO WE ARE

    THE FUNDS

    The Funds are diversified, closed-end management investment companies registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Their primary investment objective is to provide a high level of current income, and secondarily, to seek capital appreciation. The Funds seek to achieve their objectives by investing in mortgage-related assets consisting primarily of whole loans secured by multifamily and commercial properties and, to a lesser extent, in U.S. agency mortgage-backed securities.

    As of November 30, 2001, the Funds had total assets of approximately $875,679,000 consisting primarily of 186 multifamily and commercial loans totaling approximately $604,770,000 and $135,540,000 in U.S. agency mortgage-backed securities. Approximately 60% of the loans pay interest at a fixed rate, while 40% are adjustable-rate mortgages. The Funds employ borrowings in their investment activities. As of November 30, 2001, these borrowings totaled approximately $190,515,000.

    The shares of common stock of each Fund are listed on the New York Stock Exchange (the "NYSE"), and the shares of BSP, CSP and SLA are also listed on the Chicago Stock Exchange.

    THE FUND ADVISOR

    U.S. Bancorp Asset Management, Inc. (the "Fund Advisor"), which is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), is the investment advisor for each Fund. The Fund Advisor is a wholly-owned subsidiary of U.S. Bank National Association, which is in turn owned by U.S.

Bancorp. As of December 31, 2001, the Fund Advisor had more than $121.2 billion in assets under management.

    THE COMPANY

    American Real Estate Finance Corporation, a Maryland corporation, was formed on January 11, 2002 as the vehicle through which the Funds will continue their businesses upon completion of the merger. The Company will elect to be taxed as a REIT under the Code. As a REIT, the Company generally will not be subject to federal income tax to the extent that it distributes its net income to its shareholders.

    The Company will apply to list its common stock on the NYSE. Prior to the closing of the merger, there will be no public market for the common stock of the Company and there can be no assurance that an active trading market will develop or be sustained following the merger. There is also substantial uncertainty as to the price at which the common stock will trade following the merger.

    THE REIT ADVISOR

    US Bancorp Asset Management Realty Advisors, Inc., a newly organized subsidiary of USBAM and indirect subsidiary of U.S. Bancorp (the "REIT Advisor"), will serve as the external investment advisor to the Company. At all times, the REIT Advisor will be subject to the direction and oversight of the Company's board of directors. The members of the existing management team of the Fund Advisor who are currently responsible for advising the Funds will serve as the management team for the REIT Advisor. The REIT Advisor intends to register with the SEC as an investment adviser under the Advisers Act.

    THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    Following the merger, the Company's board of directors will consist of seven directors, four of whom will not be affiliated with either the Company or the REIT Advisor (the "Independent Directors"). The executive officers of the Company will consist of core members of the REIT Advisor's management. They will not be separately compensated for their service to the Company as officers. See "MANAGEMENT OF THE COMPANY--The Board of Directors and Executive Officers of the Company."

    STRATEGY

    The Company's strategy is to continue to grow its asset base, which will initially consist of the mortgage portfolio it acquires in the merger, and its net income over time through additional investments in mortgage and mortgage-related assets. The Company will seek to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. To achieve growth in its asset base and net income, the Company will:

 - emphasize direct ownership of commercial, multifamily and residential mortgage loans, focusing on loan sizes ranging from $1.0 million to $10.0 million. The REIT Advisor believes that loans of this size are readily available at attractive prices, support portfolio diversification and offer opportunities for the Company to implement value-added financing techniques in portfolio management activities;

 - adhere to rigorous underwriting standards developed and implemented over the last decade by the management team of the REIT Advisor;

 - seek to acquire assets that will maximize returns on invested capital within the context of balance sheet management and risk diversification considerations;

 - facilitate the acquisition of mortgage product for investment through long-standing relationships enjoyed by the management team of the REIT Advisor with national and regional mortgage bankers, life insurance companies and banks, including affiliates of the REIT Advisor;

 - utilize greater levels of leverage in its investment activities to enhance returns and cash available for distribution to shareholders;

 - provide proper incentives to the REIT Advisor and its management team so as to maximize the benefits the Company derives from its advisory arrangement with the REIT Advisor and the resources available to it through the U.S. Bancorp network;

 - capitalize on the Company's more flexible organizational structure by tapping capital sources, such as lines of credit, secured or unsecured debt, and equity financings, that cannot be accessed by the Funds; and

 - employ hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions.

    DISTRIBUTIONS

    Under the REIT provisions of the Code, the Company is required to distribute annually at least 90% of its net taxable income. See "Federal Income Tax Consequences-Requirements for Qualification as a Real Estate Investment Trust." The Company intends to make quarterly distributions to its shareholders at minimum amounts that will enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by the Company's board of directors, taking into account, in addition to the REIT requirements, the cash needs and net income of the Company, the market price for its common stock and other factors the board considers relevant.

    THE INVESTMENT ADVISORY AGREEMENT

    As a condition to the merger, the Company will enter into an investment advisory agreement (the "Advisory Agreement") with the REIT Advisor. Pursuant to the Advisory Agreement, the REIT Advisor will be responsible for the day-to-day operations of the Company and performing (or causing to be performed) such services and activities relating to the assets and operations of the Company as the REIT Advisor, subject to the direction and control of the Company's board of directors, deems appropriate.

    Pursuant to the Advisory Agreement, the services that the REIT Advisor will be responsible for providing to the Company include:

 - providing a complete program of investing and reinvesting the capital and assets of the Company in accordance with the investment objectives and policies of the Company;

 - serving as a consultant to the Company with respect to the formulation of its investment criteria and policy guidelines;

 - counseling the Company in connection with policy decisions to be made by the Company's board of directors;

 - advising the Company on borrowing and leverage strategies and guidelines;

 - representing the Company in connection with its purchase, accumulation and sale of assets and the incurrence of debt;

 - furnishing reports and statistical and economic research to the Company regarding the Company's investments and activities;

 - administering the day-to-day operations of the Company and performing or supervising the performance of necessary administrative functions;

 - communicating on behalf of the Company with its investors;

 - assisting the Company in complying with legal and regulatory requirements;

 - providing the executive and administrative personnel, office space and equipment required in rendering the foregoing services; and

 - performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Company's board of directors reasonably requests or the REIT Advisor considers appropriate.

    As compensation for these services, the REIT Advisor will receive a base management fee and a performance fee. The base management fee will equal 0.25% per annum for investment grade assets or residential mortgage-backed securities determined, in the reasonable judgment of the REIT Advisor, to be of equivalent credit quality (whether or not rated) and 1% per annum for the first $1 billion of other assets and 0.75% per annum of other assets over $1 billion, payable quarterly not later than 30 days after the end of each fiscal quarter. In addition, the REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter and (ii) 20% of the amount by which (a) the net income per share of common stock of the Company (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable Ten-Year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage). See "MANAGEMENT OF THE COMPANY--The Advisory Agreement."

THE MERGER

    THE MERGER AGREEMENT

    On March 20, 2002, the Company and each Fund entered into the Merger Agreement. If the merger is approved by shareholders of a Fund and the other conditions to the participation of that Fund in the merger are satisfied or waived, it will merge with and into the Company.

    WHAT THE SHAREHOLDERS WILL RECEIVE IN THE MERGER

    - COMPANY COMMON STOCK.

    In the merger, you will receive one share of Company common stock for each $10.00 of Fund net asset value your holdings of Fund shares represent. For this purpose, net asset value of the Funds will be calculated as of the last business day of the week immediately preceding the closing of the merger. The net asset value of each Fund will be determined under the existing net asset value policies of the Funds and will take into account the estimated expenses of the merger.

    The following table describes the aggregate net asset values and the net asset value per Fund share for each Fund as of November 30, 2001, the aggregate number of shares of Company common stock that would have been issued to shareholders of each Fund (assuming no Cash Elections and no exercise of dissenters' rights) and the number of shares of Company common stock that would have been available to be issued for each Fund share in such Fund had the merger been completed as of such date:

                               NAV--COMPANY COMMON STOCK TO BE ISSUED
----------------------------------------------------------------------------------------------------
                                                                AGGREGATE SHARES   SHARES OF COMMON
                                AGGREGATE NET  NET ASSET VALUE  OF COMMON STOCK   STOCK TO BE ISSUED
FUND                            ASSET VALUE*   PER FUND SHARE*    TO BE ISSUED      PER FUND SHARE
----                            -------------  ---------------  ----------------  ------------------
ASP                             $ 53,386,310       $12.62            5,338,631           1.262
BSP                              211,593,652        13.26           21,159,365           1.326
CSP                              265,723,985        12.45           26,572,398           1.245
SLA                              141,913,815        13.31           14,191,381           1.331

---------------------

  *  Assumes $0.05 per share of estimated transaction expenses

    Shareholders of any Fund that participate in the merger (other than those making the Cash Election or exercising dissenters' rights ) will receive Company common stock for all of their Fund shares. The Company will not issue fractional shares in the merger. Instead, the total number of shares of Company common stock that you receive in the merger will be rounded down to the nearest whole number.

    - CASH ELECTION OPTION.

    The Merger Agreement also allows you to elect to receive in the merger, in lieu of Company common stock, cash in an amount equal to the net asset value of your Fund shares on the last business day of the week immediately preceding the date of the merger, taking into account the estimated expenses of the merger (the "Cash Election"). Cash available to fund Cash Elections for shareholders in each Fund is limited to 15% of its net asset value. Excess Cash Elections in any Fund will be pro rated in accordance with the ownership interests of electing shareholders. The electing shareholders will receive Company common stock for the balance of their Fund shares.

    RECOMMENDATION OF THE FUNDS' BOARDS OF DIRECTORS AND THE SPECIAL COMMITTEE

    The board of directors of each Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Fund. Accordingly, the board of directors of each Fund has approved the merger and the Merger Agreement and has recommended that the shareholders in that Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement.

    In reaching this determination, the board of directors of each Fund considered the deliberations, findings and recommendations of a special committee of independent directors (the "Special Committee"), which was appointed by the board of directors of each Fund to make findings with respect to the merger, to consider possible alternatives to the merger, to lead the negotiations of the terms of the merger with the Fund Advisor and to report to the full board of directors of each Fund on its deliberations, findings and recommendations.

    The Special Committee, consisting of Leonard W. Kedrowski (Chair), Richard
K. Riederer and Virginia L. Stringer, met on 14 occasions since its appointment on December 5, 2001. On March 20, 2002, it reported to the full board of directors of each Fund as to its findings at which time it recommended that the board of directors and shareholders of each Fund approve the merger and the Merger Agreement. The boards of directors and the Special Committee engaged Friedman, Billings, Ramsey & Co. to act as their financial advisor (the "Financial Advisor"), Gardner, Carton & Douglas to act as their counsel, and also consulted with the Fund Advisor, and the Funds' accountants and legal counsel, and received Fairness Opinions from the Financial Advisor. See "THE MERGER--Recommendations of the Board of Directors of Each Fund and the Special Committee."

POSITIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH FUND AND THE SPECIAL COMMITTEE. In reaching their determinations, the board of directors of each Fund and the Special Committee considered that the merger provides the following benefits to the Funds and their shareholders, including:

    POTENTIAL FOR COMPANY GROWTH; ENHANCED ACCESS TO CAPITAL. Following the merger, the Company will have the potential for enhanced access to and flexibility in obtaining additional equity capital and debt financing. The Company intends to use this enhanced flexibility to grow its investment portfolio by purchasing additional mortgage and mortgage-related assets at positive yield spreads and thereby to increase its earnings and distributions to shareholders over time.

    FLEXIBLE OPERATING STRUCTURE AND DECREASED REGULATORY BURDEN. In the merger, the participating Funds will consolidate into the Company, which will not be subject to the regulatory framework of the Investment Company Act. As a result, the Company will be positioned to respond more efficiently to, and to anticipate the occurrence of, changing conditions in U.S. capital markets, thereby enhancing the Company's ability to generate higher risk-adjusted returns.

    THE OPPORTUNITY TO INCREASE BORROWINGS USED IN INVESTMENT ACTIVITIES. Unlike the Funds, the Company will not be subject to the borrowing limitations of the Investment Company Act which limits borrowings to an amount equal to one-third of an investment company's total assets. The Company will thus be in a position to increase the amount of borrowings it uses in its investment activities. The increased leverage can support a larger asset base.

    POTENTIAL FOR ENHANCED LIQUIDITY. Following the merger, the anticipated listing of the shares of Company common stock on the NYSE and the Company's potentially larger equity market capitalization and growth strategy could potentially enhance the liquidity of Company common stock held by shareholders.

    GREATER INVESTMENT DIVERSIFICATION. It is anticipated that, following the merger, the Company's portfolio of mortgage loans will be more diversified in terms of number and type of investments and risk profile than the current portfolio of any individual Fund. Such diversification may be further enhanced through the Company's acquisition of additional mortgage loans.

    THE OPPORTUNITY FOR SHAREHOLDERS TO EXCHANGE THEIR SHARES IN A TAX-DEFERRED TRANSACTION. The merger offers shareholders an opportunity to exchange their Fund shares for shares of Company common stock in a transaction expected to be tax-free for federal income tax purposes.

    THE RECEIPT OF FAIRNESS OPINIONS FROM A FINANCIAL ADVISOR. The board of directors of each Fund and the Special Committee also took into account the Financial Advisor's opinions that the consideration to be received in the merger is fair, from a financial point of view, to the shareholders of each Fund.

POTENTIAL NEGATIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH FUND AND THE SPECIAL COMMITTEE. The board of directors of each Fund and the Special Committee also considered the potentially negative factors concerning the merger, including:

    UNCERTAIN MARKET PRICE OF COMPANY COMMON STOCK AFTER THE MERGER. Prior to the merger, there will have been no public market for the Company common stock and there can be no assurance that a regular trading market for the Company common stock to be issued in the merger will develop or, if developed, that any such market will be sustained.

    VOLATILITY OF THE REIT MARKET. Historically, the trading price of shares of publicly-traded mortgage REITs has been more volatile than that of the Funds' shares.

    INCREASED LEVERAGE MAY INCREASE EXPOSURE TO LOSS. Upon completion of the merger, the Company will not be subject to the borrowing limitations of the Investment Company Act. The Company intends to be more highly leveraged than any of the Funds, thereby exposing the Company to greater risk of losses. See "RISK FACTORS--Risks Related to Operation of the Company--Leverage Increases Exposure to Loss."

    INCREASED COMPENSATION IS PAYABLE TO THE REIT ADVISOR. The Advisory Agreement provides for compensation to be paid by the Company to the REIT Advisor that is higher than the compensation currently paid by the Funds to the Fund Advisor.

    TERMINATION FEE MAY BE PAYABLE TO THE REIT ADVISOR UPON TERMINATION OR NON-RENEWAL OF THE ADVISORY AGREEMENT. The Company will be obligated to pay the REIT Advisor a termination fee in the event the Company terminates or declines to renew the Advisory Agreement, except in the case of a termination for cause. In contrast, no termination fee is due to the Fund Advisor upon termination or non-renewal of the Funds' current advisory agreements.

    SHAREHOLDERS WILL NO LONGER ENJOY CERTAIN PROTECTIONS AFFORDED BY THE INVESTMENT COMPANY ACT. The Investment Company Act provides certain protections to the shareholders of the Funds (such as the ability for a company to terminate its advisory contracts within 60 days without penalty, the limitation on leverage to one-third of assets, the severe restrictions on transactions with affiliates, the required annual approval of advisory contracts by a majority of the board of directors (including a majority of the independent directors) and the approval of the shareholders required to change investment objectives) that the Company's shareholders will not have. See "THE FUNDS--Regulatory Matters."

    BENEFITS OF MERGER MAY BE REDUCED IF LESS THAN ALL THE FUNDS PARTICIPATE IN THE MERGER. Certain of the potential benefits of the merger, such as the ability to access equity markets in the future, the liquidity of the Company's shares and the ability to achieve expected operating efficiencies, may not be available to the Company if less than all of the Funds participate in the merger.

    EXPENSES OF THE MERGER. Each Fund will bear a pro rata share of the expenses of the merger, which are estimated to be $3,000,000, whether or not the merger is consummated. The payment of such expenses will reduce the net worth of the Company following the merger.

    OTHER NEGATIVE FACTORS. The boards of directors of each Fund and the Special Committee also considered the other risks of the merger described in "RISK FACTORS" on page 26.

    In view of the wide variety of factors considered by the Special Committee and the board of directors of each Fund, the boards of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The Special Committee and the board of directors of each Fund viewed their positions and recommendations based on the totality of the information presented and considered after taking into consideration all the factors set forth above. The Special Committee and the board of directors of each Fund determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

    INTERESTS OF CERTAIN PERSONS IN THE MERGER

    When you consider the recommendation of the board of directors of each Fund that shareholders of that Fund vote in favor of the merger and the adoption of the Merger Agreement, you should be aware that one member of the board of directors of each Fund is an officer of the Fund Advisor and that the Fund Advisor may have interests in the merger that may be different from, or in addition to, your interests as shareholders. These conflicts include:

 - The new Advisory Agreement contains compensation, termination and other terms more favorable to the REIT Advisor, which is a subsidiary of the Fund Advisor, than do the current advisory agreements between the Funds and the Fund Advisor. See "COMPARISON OF RIGHTS AND INVESTMENTS--Comparison of the Advisory Agreements with the Fund Advisor and REIT Advisor" for a summary comparison of the agreements.

 - Affiliates of the REIT Advisor are expected to hold three of the seven positions on the Company's board of directors following the merger.

 - Under the Merger Agreement, for six years after the closing date of the merger, the Company will indemnify and hold harmless the Funds' present and former officers and directors for acts or omissions occurring before the close of the merger to the extent provided under the Funds' articles of incorporation, the MBCA or the Investment Company Act.

    In addition, the management team of the Fund Advisor (which participated in the structuring of and negotiations relating to the merger and relating to the Advisory Agreement on behalf of the REIT Advisor) will become the management team for the REIT Advisor upon completion of the merger. Certain members of this management team may stand to earn greater incentive compensation from the REIT Advisor than they have historically earned in their current capacities with the Fund Advisor.

    OPINIONS OF THE FINANCIAL ADVISOR

    In deciding whether to approve the merger, the board of directors of each Fund and the Special Committee retained the Financial Advisor to render opinions, each dated as of March 20, 2002 (the "Fairness Opinions"), as to the fairness of the consideration to be received by shareholders of each Fund, from a financial point of view. The Fairness Opinions, including a discussion of the assumptions and qualifications made, matters considered and limitations imposed on the review and analysis, is described in this joint proxy statement/prospectus under "THE MERGER--Opinions of the Financial Advisor." Copies of the Fairness Opinions can be found in Appendices C-1 through C-4 to this joint proxy statement/prospectus.

    THE MERGER IS A TAX-FREE REORGANIZATION

    The merger is intended to qualify as a tax-free reorganization. Ernst & Young LLP ("Ernst & Young") will provide the Funds with an opinion related to the federal income tax consequences to the Funds and the Funds' shareholders with respect to the merger. Specifically, Ernst & Young will opine that the merger will qualify as a tax-free reorganization under Section 368(a) of the Code, and that neither the Funds nor the Funds' shareholders (with the exception of those shareholders making the Cash Election or exercising their dissenters' rights) will recognize taxable gain or loss as a result of the merger. You should consult with your tax advisors regarding the tax consequences of the merger to you. See "FEDERAL INCOME TAX CONSEQUENCES."

    CONDITIONS TO COMPLETION OF THE MERGER

    Under the Merger Agreement, the completion of the merger for each Fund depends upon the satisfaction of the following conditions:

 - approval of the merger and adoption of the Merger Agreement by shareholders of that Fund representing at least a majority of its outstanding shares;

 - Funds having, in the aggregate, a net asset value of at least $200 million (net of estimated cash needed to fund payments to shareholders making a Cash Election or exercising their dissenters' rights under Minnesota law) shall have elected to participate in the merger;

 - holders of not more than 5% of the outstanding shares of that Fund shall have exercised dissenters' rights in accordance with the MBCA;

 - absence of any law or court order prohibiting that Fund's participation in the merger or otherwise preventing the consummation of the merger;

 - receipt by the Funds of an opinion from Ernst & Young to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization and stating that, commencing with its taxable year ending December 31, 2002, the Company's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

 - receipt of all other necessary governmental consents and approvals, including an exemptive order granted by the SEC (the "Exemptive Order") described under "THE MERGER--Exemptive Relief;"

 - execution and delivery of the Advisory Agreement by the REIT Advisor and the Company;

 - accuracy of the representations and warranties of each other participating Fund and the Company as of the closing date of the merger;

 - performance of the obligations of each other Fund and the Company under the Merger Agreement and receipt of an officer's certificate to that effect; and

 - receipt of consents and/or waivers necessary in connection with the merger.

    Where the law permits, each Fund (acting through its board of directors) could decide to complete the merger even though one or more conditions were not satisfied. By law, no Fund can waive:

 - the requirement that its shareholders approve the merger;

 - the requirement that it receives the Exemptive Order; and

 - the condition which requires the absence of any court order or law preventing the closing of the merger.

    Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the boards of directors of the Funds. The board of directors of each Fund has indicated that it will only waive the condition relating to the maximum percentage of shareholders of that Fund that can exercise dissenters' rights under the MBCA if doing so would not result in the initial net asset value of the participating Funds to fall below $200 million. If any of the Funds waived compliance with one or more of the other conditions and the condition was deemed material to a vote of shareholders, such Fund would have to re-solicit shareholders before closing the merger. The Funds do not intend to notify shareholders of any waiver that, in the judgment of its board of directors, does not require re-solicitation of shareholder approval.

    TERMINATION OF THE MERGER AGREEMENT

    The Funds may agree to terminate the Merger Agreement by mutual written consent at any time before completing the merger, even after shareholders have approved the Merger Agreement and the merger. In addition, the Merger Agreement may be terminated by any Fund only as to such Fund if the board of directors of such Fund determines that termination is in the best interest of the Fund and its shareholders.

    EFFECTIVE TIME OF THE MERGER

    The merger for each Fund will become effective (the "Effective Time") as provided in the Merger Agreement upon the filing of articles of merger (the "Articles of Merger") for such Fund with the Minnesota Secretary of State and upon acceptance for filing of such Articles of Merger by the Department of Assessments and Taxation of the State of Maryland. It is anticipated that the Effective Time will occur on the closing date of the merger, which is scheduled for the day following the special meeting of shareholders.

    THE SPECIAL MEETING OF SHAREHOLDERS

    This joint proxy statement/prospectus is being furnished to the shareholders of each Fund for use at the special meeting of the shareholders (the "Special Meeting") to be held collectively by the Funds or at any adjournment or postponement of the Special Meeting.

    At the Special Meeting, shareholders of each Fund will be asked to approve the merger involving its Fund and to adopt the Merger Agreement.

    RECORD DATE

    The Funds have set [            ] as the record date for determining those
shareholders who are entitled to notice of and to vote at the Special Meeting for each Fund (the "Record Date").

    QUORUM; VOTE REQUIRED

    In order for each Fund to proceed with the Special Meeting, there must be a quorum. This means that at least a majority of that Fund's shares must be represented at the Special Meeting, either in person or by proxy. All returned proxies other than broker non-votes count toward a quorum, regardless of how they are voted. An abstention will be counted as shares present at the Special Meeting in determining whether the merger has been approved. If a proxy is returned with a broker non-vote on the merger, the shareholder will not be counted as present and entitled to vote with respect to the merger. A broker "non-vote" occurs when the underlying owner of shares has not voted and the broker holding the shares does not have discretionary authority to vote on the particular matter.

    For each Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Fund is required to approve the merger and adopt the Merger Agreement. You are entitled to one vote for each Fund share held. The matters to be presented at the Special Meeting will not entitle you to cumulative voting. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" approving the merger and adopting the Merger Agreement.

    None of the Directors of any Fund own any shares of the Funds. Messrs. Wenker and Kappenman, who are officers of the Funds, each own shares of stock in the Funds and have indicated that they intend to vote in favor of the merger and the adoption of the Merger Agreement. See "Stock Ownership" regarding their beneficial ownership of the Fund's shares.

    If you hold your Fund shares in "street name" through a broker or other nominee, your broker or nominee will not be permitted to vote your Fund shares on the merger without specific instructions from you.

    VOTING PROCEDURES

    All shareholders of record may vote by mail. Shareholders of record may also vote in person at the Special Meeting or vote by proxy card, by telephone or through the internet. Beneficial owners will receive instructions from their bank, broker or other nominee describing how to vote their shares.

    Beneficial owners can vote by telephone or through the internet if those options are offered by their bank, broker or other nominee.

    VOTING BY MAIL. Shareholders of record may sign, date and mail their proxies in the enclosed postage-paid envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted "FOR" the merger.

    VOTING BY TELEPHONE. Shareholders of record may vote by using the toll-free number and following the instructions listed on the proxy card.

    VOTING THROUGH THE INTERNET. Shareholders of record may vote through the internet as instructed on the proxy card.

    REVOCATION OF YOUR PROXY

    You may revoke or change your vote at any time before the proxy is voted at the Special Meeting. You can do this either by:

     (i) notifying the Fund's secretary in writing; or

     (ii) returning a later-dated proxy; or

    (iii) voting again by telephone or through the internet at a later time.

    HOW TO ELECT THE MERGER CONSIDERATION YOU ARE TO RECEIVE

    In the merger, shareholders of each Fund participating in the merger will receive in exchange for all of their existing Fund shares newly issued shares of common stock in the Company. Shareholders may make a Cash Election and receive cash in lieu of shares of Company common stock in the merger. Cash available to fund Cash Elections for shareholders in each Fund is limited to 15% of its net asset value. Excess Cash Elections in any Fund will be pro rated in accordance the ownership interests of electing shareholders. The electing shareholders will receive Company common stock for the balance of their Fund shares.

    A Cash Election Form is enclosed with this joint proxy statement/prospectus or, if your Fund shares are held in "street name," you will receive this form from your broker, bank or other nominee.

    If you wish to elect to receive cash in lieu of shares of Company common stock in the merger, you must (i) return your properly completed Cash Election
Form to EquiServe on or before [    ] p.m., eastern time, on [            ],
2002 and (ii) if you hold your own stock certificate representing shares in a Fund, you must return that certificate along with a letter of transmittal within 20 business days of our mailing a letter of transmittal to you following the closing of the merger. EquiServe will act as exchange agent in the merger and, in that role, will process the exchange of Fund stock certificates for cash or Company common stock. Shortly after the merger, the exchange agent will allocate cash and Company common stock among the shareholders consistent with their elections and the allocation and proration procedures discussed above.

    If you do not submit a Cash Election Form, you will automatically receive Company common stock in exchange for your Fund shares.

    CONSEQUENCES IF THE MERGER IS NOT APPROVED

    If the merger for any Fund is not consummated for any reason, the Fund expects to continue to operate in its current form. There will be no change in the Fund's investment objectives, policies or restrictions. No other transaction is currently being considered by the board of directors of any Fund as an alternative to the merger, although the Funds may, from time to time, explore other alternatives.

DISSENTERS' RIGHTS

    If the merger is completed, holders of Fund shares on [            ], 2002
of any Fund that merged into the Company who did not vote "FOR" the approval of the merger and the adoption of the Merger Agreement, and who delivered a written notice of intent to demand fair value to the applicable Fund before the shareholder vote was taken, will have the right to dissent from the merger and to obtain payment for the "fair value" of their shares of the applicable Fund, plus interest, in accordance with Sections 302A.471 and 302A.473 of the MBCA. The term "fair value" means the value of shares of common stock of the applicable Fund immediately prior to the Effective Time of the merger, and the term "interest" means interest commencing five days after the Effective Time up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments, currently 2% per year. Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the conditions stated under "THE MERGER--Availability of Dissenters' Rights."

REGULATORY APPROVALS REQUIRED FOR THE MERGER

    Neither the Company nor the Funds are aware of any significant regulatory approvals required for the merger other than the Exemptive Order. See "THE MERGER--Exemptive Relief."

EXEMPTIVE RELIEF

    In order to consummate the merger, the Funds have applied for an Exemptive Order, which is an order issued by the SEC exempting the Funds from certain provisions of Section 17(a) of the Investment Company Act. Section 17(a) of the Investment Company Act generally makes it unlawful for any person affiliated with a registered investment company (or any affiliated person of such person), acting as a principal, to sell any security or other property to or purchase any security or other property from such investment company. Under the Investment Company Act, an affiliated person of an investment company (or of another person) includes persons having the power to vote 5% or more of the outstanding voting securities of the investment company (or such other person), any officer or director of the investment company (or such other person) and any investment adviser of the investment company. Accordingly, absent an exemption, the merger may be prohibited by Section 17(a) of the Investment Company Act.

    Exemptions from the provisions of Section 17(a) may be granted by the SEC pursuant to Section 17(b) of the Investment Company Act if evidence establishes that (i) the terms of the proposed transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned (ii) the proposed transaction is consistent with the policy of each registered investment company concerned, as recited in its registration statement and reports filed under the Investment Company Act and (iii) the proposed transaction is consistent with the general purposes of the Investment Company Act.

ACCOUNTING TREATMENT

    The merger will be accounted for using the purchase method of accounting in accordance with accounting principles generally accepted in the United States.

    The accounting acquirer will be the Fund participating in the merger that has the highest amount of net assets at the date of the merger since that Fund's shareholders will be allocated the largest number of shares of Company common stock.

FEES AND EXPENSES

    All costs and expenses incurred in connection with the merger (including, but not limited to, costs and expenses of preparing all necessary registration statements, proxy materials and other documents, of preparing for and attending board and committee, shareholder, planning, organizational and other meetings and costs and expenses of accountants, attorneys, financial advisors and other experts engaged in connection with the merger) shall be borne by the Funds. Such costs and expenses shall be allocated among the Funds based on their respective net asset values. However, costs and expenses incurred in connection with the legal representation of the Fund Advisor's interests with respect to the merger and related matters shall be borne by the Fund Advisor. The estimated costs and expenses related to the merger expected to be borne by the Funds are $3,000,000. See "THE MERGER--Fees and Expenses of the Merger."

COMPARATIVE RIGHTS OF SHAREHOLDERS

    The Funds are diversified, closed-end management investment companies registered under the Investment Company Act, organized as Minnesota corporations and governed by their respective articles of incorporation and bylaws, which have been adopted pursuant to the MBCA. The Company, which is organized as a Maryland corporation will be governed by its articles of incorporation and bylaws, which have been adopted pursuant to the MGCL.

    As registered management investment companies, the Funds are subject to the provisions of and the regulations under the Investment Company Act which imposes restrictions on their business and investment activities. The Company will not be registered under the Investment Company Act and will seek to qualify as a REIT for federal income tax purposes. The Company will seek to be exempt from registration as an investment company under Section 3(c)(5)(C) of the Investment Company Act. Compliance with this exemption and the Company's proposed qualification as a REIT will impose restrictions on the business and investment activities of the Company. These restrictions are different in some important respects from those applicable to the Funds. See "COMPARISON OF RIGHTS AND INVESTMENTS."

    The following highlight certain areas where differences exist between the Funds and the Company:

    CLASSIFICATION OF BOARD OF DIRECTORS. The Funds do not have classified boards of directors, and each director serves for a one-year term. Under the articles of incorporation of the Company, the Company has a classified board of directors with three separate classes in which the directors serve staggered three-year terms.

    REMOVAL OF DIRECTORS. Shareholders representing a majority of a Fund's outstanding shares may elect to remove a director with or without cause. The Company's bylaws provide for removal of a director with or without cause, but require the affirmative vote of shareholders representing at least two-thirds of the shares outstanding.

    SHAREHOLDER VOTING REQUIREMENTS. The articles of incorporation of each Fund require a vote of at least two-thirds of the shares outstanding to convert the Funds from closed-end to open-end investment companies. The Company's articles of incorporation require a vote of at least two-thirds of the shares oustanding to approve amendments to certain provisions of the articles of incorporation or to amend the bylaws.

    BORROWING LIMITATIONS. Unlike the Funds, the Company will not be subject to the borrowing limitations of the Investment Company Act which limits borrowings to an amount equal to one-third of an investment company's total assets. The Company's borrowing policy is currently expected to be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities.

    REGULATORY DIFFERENCES. There are substantial regulatory differences between the Funds, which are diversified, closed-end management investment companies registered under the Investment Company Act, and the Company, which will be a REIT for tax purposes.

    TAX STATUS. In contrast to the Funds, the Company will be treated as a REIT.

    ADVISORY AGREEMENT. The fees payable by the Company to the REIT Advisor under the Advisory Agreement will be higher than those currently payable by the Funds to the Fund Advisor. Also, the Company may have to pay a termination fee to the REIT Advisor under certain circumstances if the Advisory Agreement is terminated without cause or is not renewed by the Company.

    AFFILIATE TRANSACTIONS. Because the Company will not be a registered investment company under the Investment Company Act, it will be able to engage in transactions with affiliates that would be prohibited by the Investment Company Act for the Funds.

    ACCOUNTING MATTERS. The difference in the regulatory framework of the Company compared to the Funds and the change in the advisory fee structure will impact the accounting methods, financial condition, results of operation and liquidity of the Company compared to the Funds.

STOCK PRICE AND DIVIDEND INFORMATION

    The Funds' shares currently trade on the NYSE under the symbols ASP, BSP, CSP and SLA. The shares of BSP, CSP and SLA are also traded on the Chicago Stock Exchange. The following table presents the last reported sale price for each Fund's shares on March 20, 2002, the last trading day before the announcement of
the signing of the Merger Agreement, and on [            ], 2002, the last
trading day before the printing of this joint proxy statement/prospectus. The Funds typically have distributed dividends on a monthly basis.

                                     SHARE PRICE
                  --------------------------------------------------
                         BEFORE JOINT         BEFORE ANNOUNCEMENT OF
NAME OF THE FUND  PROXY STATEMENT/PROSPECTUS     MERGER AGREEMENT
----------------  --------------------------  ----------------------
      ASP                                             $12.73
      BSP                                              13.29
      CSP                                              12.12
      SLA                                              13.83

IF YOU REQUIRE FURTHER INFORMATION

    If you have more questions about the merger or would like additional copies of this joint proxy statement/prospectus, you should contact:

Call Center Department         -or-          EquiServe
800 Nicollet Mall                            150 Royall Street
Minneapolis, MN 55402                        Canton, MA 02021
(800) 677-3683                               (800) -

                       SUMMARY HISTORICAL FINANCIAL DATA

    The following summary historical financial data of ASP and SLA is derived from the financial statements of the ASP and SLA as of and for each of the three years in the period ended November 30, 2001, which were audited by Ernst & Young, independent auditors. The following summary historical financial data of BSP and CSP is derived from the financial statements of BSP and CSP as of and for each of the three years in the period ended May 31, 2001, which were audited by Ernst & Young, independent auditors, and the unaudited financial statements as of and for the six months ended November 30, 2001. The information presented for BSP and CSP for the interim periods is unaudited but, in the opinion of BSP's and CSP's management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial data for the interim periods. The results for the interim periods presented are not necessarily indicative of the results for a full year. The data should be read in conjunction with the financial statements, related notes and other financial information included (incorporated by reference) herein.

                 AMERICAN STRATEGIC INCOME PORTFOLIO INC. (ASP)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      YEAR ENDED NOVEMBER 30,
                                     -------------------------
                                      2001     2000     1999
                                     -------  -------  -------

STATEMENT OF OPERATIONS DATA:
  Investment income, before
    interest expense                 $ 5,872  $ 6,069  $ 6,972
  Interest expense                       727    1,219    1,382
  Investment management fees             343      321      370
  Other expenses                         377      481      521
  Net investment income                4,424    4,047    4,698
  Net realized gain on investments       450     (964)      77

  Net change in unrealized gain
    (loss) on investments                116    1,652   (2,991)

  Net increase in net assets
    resulting from operations          4,991    4,734    1,784

PER SHARE DATA:
  Net investment income                 1.05     0.97     1.00
  Net realized and unrealized gains
    (losses) on investments             0.13     0.15    (0.62)
  Net increase in net asset value
    resulting from operations           1.18     1.12     0.38

  Cash dividends paid                   1.06     0.96     1.01

BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans                      35,047   42,586   64,223
  Other securities                    40,029   21,422   14,568
  Total assets                        75,563   64,789   79,538
  Reverse repurchase agreements
    payable                           21,952   11,705   21,125
  Net assets                          53,427   52,910   58,054
  Net asset value per share            12.63    12.51    12.35
  Per-share market value               12.79    11.19    11.44

                       SUMMARY HISTORICAL FINANCIAL DATA

               AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II (BSP)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED MAY 31,
                                  SIX MONTHS ENDED    -------------------------------------------
                                 NOVEMBER 30, 2001        2001           2000           1999
                                --------------------  -------------  -------------  -------------
                                    (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
  Investment income, before
    interest expense                  $ 11,317          $ 23,577       $ 24,650       $ 25,742
  Interest expense                       1,135             4,346          5,092          4,082
  Investment management fees               665             1,284          1,295          1,445
  Other expenses                           497             1,091          1,238          1,304
  Net investment income                  9,020            16,856         17,025         18,911
  Net realized gain on
    investments                          3,360               110         (1,692)           767

  Net change on unrealized
    gain (loss) on investments            (287)           13,119         (9,525)        (4,169)

  Net increase in net assets
    resulting from operations           12,093            30,085          5,808         15,508

PER SHARE DATA:
  Net investment income                   0.56              1.06           1.02           1.06
  Net realized and unrealized
    gains (losses) on
    investments                           0.20              0.83          (0.68)         (0.19)
  Net increase in net asset
    value resulting from
    operations                            0.76              1.89           0.34           0.87

  Cash dividends paid                     0.56              1.03           1.06           1.02

BALANCE SHEET DATA (END OF
  PERIOD):
  Mortgage loans                       165,701           193,356        194,602        244,440
  Other securities                      82,148            74,188         66,822         86,926
  Total assets                         249,799           278,610        263,831        334,495
  Reverse repurchase
    agreements payable                  37,500            69,749         66,711        103,925
  Net assets                           211,557           208,439        194,759        229,843
  Net asset value per share              13.26             13.06          12.20          12.92
  Per-share market value                 12.85             12.30          11.00          11.94

                       SUMMARY HISTORICAL FINANCIAL DATA

              AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III (CSP)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED MAY 31,
                                  SIX MONTHS ENDED    -------------------------------------------
                                 NOVEMBER 30, 2001        2001           2000           1999
                                --------------------  -------------  -------------  -------------
                                    (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
  Investment income, before
    interest expense                  $ 14,177          $ 30,620       $ 31,838       $ 35,211
  Interest expense                       1,398             5,859          6,285          6,570
  Investment management fees               842             1,612          1,703          1,888
  Other expenses                           600             1,385          1,538          1,667
  Net investment income                 11,338            21,764         22,311         25,086
  Net realized gain on
    investments                          3,447               773         (4,347)         2,450

  Net change in unrealized
    gain (loss) on investments             (41)           14,216         (7,398)        (8,322)

  Net increase in net assets
    resulting from operations           14,744            36,754         10,567         19,214

PER SHARE DATA:
  Net investment income                   0.53              1.02           1.00           1.05
  Net realized and unrealized
    gains (losses) on
    investments                           0.16              0.70          (0.53)         (0.24)
  Net increase in net asset
    value resulting from
    operations                            0.69              1.72           0.47           0.81

  Cash dividends paid                     0.52              1.02           1.05           1.02

BALANCE SHEET DATA (END OF
  PERIOD):
  Mortgage loans                       273,654           249,702        271,291        328,105
  Other securities                      83,146            67,060         50,697         91,101
  Total assets                         360,049           336,934        325,296        424,581
  Reverse repurchase
    agreements payable                  91,699            72,407         75,596        131,725
  Net assets                           267,667           264,074        249,144        292,059
  Net asset value per share              12.54             12.37          11.67          12.25
  Per-share market value                 12.34             11.88          10.56          11.88

                       SUMMARY HISTORICAL FINANCIAL DATA

                      AMERICAN SELECT PORTFOLIO INC. (SLA)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       YEAR ENDED NOVEMBER 30,
                                     ----------------------------
                                       2001      2000      1999
                                     --------  --------  --------

STATEMENT OF OPERATIONS DATA:
  Investment income, before
    interest expense                 $ 16,323  $ 15,538  $ 17,090
  Interest expense                      2,822     3,249     3,331
  Investment management fees              710       676       766
  Other expenses                          726       856       917
  Net investment income                12,065    10,754    12,076
  Net realized gain on investments        196       276        41

  Net change in unrealized gain
    (loss) on investments               4,723     1,780    (3,224)

  Net increase in net assets
    resulting from operations          16,984    12,810     8,893

PER SHARE DATA:
  Net investment income                  1.13      1.01      1.02
  Net realized and unrealized gains
    (losses) on investments              0.47      0.18     (0.26)
  Net increase in net asset value
    resulting from operations            1.60      1.19      0.76

  Cash dividends paid                    1.07      1.01      1.05

BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans                      139,443   140,847   156,836
  Other securities                     49,464    40,547    43,380
  Total assets                        190,268   182,935   201,959
  Reverse repurchase agreements
    payable                            47,365    45,586    50,975
  Net assets                          142,617   137,042   150,097
  Net asset value per share             13.38     12.85     12.67
  Per-share market value                13.54     11.50     11.69

                        SUMMARY PRO FORMA FINANCIAL DATA

    To assist the Funds' shareholders in analyzing the merger, two presentations of pro forma financial information have been prepared to show the impact of the merger based upon two possible merger scenarios. The first presentation of pro forma financial information assumes all four Funds approve and participate in the merger (referred to as Maximum Participation). The second presentation assumes a combination of the two Funds whose combined net assets exceed the minimum net asset requirement to effect the merger by the smallest margin (referred to as Minimum Participation). The rationale for including the Maximum and Minimum Participation pro forma information is to provide the range of possible outcomes to potential investors.

    The following summary pro forma financial data as of and for the year ended November 30, 2001 is derived from the pro forma financial statements of the Company and the Funds (in the case of the Maximum Participation scenario) and from the pro forma financial statements of the Company and ASP and BSP (in the case of the Minimum Participation scenario). The data should be read in conjunction with the unaudited pro forma financial information and related notes included herein.

                    AMERICAN REAL ESTATE FINANCE CORPORATION
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          MAXIMUM PARTICIPATION  MINIMUM PARTICIPATION
                                                SCENARIO               SCENARIO
                                               YEAR ENDED             YEAR ENDED
                                            NOVEMBER 30, 2001      NOVEMBER 30, 2001
                                          ---------------------  ---------------------
STATEMENT OF OPERATIONS DATA:
  Total income                                  $ 66,536               $ 25,620
  Interest expense                                13,744                  4,991
  Investment management fees                       7,299                  2,591
  Other expenses                                   2,479                  1,500

  Net realized gain on investments                 3,104                  1,543
  Net income                                      46,118                 18,081
  Net income per share                              0.81                   0.81

BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans, net of allowance               613,845                200,748
  Available-for-sale securities                  237,620                111,337
  Total assets                                   872,679                322,362
  Borrowings                                     101,290                 39,748
  Shareholders' equity                           570,978                222,236
  Book value per common share                         10                     10

                      COMPARATIVE FEES AND EXPENSE TABLES

    The following tables allow you to compare the various fees and expenses incurred by the Funds for the year ended November 30, 2001 with the pro forma fees and expenses of the Company after giving effect to the merger. The first pro forma column in the table assumes Maximum Participation. The second pro forma column assumes Minimum Participation. Both pro forma columns reflect the estimated fees and expenses of the Company assuming such Funds merged into the Company on December 1, 2001.


                         THE FUNDS                                              THE COMPANY PRO FORMA
               ANNUAL FUND OPERATING EXPENSES                             ANNUAL COMPANY OPERATING EXPENSES
          (AS A PERCENTAGE OF AVERAGE NET ASSETS)                      (AS A PERCENTAGE OF AVERAGE NET ASSETS)
Investment Management Fees
                                                                 Maximum Participation         Minimum Participation
American Strategic Income Portfolio                0.64%                 1.30%                         1.18%
American Strategic Income Portfolio II              0.63%
American Strategic Income Portfolio III             0.63%
American Select Portfolio                          0.50%
Performance Fees(1)
                                                                Maximum Participation(2)      Minimum Participation(2)
American Strategic Income Portfolio                  NA                  0.00%                         0.00%
American Strategic Income Portfolio II                NA
American Strategic Income Portfolio III               NA
American Select Portfolio                            NA
Interest Payments on Borrowed Funds
                                                                 Maximum Participation         Minimum Participation
American Strategic Income Portfolio                1.36%                 2.44%                         2.27%
American Strategic Income Portfolio II              1.47%
American Strategic Income Portfolio III             1.55%
American Select Portfolio                          2.00%
Other Expenses(3)
                                                                 Maximum Participation         Minimum Participation
American Strategic Income Portfolio                0.70%                 0.44%                         0.68%
American Strategic Income Portfolio II              0.50%
American Strategic Income Portfolio III             0.49%
American Select Portfolio                          0.52%
Total Fees and Expenses
                                                                 Maximum Participation         Minimum Participation
American Strategic Income Portfolio                2.70%                 4.18%                         4.14%
American Strategic Income Portfolio II              2.60%
American Strategic Income Portfolio III             2.67%
American Select Portfolio                          3.02%

(1)  The Fund Advisor is not entitled to receive a performance fee.
(2) The REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of the Company (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable Ten-Year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage). No performance fee would have been payable under either pro forma presentation.
(3) "Other expenses" of the Funds are based on fees and expenses incurred by the Funds for the year ended November 30, 2001 and other expenses of the Company are based on pro forma fees and expenses of the Company after giving effect to the merger. Other expenses include for both the Funds and the Company, among other things, mortgage servicing fees, provisions for credit losses, administration fees, registration fees, shareholder reporting expenses, transfer agent fees, custody fees, audit and legal fees and fees of the independent directors.

                                  RISK FACTORS

    Before you decide how to vote on the merger, you should be aware that there are various risks involved in the merger. In addition to the other information included in this joint proxy statement/ prospectus, you should carefully consider the following material risks related to the merger and an investment in the Company.

RISKS RELATING TO THE MERGER

UNCERTAIN MARKET PRICE OF COMPANY COMMON STOCK AFTER THE MERGER.

    Prior to the merger, there will have been no public market for the Company common stock and there can be no assurance that a regular trading market for the Company common stock to be issued in the merger will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, a shareholder may be unable to liquidate his or her investment in the Company. There can be no assurance that the per share price at which the Company common stock trades in the public market after the merger will not be lower than the net asset value of the Company or the prices at which the Funds currently trade.

    The market price of Company common stock will likely fluctuate in response to a number of factors:

    - the markets' perception of the Company and its ability to generate distributions;

    - the size of the Company in terms of assets and market capitalization;

    - changes in long-term and short-term interest rates; and

    - conditions of the mortgage investment and stock markets.

THE PARTIES NEGOTIATING THE TERMS OF THE MERGER PROPOSAL HAVE CONFLICTS OF INTEREST.

    When you consider the recommendation of the board of directors of each Fund that shareholders of that Fund vote in favor of the merger and the adoption of the Merger Agreement, you should be aware that one member of the board of directors of each Fund is an officer of the Fund Advisor and that the Fund Advisor may have interests in the merger that may be different from, or in addition to, your interests as shareholders. These conflicts include:

     - The new Advisory Agreement contains compensation, termination and other terms more favorable to the REIT Advisor, which is a subsidiary of the Fund Advisor, than do the current advisory agreements between the Funds and the Fund Advisor. See "COMPARISON OF RIGHTS AND INVESTMENTS--Comparison of the Advisory Agreements with the Fund Advisor and REIT Advisor" for a summary comparison of the agreements.

     - Affiliates of the REIT Advisor are expected to hold three of the seven positions on the Company's board of directors following the merger.

     - Under the Merger Agreement, for six years after the closing date of the merger, the Company will indemnify and hold harmless the Funds' present and former officers and directors for acts or omissions occurring before the closing of the merger to the extent provided under a Fund's articles of incorporation, the MBCA or the Investment Company Act.

    In addition, the management team of the Fund Advisor (which participated in the structuring of and negotiations relating to the merger and relating to the Advisory Agreement on behalf of the REIT Advisor) will become the management team for the REIT Advisor upon completion of the merger. Certain members of this management team may stand to earn greater incentive compensation from the REIT Advisor than they have historically earned in their current capacities with the Fund Advisor.

CHANGES IN THE NATURE OF THE INVESTMENT HELD BY INVESTORS.

    Fund shareholders who become Company shareholders will have fundamentally changed the nature of their investments and their rights will be different from their current rights as shareholders in their respective Funds. These changes may entail greater risks and may have an adverse effect on the quality of the investments held by shareholders. This may affect the frequency and amount of dividends distributed to shareholders, the market value of the shares, the Company's regulatory and disclosure obligations, the Company's exposure to interest rate fluctuations and the types and degree of leverage of the Company. Additionally, a number of changes will occur as a result of the merger that will affect the financial condition and results of operations of the Company, including changes to the current status of the Funds' accounting basis, financial statements, fiscal year-end, distribution requirements and capital loss carry-overs. See "COMPARATIVE MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE FUNDS AND THE COMPANY."

THE COMPANY MAY HAVE TO SELL ASSETS OR INCUR ADDITIONAL INDEBTEDNESS TO FUND CASH PAYMENTS TO SHAREHOLDERS IN THE MERGER.

    The Merger Agreement provides shareholders of each Fund with the option to receive in the merger, in lieu of shares of Company common stock, cash for their Fund shares. This option is limited to a maximum of 15% of the shares in each Fund. In addition, shareholders properly exercising their statutory dissenters' rights will be entitled to a cash payment from the Company. The Company anticipates that it will fund such cash payments through additional borrowings. The use of borrowed funds to fund cash payments to shareholders in the merger will reduce the funds otherwise available for investment and hedging activities, which may reduce Company net income and cash available for distributions to shareholders over time.

FAILURE TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF THE COMPANY COMMON STOCK.

    The Special Committee and the board of directors of each Fund believes that the merger may result in enhanced access to capital, potential increase in distributions, the opportunity to increase borrowings used in investment activities, increased operating and capital flexibility, greater risk diversification, potential for enhanced liquidity, operating efficiencies and decreased regulatory burden. While the Special Committee and the board of directors of each Fund believe the merger will produce these benefits, it is possible that the anticipated benefits of the merger may not be realized. This could reduce the market price for the Company common stock, making an investment in the Company less attractive compared to an investment in any of the Funds.

THE COSTS OF THE MERGER WILL BE PAID BY THE FUNDS EVEN IF THE MERGER IS NOT COMPLETED.

    Each Fund will bear a pro rata share of the expenses of the merger, which are estimated to be $3,000,000, whether or not the merger is consummated and whether or not the particular Fund participates in the merger. The payment of such expenses will reduce the net worth of the Company following the merger. Amounts used to pay such expenses would otherwise be available for investment in additional mortgage-related assets or for distribution to shareholders by the Funds.

THE INITIAL SIZE OF THE COMPANY IS UNCERTAIN.

    Shareholders are being asked to vote on the merger even though the initial size and asset mix of the Company is uncertain. The actual initial size will depend upon which Funds participate in the merger, the number of shareholders making the Cash Election and the number of holders exercising dissenters' rights. A smaller Company in terms of net assets may negatively impact the Company's ability to access equity markets in the future, the liquidity of the Company's shares and the ability to achieve expected operating efficiencies. As of March 15, 2002, the net asset values of the Funds were approximately as follows:

    - ASP--$53 million;

    - BSP--$210 million;

    - CSP--$266 million; and

    - SLA--$142 million.

    The Company's initial size will not be less than $200 million because it is a condition to the merger that Funds having, in the aggregate, a net asset value of at least $200 million (net of estimated cash needed to fund payments to shareholders making the Cash Election or exercising dissenters' rights under Minnesota law) shall have elected to participate in the merger.

IF A FUND'S SHAREHOLDERS FAIL TO APPROVE THE MERGER OR A FUND OTHERWISE FAILS TO PARTICIPATE IN THE MERGER, AND THE MERGER IS CONSUMMATED, THE NON-PARTICIPATING FUND MAY FACE SIGNIFICANT OPERATING AND ADMINISTRATIVE CHALLENGES.

    The Funds that do not participate in the merger will continue with their businesses. It is possible, however, that the non-participating Funds will encounter significant operating and administrative challenges in the continuation of their respective businesses, including the following:

    - The management team of the Fund Advisor also will serve as the management team for the REIT Advisor; and

    - The Funds will be subject to possible further contraction through future tender offers that may decrease shareholders' liquidity and the Funds' investment flexibility.

REIT OWNERSHIP LIMIT COULD REQUIRE SHAREHOLDERS OF THE FUNDS TO SELL SHARES PRIOR TO THE MERGER.

    For the Company to maintain its qualification as a REIT under the Code, no more than 50% in value of the outstanding Company stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). To ensure that the Company will not fail to qualify as a REIT, the Company's articles of incorporation, subject to certain exceptions, limit direct and indirect ownership of stock of the Company by any person to no more than 9.8% of the number of shares of common stock or of any series of preferred stock outstanding (the "Ownership Limit"). Thus, shareholders of the Funds that would receive a number of shares in excess of this Ownership Limit in the merger may be required to sell their Fund shares prior to the merger. If any shareholder becomes a shareholder of the Company in violation of the Ownership Limit, the excess shares held would be subject to the provisions of the articles of incorporation relating to Ownership Limit violations, which have the effect of depriving the excess shares of voting rights and the right to receive regular dividends and subjecting the excess shares to repurchase by the Company, or a forced sale in the market.

RISKS RELATED TO PAYMENT OF DISTRIBUTIONS

POSSIBLE LOWER DISTRIBUTIONS.

    Under the REIT provisions of the Code, the Company is required to distribute annually at least 90% of its taxable income. The Company intends to make quarterly distributions to its shareholders at minimum amounts that will enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by the Company's board of directors, taking into account, in addition to the REIT requirements, the cash needs and taxable income of the Company, the market price of its common stock, and other factors the board considers relevant. It is possible that the amount of the Company's taxable income (and therefore its dividends) will be lower following the merger than the dividends historically paid by the Funds.

LESS FREQUENT PAYMENT OF DISTRIBUTIONS.

    The Funds currently pay distributions to shareholders on a monthly basis. Following the merger, the Company intends to pay quarterly distributions to its shareholders. As a result, shareholders will have to adjust to less frequent payments of distributions.

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RISKS RELATED TO OPERATION OF THE COMPANY

MORTGAGE LOANS AND OTHER INVESTMENTS POSE RISK OF LOSS.

    Upon completion of the merger, the Company will succeed to all of the assets held by the Funds that elect to participate in the merger. These assets are expected to consist principally of mortgages secured by multifamily and commercial properties and, to a lesser extent, U.S. agency and private label mortgage-backed securities. The Company intends to invest in many of the same types of assets and to grow its portfolio of mortgages and mortgage-related assets over time. As a result, the Company will be subject to the risks relating to the ownership of mortgage loans and other mortgage-related assets discussed in the paragraphs below.

    - BORROWER DEFAULTS COULD REDUCE THE VALUE OF THE COMPANY'S ASSETS AND CASH AVAILABLE FOR DISTRIBUTION TO SHAREHOLDERS. While holding mortgage loans, the Company will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. If a borrower default occurs, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. Loan foreclosures will cause the Company to incur costs and often involve delays and there is no assurance that the subsequent sale of the collateral will produce an amount equal to the unpaid principal balance of the loan, accrued but unpaid interest and all foreclosure expenses, in which case the Company would suffer a loss. Defaults in the Company's portfolio will reduce the value of that portfolio and the amount of cash available for distribution to shareholders.

    - CHANGES IN INTEREST RATES COULD REDUCE THE VALUE OF THE COMPANY'S ASSETS. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of the Company. When interest rates decline, the value of a portfolio invested in fixed rate mortgages can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested in fixed rate mortgages can be expected to decline. The impact of interest rate changes on either the fair value of the Company's assets or the market price of the Company common stock cannot be predicted due to the characteristics of the mortgages and mortgage-related assets in which the Company expects to invest and the various hedging techniques that can be employed by the Company.

    - DECLINE IN MARKET VALUE OF ASSETS COULD LIMIT THE COMPANY'S BORROWING CAPACITY. The Company's leveraging strategy will be designed to increase the size of its portfolio of mortgage loans and mortgage-backed securities by borrowing against its existing mortgage loans and mortgage-backed securities. Since the Company will secure the borrowings with pledges of its assets, a decline in the market value of its assets could limit the Company's ability to borrow or require the Company to sell assets, possibly at losses under adverse market conditions, in order to maintain liquidity and comply with its investment policies.

    - THE COMPANY MAY EXPERIENCE LOSSES ON CERTAIN MORTGAGE-BACKED SECURITIES. While the Company expects that a substantial majority of its mortgage-backed securities investments will be made in U.S. agency mortgage-backed securities, the Company may include in its portfolio privately issued mortgage securities backed by pools of mortgage loans, which are typically not guaranteed by the U.S. government or any agency of the U.S. government. Although such mortgage-backed securities generally are structured with one or more types of credit enhancement and are investment grade or of equivalent credit quality, any losses due to borrower defaults on any of the underlying mortgage loans, bankruptcies, fraud or special hazard losses, in excess of certain insurance limits, would be the responsibility of the Company. Any such losses will reduce the value of the Company's assets and the amount of cash available for distribution to shareholders.

    - VOLATILITY OF VALUES OF MORTGAGED PROPERTIES MAY AFFECT ADVERSELY THE COMPANY'S MORTGAGE LOANS. The value of the Company's mortgage loans will depend in part on the value of the real properties

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      securing such loans. Commercial and multifamily property values and net operating income derived from these properties are subject to volatility and may be affected adversely by a number of factors, including:

     - national, regional and local economic conditions;

     - local real estate conditions (such as an oversupply of housing or commercial space);

     - changes or continued weakness in specific industry segments;

     - perceptions by prospective tenants of the safety, attractiveness, construction quality, age and design of the property;

     - the willingness and ability of the property's owner to provide capable management and adequate maintenance;

     - demographic factors; and

     - increases in operating expenses (such as energy or insurance costs).

    In the event that the value of real properties collateralizing the Company's mortgage loans decreases, the market value of the Company's mortgage loans could decline, which could limit the Company's ability to borrow or require the Company to sell assets, possibly at losses under adverse market conditions, in order to maintain liquidity and comply with its investment policies.

POSSIBLE ENVIRONMENTAL LIABILITIES MAY RESULT IF THE COMPANY ACQUIRES INTERESTS IN PROPERTIES.

    The Company may become subject to environmental risks if, in connection with a foreclosure of a mortgage loan, it acquires a property with material environmental problems. Such environmental risks include the risk that operating costs and values of these assets may be adversely affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Such laws often impose liability regardless of whether the owner or operator knows of, or was responsible for, the presence of such hazardous or toxic substances. The costs of investigation, remediation or removal of hazardous substances could exceed the value of the property. The Company's income and ability to make distributions to its shareholders could be affected adversely by an environmental liability existing on a property so acquired by the Company.

INVESTMENTS MAY BE ILLIQUID AND THEIR VALUE MAY DECREASE.

    Many of the Company's assets are and will be relatively illiquid. Thus, the ability of the Company to vary its portfolio in response to changes in economic and other conditions may be relatively limited. This could result in depreciation in the value of the Company's assets.

LEVERAGE INCREASES EXPOSURE TO LOSS.

    - THE COMPANY WILL BE MORE HIGHLY LEVERAGED THAN ANY OF THE FUNDS. As diversified, closed-end management investment companies, the Funds are subject to the provisions of the Investment Company Act which limit borrowings to an amount equal to one-third of their total assets. Consistent with these provisions, the Funds have used borrowings in their investment strategies. As of November 30, 2001, the Funds had aggregate total borrowings of approximately $198,515,000, which represented 22.67% of their aggregate total assets. Approximately $84,954,000 of these borrowings have a fixed interest rate of 4.65% and mature on April 17, 2003. Approximately $113,561,000 of these borrowings bear interest at a floating rate having a weighted average interest rate of 2.76% as of November, 2001. The Funds' borrowings consist of short-term reverse repurchase agreements and whole loan revolving credit facility agreements.

      Upon completion of the merger, the Company will succeed to the borrowings then held by the Funds. However, unlike the Funds, the Company will not be subject to the borrowing limitations of the Investment Company Act and the Company's borrowing policy will be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with

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
      regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. The Company will thus be more highly leveraged than any of the Funds.

    - HIGHER LEVELS OF LEVERAGE EXPOSE THE COMPANY TO GREATER RISK OF LOSSES. Leverage can reduce the net income available for distributions to shareholders. If interest income on assets purchased with borrowed funds fails to cover the cost of the borrowings, the Company will experience net interest losses and may experience net losses and erosion or elimination of its equity. The anticipated greater use of leverage by the Company compared to the Funds makes the possibility of losses more likely.

    - INTEREST RATE MISMATCH COULD OCCUR BETWEEN ASSET YIELDS AND BORROWING RATES RESULTING IN DECREASED YIELD. The Company's operating results will depend in large part on differences between the income from its assets (net of credit losses) and its borrowing costs. The Company intends to fund a substantial portion of its assets with borrowings which have interest rates that reset relatively frequently, such as monthly or quarterly. The Company anticipates that, in most cases, the income from its assets will respond more slowly to interest rate fluctuations than the cost of its borrowings, creating a potential mismatch between asset yields and borrowing rates. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence the Company's net income. Increases in these rates will tend to decrease the Company's net income and fair value of the Company's net assets. Interest rate fluctuations resulting in the Company's interest expense exceeding interest income would result in the Company incurring operating losses.

    - UNAVAILABILITY OF BORROWINGS COULD ADVERSELY AFFECT THE COMPANY.The ability of the Company to achieve its investment objectives depends to a significant extent on its ability to borrow funds in sufficient amounts and on sufficiently favorable terms to earn incremental returns. The Company may not be able to achieve the degree of leverage it believes to be optimal due to decreases in the proportion of the value of its assets that it can borrow against, decreases in the fair value of the Company's assets, increases in interest rates, changes in the availability of financing in the market, conditions in the lending market and other factors. This may cause the Company to experience losses or to earn smaller profits than would otherwise be the case.

HEDGING STRATEGIES MAY NOT ELIMINATE INTEREST RATE RISK.

    The Company intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These hedging strategies will be consistent with the current strategies employed by the Funds, and the Company will develop and utilize other strategies as appropriate and consistent with its qualification as a REIT. These hedging transactions may include interest rate or currency swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments.

    Developing an effective hedging strategy is complex and no strategy can completely insulate the Company from risks associated with interest rate changes and prepayments. In addition, hedging typically involves costs, including transaction costs, which increase dramatically as the period covered by the hedge increases and which also increase during periods of rising or volatile interest rates. The Company may increase its hedging activity, and thus increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased.

    Hedging devices and mortgage instruments are complex and can produce volatile results. Accordingly, there can be no assurance that the Company's hedging strategy will have the desired beneficial impact on the Company's earnings, financial condition and the resulting dividend yield on its common stock. Instead, such hedging strategies may have an adverse effect on the Company's net income and cash available for distribution to shareholders.

SIGNIFICANT COMPETITION MAY ADVERSELY AFFECT THE COMPANY'S ABILITY TO ACQUIRE ASSETS.

    The Company's net income depends, in large part, on the Company's ability to acquire mortgage loans and other mortgage-related assets at favorable spreads over the Company's borrowing costs. In

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acquiring mortgage loans and other mortgage-related assets, the Company competes with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. Many of the Company's competitors may be significantly larger than the Company, have access to greater capital and other resources and may have other advantages over the Company. In addition to existing companies, other companies may be organized for purposes similar to that of the Company. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of the common stock of the Company. In addition, adverse publicity affecting this sector of the capital markets or significant operating failures of competitors may adversely affect the market price of the Company's common stock.

DEPENDENCE ON THE REIT ADVISOR AND KEY PERSONNEL.

    After the merger is complete, the current management team of the Fund Advisor will serve as the management team for the REIT Advisor. The Company will be heavily dependent for the selection, structuring and monitoring of its mortgage assets and associated borrowings on the diligence and skill of the management team of the REIT Advisor. While the Company believes that the REIT Advisor could find replacements for its key executives, the loss of their services could have an adverse effect on the operations of the REIT Advisor and the Company.

PAYMENT UPON TERMINATION OF ADVISORY AGREEMENT.

    The Company may, at its option, terminate, or decline to renew the term of, the Advisory Agreement with or without cause at any time upon 60 days' written notice with the approval of two-thirds of the board of directors (including at least a majority of the Independent Directors). In the event the Company terminates or declines to renew the Advisory Agreement (other than for cause), the Company is obligated to pay the REIT Advisor a termination or non-renewal fee which shall equal 5% of, for the first two years following the initial date of the Advisory Agreement, and 2% of, thereafter, the net equity of the Company, calculated as of the fiscal year-end immediately prior to the termination or non-renewal, as the case may be, in accordance with accounting principles generally accepted in the United States.

CONFLICTS OF INTEREST OF THE REIT ADVISOR MAY RESULT IN DECISIONS THAT DO NOT FULLY REFLECT SHAREHOLDERS' BEST INTERESTS.

    The Company is subject to conflicts of interest involving the REIT Advisor. The executive officers and certain of the directors of the Company will be directors, officers and employees of the REIT Advisor. A majority of the board of directors of the Company, however, will consist of Independent Directors. See "Parties Negotiating the Terms of the Merger Proposal have Conflicts of Interest" above addressing the conflicts arising from the affiliations of the Company's officers and directors.

    - THE COMPANY MAY FACILITATE THE ACQUISITION OF MORTGAGE LOANS, MORTGAGE ASSETS AND OTHER MORTGAGE-RELATED ASSETS THROUGH AFFILIATES OF THE REIT ADVISOR. The REIT Advisor will seek to locate, and facilitate in the acquisition of, mortgage product for investment by the Company through a variety of sources. These sources include national and regional mortgage bankers, life insurance companies and banks. In addition, unlike the Funds, the Company will be permitted to acquire product from affiliates of USBAM, which will potentially include its parent company, U.S. Bancorp, and its affiliate, U.S. Bancorp Piper Jaffray. Although such investments will be subject to review by the Independent Directors, it is anticipated that the Independent Directors will rely primarily on information provided by the REIT Advisor in reviewing such transactions. Because the REIT Advisor is a wholly-owned subsidiary of USBAM, which is a wholly-owned subsidiary of U.S. Bancorp, there is a risk that U.S. Bancorp will be able to exert influence over these investment decisions.

    - THE REIT ADVISOR WILL EARN GREATER BASE MANAGEMENT FEES AS THE COMPANY INCREASES IN SIZE. As compensation for its services, the REIT Advisor will receive a base management fee and a performance fee. The base management fee shall be based on the Company's assets and shall equal 0.25% per annum for investment grade assets or residential mortgage-backed securities

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      determined in the reasonable judgment of the REIT Advisor to be of equivalent credit quality (whether or not rated) and 1% per annum for the first $1 billion of non-investment grade assets and 0.75% of non-investment grade assets over $1 billion, payable quarterly not later than 30 days after the end of each fiscal quarter. The structure of the base management fee may encourage the REIT Advisor to increase leverage so as to increase the size of the Company's asset base and thus the size of the base management fee.

    - THE INCENTIVE COMPENSATION PAYABLE TO THE REIT ADVISOR IS STRUCTURED TO REWARD INCOME MAXIMIZATION. In addition to the base management fee, the REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of the Company (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable Ten-Year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage). The structure of the incentive fee may encourage the REIT Advisor to maximize net income of the Company at the expense of other investment considerations, such as the preservation of capital.

    - THE REIT ADVISOR MAY ENGAGE IN OTHER BUSINESS ACTIVITIES. The Advisory Agreement between the Company and the REIT Advisor does not limit or restrict the right of the REIT Advisor or affiliates to engage in any business or render services of any kind to any other person. The REIT Advisor, however, intends to devote substantially all of its time to the management of the Company.

THE LIABILITY OF THE REIT ADVISOR IS LIMITED.

    INDEMNIFICATION The Company has agreed to indemnify the REIT Advisor and its equity owners, officers, managers, employees, agents, associates and controlling persons (and the equity owners, officers, managers, employees and agents of such persons) against any liabilities and expenses incurred in connection with any action or proceeding involving such person by reason of such person's service in any of the foregoing capacities. The Company also agrees that such persons shall not have any liability to the Company or its shareholders for any error of judgment, mistake of law, loss arising out of any investment, or act or omission in performing its obligations under the Advisory Agreement. The Company will not provide such indemnification or relive such person of liability if the liability arises as a result of such person's willful misfeasance, bad faith, gross negligence, reckless disregard of the duties involved in the conduct of its position or any material breach of the terms of the Advisory Agreement (unless such breach arises solely from the REIT Advisory's good faith reliance upon the advice of outside professionals).

TAX RISKS RELATED TO OPERATION OF THE COMPANY.

    - FAILURE TO MAINTAIN REIT STATUS WOULD HAVE ADVERSE TAX CONSEQUENCES. In order to maintain its qualification as a REIT for federal income tax purposes, the Company must continually satisfy certain tests with respect to the sources of its income, the nature of its assets, the amount of its distributions to shareholders and the ownership of its stock. If the Company fails to qualify as a REIT in any taxable year (and is not entitled to relief from such failure to qualify), it would be taxed as a regular domestic corporation. In that event, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's shareholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to the Company's shareholders, which in turn could have an adverse effect on the value of, and trading price for, the Company's common stock. In addition, the disqualification of the Company as a REIT for any one year would disqualify the Company from being treated as a REIT for its four subsequent taxable years following the taxable year in which such qualification is lost.

                                       33
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    - QUALIFICATION AS A REIT MAY RESTRICT HEDGING. The Code may limit the ability of the Company to hedge its assets and the related Company borrowings. Under the Code, the Company must limit its income in each year from hedging transactions qualifying under Section 856(c)(5)(g) (together with any other income generated from other than qualifying real estate assets) to 25% or less of the Company's gross income. As a result, the Company may have to limit its use of certain hedging techniques that might otherwise be advantageous. Any limitation on the Company's use of hedging techniques may result in greater interest rate risk. If the Company were to receive income from such hedging transactions and qualifying real estate assets in excess of the 25% limitation, it could incur payment of a penalty tax equal to the amount of income in excess of those limitations, multiplied by a fraction intended to reflect its profitability or in the case of a willful violation, loss of REIT status for federal tax purposes.

    - QUALIFICATION AS A REIT MAY LIMIT OPERATING FLEXIBILITY. The Company must also ensure that at the end of each fiscal quarter at least 75% of the value of its assets consists of cash, cash equivalents, government securities and qualifying real estate assets, and of the investments in securities not included in the foregoing, the Company does not hold more than 10% of the outstanding securities (by vote or value) of any one issuer (other than qualified REIT subsidiaries, taxable REIT subsidiaries and with respect to the 10% value test, certain "straight debt" securities), no more than 5% by value of the Company's assets consist of the securities of any one issuer (other than qualified REIT subsidiaries or taxable REIT subsidiaries) and no more than 20% by value of the Company's assets consists of securities of one or more "taxable REIT subsidiaries." Failure to comply with any of the foregoing tests as a result of the acquisition of additional assets would require the Company to dispose of a portion of its assets within 30 days after the end of the fiscal quarter or face loss of REIT status and related adverse tax consequences.

    - REIT DISTRIBUTION REQUIREMENTS COULD REQUIRE UNFAVORABLE ACTIONS. The Company must generally distribute at least 90% of its taxable income each year. The Company's operations may from time to time generate taxable income in excess of cash flows. For example, subordinated mortgage-backed securities often are originally issued at a discount to their redemption price, which discount is generally equal to the difference between an obligation's issue price and its redemption price ("OID"). Mezzanine loans also may be deemed to have OID for federal income tax purposes. OID generally will be accrued using a constant yield methodology that does not allow credit losses to be reflected until they are actually incurred. The Company will generally be required to recognize as income each year the portion of the OID that accrues during that year, which will increase the amount that the Company must distribute for that year in order to avoid a corporate-level income tax, and to avoid potential disqualification as a REIT, notwithstanding that there may be no corresponding contemporaneous receipt of cash by the Company. However, to the extent the OID that accrues during a taxable year (along with certain other specified types of non-cash income) exceeds 5% of the Company's taxable income (without regard to the dividends paid deduction or any net capital gain), the Company will not be required to distribute such amounts to avoid potential disqualification as a REIT. In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, mortgage loans and mortgage-backed securities that are "market discount bonds" (I.E., obligations with an adjusted issue price that is greater than the Company's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as specifically defined in the U.S. Department of the Treasury Regulations) to a mortgage loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Consequently, the Company's investment activities could have the effect of requiring the Company to incur borrowings or to liquidate a portion of its portfolio at rates or times that the Company regards as unfavorable in order to distribute at least 90% of its taxable

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      income and thereby avoid corporate-level income tax on the distributed portion and to maintain its qualification as a REIT.

    - TAX LAW APPLICABLE TO REITS COULD CHANGE. The rules dealing with federal income taxation are constantly under review by the IRS, the U.S. Department of the Treasury and Congress. New federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or regulations could be adopted, all of which could adversely affect the taxation of the Company or its shareholders, possibly with retroactive effect. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Company or its shareholders.

GENERAL RISK FACTORS

POTENTIAL FUTURE OFFERINGS COULD DILUTE THE INTEREST OF HOLDERS OF COMPANY COMMON STOCK.

    The Company expects in the future to increase its capital resources by making additional offerings of equity and debt securities, including classes of preferred stock, common stock, commercial paper, medium-term notes, CMOs and senior or subordinated notes. All debt securities and other borrowings, as well as all classes of preferred stock, will be senior to the common stock in a liquidation of the Company. The effect of additional equity offerings may be the dilution of the equity of shareholders of the Company or the reduction of the price of shares of the Company's common stock, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

FAILURE TO MAINTAIN EXEMPTION FROM THE INVESTMENT COMPANY ACT WOULD RESTRICT THE COMPANY'S OPERATING FLEXIBILITY.

    The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the SEC, in order to qualify for this exemption, the Company must, among other things, maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate and an additional 25% of its assets in real estate-related assets. In addition, unless certain mortgage-backed securities represent all the certificates issued with respect to an underlying pool of mortgage loans, such securities may be treated as securities separate from the underlying mortgage loans and thus may not qualify as qualifying interests in real estate for purposes of the 55% requirement. The Company's ownership of many mortgage-backed securities, therefore, will be limited by the provisions of the Investment Company Act. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on the Company.

POTENTIAL LIMITS ON CHANGE OF CONTROL.

    - CERTAIN PROVISIONS OF THE COMPANY'S ORGANIZATIONAL DOCUMENTS.Certain provisions of the Company's articles of incorporation and bylaws may delay, defer or prevent a tender offer, proxy contest or other takeover attempt involving the Company. These provisions include:

     - the availability of shares of preferred stock for issuance from time to time at the discretion of the board of directors;

     - prohibitions against shareholders acting by written consent in lieu of a meeting other than by the unanimous written consent of the shareholders;

     - the classification of the board of directors into three classes, each of which will serve for staggered three-year periods; and

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     - directors may only be removed by shareholders representing at least two-thirds of the outstanding shares entitled to vote in the election of directors.

    - POTENTIAL EFFECTS OF THE OWNERSHIP LIMIT. As detailed above, the Company's articles of incorporation establishes the Ownership Limit. The Company's board, upon receipt of a ruling from the IRS, an opinion of counsel or other evidence satisfactory to the Company's board and upon such other conditions as the board may establish, may exempt a proposed transferee from the Ownership Limit. However, the board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of Company common stock in excess of the Ownership Limit would result in the termination of the Company's status as a REIT. The foregoing restrictions on transferability and ownership will continue to apply until two-thirds of the board of directors, including at least a majority of the Independent Directors, determines that it is no longer in the best interests of the Company to continue to qualify as a REIT. The Ownership Limit may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the common stock or otherwise be in the best interests of the shareholders.

    - POTENTIAL EFFECTS OF CLASSIFIED BOARD OF DIRECTORS. The Company's board of directors is divided into three classes. The initial terms of the Class I, Class II and Class III directors will expire in 2003, 2004 and 2005, respectively. Beginning in 2003, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the shareholders. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might involve a premium price for the common stock or otherwise be in the best interests of the shareholders.

    - POTENTIAL EFFECTS OF ISSUANCE OF ADDITIONAL SHARES. The Company's articles of incorporation authorize the board of directors to (i) cause the Company to issue additional authorized but unissued preferred or common stock and
      (ii) classify or reclassify any unissued common or preferred stock and to set the preferences, rights and other terms of such classified or reclassified shares. Although the board of directors has no such intention to do so at the present time, it could establish a class or series of shares that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the common stock or otherwise be in the best interest of the shareholders. The articles of incorporation and bylaws of the Company also contain other provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might otherwise be in the best interest of the shareholders.

    - MARYLAND BUSINESS COMBINATION STATUTE. The MGCL establishes special requirements for "business combinations" between a Maryland corporation and "interested shareholders" unless exemptions are applicable. An interested shareholder is any person who beneficially owns 10% or more of the voting power of the Company's then outstanding voting stock. Among other things, the law prohibits for a period of five years, a merger and other similar transactions between the Company and an interested shareholder unless the board of directors approves the transaction prior to the party becoming an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. The law also requires payment of a fair price to shareholders to be determined as set forth in the statute or a supermajority shareholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

     - 80% of the votes entitled to be cast by holders of outstanding voting shares voting together as a single voting group; and

     - 66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder with whom the business combination is to be effected.

       The effects of these provisions of the MGCL may be to delay, defer or prevent a transaction or change of control of the Company that might involve a premium price for common stock or otherwise be in the best interests of shareholders.

    - MARYLAND CONTROL SHARE ACQUISITION STATUTE. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a shareholder vote. Two-thirds of the shares other than the "control shares" must vote in favor of granting the "control shares" voting rights. "Control shares" are shares of stock that taken together with all other shares of stock the acquiror previously acquired, would entitle the acquiror to exercise at least 10% of the voting power in electing directors. Control shares do not include shares of stock that the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel the board of directors to call a special meeting of shareholders to be held within 50 days to consider the voting rights of the shares. If such a person makes no request for a meeting, the Company has the option to present the question at any shareholders' meeting.

      The effects of these provisions of the MGCL may be to delay, defer or prevent a transaction or change of control of the Company that might involve a premium price for common stock or otherwise be in the best interests of shareholders.

                                   THE FUNDS

    Each Fund is organized as a Minnesota corporation and is registered under the Investment Company Act as a diversified, closed-end management investment company. The following sections set forth certain additional information about each Fund. You also can obtain more information about the Funds from the documents that have been incorporated by reference into this joint proxy statement/prospectus, as described above in "WHERE YOU CAN FIND MORE INFORMATION." In addition, selected financial information for each of the Funds is set forth below in "SELECTED HISTORICAL FINANCIAL DATA."

    Certain historical performance information for the Funds is set forth in the sections that follow. You should recognize that the Funds' historical performance is not indicative of their future performance, or of the Company's future performance if the merger is completed. As described elsewhere in this joint proxy statement/prospectus, if the merger is completed, the Company is expected to operate differently than the Funds.

ASP

    GENERAL. ASP's investment objective is to provide a high level of current income, with a secondary objective to seek capital appreciation. Its primary investments are mortgage-related assets that directly or indirectly represent a participation in or are secured by and payable from mortgage loans. ASP may also invest in asset-backed securities, U.S. government securities, corporate debt securities, municipal obligations, unregistered securities and mortgage servicing rights. ASP borrows through the use of reverse repurchase agreements.

    At November 30, 2001, ASP had total assets of approximately $75,563,000; outstanding reverse repurchase agreements payable of approximately $21,951,000 (equal to 29.1% of total assets); and net assets of approximately $53,427,000. At that date, ASP's portfolio composition, as a percentage of total assets, was as follows:

U.S. agency mortgage-backed securities............  39%
Commercial loans..................................  27%
Multifamily loans.................................  14%
Private fixed rate mortgage-backed securities.....   9%
Single-family loans...............................   5%
Short-term securities.............................   4%
Preferred stock...................................   1%
Other assets......................................   1%

   At November 30, 2001, the whole mortgage loans held by ASP were secured by properties located in 32 states. At that date, properties located in Minnesota secured 14% of these loans by principal balance, properties located in California secured 13% and properties located in Texas secured 10%. No other state accounted for 10% or more of such loans.

    At November 30, 2001, none of the commercial loans or multifamily loans held by ASP were delinquent. At that date, 94.9% by principal balance of the single-family loans held by ASP were current; 5.1% were delinquent by 30 to 59 days; and none were delinquent by 60 or more days.

    ASP commenced operations on December 27, 1991. Its common stock is listed on the NYSE under the symbol "ASP."

    MANAGEMENT AND ADMINISTRATION. The Fund Advisor acts as investment advisor to ASP and furnishes related office facilities, equipment, research and personnel. Under the related investment advisory agreement between ASP and the Fund Advisor, for these services ASP pays the Fund Advisor a monthly investment management fee in an amount equal to 0.01667% of ASP's average weekly net assets (approximately 0.2% on an annual basis) and 4.50% of the daily gross income accrued by ASP during the month (I.E., investment income, including amortization of discount and premium, other than gains from the sale of securities or gains from options and futures contracts less interest on money borrowed by ASP); provided, that in the aggregate, the monthly investment management fee shall not exceed 1/12th of 0.725% of ASP's average weekly net assets during the month (approximately 0.725% on an annual basis). For the year ended November 30, 2001, the effective investment management fee incurred by ASP was 0.64%.

    John G. Wenker, Russell J. Kappenman and Chris Neuharth are the existing members of the management team of the Fund Advisor that act as portfolio managers for ASP. Their biographies are set forth below under "MANAGEMENT OF THE COMPANY--The Board of Directors and Executive Officers of the Company."

    U.S. Bank National Association, the immediate parent company of the Fund Advisor, provides administrative services, including certain legal and shareholder services, to ASP. For these services, ASP pays U.S. Bank National Association a monthly fee in an amount equal to an annualized rate of 0.25% of ASP's average weekly net assets. U.S. Bank National Association also acts as custodian for ASP's assets, for which it was paid approximately $14,000 by ASP during the year ended November 30, 2001.

    ASP also pays fees and expenses to unaffiliated third parties for mortgage loan servicing, printing and mailing of shareholder materials, SEC registration and reporting, transfer agency services, legal and auditing services, insurance and other miscellaneous expenses. During the year ended November 30, 2001, ASP's total expense ratio (including amounts paid to the Fund Advisor and its affiliates for investment advisory, administration and custodian services as described above, but excluding interest expense) equaled 1.34% of its average weekly net assets.

    HISTORICAL NAV-BASED PERFORMANCE. The following table sets forth ASP's average annualized total returns, based on net asset value ("NAV"), for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in ASP's net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Net asset value-based performance is used to measure investment management results, and does not reflect changes in the discount or premium to net asset value at which ASP's common stock has traded in the open market during the periods presented.

               NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR ASP

ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (12/27/91)
   11/30/01         11/30/01        THROUGH 11/30/01
--------------  ----------------  --------------------
    9.85%               8.13%                8.30%

   HISTORICAL MARKET PRICE-BASED PERFORMANCE. The following table sets forth ASP's average annualized total returns, based on changes in its market price, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in ASP's market price, assume reinvestment of all distributions, and reflect sales charges on initial purchases.

          MARKET PRICE-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR ASP

ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (12/27/91)
   11/30/01         11/30/01        THROUGH 11/30/01
--------------  ----------------  --------------------
    24.73%             12.18%                8.24%

   HISTORICAL MARKET DISCOUNTS TO NAV. Since its inception, ASP's common stock has frequently traded at a discount to its net asset value. The following table sets forth the average discount to net asset value at which ASP's stock has traded during each full calendar year since its inception:

                AVERAGE ANNUAL TRADING DISCOUNTS TO NAV FOR ASP

           AVERAGE TRADING
CALENDAR  PREMIUM (DISCOUNT)
  YEAR          TO NAV
--------  ------------------
  1992               8.09%
  1993               2.95%
  1994              -4.08%
  1995              -4.09%
  1996             -13.82%
  1997             -10.05%
  1998              -8.72%
  1999              -8.07%
  2000             -10.00%
  2001              -4.16%

   On March 20, 2002, the last trading day before the announcement of the signing of the Merger Agreement, ASP's last reported sale price on the NYSE was $12.73 which represented a premium of 2.50% to ASP's net asset value per share.
On             , 2002,the last trading day before the printing of this joint proxy statement/prospectus, ASP's last reported sale price on the NYSE
($        ) represented a [discount] [premium] of    % to ASP's net asset value
per share.

BSP

    GENERAL. BSP's investment objective is to provide a high level of current income, with a secondary objective to seek capital appreciation. Its primary investments are mortgage-related assets that directly or indirectly represent a participation in or are secured by and payable from mortgage loans. BSP may also invest in asset-backed securities, U.S. government securities, corporate debt securities, municipal obligations, unregistered securities and mortgage servicing rights. BSP borrows through the use of reverse repurchase agreements.

    At November 30, 2001, BSP had total assets of approximately $249,799,000; outstanding reverse repurchase agreements payable of approximately $37,500,000 (equal to 15.0% of total assets); and net assets of approximately $211,557,000. At that date, BSP's portfolio composition, as a percentage of total assets, was as follows:

Multifamily loans.................................  37%
Commercial loans..................................  29%
U.S. agency mortgage-backed securities............  16%
Private fixed rate mortgage-backed securities.....  13%
Short-term securities.............................   3%
Single-family loans...............................   1%
Other assets......................................   1%
Preferred stock...................................   0%

   At November 30, 2001, the whole mortgage loans held by BSP were secured by properties located in 31 states. At that date, properties located in Texas, Minnesota and California secured 28%, 14% and 11%, respectively, of these loans by principal balance, with no other state accounting for 10% or more of such loans.

    At November 30, 2001, none of the commercial loans or multifamily loans held by BSP were delinquent. At that date, 90.4% by principal balance of the single-family loans held by BSP were current; 3.8% were delinquent by 30 to 59 days; none were delinquent by more than 60 and less than 120 days; and 5.8% were delinquent by 120 or more days.

    BSP commenced operations on July 30, 1992. Its common stock is listed on the NYSE and the Chicago Stock Exchange under the symbol "BSP."

    MANAGEMENT AND ADMINISTRATION. The Fund Advisor acts as investment advisor to BSP and furnishes related office facilities, equipment, research and personnel. The investment advisory agreement between BSP and the Fund Advisor is substantially similar to that between ASP and the Fund Advisor, as described above. For the six months ended November 30, 2001, the effective investment management fee incurred by BSP was 0.63%.

    John G. Wenker, Russell J. Kappenman and Chris Neuharth are the existing members of the management team of the Fund Advisor that act as portfolio managers for BSP. Their biographies are set forth below under "MANAGEMENT OF THE COMPANY--The Board of Directors and Executive Officers of the Company."

    U.S. Bank National Association, the immediate parent company of the Fund Advisor, provides administrative services, including certain legal and shareholder services, to BSP on terms similar to those provided to ASP, as described above. U.S. Bank National Association also acts as custodian for BSP's assets, for which it was paid approximately $20,000 by BSP during the six months ended November 30, 2001.

    BSP also pays fees and expenses to unaffiliated third parties for mortgage loan servicing, printing and mailing of shareholder materials, SEC registration and reporting, transfer agency services, legal and auditing services, insurance and other miscellaneous expenses. During the six months ended November 30, 2001, BSP's total expense ratio (including amounts paid to the Fund Advisor and its affiliates for investment advisory, administration and custodian services as described above, but excluding interest expense) on an annualized basis equaled 1.10% of its average weekly net assets.

    HISTORICAL NAV-BASED PERFORMANCE. The following table sets forth BSP's average annualized total returns, based on net asset value, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in BSP's net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Net asset value-based performance is used to measure investment management results, and does not reflect changes in the discount or premium to net asset value at which BSP's common stock has traded in the open market during the periods presented.

               NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR BSP

ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (7/30/92)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    12.42%              8.98%               8.28%

   HISTORICAL MARKET PRICE-BASED PERFORMANCE. The following table sets forth BSP's average annualized total returns, based on changes in its market price, for the one-year, five-year, and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in BSP's market price, assume reinvestment of all distributions, and reflect sales charges on initial purchases.

          MARKET PRICE-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR BSP

ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (7/30/92)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    21.21%             12.59%               7.91%

   HISTORICAL MARKET DISCOUNTS TO NAV. Since its inception, BSP's common stock has frequently traded at a discount to its net asset value. The following table sets forth the average discount to net asset value at which BSP's stock has traded during each full calendar year since its inception:

                AVERAGE ANNUAL TRADING DISCOUNTS TO NAV FOR BSP

           AVERAGE TRADING
CALENDAR  PREMIUM (DISCOUNT)
  YEAR          TO NAV
--------  ------------------
  1993               6.01%
  1994              -2.26%
  1995             -12.43%
  1996             -15.76%
  1997             -10.65%
  1998              -9.26%
  1999              -8.80%
  2000              -9.94%
  2001              -5.51%

   On March 20, 2002, the last trading day before the announcement of the signing of the Merger Agreement, BSP's last reported sale price on the NYSE was $13.29 which represented a premium of 0.99% to BSP's net asset value per share.
On             , 2002, the last trading day before the printing of this joint proxy statement/prospectus, BSP's last reported sale price on the NYSE
($        ) represented a [discount] [premium] of    % to BSP's net asset value
per share.

CSP
    GENERAL. CSP's investment objective is to provide a high level of current income, with a secondary objective to seek capital appreciation. Its primary investments are mortgage-related assets that directly or indirectly represent a participation in or are secured by and payable from mortgage loans. CSP may also invest in asset-backed securities, U.S. government securities, corporate debt securities, municipal obligations, unregistered securities and mortgage servicing rights. CSP borrows through the use of reverse repurchase agreements.

    At November 30, 2001, CSP had total assets of approximately $360,049,000; outstanding reverse repurchase agreements payable of approximately $91,699,000 (equal to 25.5% of total assets); and net assets of approximately $267,667,000. At that date, CSP's portfolio composition, as a percentage of total assets, was as follows:

Multifamily loans.................................  52%
Commercial loans..................................  24%
Private fixed rate mortgage-backed securities.....  12%
U.S. agency mortgage-backed securities............  10%
Other assets......................................   1%
Short-term securities.............................   1%
Preferred stock...................................   0%
Single-family loans...............................   0%

   At November 30, 2001, the whole mortgage loans held by CSP were secured by properties located in 16 states. At that date, properties located in Texas, Arizona, California and Nevada secured 28%, 12%, 10% and 10%, respectively, of these loans by principal balance, with no other state accounting for 10% or more of such loans.

    At November 30, 2001, none of the commercial loans or multifamily loans held by CSP were delinquent. At that date, CSP held no single-family loans.

    CSP commenced operations on March 25, 1993. Its common stock is listed on the NYSE and the Chicago Stock Exchange under the symbol "CSP."

    MANAGEMENT AND ADMINISTRATION. The Fund Advisor acts as investment advisor to CSP and furnishes related office facilities, equipment, research and personnel. The investment advisory agreement between CSP and the Fund Advisor is substantially similar to that between ASP and the Fund Advisor, as described above. For the six months ended November 30, 2001, the effective investment management fee incurred by CSP was 0.62%.

    John G. Wenker, Russell J. Kappenman and Chris Neuharth are the existing members of the management team of the Fund Advisor that act as portfolio managers for CSP. Their biographies are set forth below under "MANAGEMENT OF THE COMPANY--The Board of Directors and Executive Officers of the Company."

    U.S. Bank National Association, the immediate parent company of the Fund Advisor, provides administrative services, including certain legal and shareholder services, to CSP on terms similar to those provided to ASP, as described above. U.S. Bank National Association also acts as custodian for CSP's assets, for which it was paid approximately $26,000 by CSP during the six months ended November 30, 2001.

    CSP also pays fees and expenses to unaffiliated third parties for mortgage loan servicing, printing and mailing of shareholder materials, SEC registration and reporting, transfer agency services, legal and auditing services, insurance and other miscellaneous expenses. During the six months ended November 30, 2001, CSP's total expense ratio (including amounts paid to the Fund Advisor and its affiliates for investment advisory, administration and custodian services as described above, but excluding interest expense) on an annualized basis equaled 1.08% of its average weekly net assets.

    HISTORICAL NAV-BASED PERFORMANCE. The following table sets forth CSP's average annualized total returns, based on net asset value, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in CSP's net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Net asset value-based performance is used to measure investment management results, and does not reflect changes in the discount or premium to net asset value at which CSP's common stock has traded in the open market during the periods presented.

               NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR CSP

ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (3/25/93)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    12.21%              9.18%               7.72%

   HISTORICAL MARKET PRICE-BASED PERFORMANCE. The following table sets forth CSP's average annualized total returns, based on changes in its market price, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in CSP's market price, assume reinvestment of all distributions and reflect sales charges on initial purchases.

          MARKET PRICE-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR CSP

ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (3/25/93)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    19.63%             12.76%               7.45%

   HISTORICAL MARKET DISCOUNTS TO NAV. Since its inception, CSP's common stock has frequently traded at a discount to its net asset value. The following table sets forth the average discount to net asset value at which CSP's stock has traded during each full calendar year since its inception:

                AVERAGE ANNUAL TRADING DISCOUNTS TO NAV FOR CSP

           AVERAGE TRADING
CALENDAR  PREMIUM (DISCOUNT)
  YEAR          TO NAV
--------  ------------------
  1993               4.91%
  1994              -3.30%
  1995             -11.17%
  1996             -14.81%
  1997              -9.00%
  1998              -6.94%
  1999              -6.59%
  2000              -8.91%
  2001              -4.37%

   On March 20, 2002, the last trading day before the announcement of the signing of the Merger Agreement, CSP's last reported sale price on the NYSE was $12.12 which represented a discount of 2.49% to CSP's net asset value per share.
On             , 2002, the last trading day before the printing of this joint proxy statement/prospectus, CSP's last reported sale price on the NYSE
($        ) represented a [discount] [premium] of    % to CSP's net asset value
per share.

SLA

    GENERAL. SLA's investment objective is to provide a high level of current income, with a secondary objective to seek capital appreciation. Its primary investments are mortgage-related assets that directly or indirectly represent a participation in or are secured by and payable from mortgage loans. SLA may also invest in asset-backed securities, U.S. government securities, corporate debt securities, municipal obligations, unregistered securities and mortgage servicing rights. SLA borrows through the use of reverse repurchase agreements.

    At November 30, 2001, SLA had total assets of approximately $190,268,000; outstanding reverse repurchase agreements payable of approximately $47,365,000 (equal to 24.9% of total assets); and net assets of approximately $142,617,000. At that date, SLA's portfolio composition, as a percentage of total assets, was as follows:

Multifamily loans.................................  48%
Commercial loans..................................  24%
U.S. agency mortgage-backed securities............  15%
Private fixed rate mortgage-backed securities.....   9%
Short-term securities.............................   2%
Preferred stock...................................   1%
Other assets......................................   1%
Single-family loans...............................   0%

   At November 30, 2001, the whole mortgage loans held by SLA were secured by properties located in 17 states. At that date, properties located in Texas, Oklahoma, Arizona and Minnesota secured 28%, 14% 11% and 11%, respectively, of these loans by principal balance, with no other state accounting for 10% or more of such loans.

    At November 30, 2001, none of the commercial loans or multifamily loans held by SLA were delinquent. At that date, SLA held no single-family loans.

    SLA commenced operations on September 21, 1993. Its common stock is listed on the NYSE and the Chicago Stock Exchange under the symbol "SLA."

    MANAGEMENT AND ADMINISTRATION. The Fund Advisor acts as investment advisor to SLA and furnishes related office facilities, equipment, research and personnel. Pursuant to the advisory agreement between SLA and the Fund Advisor, SLA pays the Fund Advisor a monthly investment management fee for these services in an amount equal to an annualized rate of 0.50% of SLA's average weekly net assets.

    John G. Wenker, Russell J. Kappenman and Chris Neuharth are the existing members of the management team of the Fund Advisor that act as portfolio managers for SLA. Their biographies are set forth below under "MANAGEMENT OF THE COMPANY--The Board of Directors and Executive Officers of the Company."

    U.S. Bank National Association, the immediate parent company of the Fund Advisor, provides administrative services, including certain legal and shareholder services, to SLA on terms similar to those provided to ASP, as described above. U.S. Bank National Association also acts as custodian for SLA's assets, for which it was paid approximately $34,000 by SLA during the year ended November 30, 2001.

    SLA also pays fees and expenses to unaffiliated third parties for mortgage loan servicing, printing and mailing of shareholder materials, SEC registration and reporting, transfer agency services, legal and auditing services, insurance and other miscellaneous expenses. During the year ended November 30, 2001, SLA's total expense ratio (including amounts paid to the Fund Advisor and its affiliates for investment advisory, administration and custodian services as described above, but excluding interest expense) equaled 1.02% of its average weekly net assets.

    HISTORICAL NAV-BASED PERFORMANCE. The following table sets forth SLA's average annualized total returns, based on net asset value, for the one-year, five-year and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in SLA's net asset value, assuming all distributions were reinvested, and do not reflect sales charges. Net asset value-based performance is used to measure investment management results, and does not reflect changes in the discount or premium to net asset value at which SLA's common stock has traded in the open market during the periods presented.

               NAV-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR SLA

ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (9/21/93)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    12.83%              9.71%               8.02%

   HISTORICAL MARKET PRICE-BASED PERFORMANCE. The following table sets forth SLA's average annualized total returns, based on changes in its market price, for the one-year, five-year, and since-inception periods ended November 30, 2001. The figures set forth in the table are based on the change in SLA's market price, assume reinvestment of all distributions, and reflect sales charges on initial purchases.

          MARKET PRICE-BASED AVERAGE ANNUALIZED TOTAL RETURNS FOR SLA

ONE YEAR ENDED  FIVE YEARS ENDED  INCEPTION (9/21/93)
   11/30/01         11/30/01       THROUGH 11/30/01
--------------  ----------------  -------------------
    28.22%             13.91%               8.17%

   HISTORICAL MARKET DISCOUNTS TO NAV. Since its inception, SLA's common stock has frequently traded at a discount to its net asset value. The following table sets forth the average discount to net asset value at which SLA's stock has traded during each full calendar year since its inception:

                AVERAGE ANNUAL TRADING DISCOUNTS TO NAV FOR SLA

           AVERAGE TRADING
CALENDAR  PREMIUM (DISCOUNT)
  YEAR          TO NAV
--------  ------------------
  1994              -9.77%
  1995             -11.97%
  1996             -14.86%
  1997              -9.48%
  1998              -7.72%
  1999              -7.81%
  2000              -9.73%
  2001              -5.57%

   On March 20, 2002, the last trading day before the announcement of the signing of the Merger Agreement, SLA's last reported sale price on the NYSE was $13.83 which represented a premium of 3.98% to SLA's net asset value per share.
On             , 2002, the last trading day before the printing of this joint proxy statement/prospectus, SLA's last reported sale price on the NYSE
($        ) represented a [discount] [premium] of    % to SLA's net asset value
per share.

DIRECTORS AND OFFICERS

    The same individuals serve as the directors and the officers of each of the Funds. No current director of the Funds serves or is expected to serve as a director or officer of the Company. One current director of the Funds is deemed to be an "interested person" of the Fund Advisor and the REIT Advisor by virtue of his employment by U.S. Bancorp and his ownership of U.S. Bancorp common stock.

    The following officers of the Funds serve or are expected to serve in the capacities indicated with the Company:

  NAME                           OFFICE HELD WITH FUNDS              OFFICE TO BE HELD WITH THE COMPANY
  ----                  ----------------------------------------  ----------------------------------------
  John G. Wenker        Senior Vice President                     Director, President and Chief Executive
                                                                  Officer
  Robert H. Nelson      Treasurer                                 Chief Financial Officer
  Russell J. Kappenman                                            Executive Vice President, Director of
                        Vice President and Assistant Treasurer    Investments
  William T. Nimmo      Vice President                            Senior Vice President

  Julene R. Melquist    Vice President                            Senior Vice President

VALUATION OF CERTAIN OF THE FUNDS' ASSETS

    Each Fund's investments in whole loans (single-family, multifamily, and commercial), participation mortgages, and mortgage servicing rights are generally not traded in any organized market; therefore, market quotations for these assets are not readily available. These types of investments represent a substantial portion of each Fund's investment portfolio.

    These investments are valued at "fair value" according to procedures adopted by the Funds' boards of directors. Pursuant to these procedures, whole loan investments are initially valued at cost and their values are subsequently monitored and adjusted pursuant to the Fund Advisor's pricing model designed to incorporate, among other things, the present value of the projected stream of cash flows on such investments. The pricing model takes into account a number of relevant factors, including:

    - the projected rate of prepayments;

    - the delinquency profile;

    - the historical payment record;

    - the expected yield at purchase;

    - changes in prevailing interest rates; and

    - changes in the real or perceived liquidity of whole loans, participation mortgages or mortgage servicing rights, as the case may be.

    The results of the pricing model may be further subject to price ceilings due to the illiquid nature of the loans.

    Changes in prevailing interest rates, real or perceived liquidity, yield spreads and credit worthiness are factored into the pricing model each week. Certain mortgage loan information is received on a monthly basis and includes, but is not limited to, the projected rate of prepayments, projected rate and severity of defaults, the delinquency profile and the historical payment record. Valuations of whole loans are determined no less frequently than weekly.

REGULATORY MATTERS

    As regulated management investment companies under the Investment Company Act, the Funds' shareholders are afforded certain regulatory protections. If the merger is approved, the Company will not be regulated under the Investment Company Act and, thus, its shareholders will not be afforded the following regulatory protections:

    - INDEPENDENT BOARD OF DIRECTORS. Section 10(a) of the Investment Company Act provides that no more than 60% of the board members may be "interested persons" of the investment company as defined in Section 2(a)(19) of the Investment Company Act.

      Section 16(a) of the Investment Company Act requires an investment company's initial board of directors to be elected by the shareholders at an annual or special meeting. In the event that less than a majority of the directors then holding office were elected by shareholders,
      Section 16(a) requires that the board of directors hold a meeting of shareholders to fill vacancies on the board within 60 days.

    - APPROVAL OF INVESTMENT ADVISORY AND SERVICE CONTRACTS. Section 16(a) of the Investment Company Act makes it unlawful for any registered investment company to enter into, renew or perform any investment advisory or principal underwriting contract unless the terms of such contract and any renewal thereof are approved by a vote of the majority of independent directors, after consideration of such information as may be reasonably necessary to evaluate the terms of any such contract.

    - SELECTION OF ACCOUNTANTS AND AUDITOR. Section 32(a) of the Investment Company Act makes it unlawful for any registered investment company to file with the SEC any financial statement signed or certified by an independent public accountant unless, among other things: (i) such accountant has been selected by the vote, cast in person, of a majority of the independent directors of the investment company at a meeting held within 30 days before or after the beginning of the fiscal year or before the annual meeting of shareholders in that year; and (ii) such selection has been submitted for ratification or rejection at the next annual meeting of shareholders, provided that, any vacancy occurring due to the death or resignation of the accountant may be filled by a majority vote of the independent directors cast in person at a meeting called for that purpose.

    - SELECTION OF PRINCIPAL ACCOUNTING OFFICER. Section 32(b) of the Investment Company Act provides that no registered investment company shall file with the SEC a financial statement in the preparation of which the controller or other principal accounting officer or employee participated, unless such person was selected either by the shareholders at the last annual meeting or by the board of directors.

    - RESTRICTIONS ON BORROWING AND ISSUING SENIOR SECURITIES. Section 18 of the Investment Company Act generally prohibits investment companies from issuing senior securities. Notwithstanding this prohibition,
      Section 18(a)-(e) permits closed-end investment companies to issue senior securities representing debt or preferred stock, subject to certain conditions. In the case of debt, Section 18(a)(1) requires that the investment company have asset coverage of 300% immediately after the issuance of such debt and no dividends on the investment company's stock may be made unless the indebtedness generally has an asset coverage at that time of 300%. When asset coverage is less than 100%, holders of the debt must be given the right to elect a majority of directors in certain cases.

    - FUNDAMENTAL INVESTMENT POLICIES. Section 8(b) of the Investment Company Act requires an investment company to file a registration statement with the SEC containing the following listed categories of information, including the investment company's "fundamental" policies as to:
      (i) classification and sub-classification under the Investment Company Act; (ii) borrowing money; (iii) issuing senior securities; (iv) engaging in the business of underwriting; (v) concentration; (vi) the purchase and sale of real estate and commodities; (vii) making loans to other persons; and (viii) portfolio turnover.

    - CHANGES IN INVESTMENT POLICIES. Section 13 of the Investment Company Act prohibits an investment company from changing certain investment and other policies without a shareholder vote. A shareholder vote is generally required when an investment company: (i) changes its classification (such as from closed-end to open-end or from diversified to non-diversified);
      (ii) changes its policy regarding borrowing money, issuing senior securities, underwriting the securities of others, investments in real estate or commodities, or making loans to other persons; (iii) deviates from its concentration policy or any other fundamental policy; or
      (iv) changes the nature of its business such that it ceases to be an investment company.

    - CONTINUATION AND TERMINATION OF INVESTMENT ADVISORY CONTRACT.
      Section 15(a) of the Investment Company Act makes it unlawful to serve or act as investment adviser to a registered investment company except pursuant to a written contract which, among other requirements: (i) shall continue in effect for a period of more than 2 years only if such continuance is approved annually by the board of directors or Fund shareholders; and (ii) provides that the agreement may be terminated, without penalty and upon 60 days notice, by a vote of the board of directors or shareholders at the election of the fund and shall automatically terminate in the event of assignment or upon a change in control of the investment adviser.

    - APPROVAL OF SERVICE CONTRACTS WITH AFFILIATES. The SEC staff has taken the position that Section 17(d) of the Investment Company Act and Rule 17d-1 thereunder require independent directors to apply a set of criteria when reviewing the terms of service contracts with affiliates. Such contracts with affiliates should be approved annually by the board of directors of the investment company and by a majority of the independent directors, considering such information as may be reasonably necessary to evaluate the terms of the service contract. The independent directors should conclude that: (i) the service contract is in the best interest of the fund; (ii) the services to be performed are required for operation of the fund; (iii) the services provided are of a nature and quality at least equal to the same or similar service provided by independent third parties; and (iv) the fees for such services are fair and reasonable in light of the usual and customary changes made by others for services of the same nature and quality.

    - DISTRIBUTION AND REPURCHASE OF SHARES. Section 23(a) of the Investment Company Act prohibits closed-end investment companies from issuing securities for services or for property other than cash or securities, except as a dividend or distribution to shareholders or in connection with a reorganization.

      Section 23(b) under the Investment Company Act generally prohibits closed-end investment companies from selling their common stock at a price below current net asset value. Excepted from this prohibition are shares sold: (i) in an offering to existing shareholders; (ii) with the consent of a majority of shareholders; (iii) upon conversion of a convertible security; (iv) upon the exercise of a warrant; or (v) under such other circumstances as the SEC may permit by rule or order.

      Section 23(c) under the Investment Company Act prohibits closed-end investment companies from repurchasing their securities, except:
      (1) Section 23(c)(1) permits an investment company to purchase its shares on a securities exchange or other open market;
      (2) Section 23(c)(2) permits a closed-end investment company to make purchase in a tender to all existing shareholders, after reasonable opportunity to submit tenders is given to all shareholders of a class; and
      (3) Section 23(c)(3) authorizes the SEC to exempt, by rule or order, repurchases that do not unfairly discriminate against any shareholders of the class to be repurchased.

    - CODE OF ETHICS. Section 17(j) and Rule 17j-1 under the Investment Company Act generally require registered investment companies, their advisers and principal underwriters to adopt written codes of ethics with provisions reasonably necessary to prevent access persons from engaging in fraudulent activities.

    - TRANSACTIONS WITH AFFILIATES. Section 17 of the Investment Company Act prohibits certain transactions involving registered investment companies and their "affiliated persons" as defined in Section 2(a)(3) of the Investment Company Act. Section 17(a) makes it unlawful for an affiliated person of a registered investment company, an underwriter, or promoter, acting as principal to knowingly sell any security (other than securities the buyer or seller issues) or other property to the company or to buy any security (other than securities the investment company issues) or property from the company.

      Under its rulemaking authority, the SEC has adopted several rules under
      Section 17(a) to exempt various transactions that would otherwise be prohibited. Rule 17a-7 exempts transactions between a registered investment company and one or more of its wholly-owned subsidiaries.
      Rule 17a-7 provides that a registered investment company may purchase a security from, or sell a security to, certain affiliated persons, provided that, among other things, that the board of directors, including a majority of the independent directors, adopts procedures to comply with the rule. Rule 17a-8 allows a merger, consolidation or purchase or sale of substantially all the assets of certain registered investment companies which are affiliated persons of one another.

      Section 17(d) prohibits any affiliated person, acting as principal, from effecting any transaction in which the investment company is a joint participant. Rule 17d-1 makes it unlawful for an affiliated person or principal underwriter of an investment company, acting as principal, to participate in or effect any transaction in connection with a joint enterprise or arrangement. Rule 17d-1(d)(7) exempts from
      Section 17(d) and Rule 17d-1 thereunder any arrangement regarding liability insurance policies, provided that certain conditions apply.

      Section 17(e) limits the compensation an affiliated person may receive when acting as an agent or broker for a registered investment company.
      Section 17(e)(1) provides that when selling property as an agent to or for an investment company, an affiliate may not accept any compensation, except in the course of the person's business as an underwriter or broker. Rule 17e-1 defines a usual and customary broker's commission as one that is fair when compared to the commission received by brokers in connection with comparable transactions.

    - CUSTODY OF ASSETS. Rule 17f-1 under the Investment Company Act requires securities and other investments of registered investment companies to be held in the custody of a bank, broker dealer or the registered investment company. Rule 17f-1 requires that the custodian shall be engaged pursuant to a written contract which has been approved by a majority of the board of directors, and ratified at least annually thereafter.

    - FIDELITY BONDING. Rule 17g-1 under the Investment Company Act provides that every registered investment company shall maintain a bond against larceny and embezzlement. Rule 17g-1(d) provides that the bond shall be in such reasonable form and amount as a majority of the independent directors of the investment company shall approve as often as their fiduciary duties require, but not less often than annually. Rule 17g-1(e) provides that no premium may be paid for a joint fidelity bond unless a majority of the independent directors of each investment company named therein approve the portion of the premium to be paid by each company, taking into account all relevant factors.

    - DETERMINATION OF FAIR VALUE OF PORTFOLIO SECURITIES. Section 2(a)(41) of the Investment Company Act defines "value" of securities for which market quotations are not readily available and other assets as "fair value as determined in good faith by the board of directors."

LEGAL PROCEEDINGS

    There is no material litigation pending involving any of the Funds or the Fund Advisor, nor to the knowledge of the Funds, is any material litigation threatened or pending against the Funds or the Fund Advisor.

                                  THE COMPANY

GENERAL

    American Real Estate Finance Corporation, a Maryland corporation, is a specialty finance company that was formed on January 11, 2002 as the vehicle through which the Funds will continue their businesses upon completion of the merger. The Company will seek to qualify and will elect to be taxed as a REIT under the Code. If the Company qualifies as a REIT, it generally will not be subject to federal income tax to the extent that it distributes its taxable income to its shareholders. See "FEDERAL INCOME TAX CONSEQUENCES."

    If all of the Funds participate in the merger, the Company will initially own nearly $1.0 billion in mortgage-related assets consisting primarily of whole loans and participating mortgages secured by commercial and multifamily properties and, to a lesser extent, U.S. agency mortgage-backed securities. As of November 30, 2001, this portfolio consisted primarily of over 186 separate mortgage loans with a weighted average remaining maturity of approximately four years and a weighted average interest rate of approximately 8.40%, and U.S. agency mortgage-backed securities with an outstanding aggregate balance of approximately $135,540,000. The combined portfolio of mortgage loans is diversified by geographic region with the collateral being located in 39 states, and by loan type with 25.59% of portfolio assets being commercial loans and 43.48% being multifamily loans. In addition to the assets listed above, the Funds, as of November 30, 2001, also had approximately $17,160,000 in cash, $9,074,000 in single-family loans, $3,934,000 in preferred stock, $87,106,000 in corporate notes to real estate opportunity funds and real estate operating companies and $5,917,000 in private label mortgage-backed securities.

INVESTMENT STRATEGY

    The Company's strategy is to continue to grow its asset base, which will initially consist of the mortgage portfolio it acquires in the merger and its net income over time through additional investments in mortgage-related assets that will enable the Company to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. The Company will continue to invest in many of the same types of assets held by the Funds and will thus emphasize direct ownership of commercial, multifamily and residential mortgage loans. The Company will also continue to focus on loan sizes ranging from $1.0 million to $10.0 million. The Company's policy is to acquire those mortgage loans and other real estate-related assets which the REIT Advisor believes are likely to generate high returns on capital invested. The REIT Advisor will select assets for purchase by the Company based on the underwriting standards developed and implemented over the last decade by its management team. In particular, the REIT Advisor will consider and analyze various factors including: (i) interest rates on the underlying mortgages,
(ii) loan-to-value ratios, (iii) loan-to-cost ratios, (iv) seasoning and payment history, (v) amortization type, (vi) the geographic regions in which the underlying collateral is located, (vii) prepayment expectations, (viii) size of the loans, (ix) property type and (x) enforceability of the loans. The REIT Advisor will also assess the costs of financing, hedging and managing such assets. Prior to an acquisition, potential returns on capital employed will be analyzed over the expected life of such assets and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios. In managing the Company's portfolio, the REIT Advisor will also consider balance sheet management and risk diversification issues.

    The Company does not currently intend to originate loans. The Company will seek to facilitate the acquisition of mortgage product for investment through a variety of sources. These sources include national and regional mortgage bankers, life insurance companies and banks. In addition, unlike the Funds, the Company will be permitted to facilitate the acquisition of product from affiliates of U.S. Bancorp, which will potentially include U.S. Bancorp Piper Jaffray and USBAM. The Company will also have substantially enhanced flexibility in raising capital compared to the Funds and thus is expected to be a more regular participant in the commercial and residential mortgage market.

    Although the Company intends to purchase primarily multifamily, commercial and residential mortgage loans and other whole loan assets, the Company will also seek to invest in certain other asset types, some of which are not permitted investments for the Funds, such as equity positions in entities that own real estate assets. In addition, the Company will consider other real estate investments depending on market conditions. For example, the Company anticipates continuing to provide corporate financing to certain real estate funds and real estate operating companies. Also, the Company anticipates purchasing common and preferred stock of other real estate investment trusts on an opportunistic basis. The Company has a great deal of discretion as to the manner in which it may invest, leverage and hedge its assets. The Company may change its policies without shareholder approval, but subject to approval by two-thirds of the Company's board of directors (including a majority of the Independent Directors).

    The REIT Advisor, in its discretion, subject to the supervision of the Company's board of directors and to the REIT provisions of the Code, will evaluate and monitor the Company's assets and how long such assets should be held in the Company's portfolio. The Company's strategy is to be a portfolio investor in the loans and other assets it acquires and does not anticipate purchasing loans for sale. However, at times and depending on market conditions, the REIT Advisor will more actively manage the Company's assets, and assets may not be held to maturity. The Company intends to manage its portfolio so that its assets would not be characterized as dealer property for federal income tax purposes.

OPERATING POLICIES AND STRATEGIES

    OPERATING POLICIES. The Company's board of directors, by a vote of at least two-thirds of directors (including a majority of the Independent Directors), must approve operating policies for the Company. The Company's board of directors may, in its discretion, revise such policies from time to time in response to changes in market conditions or opportunities, acting by a vote of at least two-thirds of directors (including at least a majority of the Independent Directors), but without shareholder approval.

    The Company will also adopt compliance guidelines, including restrictions on acquiring, holding and selling assets, to ensure that the Company establishes and maintains its qualification as a REIT and is excluded from regulation as an investment company under the Investment Company Act. Before acquiring any asset, the REIT Advisor will determine whether such asset would constitute a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code. Substantially all of the assets currently held by the Funds and substantially all of the assets that the Company intends to acquire are expected to be such "real estate assets." The REIT Advisor will regularly monitor purchases of mortgage loans and the income generated from such assets, including income from its hedging activities, in an effort to ensure that at all times the Company maintains its qualification as a REIT and its exclusion from regulation under the Investment Company Act.

    The Company's board of directors will review the Company's transactions on a quarterly basis to ensure compliance with the operating policies and to ratify all transactions with the REIT Advisor and its affiliates. The Company's board of directors is likely to rely substantially on information and analysis provided by the REIT Advisor to evaluate the Company's operating policies, compliance therewith and other matters relating to the Company's investments.

    Under the REIT provisions of the Code, the Company is required to distribute at least 90% of its taxable income. See "FEDERAL INCOME TAX CONSEQUENCES--Requirements for Qualification as a Real Estate Investment Trust." The Company intends to make quarterly distributions to its shareholders at minimum amounts that will enable it to comply with these provisions. The actual amount of such distributions will be determined on a quarterly basis by the Company's board of directors, taking into account, in addition to the REIT requirements, the cash needs and net income of the Company, earnings of the Company, the market price for its common stock and other factors the board considers relevant.

    CAPITAL AND LEVERAGE POLICIES. As diversified, closed-end management investment companies, the Funds are subject to the provisions of the Investment Company Act which limit borrowings from unrelated parties to an amount equal to one-third of their total assets. Consistent with these provisions, the Funds have used borrowings in their investment strategies. As of November 30, 2001, the Funds had aggregate total borrowings of approximately $198,515,000, which represented 22.67% of their aggregate total assets as of such date. Of these borrowings, approximately $84,954,000 have a fixed interest rate of 4.65% and a maturity on April 17, 2003. Approximately $113,561,000 of these borrowings bear interest at a floating rate and have a weighted average interest rate of 2.76% as of November 30, 2001. The Funds' borrowings consist of short-term reverse repurchase agreements and whole loan revolving credit facility agreements. Reverse repurchase agreements are structured as sale and repurchase obligations and have the economic effect of allowing a borrower to pledge purchased mortgage assets as collateral securing short-term loans to finance the purchase of mortgage loan assets. Typically, the lender in a reverse repurchase arrangement makes a loan in an amount equal to a percentage of the market value of the pledged collateral. At maturity, the borrower is required to repay the loan and the pledged collateral is released. In addition to their borrowings, the Funds have considered alternative capital raising initiatives. As a practical matter, it is difficult and expensive for the Funds, in their current organizational forms, to raise additional equity capital or to access entity level debt capital.

    Upon completion of the merger, the Company will succeed to the borrowings then held by the Funds participating in the merger. However, unlike the Funds, the Company will not be subject to the borrowing limitations of the Investment Company Act and the Company's borrowing policy will be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. Based on the borrowings of the Funds as of November 30, 2001 and assuming all of the Funds participate in the merger but the maximum number of shareholders make the Cash Election, the Company will, immediately upon completion of the merger, have a borrowing capacity that will enable it to purchase an estimated $100.0 million in additional mortgage and mortgage-related assets without the need to raise additional equity capital.

    The Company's articles of incorporation and bylaws do not limit the amount of indebtedness the Company can incur, and the Company's borrowing policy is subject to revision with the approval of two-thirds of the Company's board of directors (including at least a majority of the Independent Directors) depending on market conditions and other factors deemed relevant by the Company's board of directors in consultation with the REIT Advisor. The Company intends to maintain an adequate capital base to protect against various business conditions in which the Company's financing and hedging costs might exceed interest income (net of credit losses) from its mortgage loans and other real estate-related assets. These conditions could occur, for example, due to credit losses or when, due to interest rate fluctuations, interest income on the Company's mortgage loan assets lags behind amounts due on interest rate increases as a result of the Company's borrowings, which are expected to be predominantly variable rate.

    The Company expects that reverse repurchase agreements, unsecured credit lines, and collateralized and unsecured debt offerings will be the principal means of leveraging its mortgage loans and other real estate-related assets. The Company intends to enter into such arrangements with financially sound institutions, including broker/dealers, commercial banks and other lenders, which meet credit standards and terms approved by the Company's board.

    The structure of reverse repurchase agreements are such that they require borrowers to deposit additional collateral (a "margin call") or reduce their borrowings thereunder, if the market value of the pledged collateral declines. This may require the Company to sell mortgage loan assets, provide such additional collateral or reduce its borrowings. The Company intends to maintain an equity cushion sufficient to provide liquidity in the event of interest rate movements and other market conditions affecting the market value of the pledged mortgage loan assets. However, there can be no assurance that the Company will be able to safeguard against being required to sell mortgage loan assets in the event of a change in market conditions.

    In addition to reverse repurchase agreements, the Company may also utilize lines of credit or issue secured or unsecured notes of any maturity if it appears advantageous to do so. The Company also expects to issue shares of common and preferred stock, including in connection with the acquisition of assets.

    Although the Company has no immediate plans to do so, in different interest rate and credit environments it may be advantageous to issue secured or unsecured notes. Secured debt offerings would likely use mortgage-related assets as collateral. It is likely these offerings will obtain credit ratings from nationally recognized rating agencies. It is likely the Company would sell the investment grade levels of a given offering and retain the non-investment grade levels. In addition, the Company may from time to time sell participations in individual or collective pools of mortgage loans. The goal of these types of offerings is to lock in spread income, match assets to funding liabilities and enhance returns on equity of the Company.

    CREDIT RISK MANAGEMENT. With respect to its assets, the Company will be exposed to various levels of credit and special hazard risk, depending on the nature of the underlying assets and the nature and level of credit enhancements supporting such assets. The Company will purchase mortgage loans that meet minimum debt service coverage standards established by the Company. The REIT Advisor will review and monitor credit risk and other risks of loss associated with each investment. In addition, the REIT Advisor will seek to diversify the Company's portfolio of mortgage loan assets and other real estate-related assets to avoid undue geographic, issuer, industry and property type concentrations. One of the principal benefits of the merger is that it permits each Fund to achieve further diversification in managing credit risk by combining the separate portfolios of each Fund into a much larger investment vehicle which is expected to continue to grow and achieve further diversification over time. In furtherance of this objective, the Company's board of directors will also monitor the Company's overall portfolio risk and review levels of allowances for losses.

    ASSET/LIABILITY MANAGEMENT. To the extent consistent with its election to qualify as a REIT, the Company will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. The Company intends to minimize its interest rate risk from borrowings both through hedging activities and by attempting to structure the key terms of its borrowings to generally correspond (in the aggregate for the entire portfolio, and not on an asset-by-asset basis) to the interest rate and maturity parameters of its assets.

    HEDGING ACTIVITIES. Like the Funds, the Company intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These hedging strategies will be consistent with the current strategies employed by the Funds, and the Company will develop and utilize other strategies as appropriate and consistent with its qualification as a REIT. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as the REIT Advisor determines is in the best interest of the Company, given the cost of such hedges and the need to maintain the Company's status as a REIT. The REIT Advisor may elect to have the Company bear a level of interest rate risk that could otherwise be hedged when the REIT Advisor believes, based on all relevant facts, that bearing such risk is advisable.

    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there may be no requirements on the part of the counterparty with respect to record keeping, financial responsibility or segregation of customer funds and positions. The Company intends to enter into these transactions only with counterparties with long-term debt rated "AA" or better by at least one nationally recognized rating agency. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default, which may result in the loss of

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unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.

    The Company intends to protect its investment portfolio against the effects of significant interest rate fluctuations and to preserve the net income and capital value of the Company. Specifically, the Company's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its mortgage loan assets and the shorter term predominantly variable rate nature of the Company's related borrowings.

    The Company's hedging activities are intended to address both income and capital preservation. Income preservation refers to maintaining a stable spread between yields from mortgage loan assets and the Company's borrowing costs across a reasonable range of adverse interest rate environments. Capital preservation refers to maintaining a relatively steady level in the market value of the Company's capital across a reasonable range of adverse interest rate scenarios. To monitor and manage capital preservation risk, the Company will model and measure the sensitivity of the market value of its capital (I.E., the combination of its assets, liabilities and hedging positions) to various changes in interest rates in various economic scenarios. The Company will not enter into hedging transactions for speculative purposes.

    The Company will focus its hedging activities on providing a level of income and capital protection against reasonable interest rate risks. However, no strategy can insulate the Company completely from changes in interest rates.

    The Company has not established specific policies as to the extent of the hedging transactions in which it will engage; however, the board of directors will be responsible for reviewing at its regular meetings the extent and effect of hedging activities.

    REGULATORY POLICIES. The Company intends to invest and operate in a manner consistent with the requirements of the Code to establish and maintain its qualification as a REIT for federal income tax purposes, unless two-thirds of the Company's board of directors (including at least a majority of the Independent Directors) determines that it is no longer in the best interest of the Company to qualify as a REIT.

    At the same time, the Company intends to operate in a manner that will not subject it to regulation as an investment company under the Investment Company Act in reliance upon the exemption provided by Section 3(c)(5)(C) which excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the SEC, in order to qualify for this exemption, the Company must, among other things, maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate and an additional 25% of its assets in real estate-related assets. In addition, unless certain mortgage-backed securities represent all the certificates issued with respect to an underlying pool of mortgage loans, such securities may be treated as securities separate from the underlying mortgage loans and thus, may not qualify as qualifying interests in real estate for purposes of the 55% requirement.

    Because the Company will not be a registered investment company, the Company's shareholders will not enjoy the same regulatory protections as the Fund's shareholders under the Investment Company Act. See "THE FUNDS--Regulatory Matters."

    OTHER POLICIES. The Company has the authority to offer shares of its capital stock and to repurchase or otherwise reacquire such shares or any other of its securities. Under certain circumstances the

Company may purchase shares of its common stock in the open market or otherwise. The Company's board of directors has no present intention to cause the Company to repurchase any of its shares, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualification as a REIT for federal income tax purposes.

    Except in connection with its formation, the Company has not, to date, issued shares of common stock or other securities. The Company has not made loans to officers and directors and does not intend to do so. The Company does not intend to engage in trading, underwriting or agency distribution or sale of securities of other issuers.

    The Company has no present intention to invest in the securities of other issuers for the purpose of exercising control. The decision to do so is vested solely in the Company's board of directors and may be changed without a vote of the Company's shareholders.

    FUTURE REVISIONS IN POLICIES AND STRATEGIES. The Company's board of directors (including the Independent Directors) will approve the investment policies, the operating policies and the strategies set forth in this joint proxy statement/prospectus. The Company's board of directors has the power to modify or waive such policies and strategies without the consent of the shareholders to the extent that the Company's board of directors determines that such modification or waiver is in the best interest of the Company or its shareholders. Among other factors, developments in the market that affect the policies and strategies mentioned herein or which change the Company's assessment of the market may cause the Company's board of directors to revise its policies and strategies.

RIGHT TO INSPECT BOOKS AND RECORDS

    The Company will be required to keep complete and accurate books with respect to its business at is principal executive office. The books will be maintained for financial accounting purposes in accordance with accounting principles generally accepted in the United States. Shareholders will be entitled to have access to the Company's bylaws, minutes of the proceedings of shareholders' meetings, annual statements of affairs of the Company and voting trust agreements filed with the Company at reasonable times upon reasonable notice to the Company, subject to certain limitations, including those intended to protect confidential business information. Each shareholder has the right under the MGCL to obtain, upon written request, a statement showing all stock and securities issued by the Company during a specified period of not more than the preceding 12 months.

REPORTS

    The Company will be required to satisfy the annual and periodic reporting requirements of the Exchange Act, including, filing an annual report on Form 10-K and quarterly reports on Form 10-Q, each of which requires the filing of financial statements with each report. Furthermore, the Company must file a Form 8-K report whenever a reportable event occurs between the above reporting periods.

LEGAL PROCEEDINGS

    There is no material litigation pending involving the Company or the REIT Advisor, nor, to the knowledge of either of the foregoing entities, is any material litigation threatened or pending against such entities.

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                                   THE MERGER

BACKGROUND OF THE MERGER

    In 1998, the Fund Advisor publicly announced that it would recommend to the Funds' boards of directors that the boards authorize discretionary cash repurchase offers of up to 10% of each Fund's outstanding shares at net asset value per share if the respective Funds' average trading discounts to net asset value per share exceeded 5% during the 12 calendar weeks preceding October 1, 2001.

    Although each Fund's average trading discount slightly exceeded this 5% level during the applicable period, at the September 19, 2001 regular quarterly meeting of the Funds' boards of directors, representatives of the Fund Advisor informed the boards that the Fund Advisor was considering recommending the merger of the Funds into a newly-formed REIT as a better means of enhancing shareholder value than such cash repurchase offers. These representatives noted that prior cash repurchase offers conducted by the Funds had not resulted in a lasting reduction of the Funds' trading discounts to net asset value, and that further cash repurchase offers would likely reduce the Funds' trading liquidity and might result in some Funds being de-listed from the NYSE.

    Subsequent to the September 19, 2001 board meeting, the members of the boards of directors informally agreed to appoint the Special Committee to consider any such proposal that might be advanced by the Fund Advisor, as well as other potential means for enhancing the Funds' shareholder value. The members of the Special Committee are Leonard W. Kedrowski (chair), Richard K. Riederer and Virginia L. Stringer, each of whom is a director of the Funds and is not an "interested person" of the Fund Advisor or the Funds within the meaning of the Investment Company Act.

    The Special Committee retained the law firm of Gardner, Carton & Douglas, which also acts as counsel to the independent directors of the Funds, to act as counsel to the Special Committee ("Committee Counsel"). At the Special Committee's direction, on November 11, 2001, Committee Counsel sent requests for proposals to seven firms to act as financial advisor to the Special Committee.

    The Special Committee received responses from five of these firms. The committee met on November 30, 2001 to consider these responses. At that time, the committee determined to invite representatives of three of the firms to interview with the committee in person.

    At the December 5, 2001 regular quarterly meeting of the Funds' boards of directors, the boards of directors formalized the appointment of the Special Committee, and Mr. Kedrowski updated the directors on the Special Committee's steps toward retaining a financial advisor. At this meeting, it was agreed that minutes of the Special Committee's meetings would be circulated to all board members on a concurrent basis so that they could remain apprised of developments at the committee level. In addition, representatives of the Fund Advisor reviewed several alternatives, in addition to the merger of the Funds into a newly-formed REIT, which might be explored in order to enhance shareholder value.

    On December 10, 2001, the Funds issued a public statement to the effect that, in an effort to enhance shareholder value, the boards of directors and management of the Funds were considering a number of alternatives, including a possible reorganization of the Funds into a specialty finance company that would elect to be taxed as a REIT, the possible combination of the Funds, stock repurchases and other possible business strategies. The statement noted that no decision had been made by the boards of directors or Fund management to pursue any particular alternative or to change the current business strategy of the Funds.

    The Special Committee met again on December 14, 2001. At this meeting, representatives of the Fund Advisor reviewed with the committee the Fund Advisor's views concerning the advantages and disadvantages of several alternative courses of action which the Funds might pursue in an effort to enhance shareholder value. The Fund Advisor's representatives expressed the view that the merger of the Funds into a newly-formed REIT advised by a subsidiary of the Fund Advisor represented the best alternative for enhancing shareholder value.

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
    The Special Committee met on December 17, 2001 to interview representatives of the three financial advisory firms which were identified at its November 30, 2001 meeting. After these interviews were completed, the Special Committee directed Committee Counsel to hold further discussions with one of the firms (the Financial Advisor) concerning the fee and expense arrangements that would apply if the Special Committee retained that firm.

    The Special Committee met again on December 20, 2001, at which time Committee Counsel reported on its further discussions with the Financial Advisor concerning the latter's proposed fee and expense arrangements for providing financial advisory services and, if the committee requested them, fairness opinions. At this time, the Special Committee authorized the retention of the Financial Advisor, subject to finalization of fee and expense arrangements on the terms discussed at the meeting. At this meeting, the Special Committee also discussed the understandings it would like to reach with the Fund Advisor concerning the allocation of expenses relating to a potential transaction.

    The Special Committee next met on January 11, 2002, by which time the Funds' fee and expense arrangements with the Financial Advisor were substantially completed. At this meeting, representatives of the Financial Advisor, committee members and counsel discussed the range of alternatives for enhancing shareholder value that would be reviewed by the Financial Advisor and the committee, the analytical techniques that the Financial Advisor would use in preparing its analysis of these alternatives and matters relating to fairness opinions that might be requested from the Financial Advisor.

    The Special Committee met again on January 17, 2002. At this time, the Special Committee approved the final form of the engagement letter between the Funds and the Financial Advisor. In addition, the Financial Advisor presented its evaluation of strategic alternatives for the Funds. The alternatives reviewed included:

 - maintaining the status quo;

 - liquidating the Funds or conducting tender offers for their shares;

 - converting the Funds into closed-end interval funds;

 - combining the Funds into a single closed-end fund; and

 - converting the Funds into a single open-end fund, a business development company, a corporation taxable at the entity level or a REIT.

The Financial Advisor concluded that combining the Funds into a single externally-managed, publicly-traded REIT was the alternative most likely to maximize shareholder value.

    The Special Committee, the Financial Advisor, Committee Counsel and Fund counsel then discussed this conclusion at length, as well as the significant variables that were likely to determine whether conversion of the Funds to a particular REIT structure would be in Fund shareholders' best interest. At the conclusion of this dialogue, the Special Committee agreed that it would pursue discussions with the Fund Advisor concerning such a transaction, and it so advised the Fund Advisor.

    The Special Committee next met on January 25, 2002, at which time the Financial Advisor presented comparative data concerning the Funds and various publicly-traded mortgage REITs. Committee Counsel reported that counsel to the Fund Advisor and counsel to the Company recently had provided initial drafts of the Company's proposed articles of incorporation and bylaws and of a proposed agreement and plan of reorganization between the Company and the Funds. The Special Committee, Committee Counsel and Fund counsel then discussed the process by which these drafts and the draft advisory agreement between the REIT Advisor and the Company, when it was made available, would be reviewed and negotiated on behalf of the Special Committee. The Special Committee also was updated on discussions with the Fund Advisor concerning the allocation of expenses relating to the potential transaction.

    Counsel to the Fund Advisor provided an initial draft of the proposed advisory agreement between the REIT Advisor and the Company to Committee Counsel, Fund counsel and the Financial Advisor

                                       58
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on January 29, 2002. The Special Committee met on February 5, 2002 to discuss the terms of this draft and of the other draft documents that previously were provided. At this meeting, the Special Committee identified several corporate governance provisions embedded in the Company's draft articles of incorporation and bylaws that it wished to modify, and it engaged in an extensive discussion of the proposed management fee and termination fee provisions set forth in the draft Advisory Agreement that had been provided. At the conclusion of this discussion, the Special Committee directed the Financial Advisor to review the Company's proposed operations in depth with the Fund Advisor, so that the anticipated impact of the proposed advisory fee and termination fee provisions could be better understood.

    Between February 5, 2002 and February 21, 2002, the Financial Advisor engaged in extensive discussions with representatives of the Fund Advisor concerning the proposed financial terms of the advisory agreement, including the base management fee, the performance incentive management fee and the termination fee. These discussions resulted in an agreement by the Fund Advisor to provide for a lower base management fee for investment grade assets than for non-investment grade assets, although overall agreement on the management fee was not reached. During this period, Committee Counsel and Fund counsel also negotiated with counsel to the Fund Advisor and counsel to the Company concerning several non-financial provisions of the Advisory Agreement and several terms of the Company's articles of incorporation and bylaws and of the proposed agreement and plan of reorganization.

    The Special Committee met on February 21, 2002, and was updated on the status of these negotiations. Representatives of the Financial Advisor reported that substantial progress had been made in the negotiation of the management fee although final terms had not yet been agreed upon, and that agreement had not yet been reached on the termination fee provisions of the proposed advisory agreement. The Special Committee directed the Financial Advisor and Committee Counsel to continue the negotiations and to keep committee members apprised of their progress. In addition, the Funds' full boards of directors held a regular quarterly board meeting on February 20 and 21, 2002, at which time it discussed the Special Committee's work to date.

    The Special Committee met again on March 5, March 8 and March 12, 2002, to receive updates on the negotiations and to provide direction to the Financial Advisor and counsel concerning the conduct of the negotiations. At these meetings, the Financial Advisor and Committee Counsel also offered their views concerning the transaction terms which remained under discussion. In addition, between these special meetings and following the March 12 meeting, the chair of the Special Committee, acting at the Committee's direction, presented the committee's position concerning several of the open issues directly to representatives of the Fund Advisor.

    These negotiations, which were substantially completed by March 18, resulted in significant changes to the corporate governance provisions set forth in the Company's proposed articles of incorporation and bylaws and in a restructuring of and substantial reduction in the termination fee provided for in the proposed Advisory Agreement. The Special Committee met on March 20, 2002, and was advised that the Financial Advisor was prepared to render fairness opinions based on the terms that had been negotiated. Following a final review and discussion of these terms, the Special Committee unanimously recommended that the full boards of directors approve the merger on such terms.

    The Funds' full boards of directors met on March 20, 2002, following the Special Committee meeting. At this board meeting, the chair of the Special Committee and Committee Counsel reviewed the course of the negotiations and the Special Committee's proceedings in detail. The boards of directors also had before them and reviewed final drafts of the Merger Agreement, the Advisory Agreement, and the Company's articles of incorporation and bylaws, as well as drafts of the registration statement of which this joint proxy statement/prospectus is a part and of the Exemptive Order that would be filed by the Funds and the Company with the SEC. In addition, Committee Counsel (who also serves as counsel to the independent directors of the Funds' board) advised the board concerning its legal duties with respect to the proposed transaction. Finally, representatives of the Financial Advisor presented their analysis of the transaction and provided their verbal opinion (subsequently confirmed in writing) that the consideration to be received by Fund shareholders in the merger is fair, from a financial point of view, to the shareholders of each Fund. See "--Opinions of the Financial Advisor" below. Following an extensive discussion of the merger and questioning of the Financial Advisor and Committee Counsel by board members, the boards of directors of each Fund unanimously approved the merger and the related Merger Agreement and recommended their approval by the shareholders of each Fund.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF EACH FUND AND THE SPECIAL COMMITTEE

    The boards of directors of each Fund has determined that the merger is fair to, and in the best interests of, the shareholders of that Fund. Accordingly, the boards of directors of each Fund has approved the merger and the Merger Agreement and has recommended that the shareholders of that Fund vote "FOR" the approval of the merger and the adoption of the Merger Agreement. In reaching this determination, the boards of directors of each Fund considered the deliberations, findings and recommendations of the Special Committee. The boards of directors and the Special Committee also consulted with the Financial Advisor, Committee Counsel and the Funds' accountants, and received fairness opinions from the Financial Advisor.

    POSITIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH FUND AND THE SPECIAL COMMITTEE. In reaching their determinations, the boards of directors of each Fund and the Special Committee considered that the merger provides the following benefits to the Funds and their shareholders, including:

    POTENTIAL FOR COMPANY GROWTH; ENHANCED ACCESS TO CAPITAL. Following the merger, the Company will have the potential for enhanced access to and flexibility in obtaining additional equity capital and debt financing. The Company intends to use this enhanced flexibility to grow its investment portfolio by purchasing additional mortgage and mortgage-related assets at positive yield spreads and thereby to increase its earnings and distributions to shareholders over time. In particular, the Company will have the ability to fund future portfolio growth through the issuance of additional publicly traded securities and the raising of funds from borrowings under secured and unsecured debt obligations. In addition, the potentially larger size and more flexible structure of the Company should provide financing alternatives presently not available to the Funds. The boards of directors of each Fund and the Special Committee believe that the total market capitalization of the Company will be greater than that of the individual Funds, which may encourage additional and continuing investment, in many cases by larger institutional investors (which tend to favor companies with larger market capitalizations), as well as increased market research.

    FLEXIBLE OPERATING STRUCTURE AND DECREASED REGULATORY BURDEN. In the merger, the participating Funds will consolidate into the Company, which will not be subject to the regulatory framework of the Investment Company Act. The Company will provide a capital and operating structure that can respond more efficiently to, and to anticipate the occurrence of, changing conditions in the U.S. capital markets, thereby enhancing the Company's ability to generate higher risk-adjusted returns.

    THE OPPORTUNITY TO INCREASE BORROWINGS USED IN INVESTMENT ACTIVITIES. Unlike the Funds, the Company will not be subject to the borrowing limitations of the Investment Company Act, which limits borrowings to an amount equal to one-third of an investment company's assets. The Company's borrowing policy is currently expected to be to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. As a result of increased leverage, it is anticipated that the Company will, immediately upon completion of the merger, have a borrowing capacity that will enable it to purchase additional mortgage-related assets without the need to raise additional equity capital.

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    POTENTIAL FOR ENHANCED LIQUIDITY. Following the merger, the anticipated listing of the shares of Company common stock on the NYSE and the Company's potentially larger equity market capitalization and growth strategy should enhance the liquidity of Company common stock held by shareholders.

    GREATER INVESTMENT DIVERSIFICATION. It is anticipated that, following the merger, the Company's portfolio of mortgage loans will be more diversified in terms of number and type of investments and risk profile than the current portfolio of any individual Fund. Such diversification may be further enhanced through the Company's acquisition of additional mortgage loans. Supporting their determination that the merger is in the best interests of shareholders, the boards of directors and the Special Committee believe that the potential increased size and diversity of the Company's portfolio will reduce the dependence of the performance of shareholders' investments on any particular investment or group of investments.

    THE OPPORTUNITY FOR SHAREHOLDERS TO EXCHANGE THEIR SHARES IN A TAX-DEFERRED TRANSACTION. The merger offers shareholders an opportunity to exchange their Fund shares for shares of Company common stock on a basis expected to be tax-free for federal income tax purposes.

    THE RECEIPT OF FAIRNESS OPINIONS FROM A FINANCIAL ADVISOR. The board of directors of each Fund and the Special Committee also took into account the Financial Advisor's opinions that the consideration to be received in the merger is fair, from a financial point of view, to the shareholders of each Fund. See "--Opinions of the Financial Advisor" below.

    POTENTIAL NEGATIVE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS OF EACH FUND AND THE SPECIAL COMMITTEE. The board of directors of each Fund and the Special Committee also considered the potentially negative factors concerning the merger, including:

    UNCERTAIN MARKET PRICE OF COMPANY COMMON STOCK AFTER THE MERGER. Prior to the merger, there will have been no public market for the Company common stock and there can be no assurance that a regular trading market for the Company common stock to be issued in the merger will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate his or her investment in the Company. There can be no assurance that the per share price at which the Company common stock trades in the public market after the merger will not be lower than the net asset value of the Company or the prices at which the Funds currently trade.

    VOLATILITY OF REIT MARKET. Historically, the trading price of shares of publicly-traded mortgage REITs has been more volatile than that of the Funds' shares.

    INCREASED LEVERAGE MAY INCREASE EXPOSURE TO LOSS. Upon completion of the merger, the Company will not be subject to the borrowing limitations of the Investment Company Act and the Company intends to be more highly leveraged than any of the Funds, thereby exposing the Company to greater risk of losses.

    INCREASED COMPENSATION IS PAYABLE TO THE REIT ADVISOR. The Advisory Agreement provides for compensation to be paid by the Company to the REIT Advisor that is higher than the compensation currently paid by the Funds to the Fund Advisor.

    TERMINATION FEE MAY BE PAYABLE TO THE REIT ADVISOR UPON TERMINATION OR NON-RENEWAL OF THE ADVISORY AGREEMENT. The Company will be obligated to pay the REIT Advisor a termination fee in the event the Company terminates or declines to renew the Advisory Agreement, except in the case of a termination for cause. In contrast, no termination fee is due to the Fund Advisor upon termination or non-renewal of the Funds' current advisory agreements.

    SHAREHOLDERS WILL NO LONGER ENJOY CERTAIN PROTECTIONS AFFORDED BY THE INVESTMENT COMPANY ACT. Although the boards of directors of each Fund and the Special Committee believe that the structure of the Company and the Advisory Agreement are in the best interests of the Funds' shareholders, the Investment Company Act provides certain protection to the shareholders of the Funds (such as the ability for a company to terminate its advisory contracts within 60 days without penalty, the limitation

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on leverage to one-third of assets, the severe restrictions on transactions with affiliates, the required annual approval of advisory contracts by a majority of the board of directors, including a majority of the independent directors, and the approval of the shareholders required to change investment objectives) that the Company's shareholders will not have. See "THE FUNDS--Regulatory Matters."

    BENEFITS OF MERGER MAY BE REDUCED IF LESS THAN ALL THE FUNDS PARTICIPATE IN THE MERGER. Certain of the potential benefits of the merger such as ability to access equity markets in the future, the liquidity of the Company's shares and the ability to achieve expected operating efficiencies, may not be available to the Company if less than all of the Funds participate in the merger.

    EXPENSES OF THE MERGER. Each Fund will bear a pro rata share of the expenses of the merger, which are estimated to be $3,000,000, whether or not the merger is consummated. The payment of such expenses will reduce the net worth of the Company following the merger. Amounts used to pay such expenses would otherwise be available for investment in additional mortgage-related assets or for distribution to shareholders by the Funds.

    OTHER NEGATIVE FACTORS. The boards of directors of each Fund and the Special Committee also considered the other risks of the merger described in "RISK FACTORS" above.

    In view of the wide variety of factors considered by the boards of directors of each Fund and the Special Committee, the boards of directors and the Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The board of directors of each Fund and the Special Committee viewed their positions and recommendations based on the totality of the information presented and considered after taking into consideration all the factors set forth above. The board of directors of each Fund and the Special Committee determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    When you consider the recommendation of the board of directors of each Fund that shareholders of that Fund vote in favor of the merger and the adoption of the Merger Agreement, you should be aware that one member of the board of directors of each Fund is an officer of the Fund Advisor and that the Fund Advisor may have interests in the merger that may be different from, or in addition to, your interests as shareholders. These conflicts include:

    - The new Advisory Agreement contains compensation, termination and other terms more favorable to the REIT Advisor, which is a subsidiary of the Fund Advisor, than do the current advisory agreements between the Funds and the Fund Advisor. See "COMPARISON OF RIGHTS AND INVESTMENTS--Comparison of the Advisory Agreements with the Fund Advisor and REIT Advisor" for a summary comparison of the agreements.

    - Affiliates of the REIT Advisor are expected to hold three of the seven positions on the Company's board of directors following the merger.

    - Under the Merger Agreement, for six years after the closing date of the merger, the Company will indemnify and hold harmless the Funds' present and former officers and directors for acts or omissions occurring before the close of the merger to the extent provided under the Fund's articles of incorporation, the MBCA or the Investment Company Act.

    In addition, the management team of the Fund Advisor (which participated in the structuring of and negotiations relating to the merger and relating to the Advisory Agreement on behalf of the REIT Advisor) will become the management team for the REIT Advisor upon completion of the merger. Certain members of this management team stand to earn greater incentive compensation from the REIT Advisor than they have historically earned in their current capacities with the Fund Advisor.

WHAT SHAREHOLDERS WILL RECEIVE IN THE MERGER

    COMPANY COMMON STOCK. Shareholders of each Fund participating in the merger will receive in exchange for all of their existing shares of common stock in that Fund newly issued shares of common stock in the Company or an equivalent cash amount (subject to the Cash Election cap discussed below).

    Shares of the Company's common stock to be issued in the merger will be allocated among the Funds based on their relative closing net asset values calculated as of the last business day of the week immediately preceding the closing of the merger. The net asset value of each Fund for this purpose will be determined under the existing net asset value policies of the Funds, which will take into account the estimated expenses of the merger.

    The Company's common stock will be allocated among each Fund's shareholders, other than those shareholders who have made a Cash Election or exercised dissenters' rights, proportionately based on the number of Fund shares held by each shareholder on the closing date of the merger. The initial net asset value of the Company common stock to be received by each shareholder in the merger will equal the net asset value of the Fund shares held by the shareholder immediately preceding the Effective Time of the merger.

    The following table describes the aggregate net asset values and the net asset value per Fund share for each Fund as of November 30, 2001, the aggregate number of shares of Company common stock that would have been issued to each Fund (assuming no Cash Elections and no exercises of dissenters' rights) and the number of shares of Company common stock that would have been available to be issued for each Fund share in such Fund had the merger been completed as of such date:

                               NAV--COMPANY COMMON STOCK TO BE ISSUED
----------------------------------------------------------------------------------------------------
                                                                AGGREGATE SHARES   SHARES OF COMMON
                                AGGREGATE NET  NET ASSET VALUE  OF COMMON STOCK   STOCK TO BE ISSUED
             FUND               ASSET VALUE*   PER FUND SHARE*    TO BE ISSUED      PER FUND SHARE
------------------------------  -------------  ---------------  ----------------  ------------------
             ASP                  53,386,310          12.62          5,338,631              1.262
             BSP                 211,593,652          13.26         21,159,365              1.326
             CSP                 265,723,985          12.45         26,572,398              1.245
             SLA                 141,913,815          13.31         14,191,381              1.331

---------------------

  *  Assumes $0.05 per share of estimated transaction expenses

   CASH ELECTION OPTION. The Merger Agreement also provides for the Cash Election that allows shareholders of each Fund to elect to receive, in lieu of Company common stock, cash in an amount equal to the net asset value of their shares on the last business day of the week immediately preceding the date of the merger, taking into account the estimated expenses of the merger. Cash available to fund Cash Elections for shareholders in each Fund is limited to 15% of its net asset value. In the event that shareholders in any Fund representing in excess of 15% of its outstanding shares select the Cash Election, the Company will limit the cash paid in respect of such Fund to 15% of such Fund's net asset value and will allocate the cash among such electing shareholders proportionately based their individual shareholdings, and the electing shareholders will receive Company common stock for the balance of their Fund shares.

ALTERNATIVES TO MERGER

    In addition to considering the merger, the Special Committee and each Fund's board of directors considered several potential alternatives. The discussion below considers these alternatives and the reasons that the Special Committee, in consultation with the Financial Advisor, and the boards of directors determined that the merger is the alternative that is in the best interests of the shareholders of the Funds.

    MAINTAINING THE STATUS QUO. The Special Committee and the boards of directors recognized that the Funds could continue to operate in their present form with no change to their current expense structures and without their incurring the expenses associated with a change in form. However, they believed that maintaining the status quo would not address the historical discounts to net asset value at which the Funds generally have traded and would not allow shareholders to benefit from the potential increased returns and other advantages which might result from some of the other alternatives discussed below. Nevertheless, the Special Committee and the boards of directors did view the returns to shareholders from the Funds in their present form as one of the benchmarks against which other alternatives should be measured.

    LIQUIDATING THE FUNDS. The Special Committee and the boards of directors considered liquidating and winding up the Funds by selling all of their assets and returning the proceeds, net of the expenses associated with the liquidation and winding up, to shareholders. They recognized that a liquidation would return an amount approximating the Funds' net asset value per share, less associated expenses, to shareholders, but they did not believe that the discounts to net asset value at which the Funds historically have traded were so deep as to justify a step as drastic as liquidation. They noted in this regard that a liquidation of the Funds would run counter to shareholders' expectations that they would remain the owners of an ongoing, dividend-paying concern. They also noted that liquidation of the Funds would require the Funds to incur the expense of soliciting shareholder approvals, as well as the time, expense, and uncertainty associated with selling all of the Funds' largely-illiquid assets in a relatively short time frame. For these reasons, they concluded that a liquidation of the Funds would be less beneficial to shareholders than the merger or continuing the Funds in their present form.

    CONDUCTING TENDER OFFERS FOR THE FUNDS' SHARES. The Special Committee and the boards of directors considered conducting tender offers in which the Funds would offer to repurchase a portion of their outstanding shares for cash at prices equal to their net asset values per share. They recognized that such tender offers would enable some shareholders to receive an amount of cash equal to net asset value per share, which would be beneficial to those shareholders if the Funds' shares were trading at a discount to net asset value per share at the time of the tender offer. However, based on prior tender offers conducted by the Funds, the Special Committee and the boards of directors had no evidence that such tender offers would produce a lasting reduction in the trading discount to net asset value of the shares that would remain outstanding following a tender offer. Thus, they did not believe that a tender offer would provide a lasting benefit to those shareholders who did not tender their shares or whose tenders were not accepted due to pro-rationing procedures. In addition, a tender offer would reduce the equity base of the Funds, which would tend to increase the expense ratios and reduce the returns experienced by the remaining shareholders following a tender offer. A tender offer also would reduce the number of shares outstanding, which would tend to reduce the trading liquidity of the shares that would remain outstanding following a tender offer and could, if enough shares were repurchased, cause a Fund to be delisted from the NYSE. For these reasons, they concluded that conducting tender offers would not be as advantageous to the Funds as the merger.

    COMBINING THE FUNDS INTO A SINGLE CLOSED-END FUND. The Special Committee and the boards of directors considered combining the Funds into a single closed-end fund registered as a management investment company under the Investment Company Act. They recognized that due to the potentially increased market capitalization of the resulting fund as compared to the existing Funds (depending on which Funds' shareholders approved such transaction), shareholders might benefit from increased trading liquidity in the resulting fund's shares. However, the Financial Advisor advised them that it has found no correlation between the market capitalizations of closed-end funds and the discounts at which they trade to net asset value. They also recognized that due to its size, the resulting fund might benefit from increased asset diversification and economies of scale. However, because the resulting fund would remain subject to the provisions of the Investment Company Act, including its limitations on the use of leverage and on capital structure, the Special Committee and the boards of directors believed that this alternative would not produce as many benefits to shareholders as the combination of the Funds into a single newly-formed REIT. They also noted that a combination of the Funds into a single closed-end fund would, like a combination of the Funds into a REIT, require the Funds to incur the expense of soliciting shareholder approval.

    COMBINING THE FUNDS INTO A SINGLE CLOSED-END "INTERVAL" FUND. The Special Committee and the boards of directors considered combining the Funds into a single closed-end "interval" fund registered as a management investment company under the Investment Company Act. Pursuant to rules under the Investment Company Act, such an "interval" fund must have a fundamental policy requiring it to make offers to repurchase from 5% to 25% of its then-outstanding shares (as determined by its board of directors with respect to each given repurchase offer) every three, six or 12 months at a cash repurchase price equal to net asset value per share. The Special Committee and the boards of directors recognized that such periodic repurchase offers might tend to reduce the resulting fund's trading discount to net asset value per share, but, as noted above, they had no evidence that prior tender offers conducted by the Funds had had this effect on a lasting basis. They also believed that this alternative presented both the disadvantages described above under "--Conducting Tender Offers for the Funds' Shares," and the disadvantages described above under "--Combining the Funds into a Single Closed-end Fund." In addition, because repurchase offers would be required to be conducted (and paid for in cash) on a regular periodic basis under this alternative, they believed that management of the resulting fund's portfolio would require a greater bias toward liquid assets which could be readily sold in order to fund the repurchase offers, which likely would reduce shareholder returns.

    COMBINING THE FUNDS INTO A SINGLE OPEN-END FUND. The Special Committee and the boards of directors considered combining the Funds into a single open-end fund registered as a management investment company under the Investment Company Act. Unlike a closed-end fund, such an open-end fund must redeem its shares upon shareholder request at any time at a price equal to net asset value per share. In order to ensure that an open-end fund can sell securities quickly in order to satisfy such redemption requests, rules under the Investment Company Act prohibit an open-end fund from holding more than 15% of its assets in the form of illiquid assets. Because the Funds currently hold a much higher proportion of their assets than this in the form of illiquid assets (I.E., mortgage loans), the Special Committee and the boards of directors concluded that combining the Funds into a single open-end fund would require a fundamental change in their investment policies and strategies which likely would reduce returns to shareholders. In addition, this change would require the Funds to bear the expense of selling most of their illiquid assets before or at the time the combination into an open-end fund took place, as well as the expense of soliciting shareholder approvals of the change. The change also would leave the resulting fund subject to the provisions of the Investment Company Act, including its limitations on the use of leverage and on capital structure. Thus, although the Special Committee and the boards of directors recognized that this alternative would eliminate the possibility of the resulting fund's trading at a discount to net asset value per share, they concluded that the fundamental change in the nature of the resulting fund, together with the disadvantages noted above, made this alternative less advantageous than the merger.

    COMBINING THE FUNDS INTO A SINGLE BUSINESS DEVELOPMENT COMPANY. The Special Committee and the boards of directors considered combining the Funds into a single "business development company." A "business development company" is an entity which is registered under the Investment Company Act but which is subject to somewhat less stringent limitations on its capital structure and transactions with affiliates than other registered investment companies. However, the Investment Company Act limits the types of securities which a "business development company" may hold and requires that a "business development company" must make available significant managerial assistance with respect to the issuers of a substantial proportion of the securities held by it. The Special Committee and the boards of directors concluded that the limitations on the types of securities which the resulting entity could hold would require a fundamental change in its investment policies and strategies compared with those of the Funds, which likely would reduce returns to shareholders. They also believed that the "significant managerial assistance" requirement would result in a fundamental change in the nature and cost of the services which the resulting entity would require from its investment advisor. For these reasons, the

Special Committee and the boards of directors concluded that this alternative was less advantageous to shareholders of the Funds than the proposed merger.

    COMBINING THE FUNDS INTO A SINGLE ENTITY TAXABLE AS A CORPORATION. The Special Committee and the boards of directors considered combining the Funds into a single entity which would be taxed as a corporation. Under this alternative, the resulting entity, unlike the Funds or a REIT, would be subject to so-called "double taxation," once at the entity level, and a second time at the shareholder level. Although this alternative would free the resulting entity from having to comply with the asset-composition, income-composition, and distribution rules with which the Funds or a REIT must comply in order to qualify for pass-through tax treatment, the Special Committee and the boards concluded that the reduction in returns to shareholders which would result from double taxation was unlikely to be offset by increases in returns which might result from not having to comply with these rules. They also believed that this alternative would likely require fundamental changes in the resulting entity's investment policies and strategies in order to attempt to offset the effects of double taxation.

    THE PROPOSED MERGER. The Special Committee and the boards of directors concluded that combining the Funds into a single newly-formed REIT is the alternative that is in the best interests of Fund shareholders. They noted that the increased leverage and capital structure flexibility which would be available to a REIT, as compared with an entity subject to regulation under the Investment Company Act, may increase returns to shareholders and may increase the resulting entity's access to the capital markets. From this standpoint, the REIT structure was deemed superior to any of the alternatives discussed above which involve the Funds' or a resulting entity's continuing to be subject to regulation under the Investment Company Act. In addition, unlike maintaining the status quo, combining the Funds into a REIT potentially would increase shareholder liquidity due to increased market capitalization, increase asset diversification and produce economies of scale. In addition, the REIT structure would avoid the disadvantages of Fund shrinkage which would result from conducting tender offers or periodic repurchase offers. The REIT structure also would allow the resulting entity to continue investing in the same types of assets without a dramatic change in investment policies or strategies, unlike a conversion to an open-end fund, or a "business development company." This alternative also would enable the resulting entity to continue to receive pass-through tax treatment similar to that now enjoyed by the Funds, unlike conversion to an entity taxable as a corporation. For these reasons, the Special Committee and the boards of directors concluded that the proposed merger is the alternative that is in the best interests of the Fund shareholders.

OPINIONS OF THE FINANCIAL ADVISOR

    Pursuant to a letter agreement dated as of January 10, 2002, the Special Committee retained FBR to act as its financial advisor in connection with evaluating the Funds' strategic alternatives. At the board of director's meeting held on March 20, 2002 to consider and approve the merger and the Merger Agreement, FBR delivered its oral opinion (subsequently confirmed in writing by delivering written opinions to the boards of directors dated March 20, 2002) that as of the date of such opinions, the consideration (securities or cash) to be received in the proposed merger pursuant to the terms of the Merger Agreement is fair, from a financial point of view, to each shareholder of the Funds.

    The full text of FBR's opinions, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached in Appendicies C-1 to C-4 to this joint proxy statement/prospectus and is incorporated herein by reference. No limitations were imposed by the Special Committee or the board of directors upon FBR with respect to the investigation made or procedures followed by FBR in rendering its opinions. The description of FBR's opinions set forth herein is qualified in its entirety by reference to Appendices C-1 to C-4. You are urged to read the FBR opinions in their entirety. FBR's opinions are addressed only to the Funds' boards of directors and directed only to the terms of the Merger Agreement and do not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. FBR did not provide opinions as to the trading value of the Company common stock going forward, nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the Company's common stock as an investment by current investors in the Funds.

    FBR is a nationally recognized investment banking firm and was selected by the Funds' boards of directors based on the firm's reputation and experience in investment banking in general, and on its expertise in the real estate and specialty finance sectors. FBR, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In connection with rendering the opinions dated March 20, 2002, FBR, among other things:

    1.  reviewed the Merger Agreement;

    2.  reviewed the Advisory Agreement;

    3.  reviewed the Company's articles of incorporation;

    4.  reviewed the Company's bylaws;

    5. reviewed the ASP and SLA annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and
        November 30, 2001;

    6. reviewed the BSP and CSP annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31,
        1999, May 31, 2000, and May 31, 2001;

    7. reviewed the ASP and SLA semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
        May 31, 1999, May 31, 2000, and May 31, 2001;

    8. reviewed the BSP and CSP semi-annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

    9.  reviewed the ASP prospectus dated December 19, 1991;

    10. reviewed the BSP prospectus dated July 23, 1992;

    11. reviewed the CSP prospectus dated March 19, 1993;

    12. reviewed the SLA prospectus dated September 14, 1993;

    13. reviewed the Funds' portfolios as of January 31, 2002;

    14. reviewed the Funds' master loan and security agreements;

    15. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through March 15, 2002;

    16. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Fund Advisor;

    17. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

    18. compared the results of operations and financial conditions of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Company;

    19. participated in discussions and negotiations among representatives of the Funds and representatives of the Fund Advisor;

    20. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the proposed Advisory Agreement between the Company and the REIT Advisor; and

    21. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

    In connection with rendering its opinions, FBR assumed and relied upon, without independent verification, the accuracy and completeness of all financial information, analyses and other information reviewed by and discussed with it on the analyses and estimates provided by the Fund Advisor. With respect to the financial projections reviewed with the Fund Advisor, FBR assumed that they reflected the best then currently available estimates and judgements of management of the future financial performances of the Funds and that such performance will be achieved. FBR discussed with the Fund Advisor its beliefs regarding the Funds' earnings for periods ending May 31, 2001 and November 30, 2001 as it related to the projections for the Company. FBR assumed that the information it reviewed is based on reasonable judgements of the management of the future financial performance of the Funds and the Company. FBR also assumed that there has been no material change in the Funds' assets, financial conditions, results of operations, business or prospects since the date of the last financial statements noted above.

    The forecasts and projections furnished to FBR for the Funds were prepared by the Fund Advisor. As a matter of policy, the Funds do not publicly disclose internal management forecasts, projections or estimates of the type furnished to FBR in connection with its analysis of the merger and the management contract, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, general economics, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecast, projections and estimates.

    In connection with rendering its fairness opinions to the board of directors, FBR performed a variety of financial analyses. The following is a summary of the material financial analyses performed by FBR, but does not purport to be a complete description of its analyses or presentations at the March 20, 2002 meeting of the boards of directors. FBR believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying FBR's opinions. The preparation of a fairness opinion is a complex process involving subjective judgements and is not necessarily susceptible to partial analyses or summary description. In its analyses, FBR made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of the Funds and the Fund Advisor. Any estimates contained in FBR's analyses are not necessarily indicative of futures results or values, which may be significantly more or less favorable than such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or the securities may actually trade.

    SUMMARY OF TERMS OF PROPOSED TRANSACTION. FBR reviewed the terms of the proposed merger, including the proposed business structure, the proposed consideration and the management contract terms. The Company, into which the Funds will merge, will be structured as a REIT. The REIT will be externally managed by the REIT Advisor, a subsidiary of the Fund Advisor. The proposed consideration is the respective Funds' net asset value per share calculated as of the last day of the week immediately proceeding the closing of merger. The Fund Advisor will be compensated with a base management fee and an incentive fee, pursuant to the terms of the Advisory Agreement.

    FBR reviewed the financial terms, to the extent publicly available, of certain publicly traded REITs and external management contracts that FBR deemed to be reasonably comparable to the Company and the proposed terms of the Advisory Agreement.

    PRO FORMA ANALYSIS. FBR performed pro forma merger analyses that combined the Funds' current and projected income statements and balance sheets based on earnings forecasts of the Fund Advisor and FBR's knowledge of the mortgage REIT industry. Assumptions and analyses of the accounting treatment, operating efficiencies, balance sheet flexibility and other adjustments were made to arrive at a base case pro forma analysis to determine the effect of the transaction on the Funds. The actual results achieved by the Company will vary from the projected results and such variations may be material.

    SELECTED REIT ANALYSIS. In preparing its presentation, FBR used publicly available information to compare selected financial and market trading information, including capital levels, earnings performance, asset quality ratios, leverage characteristics and profitability for the Company and other selected publicly traded REITs. This peer group consisted of mortgage REITs, with investment focuses in commercial mortgages and residential mortgages as shown in the table below. As a group, the comparable REITs trade at an average premium to book of 128%, trading at an average 2001 price-to-earnings ratio of
8.4. However, past performance of the peer group does not guarantee future results. The actual trading performance of the Company could vary materially from the historical performance of the peer group. Because of the inherent differences between businesses, operations and prospects of the Company and the businesses, operations and prospects of the selected comparable companies, FBR believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, FBR also made qualitative judgements concerning differences between the Company's financial and operating characteristics and those of the selected comparable companies that would affect the Company's public trading value. This analysis did not purport to be indicative of the actual values or expected values of the Company's common stock.

    The table below summarizes select information of the peer group REITs and the Funds reviewed by FBR in connection with its analysis of the merger:

                                    PRICE            MKT/    EPS    P/E
                           TICKER  12/31/01   BVPS   BOOK   2001    2001
                           ------  --------  ------  -----  -----  ------
America First Mortgage
  Investments, Inc.        MFA      $ 8.75    7.11   123%   $1.05   8.3x
American Mortgage
  Acceptance Corp.         AMC      $14.55   13.69   106%   $1.38  10.5x
Annaly Mortgage            NLY      $16.00   12.25   131%   $2.05   7.8x
Anthracite Capital, Inc.   AHR      $10.99    7.47   147%   $1.46   7.5x
Anworth Mortgage Assets
  Corporation              ANH      $ 9.10    8.07   113%   $1.50   6.1x
FBR Asset Investment
  Corp.                    FB       $27.95   22.50   124%   $3.35   8.3x
iStar Financial Inc.       SFI      $24.95   21.61   115%   $2.19  11.4x
RAIT Investment Trust      RAS      $16.30   14.14   115%   $2.52   6.5x
Redwood Trust              RWT      $24.23   24.62    98%   $3.04   8.0x
Thornburg Mortgage, Inc.   TMA      $19.70   16.04   123%   $2.03   9.7x
AVERAGE/TOTAL                                        128%   $2.06   8.4X
                                    PRICE            MKT/    EPS    P/E
                           TICKER  12/31/01   NAV     NAV   2001    2001
                           ------  --------  ------  -----  -----  ------
American Strategic Income
  Portfolio Inc.           ASP      $12.80   12.80   100%   $1.04  12.3x
American Strategic Income
  Portfolio Inc.--II       BSP      $12.90   13.01    99%   $0.86  15.0x
American Strategic Income
  Portfolio Inc.--III      CSP      $12.24   12.30   100%   $1.05  11.7x
American Select Portfolio
  Inc.                     SLA      $13.22   13.24   100%   $1.13  11.7x

    ANALYSIS OF COMPARABLE EXTERNAL MANAGEMENT CONTRACTS. FBR also reviewed the management contracts of several publicly traded REITs considered comparable to the Company. These REITs included America First Mortgage Investments, Inc., American Mortgage Acceptance Company, Anthracite Capital, Inc., Anworth Mortgage Assets Corporation, FBR Asset Investment Corporation, and Thornburg
Mortgage, Inc. as shown in the table below. FBR compared the asset types held by each REIT, and the structure of the management contract including the base management fee, the incentive fee and the termination fee. FBR determined Anthracite Capital, Inc., American Mortgage Acceptance Corporation, and FBR Asset Investment Corporation, to be most comparable to the Company in asset types and leverage characteristics. The base management fees of these three comparable REITs are based on a percentage of assets, distinguishing between the credit quality of the assets. The managers are, therefore, compensated appropriately for the amount of management required by each asset type. The incentive fee is based on a hurdle return of a specified percentage above the Ten-Year U.S. Treasury Rate. In the event of termination without cause, most of the comparable REITs require a termination fee determined by independent appraisal be paid to the manager. The Company's proposed base management fee, incentive fee and termination fee compare favorably to the fees received by the managers of comparable REITs.

COMPANY                 ASSET TYPE                 BASE FEE                         INCENTIVE FEE              TERMINATION FEE
Anthracite Capital,   Commercial       1% per annum of average invested   25% of the dollar amount by which  By Appraisal
Inc.                                   assets rated less than BB- or not  (1)(a) Funds From Operations of
                                       rated, 0.75% of average invested   the Company (before the incentive
                                       assets rated BB- through BB+, and  fee) per share of common stock
                                       0.20% of average invested assets   (based on the weighted average
                                       rated above BB+.                   number of shares outstanding)
                                                                          plus (b) gains (or minus losses)
                                                                          from debt restructuring and sales
                                                                          of property per share of common
                                                                          stock (based on the weighted
                                                                          average number of shares
                                                                          outstanding), exceed (2) an
                                                                          amount equal to (a) the weighted
                                                                          average of the price per share of
                                                                          the initial offering and the
                                                                          prices per share of any secondary
                                                                          offerings by the Company
                                                                          multiplied by (b) the Ten-Year
                                                                          U.S. Treasury Rate plus 3.5% per
                                                                          annum (expressed as a quarterly
                                                                          percentage) multiplied by
                                                                          (B) the weighted average number
                                                                          of shares of common stock
                                                                          outstanding during such quarter.

COMPANY                 ASSET TYPE                 BASE FEE                         INCENTIVE FEE              TERMINATION FEE
American Mortgage     Commercial       0.355% for investments in          25% of the dollar amount by which  None
Acceptance Corp.                       Mortgage Loans; (ii) 0.355% for    (1)(a) Funds From Operations of
                                       certain investment grade           the Company (before the incentive
                                       investments; (iii) 0.750% for      fee) per share (based on the
                                       certain non-investment grade       weighted average number of shares
                                       investments; (iv) 1.000% for       outstanding) plus (b) gains (or
                                       unrated investments; and           minus losses) from debt
                                       (v) 0.625% for investments held    restructuring and sales of
                                       prior to April 6, 1999             property per share (based on the
                                                                          weighted average number of shares
                                                                          outstanding), exceed (2) an
                                                                          amount equal to (a) the weighted
                                                                          average of the price per share of
                                                                          the initial offering (I.E. $20
                                                                          per share) and the prices per
                                                                          share of any secondary offerings
                                                                          by the Company multiplied by
                                                                          (b) the Ten-Year U.S. Treasury
                                                                          rate plus 2% per annum multiplied
                                                                          by (B) the weighted average
                                                                          number of shares outstanding
                                                                          during such fiscal year
FBR Asset Investment  Mixed            0.25% per annum of the average     25% of the dollar amount by which  By Appraisal
Corp.                                  book value of our mortgage assets  (1)(a) Funds From Operations during each calendar quarter; and  (before the incentive fee) per
                                       0.75% per annum of the average     share of common stock, based on
                                       book value of the remainder of     the weighted average number of
                                       our invested assets during each    shares outstanding, plus
                                       calendar quarter                   (b) gains or minus losses from
                                                                          debt restructuring and sales of
                                                                          property per share, based on the
                                                                          weighted average number of shares
                                                                          outstanding, exceed (2) an
                                                                          amount equal to (a) the weighted
                                                                          average of the price per share of
                                                                          the initial private offering of
                                                                          our common stock in 1997 and in
                                                                          the secondary public offering of
                                                                          our common stock in August 2001
                                                                          of $20.82 and the price per share
                                                                          in any future secondary offerings
                                                                          by our company multiplied by
                                                                          (b) the Ten-Year U.S. Treasury
                                                                          Rate plus 5% per annum,
                                                                          multiplied by (B) the weighted
                                                                          average number of shares of
                                                                          common stock outstanding during
                                                                          the applicable period.

COMPANY                 ASSET TYPE                 BASE FEE                         INCENTIVE FEE              TERMINATION FEE
America First         Residential      1.10% per annum of the first $300  20% of the amount by which its     By Appraisal
Mortgage                               million of stockholders' equity    return on equity for each quarter
Investments, Inc.                      of the Company, plus 0.80% per     exceeds a return based on the
                                       annum of the portion of            Ten-Year U.S. Treasury Rate plus
                                       stockholders' equity of the        1%
                                       Company above $300 million
Anworth Mortgage      Residential      1% per year of the first $300      20% of the amount by which its     By Appraisal
Asset Corp.                            million of stockholders' equity    return on our equity exceeds a
                                       plus 0.8% per year of the portion  return based on the Ten-Year U.S.
                                       of our stockholders' equity above  Treasury Rate plus 1%
                                       $300 million
Thornburg Mortgage,   Residential      1.18% of the first $300 million    20% of its annualized net income   Present value
Inc.                                   of average shareholders' equity    before performance-based           formula based on
                                       (inclusive of preferred stock),    incentive compensation, above an   Management's net
                                       plus 0.87% of that portion above   annualized return on equity equal  profits
                                       $300 million (subject to           to the Ten-Year U.S. Treasury
                                       adjustment as provided in the      Rate plus 1%
                                       Management Agreement)

   Based upon and subject to the foregoing, as well as any such other matters as FBR considered relevant, it is FBR's opinion that the consideration to be received in the merger is fair, from a financial point of view, to the shareholders of each Fund.

THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the Merger Agreement. Because this summary is not a complete description of the Merger Agreement, we urge you to read the Merger Agreement in its entirety for a complete description of the terms and conditions of the merger. We attach a copy of the agreement and plan of reorganization and the form of plan of merger to this joint proxy statement/prospectus as Appendix A and Appendix B, respectively, and incorporate them by reference in this joint proxy statement/prospectus.

    TERMS OF THE MERGER. The Merger Agreement provides that the participating Funds will merge with and into the Company. At the Effective Time, the participating Funds will cease to exist and the Company will be the surviving corporation in the merger.

    The merger will become effective upon the filing of the Articles of Merger for such Fund with the Minnesota Secretary of State and upon acceptance for filing of such Articles of Merger by the Department of Assessments and Taxation of the State of Maryland and the Secretary of State of the State of Minnesota. It is anticipated that the Effective Time will occur on the closing date of the merger, which is scheduled for the day following the Special Meeting.

    After the Effective Time, the articles of incorporation and bylaws of the Company will remain the articles of incorporation and bylaws of the Company. For information regarding the officers and directors of the Company after the Effective Time. See "MANAGEMENT OF THE COMPANY--The Board of Directors and Executive Officers of the Company."

    CONVERSION OF SECURITIES. At the Effective Time, each share of common stock of the participating Funds held by the Company or any of the participating Funds immediately prior to the Effective Time will automatically be cancelled and cease to exist. No consideration shall be payable with respect to such shares.

    At the Effective Time, each share of Company common stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist. No consideration shall be payable with respect to such shares.

    At the Effective Time, each share of common stock of the participating Funds issued and outstanding immediately prior to the Effective Time, excluding shares held by shareholders exercising dissenters' rights under the MBCA, will be converted into the right to receive shares of Company common stock, cash or a combination of Company common stock and cash. See "THE MERGER--What Shareholders Will Receive in the Merger" and "THE MEETING--How to Elect the Merger Consideration You Are to Receive." At the Effective Time, each such share shall automatically be cancelled and cease to exist, and each certificate previously evidencing such shares shall represent only the right to receive the consideration payable in connection with the merger. Shares of Company common stock issuable as consideration in the merger shall be subject to the ownership limitations and other related provisions contained in the Company's articles of incorporation. See "DESCRIPTION OF CAPITAL STOCK OF THE COMPANY--Restrictions on Transfer."

    EXCHANGE OF CERTIFICATES. After the Effective Time, the Company's exchange agent will mail to shareholders of participating Funds a letter of transmittal and instructions for surrendering for cancellation certificates representing shares of common stock of the participating Funds. When a participating Fund shareholder delivers the share certificates to the exchange agent, along with an executed letter of transmittal and any other required documents, the exchange agent will cancel such stock certificates and send such shareholder the Company common stock and/or cash to which that shareholder is entitled pursuant to the Merger Agreement.

    Until the certificates formerly representing Fund common stock are surrendered for cancellation after the Effective Time, holders of such certificates will not be paid dividends or other distributions on Company common stock into which such shares have been converted. When such certificates have been surrendered, unpaid dividends or other distributions shall be paid, without interest, to the shareholder.

    At the Effective Time, the stock transfer books of the participating Funds shall be closed and there shall be no further registration of transfers of common stock of such Funds.

    None of the Company, the Funds or the exchange agent shall be liable to any person for any amount required to be paid to public officials pursuant to applicable abandoned property laws. Unclaimed property held by the exchange agent six months after the Effective Time shall be redelivered to the Company upon demand, and any holders of participating Fund common stock who have not surrendered stock certificates for cancellation shall look only to the Company for delivery of the consideration payable in connection with the merger.

    The Company or the exchange agent may deduct and withhold from the merger consideration payable to a Fund shareholder pursuant to the Merger Agreement such amounts at the Company or the exchange agent are required to deduct and withhold under the Code or any other state, local or foreign tax law.

    REPRESENTATIONS AND WARRANTIES OF THE FUNDS. The Merger Agreement contains various representations and warranties of each Fund relating to, among other things:

 - corporate organization, good standing and qualification;

 - capital structure;

 - execution, delivery and performance of the Merger Agreement and related matters;

 - non-contravention of agreements, applicable laws, court orders and the Fund's governing instruments;

 - required governmental approvals of the merger;

 - documents filed by the Fund with the SEC and the accuracy of information contained in such documents;

 - financial statements;

 - absence of undisclosed liabilities;

 - absence of certain material adverse and other changes;

 - litigation;

 - brokers' fees;

 - compliance with laws and court orders;

 - violations or defaults under material agreements;

 - indebtedness;

 - ownership of assets;

 - books and records;

 - accuracy of information supplied by the Fund in connection with the registration statement that contains this joint proxy statement/prospectus;

 - vote required to approve the merger and the Merger Agreement; and

 - registration as a closed-end management investment company and qualification as a regulated investment company.

The representations and warranties of the Funds terminate at the Effective Time.

   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Merger Agreement contains various representations and warranties of the Company relating to, among other things:

 - corporate organization, good standing and qualification;

 - capital structure;

 - execution, delivery and performance of the Merger Agreement and related matters;

 - non-contravention of agreements, applicable laws, court orders and the Company's governing instruments;

 - required governmental approvals of the merger;

 - absence of business activity since incorporation;

 - litigation;

 - absence of assets, liabilities and agreements to which the Company is a party, other than the Merger Agreement;

 - brokers' fees;

 - compliance with laws and court orders; and

 - accuracy of information supplied by the Company in connection with the registration statement that contains this joint proxy statement/prospectus.

The representations and warranties of the Company terminate at the Effective
Time.

   COVENANTS OF THE FUNDS. Until the Effective Time, each Fund has agreed to carry on its business in the usual, regular and ordinary course and in substantially the same manner as previously conducted. Each Fund also has agreed to use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing business status and its status as a regulated investment company.

    Except as otherwise contemplated by the Merger Agreement, each Fund has also agreed not to:

 - split, combine or reclassify any shares of common stock of the Fund;

 - issue or authorize the issuance of any securities, except pursuant to the terms of any existing dividend reinvestment plan of the Fund, with respect to any shares of common stock of the Fund;

 - purchase, redeem or otherwise acquire any shares of common stock of the Fund;

 - issue, deliver or sell, or grant any option or other right regarding,
   (i) any shares of common stock of the Fund, (ii) any other securities of the Fund or (iii) any securities convertible into, or granting rights to acquire, any securities of the Fund;

 - amend the articles of incorporation or bylaws of the Fund;

 - merge or consolidate with any person;

 - make any tax election, unless required by law to preserve the Fund's status as a regulated investment company;

 - change in any material manner any of its methods, principles or practices of accounting, except as may be required by the SEC, applicable law or generally accepted accounting principles;

 - take or rescind any election relating to tax matters; or

 - pay any distribution, except for regular quarterly distributions not in excess of certain specified amounts.

    Each Fund also has agreed not to take any action that would result in
(i) any of the representations and warranties of the Fund in the Merger Agreement becoming untrue in any material respect or (ii) any of the conditions to the merger not being satisfied.

    COVENANTS OF THE COMPANY. Until the Effective Time, the Company has agreed, except as contemplated by the Merger Agreement, not to do any of the following:

 - conduct any business;

 - enter into any material contracts;

 - acquire any assets or incur any liabilities; or

 - amend its articles of incorporation or bylaws.

    The Company also has agreed not to take any action that would result in
(i) any of the representations and warranties of the Company in the Merger Agreement becoming untrue in any material respect or (ii) any of the conditions to the merger not being satisfied.

    COVENANTS REGARDING THE MERGER. Pursuant to the Merger Agreement, each Fund and the Company has agreed to cooperate with the other Funds and the Company and to use its best efforts to do, or cause to be done, all things necessary to consummate the transactions contemplated by the Merger

Agreement. Such cooperation includes, among other things, each Fund and the Company using best efforts to:

 - make requisite filings with governmental agencies and obtain requisite consents, approvals and waivers from governmental agencies and non-governmental third parties;

 - defend lawsuits challenging the merger, the Merger Agreement or the transactions contemplated by the Merger Agreement; and

 - execute and deliver any additional instruments necessary to consummate the merger and the other transactions contemplated by the Merger Agreement.

    Each Fund has agreed to hold a meeting of its shareholders for the purpose of voting on the merger and the Merger Agreement. Each Fund has also agreed to include in this joint proxy statement/ prospectus the recommendation of its board of directors to the effect that the merger and the Merger Agreement are in the best interest of its shareholders. Such recommendation may be withdrawn or modified if such Fund's board of directors determines to do so in good faith.

    Each Fund and the Company has agreed to provide notice to the other parties to the Merger Agreement if (i) any representation or warranty contained in the Merger Agreement becomes untrue or inaccurate in any material respect or
(ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under the Merger Agreement.

    The Merger Agreement further provides that, from and after the Effective Time, the Company shall indemnify any person who has been, at any time prior to the Effective Time, an officer or director of a participating Fund from any and all liabilities resulting from his or her acts and omissions prior to the Effective Time to the full extent permitted by the Fund's articles of incorporation, the MBCA or the MGCL or the Investment Company Act, including but not limited to acts and omissions arising out of or pertaining to the merger.

    CONDITIONS TO THE MERGER. For a Fund to participate in the merger, the merger and the Merger Agreement must be approved by the shareholders of such Fund by a vote of at least a majority of all the votes entitled to be cast.

    Under the Merger Agreement, the obligation of each Fund and the Company to complete the merger is subject to the satisfaction of the following conditions:

 - Funds having, in the aggregate, a net asset value of at least $200 million (net of cash needed to fund payments to shareholders making a Cash Election or exercising dissenters' rights) shall have approved the merger;

 - the New York Stock Exchange shall have approved for listing the Company's common stock to be issued in the merger;

 - the registration statement containing this joint proxy statement/prospectus shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order;

 - No temporary restraining order, preliminary or permanent injunction or other order issued by any court or other legal restraint or prohibition preventing the consummation of the merger or any of the other transactions contemplated by the Merger Agreement shall be in effect;

 - the SEC shall have issued the Exemptive Order and such Exemptive Order shall not contain any terms or conditions that are unacceptable to the Funds or are inconsistent with the Merger Agreement;

 - receipt of all other necessary governmental consents and approvals;

 - receipt by the Funds of an opinion from Ernst & Young stating that the merger will be treated for federal income tax purposes as a tax-free reorganization and that after the merger, commencing with the Company's taxable year ending December 31, 2002, the Company's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and

 - the Advisory Agreement shall have been executed and be effective.

    The obligation of any Fund that has received shareholder approval (the "Approving Funds") to consummate the merger and the other transactions contemplated by the Merger Agreement are further subject to the following conditions, any one or more of which may be waived by the Approving Funds:

 - the representations and warranties of the Company and the Approving Funds set forth in the Merger Agreement shall be true and correct in all material respects as of the Effective Time, and the Company and each Approving Fund shall have provided an officer's certificate to that effect;

 - the Company and the Approving Funds shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time, and the Company and each Approving Fund shall have provided an officer's certificate to that effect;

 - since the date of the Merger Agreement, there shall not have been any material adverse change in the business, results of operations or financial condition of any of the Approving Funds, the Company or the REIT Advisor, and each Approving Fund, the Company and the REIT Advisor shall have provided an officer's certificate to that effect;

 - all consents and waivers from third parties necessary in connection with the merger and other transactions contemplated by the Merger Agreement shall have been received, other than such consents and waivers from third parties which, if not obtained, would not have a material adverse effect on the business, properties, assets, financial conditions or results of operations of a Fund; and

 - the holders of not more than 5% of the outstanding common stock of any Approving Fund shall have exercised dissenters' rights in accordance with the MBCA.

    Where the law permits, each Fund (acting through its board of directors) could decide to complete the merger even though one or more conditions were not satisfied. By law, no Fund can waive:

 - the requirement that its shareholders approve the merger;

 - the requirement that it receives the Exemptive Order; and

 - the condition which requires the absence of any court order or law preventing the closing of the merger.

    Whether any of the other conditions would be waived would depend on the facts and circumstances as determined by the reasonable business judgment of the board of directors of the Approving Funds. The board of directors of each Fund has indicated that it will only waive the condition relating to the maximum percentage of shareholders of that Fund that can exercise dissenters' rights under the MBCA if doing so would not cause the initial net asset value of the Fund to fall below $200 million. If the Approving Funds waived compliance with one or more of the other conditions and the condition was deemed to require the vote of Fund shareholders, each Approving Fund would have to re-solicit shareholder approval before closing the merger. None of the Funds intends to notify shareholders of any waiver that, in the judgment of its board of directors, does not require re-solicitation of shareholder approval.

    TERMINATION OF THE MERGER AGREEMENT. The Funds may terminate the Merger Agreement, at any time prior to the Effective Date whether before or after any shareholder approvals are obtained, by mutual written consent of the Funds duly authorized by their respective boards of directors. In addition, any Fund may terminate the Merger Agreement only as to such Fund, at any time prior to the Effective Date whether before or after any shareholder approvals are obtained, if its board of directors shall have determined that it is in the best interests of the Fund and its shareholders to terminate the Fund's rights and obligations under the Merger Agreement.

    AMENDMENT OR WAIVER OF THE MERGER AGREEMENT. The Funds may amend or modify the Merger Agreement at any time prior to the Effective Date, in writing signed by the Funds and the Company. However, if the Funds' shareholders have approved the merger and the Merger Agreement, the Funds may not amendment or modify the Merger Agreement, without obtaining shareholder approval, if such amendment or modification would require shareholder approval.

    Prior to receiving shareholder approval of the merger and the Merger Agreement, any action required or permitted to be taken by the Funds under the Merger Agreement, including amendments, consents, waivers or termination of the Merger Agreement, shall require the consent of all of the Funds. After shareholder approval of the merger and the Merger Agreement, any such action shall require the consent of all of the Approving Funds.

DELISTING AND DEREGISTRATION OF THE FUNDS' SHARES

    At the Effective Time, trading in the common stock of the Funds participating in the merger on the NYSE will cease. Price quotations for such Funds' common stock will no longer be available and the registration of such Funds' common stock under the Exchange Act will be terminated.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

    Neither the Company nor the Funds are aware of any significant regulatory approvals required for the merger other than the Exemptive Order discussed in the paragraph below.

EXEMPTIVE RELIEF

    In order to consummate the merger, the Funds have applied for the Exemptive Order, which is an order issued by the SEC exempting the Funds from certain provisions of Section 17(a) of the Investment Company Act. Section 17(a) of the Investment Company Act generally makes it unlawful for any person affiliated with a registered investment company (or any affiliated person of such person), acting as a principal, to sell any security or other property to or purchase any security or other property from such investment company. Under the Investment Company Act, an affiliated person of an investment company (or of another person) includes persons having the power to vote 5% or more of the outstanding voting securities of the investment company (or such other person), any officer or director of the investment company (or such other person) and any investment adviser of the investment company. Accordingly, absent an exemption, the merger may be prohibited by Section 17(a) of the Investment Company Act.

    Exemptions from the provisions of Section 17(a) may be granted by the SEC pursuant to Section 17(b) of the Investment Company Act if evidence establishes that (i) the terms of the proposed transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned; (ii) the proposed transaction is consistent with the policy of each registered investment company concerned, as recited in its registration statement and reports filed under the Investment Company Act; and (iii) the proposed transaction is consistent with the general purposes of the Investment Company Act.

ACCOUNTING TREATMENT

    The merger will be accounted for using the purchase method of accounting in accordance with accounting principles generally accepted in the United States.

    The accounting acquirer will be the Fund participating in the merger that has the highest amount of net assets at the date of the merger since that Fund's shareholders will be allocated the largest number of shares of Company common stock.

TAX TREATMENT OF THE MERGER

    The merger is intended to qualify as a tax-free reorganization. Ernst & Young will provide the Funds with an opinion relating to the federal income tax consequences to the Funds and the Funds' shareholders with respect to the merger. Specifically, Ernst & Young will opine that the merger will qualify as a tax-free reorganization under Section 368(a) of the Code, and that neither the Funds nor the Funds' shareholders (with the exception of those shareholders making the Cash Election or exercising their dissenters' rights) will recognize taxable gain or loss as a result of the merger. You should consult with your tax advisors regarding the tax consequences of the merger to you. For further details on the tax treatment of the merger. See "Federal Income Tax Consequences--Tax Treatment of the Merger."

FEES AND EXPENSES OF THE MERGER

    All costs and expenses incurred in connection with the merger (including, but not limited to, costs and expenses of preparing all necessary registration statements, proxy materials and other documents, of preparing for and attending board and committee, shareholder, planning, organizational and other meetings and costs and expenses of accountants, attorneys, financial advisors and other experts engaged in connection with the merger) shall be borne by the Funds. These expenses are estimated to be $3,000,000. Such costs and expenses shall be allocated among the Funds based on their respective net asset values. However, costs and expenses incurred in connection with the legal representation of the Fund Advisor's interests with respect to the merger and related matters shall be borne by the Fund Advisor.

CONSEQUENCES IF THE MERGER IS NOT APPROVED

    If the merger for any Fund is not consummated for any reason, the Fund expects to continue to operate in its current form. There will be no change in the Fund's investment objectives, policies or restrictions. No other transaction is currently being considered by the board of directors of any Fund as an alternative to the merger, although the Funds that do not participate in the merger may, from time-to-time, explore other alternatives.

AVAILABILITY OF DISSENTERS' RIGHTS

    If the merger is completed, holders of Fund shares on [            ], 2002
of any Fund that merged into the Company and who did not vote "FOR" the merger and the adoption of the Merger Agreement will have the right to dissent from the merger and to obtain payment for the "fair value" of their shares of the applicable Fund, plus interest, in accordance with Sections 302A.471 and 302A.473 of the MBCA. The term "fair value" means the value of shares of common stock of the applicable Fund immediately prior to the effective time of the merger, and the term "interest" means interest commencing five days after the effective time of the merger up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments, currently 2% per year.

    Any holder of Fund shares contemplating the exercise of dissenters' rights is urged to review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA, particularly with respect to the procedural steps required to perfect dissenters' rights. Failure to comply with the statutory requirements will result in the loss of the shareholder's dissenters' rights. The following is a summary of the material provisions of the dissenters' rights statute, but it is not a complete statement of the relevant provisions of Minnesota law. This summary should be read in conjunction with the full text of Sections 302A.471 and 302A.473, which is attached to this joint proxy statement/prospectus as Appendix D, and any amendments to such sections as may be adopted after the date of this joint proxy statement/ prospectus.

    FILING WRITTEN OBJECTION. Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the following conditions. A written notice of intent to demand fair value for Fund shares must be delivered to the executive offices of the Fund before the taking of the shareholder vote to adopt the Merger Agreement and approve the merger at the Special Meeting of
shareholders on [            ], 2002. This written demand must be in addition to
and separate from any proxy or vote against approval of the merger. Voting against, abstaining from voting or failing to vote to approve the merger does not constitute a demand for fair value of the Fund shares within the meaning of the MBCA.

    The written demand should be delivered to the secretary of the Fund at 800 Nicollet Mall, BC-MN-HO5W, Minneapolis, Minnesota 55402. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the "fair value," plus interest, of his or her Fund shares.

    A shareholder may not assert dissenters' rights as to less than all of the shares of common stock of a Fund that are registered in such holder's name, except where certain shares are beneficially owned by another person but registered in such holder's name. A person who owns shares of more than one Fund may assert dissenters' rights as to all shares owned in a specific Fund, without asserting dissenters' rights as to shares of any other Funds. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares of common stock of a Fund beneficially owned by another person, the shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of Fund shares who is not the record owner of those shares may assert dissenters' rights as to shares held on such person's behalf, provided that the beneficial owner submits a written consent of the record owner to the applicable Fund at or before the time such rights are asserted.

    NO VOTING IN FAVOR OF THE MERGER PROPOSAL. Shareholders electing to exercise their dissenters' rights under the MBCA must not vote for approval of the merger. A shareholder's failure to vote against approval of the merger will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against approval of the merger or direction to abstain, the proxy will be voted for adoption of the Merger Agreement and approval of the merger, and the shareholder's dissenters' rights will be waived.

    NOTICE BY THE FUNDS OR THE COMPANY. After adoption of the Merger Agreement and approval of the merger by the shareholders at the Special Meeting, each Fund that has approved the merger, or the Company (as the surviving entity in the merger), will send a written notice to its shareholders who filed a written demand for dissenters' rights. The notice will contain:

 - the address to which the shareholder must send a demand for payment and the stock certificates in order to obtain payment;

 - the date by which they must be received;

 - any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

 - a form to be used to certify the date on which such shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares, or an interest in them, and to demand payment; and

 - a copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedures to be followed under those sections.

    REMITTANCE OF CERTIFICATES. In order to receive the fair value for his or her shares under Section 302A.473, a dissenting shareholder must, within 30 days after the date the Fund or the Company gives the notice described in the preceding paragraph, demand payment and deposit his or her stock certificates at the address specified in the notice. Under Minnesota law, notice by mail is given by the Fund or the Company when deposited in the U.S. mail. A dissenting shareholder will retain all rights as a shareholder until the effective time of the merger. After a valid demand for payment and the related stock certificates are timely received, or after the completion of the merger, whichever is later, the Company will remit to each dissenting shareholder who has complied with the statutory requirements the amount that the Company estimates to be the fair value of the dissenting shareholder's shares, with interest commencing five days after the effective time of the merger at a rate prescribed by statute, currently 2% per year. The Company will also send the applicable Fund's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective time of the merger, together with:

 - the latest available interim financial statements;

 - an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate;

 - a brief description of the procedure to be followed if the dissenting shareholder decides to make a demand for a supplemental payment; and

 - a copy of Sections 302A.471 and 302A.473 of the MBCA.

    As described below, the Company is not required at that time to send its estimated payment to any person who was not a shareholder, and who is not dissenting on behalf of a person who was the beneficial owner of Fund shares, of the applicable Fund on March 20, 2002. If, however, the merger is not completed or the Company disputes a shareholder's right to dissent, the Company will not send to the shareholder the fair value of such shareholder's shares or the additional information listed above.

    ACCEPTANCE OR SETTLEMENT OF DEMAND. If the dissenting shareholder believes that the amount remitted by the Company is less than the fair value of the holder's shares, plus interest, if any, the shareholder must give written notice to the Company of such holder's own estimate of the fair value of the shares, plus interest, if any, within 30 days after the mailing date of the remittance and demand payment of the difference. The notice must be given at the executive offices of the Company c/o John G. Wenker, 800 Nicollet Mall, BC-MN-HO5W, Minneapolis, Minnesota 55402. A shareholder who fails to give written notice within this time period is entitled only to the amount remitted by the Company.

    Within 60 days after receipt of a demand for supplemental payment, the Company must either (i) pay the shareholder the amount demanded or agreed to by the shareholder after discussion with the Company, or (ii) petition a county court in Minnesota for the determination of the fair value of the shares, plus interest, if any. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in the Fund.

    COURT DETERMINATION. If, within the 60 days after the receipt of demand for supplemental payment, any one or more of the dissenting shareholders and the Company do not agree on the fair value of the shares, then the Company must file a petition with the court to obtain a judicial finding and determination of the fair value of the dissenting shareholder's shares. The petition must name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with the Company.

    The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by the Company or a dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders of the applicable Fund who properly exercised dissenters' rights and did not agree with the Company as to the fair value of the shares and may be less than, equal to or more than the value of the merger consideration. Dissenting shareholders are entitled to judgment in cash for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by the Company. The shareholders shall not be liable to the Company for any amounts paid by the Company which exceed the fair value of the shares as determined by the court, plus interest.

    The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against the Company, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. The court may assess fees and expenses of experts or attorneys against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding and also may award fees and expenses of experts or attorneys against the Company if the Company fails to comply substantially with Section 302A.473 of the MBCA.

    The Company may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder or who is dissenting on behalf of a person who was not a beneficial owner on March 20, 2002, the date on which the merger was first announced to the public. The Company will forward to any dissenting shareholder who was not a shareholder on March 20, 2002 but who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval of the Merger Agreement to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of March 20, 2002. Any shareholder who did not own shares on March 20, 2002 and who fails properly to demand payment will be entitled only to the amount offered by the Company. Upon proper demand by any Fund shareholder, rules and procedures applicable in connection with receipt by the Company of the demand for supplemental payment given by a dissenting shareholder who owned shares on March 20, 2002 will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on March 20, 2002, except that any such shareholder is not entitled to receive any remittance from the Company until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

    Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. Furthermore, the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under Sections 302A.471 and 302A.473 of the MBCA.

    Under Section 302A.471 of the MBCA, a shareholder of the Fund has no right at law or equity to set aside the adoption of the Merger Agreement or the consummation of the merger, unless such shareholder can establish that the adoption or consummation was fraudulent with respect to such shareholder or the Fund.

    Any holder who fails to comply fully with the statutory procedures summarized above within the time periods specified above will forfeit his or her rights of dissent and will receive the consideration payable in the merger for his or her shares, which may be more or less than or equal to the fair value of the shares determined under Section 302A.473 of the MBCA.

                                  THE MEETING

THE FUNDS' SPECIAL MEETING

    GENERAL. The board of directors of each Fund is using this joint proxy statement/prospectus to solicit proxies from its shareholders for use at a Special Meeting of the shareholders to be held by each Fund and at any adjournment or postponement of the Special Meeting. The Special Meeting for the Funds will be held at [ ] on [ ], 2002.

    This joint proxy statement/prospectus, the attached notice of Special Meeting and the accompanying form of proxy are first being mailed to holders of
Fund shares on or about [           ], 2002.

    MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING. The purpose of the Special Meeting is for Fund shareholders of each Fund to consider and vote upon:

    1. A proposal to approve the merger involving their Fund and to adopt the Merger Agreement; and

    2. Such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

    Under Minnesota law, no business other than procedural matters may be raised at the Special Meeting unless shareholders receive proper notice.

    RECOMMENDATION OF THE BOARD OF DIRECTORS. After careful consideration and advisement by the Special Committee, the board of directors of each Fund has approved the merger and the Merger Agreement, and has determined that the merger is fair to, and in the best interests of, such Fund and its shareholders. The board of directors of each Fund recommends that you vote "FOR" approval of the merger and adoption of the Merger Agreement. For further information, see "THE MERGER--Recommendations of the Board of Directors of Each Fund and the Special Committee."

    RECORD DATE; QUORUM; VOTE REQUIRED. Only shareholders of record of each Fund
on [           ], 2002 may vote at the Special Meeting or any adjournment of the
Special Meeting for that Fund. As of that date, the Funds had the following number of issued and outstanding shares of common stock:

                              AMERICAN                  AMERICAN                  AMERICAN
                          STRATEGIC INCOME          STRATEGIC INCOME          STRATEGIC INCOME          AMERICAN SELECT
                           PORTFOLIO INC.          PORTFOLIO INC.--II       PORTFOLIO INC.--III          PORTFOLIO INC.
                      ------------------------  ------------------------  ------------------------  ------------------------
Common Shares                       [      ]                  [      ]                 [      ]                     [      ]

   In order for each Fund to proceed with the Special Meeting, there must be a quorum. This means that at least a majority of that Fund's shares must be represented at the Special Meeting, either in person or by proxy. All returned proxies other than broker non-votes count toward a quorum, regardless of how they are voted. An abstention will be counted as shares present at the Special Meeting in determining whether the merger has been approved. If a proxy is returned with a broker non-vote on the merger, the shareholder will not be counted as present and entitled to vote with respect to the merger. A broker "non-vote" occurs when the underlying owner of shares has not voted and the broker holding the shares does not have discretionary authority to vote on the particular matter.

    For each Fund, an affirmative vote of a majority of the outstanding shares of common stock of such Fund is required to approve the merger and adopt the Merger Agreement. You are entitled to one vote for each Fund share held. The matters to be presented at the Special Meeting will not entitle you to cumulative voting. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" adopting the Merger Agreement and approving the merger.

    OWNERSHIP OF SHARES BY DIRECTORS AND EXECUTIVE OFFICERS. None of the directors of any Fund own any shares of the Funds. Messrs. Wenker and Kappenman, who are officers of the Funds, each own shares of stock in the Funds and have indicated that they intend to vote in favor of the merger and the adoption of the Merger Agreement. See "Stock Ownership" regarding their beneficial ownership of the Funds' shares.

    VOTING PROCEDURES. All shareholders of record may vote by mail. Shareholders of record may also vote in person at the Special Meeting or vote by proxy card, by telephone or through the internet. Beneficial owners will receive instructions from their bank, broker, or other nominee describing how to vote their shares.

    Beneficial owners can vote by telephone or through the internet if those options are offered by their bank, broker, or other nominee.

       VOTING BY MAIL. Shareholders or record may sign, date, and mail their proxies in the enclosed postage-paid envelope. If you sign, date, and mail your proxy card without indicating how you want to vote, your proxy will be voted FOR the merger.

       VOTING BY TELEPHONE. Shareholder of record may vote by using the toll-free number and following the instructions listed on the proxy card.

       VOTING THROUGH THE INTERNET. Shareholders of record may vote through the internet as instructed on the proxy card.

    PROXIES; REVOCATION. There are three ways to vote your proxy. Your telephone or internet vote authorizes the proxies to vote your shares in the same manner as if you mark, sign and return your proxy card.

     1. By telephone--dial the toll-free number located on your voting instruction form. You will need your 12-digit control number located on the voting instruction form at the time of the call.

     2. By internet--visit http://www.proxyvote.com. Once there, enter the 12-digit control number located on your voting instruction form.

     3. By mail--enclose your voting instruction form in the postage-paid envelope found within you proxy package.

    If your shares are held in "street name" by your broker, do not follow the above voting instructions. Rather, your broker will provide you with separate written instructions on voting your shares, and you should follow those instructions.

    Fund shares represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions indicated on the proxies. Unless otherwise instructed, the proxies will vote "FOR" the approval of the merger and adoption of the Merger Agreement. The proxy card also confers discretionary authority on the individuals appointed by the board of directors of each Fund and named on the proxy card to vote the shares represented by such proxy on any other matter that is properly presented for action at the Special Meeting, including any adjournments or postponements of the Special Meeting.

    If the Special Meeting is postponed or adjourned for any reason, all proxies will be voted at the reconvened meeting in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have previously been revoked or withdrawn), even if they may have been effectively voted on the same or any other matter at a previous meeting.

    The cost of solicitation, including the cost of preparing and mailing this joint proxy statement/ prospectus, will be allocated among and borne by the Funds. Representatives of the Fund Advisor may, without cost to the Funds, solicit proxies on behalf of management of the Funds by means of mail, telephone, personal calls or otherwise. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of Fund shares held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. The Funds have retained EquiServe to
assist in the solicitation of proxies at an anticipated cost of $[        ],
plus reimbursement of out-of-pocket expenses.

    You may revoke your proxy at any time before it is exercised at the Special Meeting. You can do this by writing, dated after the date of the original proxy, to the secretary for the Fund, or by voting in person at the Special Meeting and notifying the secretary for the Fund in writing that you are revoking your proxy. Simply attending the Special Meeting will not revoke a proxy. In addition, you can revoke a prior proxy by voting again at a later time using your original proxy card, dated after the date of the original proxy, or by again following the procedures for voting by telephone or through internet.

    DISSENTERS' RIGHTS OF APPRAISAL. Under Minnesota law, holders of Fund shares will be entitled to dissenters' rights of appraisal in connection with the merger. For further information, see "THE MERGER--Availability of Dissenters' Rights."

HOW TO ELECT THE MERGER CONSIDERATION YOU ARE TO RECEIVE

    In the merger, shareholders of each Fund participating in the merger will receive in exchange for all of their existing Fund shares newly issued shares of common stock in the Company. Cash available to fund Cash Elections for shareholders in each Fund is limited to 15% of its net asset value. Excess Cash Elections in any Fund will be pro rated in accordance the ownership interests of electing shareholders. The electing shareholders will receive Company common stock for the balance of their Fund shares.

    A Cash Election Form is enclosed with this joint proxy statement/prospectus or, if your Fund shares are held in "street name," you will receive this form from your broker, bank or other nominee.

    If you wish to elect to receive cash in lieu of shares of Company common stock in the merger, you must (i) return your properly completed Cash Election
Form to EquiServe on or before [    ] p.m., eastern time, on [           ], 2002
and (ii) if you hold your own stock certificate representing shares in a Fund, you must return that certificate along with a letter of transmittal within 20 business days of our mailing of a letter of transmittal to you following the closing of the merger. EquiServe will act as exchange agent in the merger and, in that role, will process the exchange of Fund stock certificates for cash or Company common stock. Shortly after the merger, the exchange agent will allocate cash and Company common stock among the shareholders consistent with their elections and the allocation and proration procedures discussed above.

    If you do not submit a Cash Election Form, you will automatically receive Company common stock in exchange for your Fund shares.

                           MANAGEMENT OF THE COMPANY

    The Company's board of directors and officers will oversee the management of the business and affairs of the Company and, upon the closing of the merger, will appoint the REIT Advisor to manage the Company's day-to-day operations.

THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    BOARD OF DIRECTORS.

    John G. Wenker is currently the sole director of the Company. It is proposed that David MacLennan, President of Fixed Income and Capital Markets for USBancorp Piper Jaffray, and Mark Jordahl, Chief Investment Officer of US Bancorp Piper Jaffray, will also soon join the board of directors.

    From and after the merger, the Company's board of directors will be comprised of seven directors, four of whom will be Independent Directors. The remaining four members of the Company's board will consist of persons selected by the REIT Advisor prior to the mailing of this joint proxy statement/ prospectus and not objected to by the boards of directors of the Funds. The Company's board of directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance of the Company and the REIT Advisor to assure compliance with such policies. Until modified by the Company's board of directors (acting by the vote of two-thirds of the directors, including a majority of Independent Directors), the Company will follow the policies on investments and borrowings set forth in this joint proxy statement/prospectus.

    Pursuant to the Company's articles of incorporation and bylaws, the seven-member board of directors will be divided into three classes, each class to be as nearly equal in number as possible. All of the initial directors will be designated by the Company's articles of incorporation. In order for the Company to qualify as a REIT, a majority of the Company's directors must be Independent Directors. The number of directors in each class and the expiration of each class term is as follows:

Class I                         2 directors           Expires 2003
Class II                        2 directors           Expires 2004
Class III                       3 directors           Expires 2005

   At each annual meeting of shareholders, directors of the class to be elected shall be elected for a three-year term. Directors will hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualify. The terms of the initial directors will commence on the Effective Time of the merger.

EXECUTIVE OFFICERS.

    The executive officers of the Company following the merger will be as follows:

  NAME                                       AGE                            OFFICES HELD
  ----                                      ------  ------------------------------------------------------------
  John G. Wenker                              50    Chief Executive Officer and President
  Robert H. Nelson                            38    Chief Financial Officer
  Chris Neuharth                              42    Executive Vice President
  Russell J. Kappenman                        38    Executive Vice President--Director of Investments
  William T. Nimmo                            41    Senior Vice President
  Julene R. Melquist                          36    Senior Vice President

   JOHN G. WENKER, 50, will serve as the President, Chief Executive Officer and a director for the Company. Mr. Wenker currently serves as Senior Vice President of the Funds, overseeing the Whole Loan Mortgage team and serving as lead manager of the Real Estate Securities team at the Fund Advisor. Mr. Wenker joined the Fund Advisor in 1992, and previously was a managing director of the Fixed Income department at Piper Jaffray and director of Revitalization Resources at the Minneapolis Community Development Agency. Mr. Wenker has a B.A. in public administration from Metropolitan

State University and an M.B.A. in finance from the University of St. Thomas. He is a managing director of First American Realty Finance, Inc., which makes debt investments in undervalued, improperly capitalized commercial real estate assets and is also the lead manager for the First American Real Estate Securities Fund, an open fund investing primarily in equity real estate investment trusts.
Mr. Wenker has 16 years of financial industry experience, including ten years in portfolio management.

    ROBERT H. NELSON, 38, will serve as the Chief Financial Officer for the Company. Mr. Nelson currently serves as Treasurer for the Funds, and has previously served as Chief Operating Officer. Mr. Nelson joined the the Funds in 1988 and previously was a senior auditor at KPMG Peat Marwick. He received a B.A. in business and accounting from Concordia College. Mr. Nelson is on the Investment Company Institute's Treasurers and Closed-end committees; he is also an advisory member of the Financial Technology Forum, the Asset Management Operating Committee and treasurer of the First American Family of Funds.
Mr. Nelson has 16 years of financial industry experience, including representing the Fund Advisor in critical relationships with major clients, industry organizations and other key external/internal parties.

    CHRIS NEUHARTH, 42, will serve as Executive Vice President of the Company. Currently, Mr. Neuharth serves as Managing Director and Senior Fixed Income Portfolio Manager for the Fund Advisor, managing fixed-income mutual funds and institutional accounts and working with other portfolio managers in developing taxable fixed-income strategies and sector weightings. Mr. Neuharth, who joined the Fund Advisor in 2000 having previously worked at Brinson Partners as a director and senior portfolio manager. He also worked at U.S. Bancorp Piper Jaffray as director of risk management, Piper Capital Management as risk manager, and was a fixed-income portfolio manager at Fortis Advisors and First Minnesota Bank. Mr. Neuharth received a B.S. in business finance from Winona State University, is a member of the Association for Investment Management and Research and holds the Chartered Financial Analyst designation. He has 21 years of financial industry experience, including 17 years in portfolio management.

    RUSSELL J. KAPPENMAN, 38, will serve as the Executive Vice President for the Company. Mr. Kappenman currently serves the Funds as Vice President and Assistant Treasurer. Mr. Kappenman has also served as a Managing Director and Senior Fixed Income Portfolio Manager. Mr. Kappenman, who joined the Funds in 1989, previously was a fixed-income analyst and tax manager at Piper Jaffray and a tax consultant at Deloitte & Touche. He received a B.A. in accounting from the University of South Dakota. Mr. Kappenman holds the Certified Public Accountant designation and is a member of the American Institute of Certified Public Accountants and the Minnesota Society of CPAs. He has 16 years of financial industry experience, including seven years in portfolio management.

    WILLIAM T. NIMMO, 41, will serve as the Senior Vice President of the Company. Mr. Nimmo currently serves as Vice President of the Funds, purchasing commercial and multifamily mortgage loans and handling problem loans and loan modifications for whole loan mortgages. Mr. Nimmo, who joined the firm in 1996, previously was Vice President of Real Estate at Washington Square Capital and a marketing representative for Trammell Crow Co. He received a B.A. in economics from the University of Oregon and a J.D. from Northwestern University School of Law. Mr. Nimmo is a member of the National Association of Industrial and Office Parks and a former board member of Free Arts for Abused Children of Minnesota. Mr. Nimmo has 17 years of commercial real estate transaction experience, including 12 years in real estate portfolio management.

    JULENE R. MELQUIST, 36, will serve as Senior Vice President of the Company. Ms. Melquist currently serves as Vice President of the Funds and the lead analyst on the Real Estate Securities Team. Ms. Melquist, who joined the Funds in 1994, previously was a retail investment executive at Kidder Peabody. She received a B.A. from Gustavus Adolphus College and an M.B.A. in finance from the University of St. Thomas. She has 15 years of financial industry experience, including underwriting commercial and multifamily loan purchases, managing the closing of commercial and multifamily loans and serving as a liaison with correspondent and mortgage banking firms.

COMMITTEES OF THE BOARD OF DIRECTORS

    AUDIT COMMITTEE. The Company will establish an audit committee comprised of members of the Company's board of directors. The audit committee's duties will include the review and oversight of all transactions among the Company and its directors, holders of 5% or more of its shares of Company common stock or any affiliates, periodic review of the Company's financial statements and meetings with the Company's independent auditors. At the discretion of the board of directors, members of the audit committee may receive additional compensation for serving on such committee. The bylaws require that the entire audit committee be comprised of Independent Directors.

    INVESTMENT COMMITTEE. The Company will establish an investment committee comprised of members of the Company's board of directors. The duties of the investment committee will include establishing investment guidelines and criteria relating to the acquisition of mortgage loans which (i) are not issued or guaranteed by an agency of the U.S. government or (ii) are not rated within the rating categories set forth in the Company's investment policies.

VACANCIES ON THE BOARD OF DIRECTORS

    A vacancy on the Company's board created by the death, resignation, or incapacity of a director or by an increase in the number of directors (within the limits referred to above) may be filled by the majority vote of the remaining directors. With respect to a vacancy created by the death, resignation, or incapacity of an Independent Director, the remaining Independent Directors shall nominate a replacement. A director so nominated by the board of directors will hold office for the balance of the term then remaining for that class. A director so chosen to fill a vacancy will hold office for the remainder of the present term of officer or until the next annual meeting of shareholders, at which time the shareholders will elect a director to hold office for the balance of the term then remaining for that class. A director may resign at any time and may be removed with or without cause with the affirmative vote of at least two-thirds of the aggregate number of shares issued and outstanding and entitled to vote.

COMPENSATION OF DIRECTORS AND OFFICERS

    DIRECTORS. Members of the board of directors who are affiliated with the Company or REIT Advisor will not receive cash compensation for serving as a member of the Company's board of directors and will not receive compensation for attending meetings or for serving on any committees of the Company's board of directors; however, all members of the Company's board of directors will receive reimbursement for travel and other expenses and other out-of-pocket disbursements incurred in connection with attendance at meetings.

    INDEPENDENT DIRECTORS. Directors not affiliated with the Company or the REIT Advisor will be entitled to receive compensation for serving as directors at the
rate of [$     ] per annum in cash in addition to the expense reimbursement for attendance at meetings described above. Such compensation is subject to change by action of the board of directors. At the discretion of the Company's board of directors, Independent Directors may be granted additional cash compensation for serving on a committee of the Company's board of directors.

    OFFICERS. The executive officers of the Company will receive no cash compensation for serving as an executive officer of the Company.

INDEMNIFICATION

    The Company's articles of incorporation and bylaws provide for the indemnification of directors to the fullest extent permitted by Maryland law. Other officers, employees and agents of the Company may be indemnified to such extent as shall be authorized by the Company's board of directors or the bylaws. Maryland law generally permits indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurred in connection with any proceeding to which such person may be made a party by reason of serving in such positions unless it is established that: (i) an act or omission of the director, employee or agent was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    The articles of incorporation of the Company provide that the personal liability of any director to the Company or its shareholders for money damages is limited to the fullest extent allowed by the statutory or decisional law of the State of Maryland, as amended or interpreted. Maryland law authorizes the limitation of liability of directors and officers to corporations and their shareholders for money damages except (i) to the extent that it is proved that the person actually received an improper personal benefit, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.

THE REIT ADVISOR

    The REIT Advisor is a newly organized Maryland corporation that is a wholly-owned subsidiary of USBAM and an indirect subsidiary of U.S. Bancorp. The REIT Advisor intends to register with the SEC as an investment adviser under the Advisers Act.

    DIRECTORS AND OFFICERS OF THE REIT ADVISOR. The directors and officers of the REIT Advisor (the "management team") have substantial expertise relating to the asset types the Company intends to hold in its portfolio. The officers and directors of the REIT Advisor will consist of members of the management team of the REIT Advisor to be designated prior to mailing this joint proxy statement/prospectus.

THE ADVISORY AGREEMENT

    TERM. As a condition to the merger, the Company will enter into the Advisory Agreement with the REIT Advisor for an initial term of two years, beginning upon consummation of the merger. Thereafter, successive extensions, each for a period not to exceed two years, may be made by agreement between the Company and the REIT Advisor, subject to an affirmative vote of a majority of the Independent Directors.

    TERMINATION; TERMINATION FEE. The Company may, at its option, terminate, or decline to renew the term of, the Advisory Agreement with or without cause at any time upon 60 days written notice with the approval of two-thirds of the board of directors (including by at least a majority of the Independent Directors). Upon termination of the Advisory Agreement by the Company (other than in the case of termination by the Company for cause) or if the Advisory Agreement is not renewed (other than in the case in which the Company, at least 60 days prior to expiration of the Advisory Agreement or any extension thereof, gives written notice to the REIT Advisor that it is offering to extend the terms of the Advisory Agreement for an additional two year period on the terms outlined in the Advisory Agreement and the REIT Advisor fails to accept such offer of renewal prior to the expiration date), the Company is obligated to pay the REIT Advisor a termination fee. The termination fee shall be an amount equal to 5% of, for the first two years following the initial date of the Advisory Agreement, and 2% of, thereafter, the net equity of the Company, calculated as of the fiscal year-end immediately prior to the termination or non-renewal, as the case may be, in accordance with accounting principles generally accepted in the United States.

    The Company may terminate the Advisory Agreement without payment of any termination fee to the REIT Advisor with cause (including a material breach by the REIT Advisor of any provision contained in the Advisory Agreement not cured within 30 days) upon 60 days' prior written notice of termination approved by two-thirds of the board of directors of the Company (including at least a majority of the Independent Directors).

    SERVICES PROVIDED. The REIT Advisor at all times will be subject to the direction and control of the Company's board of directors and will only have such functions and authority as the Company may delegate to it. The REIT Advisor will be responsible for the day-to-day operations of the Company and will perform such services and activities relating to the assets and operations of the Company as the REIT Advisor, subject to the discretion and control of the Company's board of directors, deems appropriate, including, but not limited to:

 - providing a complete program of investing and reinvesting the capital and assets of the Company in pursuit of its investment objectives and in accordance with policies adopted by the Company's board of directors from time to time;

 - serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the board of directors;

 - assisting the Company in developing criteria for mortgage asset purchase commitments that are specifically tailored to the Company's investment objectives and making available to the Company its knowledge and experience with respect to mortgage assets and other real estate-related assets;

 - counseling the Company in connection with policy decisions made by the board of directors;

 - evaluating and recommending hedging strategies to the Company's board of directors in accordance with hedging guidelines and policies adopted by the Company's board of directors;

 - engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT;

 - advising the Company on borrowing strategies and guidelines;

 - maintenance of the Company's exemption from regulation as an investment company;

 - representing the Company in connection with the purchase and commitment to purchase or sell mortgage assets, including the accumulation of mortgage loans for securitization and the incurrence of debt;

 - furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the REIT Advisor;

 - monitoring and providing to the Company's board of directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in mortgage assets identified by the board of directors from time to time, and providing data and advice to the board of directors in connection with the identification of such dealers;

 - administering the day-to-day operations of the Company and performing and supervising the performance of necessary administrative functions as may be reasonably directed by the board of directors;

 - contracting in the name of and on behalf of the Company, with third parties for master servicing and special servicing of assets acquired by the Company;

 - communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

 - causing the Company to qualify to do business in all applicable jurisdictions;

 - causing the Company to retain qualified accountants and legal counsel to assist in developing appropriate accounting procedures, compliance procedures and testing systems and to conduct quarterly compliance reviews;

 - assisting the Company in complying with all federal and state legal and regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, as amended;

 - assisting the Company in making required tax filings and reports and maintaining its status as a REIT, including soliciting shareholders for required information to the extent provided in the REIT provisions of the Code;

 - performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Company's board of directors shall reasonably request or the REIT Advisor shall deem appropriate under the particular circumstances;

 - supervising investor relations, public relations and relations with the investment community;

 - supervising the maintenance of the Company's accounts, books and records; and

 - using reasonable efforts to cause the Company to comply with applicable laws.

    MANAGEMENT FEES. As compensation for these services, the REIT Advisor will receive a base management fee and a performance fee. The base management fee will equal 0.25% per annum (expressed as a quarterly percentage) for investment grade assets or residential mortgage-backed securities determined, in the reasonable judgment of the REIT Advisor, to be of equivalent credit quality (whether or not rated) and 1% per annum (expressed as a quarterly percentage) for the first $1 billion of other assets and 0.75% per annum (expressed as a quarterly percentage) of other assets over $1 billion, payable quarterly not later than 30 days after the end of such fiscal quarter. In addition, the REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which
(a) the net income per share of common stock of the Company (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable Ten-Year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage).

    The ability of the Company to achieve a quarterly investment yield and of the REIT Advisor to earn the incentive compensation described in the preceding paragraph is dependent upon the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

    The REIT Advisor's base management fee and performance fee shall be calculated by the REIT Advisor within 15 days after the end of each fiscal quarter, and such calculation shall be promptly delivered to the Company. The Company shall pay the base management fee and the performance fee within 30 days after the end of each fiscal quarter.

    EXPENSES. The REIT Advisor will bear all costs and expenses of its officers and employees and any overhead incurred in connection with its duties under the Advisory Agreement, the cost of office space and equipment required for performance of its duties and shall bear the costs of any salaries or directors fees of any officers or directors of the Company who are affiliated with the REIT Advisor.

    The REIT Advisor is not expected to bear the following expenses:

 - issuance and transaction costs incident to the acquisition, disposition and financing of investments;

 - legal, accounting and auditing fees and expenses;

 - the compensation and expenses of the Independent Directors;

 - costs of printing and mailing proxies and reports to shareholders;

 - costs incurred for due diligence and travel on behalf of the Company;

 - costs associated with any computer software or hardware that is used exclusively for the Company;

 - costs to obtain liability insurance to indemnify the Company's directors and officers, the REIT Advisor and its employees and directors;

 - the compensation and expenses of the Company's custodian and transfer agent, if any;

 - costs for the master and special servicing of mortgage loans;

 - costs of the issuance and administration of mortgage-backed securities;

 - costs of raising capital;

 - costs associated with the incurrence of debt;

 - interest expenses;

 - taxes and license fees;

 - non-cash costs;

 - the base and incentive management fee;

 - costs of litigation; or

 - extraordinary or non-recurring expenses incurred on behalf of the Company.

    INDEMNIFICATION The Company has agreed to indemnify the REIT Advisor and its equity owners, officers, managers, employees, agents, associates and controlling persons (and the equity owners, officers, managers, employees and agents of such persons) against any liabilities and expenses incurred in connection with any action or proceeding involving such person by reason of such person's service in any of the foregoing capacities. The Company also agrees that such persons shall not have any liability to the Company or its shareholders for any error of judgment, mistake of law, loss arising out of any investment, or act or omission in performing its obligations under the Advisory Agreement. The Company will not provide such indemnification or relive such person of liability if the liability arises as a result of such person's willful misfeasance, bad faith, gross negligence, reckless disregard of the duties involved in the conduct of its position or any material breach of the terms of the Advisory Agreement (unless such breach arises solely from the REIT Advisory's good faith reliance upon the advice of outside professionals).

                       SELECTED HISTORICAL FINANCIAL DATA

    The following selected historical financial data of ASP and SLA is derived from the financial statements of the ASP and SLA as of and for each of the three years in the period ended November 30, 2001, which were audited by Ernst & Young, independent auditors. The following selected historical financial data of BSP and CSP is derived from the financial statements of BSP and CSP as of and for each of the three years in the period ended May 31, 2001 which were audited by Ernst & Young, independent auditors and the unaudited financial statements as of and for the six months ended November 30, 2001. The information presented for BSP and CSP for the interim periods is unaudited but, in the opinion of the Fund's management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial data for the interim periods. The results for the interim periods presented are not necessarily indicative of the results for a full year. The data should be read in conjunction with the financial statements, related notes and other financial information included (incorporated by reference) herein.

                       SELECTED HISTORICAL FINANCIAL DATA
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC. (ASP)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               YEAR ENDED NOVEMBER 30,
                                                              -------------------------
                                                               2001     2000     1999
                                                              -------  -------  -------
STATEMENT OF OPERATIONS DATA:
  Investment income, before interest expense                  $ 5,872  $ 6,069  $ 6,972
  Interest expense                                                727    1,219    1,382
  Investment management fees                                      343      321      370
  Other expenses                                                  377      481      521
  Net investment income                                         4,424    4,047    4,698
  Net realized gain on investments                                450     (964)      77
  Net change in unrealized gain (loss) on investments             116    1,652   (2,991)
  Net increase in net assets resulting from operations          4,991    4,734    1,784
PER SHARE DATA:
  Net investment income                                          1.05     0.97     1.00
  Net realized and unrealized gains (losses) on investments      0.13     0.15    (0.62)
  Net increase in net asset value resulting from operations      1.18     1.12     0.38
  Cash dividends paid                                            1.06     0.96     1.01
BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans                                               35,047   42,586   64,223
  Other securities                                             40,029   21,422   14,568
  Total assets                                                 75,563   64,789   79,538
  Reverse repurchase agreements payable                        21,952   11,705   21,125
  Net assets                                                   53,427   52,910   58,054
  Net asset value per share                                     12.63    12.51    12.35
  Per-share market value                                        12.79    11.19    11.44

                       SELECTED HISTORICAL FINANCIAL DATA
               AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II (BSP)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                YEAR ENDED MAY 31,
                                                                SIX MONTHS ENDED    -------------------------------------------
                                                               NOVEMBER 30, 2001        2001           2000           1999
                                                              --------------------  -------------  -------------  -------------
                                                                  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Investment income, before interest expense                        $ 11,317          $ 23,577       $ 24,650       $ 25,742
  Interest expense                                                     1,135             4,346          5,092          4,082
  Investment management fees                                             665             1,284          1,295          1,445
  Other expenses                                                         497             1,091          1,238          1,304
  Net investment income                                                9,020            16,856         17,025         18,911
  Net realized gain on investments                                     3,360               110         (1,692)           767
  Net change on unrealized gain (loss) on investments                   (287)           13,119         (9,525)        (4,169)
  Net increase in net assets resulting from operations                12,093            30,085          5,808         15,508
PER SHARE DATA:
  Net investment income                                                 0.56              1.06           1.02           1.06
  Net realized and unrealized gains (losses) on investments             0.20              0.83          (0.68)         (0.19)
  Net increase in net asset value resulting from operations             0.76              1.89           0.34           0.87
  Cash dividends paid                                                   0.56              1.03           1.06           1.02
BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans                                                     165,701           193,356        194,602        244,440
  Other securities                                                    82,148            74,188         66,822         86,926
  Total assets                                                       249,799           278,610        263,831        334,495
  Reverse repurchase agreements payable                               37,500            69,749         66,711        103,925
  Net assets                                                         211,557           208,439        194,759        229,843
  Net asset value per share                                            13.26             13.06          12.20          12.92
  Per-share market value                                               12.85             12.30          11.00          11.94

                       SELECTED HISTORICAL FINANCIAL DATA
              AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III (CSP)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                YEAR ENDED MAY 31,
                                                                SIX MONTHS ENDED    -------------------------------------------
                                                               NOVEMBER 30, 2001        2001           2000           1999
                                                              --------------------  -------------  -------------  -------------
                                                                  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Investment income, before interest expense                        $ 14,177          $ 30,620       $ 31,838       $ 35,211
  Interest expense                                                     1,398             5,859          6,285          6,570
  Investment management fees                                             842             1,612          1,703          1,888
  Other expenses                                                         600             1,385          1,538          1,667
  Net investment income                                               11,338            21,764         22,311         25,086
  Net realized gain on investments                                     3,447               773         (4,347)         2,450
  Net change in unrealized gain (loss) on investments                    (41)           14,216         (7,398)        (8,322)
  Net increase in net assets resulting from operations                14,744            36,754         10,567         19,214
PER SHARE DATA:
  Net investment income                                                 0.53              1.02           1.00           1.05
  Net realized and unrealized gains (losses) on investments             0.16              0.70          (0.53)         (0.24)
  Net increase in net asset value resulting from operations             0.69              1.72           0.47           0.81
  Cash dividends paid                                                   0.52              1.02           1.05           1.02
BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans                                                     273,654           249,702        271,291        328,105
  Other securities                                                    83,146            67,060         50,697         91,101
  Total assets                                                       360,049           336,934        325,296        424,581
  Reverse repurchase agreements payable                               91,699            72,407         75,596        131,725
  Net assets                                                         267,667           264,074        249,144        292,059
  Net asset value per share                                            12.54             12.37          11.67          12.25
  Per-share market value                                               12.34             11.88          10.56          11.88

                       SELECTED HISTORICAL FINANCIAL DATA
                      AMERICAN SELECT PORTFOLIO INC. (SLA)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEAR ENDED NOVEMBER 30,
                                                              ----------------------------
                                                                2001      2000      1999
                                                              --------  --------  --------
STATEMENT OF OPERATIONS DATA:
  Investment income, before interest expense                  $ 16,323  $ 15,538  $ 17,090
  Interest expense                                               2,822     3,249     3,331
  Investment management fees                                       710       676       766
  Other expenses                                                   726       856       917
  Net investment income                                         12,065    10,754    12,076
  Net realized gain on investments                                 196       276        41
  Net change in unrealized gain (loss) on investments            4,723     1,780    (3,224)
  Net increase in net assets resulting from operations          16,984    12,810     8,893
PER SHARE DATA:
  Net investment income                                           1.13      1.01      1.02
  Net realized and unrealized gains (losses) on investments       0.47      0.18     (0.26)
  Net increase in net asset value resulting from operations       1.60      1.19      0.76
  Cash dividends paid                                             1.07      1.01      1.05
BALANCE SHEET DATA (END OF PERIOD):
  Mortgage loans                                               139,443   140,847   156,836
  Other securities                                              49,464    40,547    43,380
  Total assets                                                 190,268   182,935   201,959
  Reverse repurchase agreements payable                         47,365    45,586    50,975
  Net assets                                                   142,617   137,042   150,097
  Net asset value per share                                      13.38     12.85     12.67
  Per-share market value                                         13.54     11.50     11.69

                       SELECTED PRO FORMA FINANCIAL DATA

    To assist the Funds' shareholders in analyzing the merger, two presentations of pro forma financial information have been prepared to show the impact of the merger based upon two possible merger scenarios. The first presentation of pro forma financial information assumes all four Funds approve and participate in the merger (referred to as Maximum Participation). The second presentation assumes a combination of the two Funds whose combined net assets exceed the minimum net asset requirement to effect the merger by the smallest margin (referred to as Minimum Participation). The rationale for including the Maximum and Minimum Participation pro forma information is to provide the range of possible outcomes to potential investors.

    The following selected pro forma financial data as of and for the year ended November 30, 2001, is derived from the pro forma financial statements of the Company and the Funds (in the case of the Maximum Participation scenario) and from the pro forma financial statements of the Company and ASP and BSP (in the case of the Minimum Participation scenario). The data should be read in conjunction with the unaudited pro forma financial information and related notes included herein.

                       SELECTED PRO FORMA FINANCIAL DATA
                    AMERICAN REAL ESTATE FINANCE CORPORATION
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              MAXIMUM PARTICIPATION  MINIMUM PARTICIPATION
                                                                    SCENARIO               SCENARIO
                                                                   YEAR ENDED             YEAR ENDED
                                                                NOVEMBER 30, 2001      NOVEMBER 30, 2001
                                                              ---------------------  ---------------------
STATEMENT OF OPERATIONS DATA:
  Total income                                                      $ 66,536               $ 25,620
  Interest expense                                                    13,744                  4,991
  Investment management fees                                           7,299                  2,591
  Other expenses                                                       2,479                  1,500
  Net realized gain on investments                                     3,104                  1,543
  Net income                                                          46,118                 18,081
  Net income per share                                                  0.81                   0.81
BALANCE SHEET DATA (AT END OF PERIOD):
  Mortgage loans, net of allowance                                   613,845                200,748
  Available-for-sale securities                                      237,620                111,337
  Total assets                                                       872,679                322,362
  Borrowings                                                         101,290                 39,748
  Shareholders' equity                                               570,978                222,236
  Book value per common share                                             10                     10

          COMPARATIVE MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE FUNDS AND THE COMPANY

OVERVIEW

    The Company was formed on January 11, 2002 as the vehicle through which the Funds will continue their businesses upon completion of the merger. As a result of the merger, the Company will succeed to the mortgage and mortgage-related assets held by, and the borrowings of, the participating Funds.

    As of November 30, 2001, the Funds held a portfolio consisting of over 186 separate mortgage loans with an aggregate outstanding principal amount of approximately $604,770,000, a weighted average remaining maturity of approximately four years and a weighted average interest rate of approximately 8.40%, and U.S. agency mortgage-backed securities with an outstanding aggregate balance of approximately $135,540,000. In addition, the Funds, as of November 30, 2001, also had approximately $17,238,000 in cash, $9,074,000 in single-family loans, $3,935,000 in preferred stock, and $87,106,000 in corporate notes to real estate opportunity funds. As of November 30, 2001, the Funds had aggregate total borrowings of approximately $198,516,000, which represented 22.67% of their aggregate total assets as of such date. Of these borrowings, approximately $84,954,000 have a fixed interest rate of 4.65% and a maturity on April 17, 2003. Approximately $113,562,000 of these borrowings bear interest at a floating rate and have a weighted average interest rate of 2.76% as of November 30, 2001.

    A discussion of the performance for ASP and SLA is included in the their respective Annual Reports on Form N-30D for the fiscal year ended November 30, 2001. A discussion of the performance for BSP and CSP is included in the their respective Annual Reports on Form N-30D for the fiscal year ended May 31, 2001 and in the their respective Semi-Annual Reports on Form N-SAR for the semi-annual period ended November 30, 2001. Such Annual and Semi-Annual Reports are incorporated in this joint proxy statement/prospectus by reference.

    The Company's strategy is to continue to grow the investment portfolio it acquires in the merger and to grow its net income over time through additional investments in mortgage-related assets that will enable the Company to capitalize on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. The Company will continue to invest in many of the same types of assets held by the Funds and will thus emphasize direct ownership of commercial, multifamily and residential mortgage loans.

    However, unlike the Funds, the Company will seek to qualify as REIT under the Code and intends to operate in a manner that will enable it to be exempt from the Investment Company Act. In addition, the Company will pay the REIT Advisor fees under a new advisory agreement that has been structured to be generally consistent with fee arrangements that are being used by other externally-advised mortgage REITs. The difference in the regulatory framework of the Company compared to the Funds and the change in the advisory fee structure will, as described below, impact the financial condition, results of operation and liquidity of the Company compared to the Funds.

CHANGE IN ACCOUNTING BASIS

    As registered investment companies, the Funds present their historical financial statements at fair value. This means that all investments are carried by the Funds at their estimated fair value. Changes in unrealized gains and losses on such investments are reflected by the Funds in their statements of operations in the period of the change in value.

    Since the Company will not be registered under the Investment Company Act, the financial statements of the Company will be presented on a historical cost basis. This means that most of the Company's whole loan investments will be recorded at their historical cost. Market appreciation on these investments will not be reflected in the Company's results until the investments are sold. Unrealized depreciation of these investments that is deemed to be temporary also will not be reflected in the Company's results until the investments are sold. Unrealized depreciation of the whole loan investments that is deemed to be other than temporary will be reflected in the Company's results in the period of the impairment; however, recoveries in the value of the investments subsequent to the impairment will not be reflected until the investments are sold. The Company expects that its mortgage-backed securities and other debt securities will be treated as available-for-sale securities in its financial statements. These securities will be recorded at their estimated fair value and unrealized gains and losses will be recorded in other comprehensive income as a separate component of shareholders' equity. Realized gains and losses will be reflected in the Company's statements of operations upon disposition of the security.

    The Funds' whole loan valuation methodology considers the impact of credit risk in the estimation of fair value of the loans. As a result, the Funds record changes in the credit risk of loans in the financial results of their Funds as unrealized gains and losses as changes in credit risk occur. The Company will record its loans at their historical cost basis and will establish an allowance for credit losses for the estimated losses inherent in the portfolio at each measurement date. The Company will record provisions for credit losses each quarter in amounts necessary to establish the allowance at the level estimated to reflect the current risk of collection.

    The provisions for credit losses recorded by the Company will generally not be deductible by the Company for income tax purposes. Accordingly, the Company will be required to make distribution of such amounts in order to avoid taxation. Upon charge-off of the loans, the amount will be deductible for income tax purposes. As a result, the Company may distribute more than its book income in periods when the provision for credit losses exceeds net charge-offs and distribute amounts less than its book income in periods when net charge-offs exceed the provision for credit losses.

    As described above, the assets of the Funds have historically been recorded at their estimated fair value while the assets will be recorded by the Company at their historical cost. The estimated fair values of the assets at the date of the merger will be the initial cost basis for the Company. Differences between the fair value of the assets at the date of the merger and their par value will be amortized or accreted over the estimated lives of the assets. If the fair value of the assets exceeds the par value at the date of the merger, the amortization of the premium will reduce earnings of the Company over the life of the assets. If the fair value of the assets is less than the par value at the date of the merger, the accretion of this discount will increase earnings of the Company over the life of the assets.

CHANGE IN FINANCIAL STATEMENTS

    The financial statements provided by the Funds under the Investment Company Act include statements of assets and liabilities, operations, changes in net assets and schedules of investments. The financial statements of the Company will include a balance sheet and statements of income, comprehensive income, cash flows, and shareholders' equity. Under the Investment Company Act, the Funds have been required to provided financial statements to shareholders semi-annually. In contrast, the Company will be required to provide its financial statements on a quarterly basis. The Funds have published their net asset value on a weekly basis. In contrast, the Company is not expected to publish its net asset value.

    The Company will adopt a fiscal year-end of December 31. ASP and SLA currently have a fiscal year-end of November 30 and BSP and CSP currently have a fiscal year-end of May 31.

CHANGE TO A GROWTH ORIENTED BUSINESS PLAN

    In their current form, the Funds are limited in their capital raising options. The provisions of the Investment Company Act, for example, limit their borrowings to an amount equal to one-third of their total assets. For regulatory, structural and practical reasons, the Funds are limited in the types of borrowings they can utilize and cannot raise additional capital through public or private offerings of their equity securities. The Funds thus mostly depend on principal repayments from their mortgage and mortgage-related investments and limited borrowings as a source of liquidity to fund additional investments.

    One of the principal reasons for the merger is to create an investment vehicle that will be more flexible than any of the Funds in accessing capital sources. Because the Company will not be registered as an investment company, the Company will not be subject to the borrowing limitations of the Investment Company Act. The Company's plan is to utilize greater levels of leverage in its investment activities. Once fully invested, the Company will seek to maintain a debt-to-equity ratio of between 1:1 to 1.5:1 with regard to its mortgage loan portfolio and 4:1 to 9:1 with respect to its portfolio of mortgage-backed securities. Following the merger, the Company will also have more options in its borrowing activities. In addition to using the types of borrowings available to the Funds, the Company will also seek to borrow capital through public and private offerings of its debt securities and through borrowings under secured and unsecured debt facilities. The Company will also be positioned to raise additional capital through public and private offerings of its equity securities.

    The Company's enhanced capital flexibility is intended to enable it to grow its investment portfolio by purchasing additional mortgage and mortgage-related assets at positive yield spreads and thereby to increase its earnings and distributions to shareholders over time.

CHANGE IN MANAGEMENT FEE STRUCTURE

    Pursuant to separate investment advisory agreements with ASP, BSP and CSP, the Fund Advisor is paid a monthly investment management fee in an amount equal to an annualized rate of 0.20% of the Fund's average weekly net assets and 4.50% of the daily gross income accrued by such Fund during the month (I.E, investment income, including amortization of discount and premium, other than gains from the sale of securities or gains from options and futures contracts less interest on money borrowed by the Fund). The monthly investment management fee shall not exceed in the aggregate 1/12th of 0.725% of a Fund's average weekly net assets during the month. Under the investment advisory agreement with SLA, the Fund Advisor receives a monthly investment management fee in an amount equal to an annualized rate of 0.50% of SLA's average weekly net assets. The Fund Advisor is not entitled to receive a performance fee.

    Upon completion of the merger, the Company will pay the REIT Advisor fees under the Advisory Agreement which has been structured to be generally consistent with fee arrangements that are being used by other externally-advised mortgage REITs. Under the Advisory Agreement, the REIT Advisor will receive a base management fee and a performance fee. The base management fee shall equal 0.25% per annum for assets that are rated at least investment grade by a nationally recognized rating agency (and for residential mortgage-backed securities, determined in the reasonable judgement of the REIT Advisor to be of equivalent credit quality (whether or not rated)) and 1% per annum for the first $1 billion of other assets and 0.75% of other assets over $1 billion, payable in quarterly installments not later than 30 days after the end of each fiscal quarter. In addition, the REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of the Company (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable Ten-Year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage). See "MANAGEMENT OF THE COMPANY--The Advisory Agreement."

    The difference in the fee structure is expected to increase the amount of the advisory fees payable by the Company compared to the aggregate fees payable by the Funds, which will have the effect of reducing the earnings and cash available for distribution to shareholders. For example, for the 12-month period ended November 30, 2001, the Funds paid aggregate fees to the Fund Advisor of $4,038,979, while on a pro forma basis for the Company (assuming Maximum Participation) covering the same period, the fees payable to the REIT Advisor would have been $7,299,269.

CHANGE IN DISTRIBUTION REQUIREMENTS

    As registered investment companies, the Funds are required to distribute at least 90% of their annual ordinary taxable income. Distributions can be made after their tax-year-end to meet this distribution requirement. Any ordinary income or net capital gains not distributed by the Funds would be subject to corporate-level income tax. In addition, each Fund is required to distribute 98% of its current calendar year ordinary income, net capital gains, and any prior years undistributed amounts before December 31st of the applicable year in order to avoid excise tax. In order to avoid all entity-level income and excise taxes, it is the Funds' practice to distribute 100% of ordinary taxable income and net capital gains.

    As a REIT, the Company will have moderately different distribution requirements. To qualify as a REIT, the Company must generally distribute, on an annual basis, at least: the sum of 90% of its REIT taxable income for the tax year and 90% of its untaxed net income from foreclosure property. Distributions may be made after tax-year-end to meet this distribution requirement; however, any REIT taxable income or net capital gains not distributed will be subject to corporate-level income tax. To avoid a 4% excise tax, a REIT must distribute annually the sum of 85% of its ordinary taxable income, 95% of its capital gain net income, and any undistributed income or capital gain from prior tax years. In computing the amount distributed for purposes of this excise tax, distributions paid after the REIT's tax-year-end are disregarded. In addition to the aforementioned distribution requirements, a REIT must distribute, before tax-year-end, any earnings and profits accumulated in any non-REIT year.

CHANGE IN CAPITAL LOSS CARRYOVERS

    As of the Funds' most recent tax-year-ends (CSP and BSP--May 31, 2001; ASP and SLA--November 30, 2001), the Funds had aggregate capital loss carryovers of $116 million expiring between 2002 through 2009. These capital losses primarily resulted from losses occurring in 1995 and 1996. Since these losses were incurred, the Funds have used these losses to offset all capital gains realized by the Funds. As such, the Funds have not been required to make any capital gains distributions since the years in which these losses occurred. At the time of the mergers, approximately $110 million of these capital loss carryovers will immediately expire. Approximately $6.2 million of capital loss carryovers will be available to the Company after the merger; however, the utilization of these losses may be subject to annual limitations. The capital loss carryovers available to the Company after the merger are estimated to be as follows:

     FUND NAME        CAPITAL LOSS CARRYOVER (000S)       EXPIRATION
--------------------  -----------------------------  --------------------
        ASP                     $964                         2005
        BSP                    $1,700                        2006
        CSP                    $3,573                    2005 to 2006
        SLA                      $0                          N/A

                 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT
                       MARKET RISK AFFECTING THE COMPANY

    The following discussion sets forth quantitative information concerning the Company's anticipated market risk exposure. The information is presented on a pro forma basis for the Company assuming maximum participation, that the merger had been completed on November 30, 2001 and the Company succeeded to the assets and liabilities of the Funds as of that date. The Company does not believe that its market risk exposure will be materially different than the market risk exposure of the Funds.

MARKET RISK

    Market risk is the exposure to loss resulting from changes in interest rates, credit spreads, foreign currency exchange rates, commodity prices and equity prices. The primary market risks to which the Company will be exposed following the merger are interest rate risk and credit spread risk. Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of the Company. Credit spread risk is highly sensitive to dynamics of the markets for mortgage loans and other loans and securities to be held by the Company. Excessive supply of these assets combined with reduced demand will cause the market to require a higher yield. This demand for higher yield will cause the market to use a higher spread over the U.S. Treasury securities yield curve, or other benchmark interest rates, to value these assets. Changes in the general level of the U.S. Treasury yield curve and in the general level of credit spreads can have significant effects on the market value of the Company's portfolio.

    As of November 30, 2001, approximately 63% of the assets of the Funds to be acquired by the Company upon completion of the merger were fixed rate mortgage loans and notes valued based on a market credit spread to U.S. Treasury securities. As U.S. Treasury securities are priced to a higher yield and/or the credit spread to U.S. Treasury Securities used to price other debt securities is increased, the market value of the Company's portfolio may decrease. Conversely, as U.S. Treasury securities are priced to a lower yield and/or the spread to U.S. Treasuries used to price other debt securities is decreased, the market value of the Company's portfolio may increase.

    As of November 30, 2001, approximately 37% of the assets of the Funds to be acquired by the Company upon completion of the merger are adjustable rate mortgage loans and notes valued based on a market credit spread to the corresponding LIBOR that is in place on individual loans and notes. As of November 30, 2001, all such loans and notes used U.S. one-month LIBOR or U.S. six-month LIBOR as their base index. As LIBOR increases to higher yield levels and/or the credit spread to LIBOR used to price other adjustable-rate mortgages increases, the market value of the Company's portfolio may decrease. Conversely, as LIBOR decreases to lower yield levels and/or the credit spread to LIBOR used to price other adjustable rate mortgages is decreased, the market value of the Company's portfolio may increase. Changes in the market value of the Company's portfolio may affect the Company's net income or cash flow directly through their impact on unrealized gains or losses on securities held for trading or sale or indirectly through their impact on the Company's ability to borrow. Changes in the level of the U.S. Treasury yield curve can also affect, among other things, the prepayment assumptions used to value certain of the Company' securities and the Company's ability to realize gains from the sale of such assets. In addition, changes in the general level of the LIBOR money market rates can affect the Company's net interest income.

    All of the adjustable rate mortgage loans held by the Funds as of November 30, 2001 have "floor" rates, such that the interest rate on an individual loan will never adjust lower than the "floor" rate regardless of any downward movement in LIBOR. Floor rates on adjustable rate mortgage loans and notes using the U.S. one-month LIBOR index range from 7.00% to 10.18%. Floor rates on adjustable rate mortgage loans and notes using the U.S. six-month LIBOR index range from 8.20% to 9.00%. The effect of floor rates in a falling interest rate environment is to position the loan to maintain a higher level of interest income than if the floor rate were not in place. In a rising interest rate environment the interest income from the loan will not adjust upward until the index plus credit spread adjust to a level higher than the floor rate.

    Based on the liabilities of the Funds as of November 30, 2001, the Company's liabilities will either be floating rate based on a market spread to U.S. one-month LIBOR or fixed rate at 4.65%. In the case of the floating rate liabilities, as the level of U.S. one-month LIBOR increases or decreases, the Company's interest expense will move in the same direction. Based on November 30, 2001 outstanding amounts, a 1% increase or decrease in U.S. one-month LIBOR would cause a $1,135,613 change in the annual interest expense payable by the Company.

    Like the Funds, the Company intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These hedging strategies will be consistent with the current strategies employed by the Funds, and the Company will develop and utilize other strategies as appropriate and consistent with its qualification as a REIT. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as the REIT Advisor determines is in the best interest of the Company, given the cost of such hedges and the need to maintain the Company's status as a REIT. The REIT Advisor may elect to have the Company bear a level of interest rate risk that could otherwise be hedged when the REIT Advisor believes, based on all relevant facts, that bearing such risk is advisable.

    Hedging devices and mortgage instruments are complex and can produce volatile results. Accordingly, there can be no assurance that the Company's hedging strategy will have the desired beneficial impact on the Company's earnings, financial condition and the resulting dividend yield of its common stock. Instead, such hedging strategies may have an adverse effect on the Company's net income and cash available for distribution to shareholders. Moreover, with respect to certain of the instruments used as hedges, the Company will be exposed to the risk that the counterparties with which the Company trades may cease making markets and quoting prices in such instruments, which may render the Company unable to enter into an offsetting transaction with respect to an open position.

    The following tables quantify the potential changes in net portfolio value and net interest income under various interest rates and credit spread scenarios. Net portfolio value is defined as the value of interest-earning assets net of the value of interest-bearing liabilities. It is evaluated using an assumption that interest rates, as defined by the U.S. Treasury yield curve, increase or decrease up to 150 basis points and the assumption that the yield curves of the rate shocks will be parallel to each other.

    Net interest income is defined as interest income earned from interest-earning assets net of the interest expense incurred by the interest bearing liabilities. It is evaluated using the assumptions that interest rates, as defined by the U.S. LIBOR curve, increased or decreased by 150 basis points and the assumption that the yield curve of the LIBOR shocks will be parallel to each other. Market value in this scenario is calculated using the assumption that the U.S. Treasury yield curve remains constant.

    All changes in income and value are measured as percentage changes from the respective values calculated in the scenario labeled as "Base Case." The base interest rate scenario assumes interest rates as of November 30, 2001. Actual results could differ significantly from these estimates.

           PROJECTED PERCENTAGE CHANGE IN PORTFOLIO NET MARKET VALUE
                   GIVEN U.S. TREASURY YIELD CURVE MOVEMENTS

PROJECTED CHANGE IN                      CHANGE IN TREASURY YIELD
PORTFOLIO NET MARKET VALUE                CURVE +/- BASIS POINTS
--------------------------  --------------------------------------------------
         1.37%                                     -150
         0.93%                                     -100
         0.50%                                     -50
            0                                   Base Case
        -0.70%                                     +50
        -1.60%                                     +100
        -2.73%                                     +150

           PROJECTED PERCENTAGE CHANGE IN PORTFOLIO NET MARKET VALUE
                         GIVEN CREDIT SPREAD MOVEMENTS

                                             CHANGE IN CREDIT
PROJECTED CHANGE IN                              SPREADS
PORTFOLIO NET MARKET VALUE                   +/- BASIS POINTS
--------------------------  --------------------------------------------------
         0.35%                                     -150
         0.26%                                     -100
         0.17%                                     -50
            0                                   Base Case
        -0.38%                                     +50
        -0.98%                                     +100
        -1.81%                                     +150

               PROJECTED CHANGE IN PORTFOLIO NET INTEREST INCOME
                             GIVEN LIBOR MOVEMENTS

PROJECTED CHANGE IN                             CHANGE IN LIBOR
PORTFOLIO NET INTEREST INCOME                   +/- BASIS POINTS
-----------------------------  --------------------------------------------------
           3.01%                                      -150
           2.01%                                      -100
           1.00%                                      -50
              0                                    Base Case
          -1.00%                                      +50
          -2.01%                                      +100
          -3.01%                                      +150

CREDIT RISK

    Credit risk is the exposure to loss from loan defaults. Default rates are subject to a wide variety of factors, including:

 - national, regional and local economic conditions;

 - local real estate conditions (such as an oversupply of housing or commercial space);

 - changes or continued weakness in specific industry segments;

 - perceptions by prospective tenants of the safety, attractiveness, construction quality, age and design of the property;

 - the willingness and ability of the property's owner to provide capable management and adequate maintenance;

 - demographic factors; and

 - increases in operating expenses (such as energy or insurance costs).

    All loans are subject to a certain probability of default. In the Company's portfolio all losses experienced by a mortgage will be borne by the Company. Changes in the expected default rates of the underlying mortgages will significantly affect the value of the Company, its book value, net income and cash available to pay distributions to shareholders.

    The Company will manage credit risk through adherence to the rigorous underwriting standards developed and implemented over the last decade by the management team of the REIT Advisor and through on-going monitoring of loan performance.

ASSET AND LIABILITY MANAGEMENT

    Asset and liability management is concerned with the timing and magnitude of the repricing and/or maturing of assets and liabilities. The Company's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its mortgage loan assets and the shorter term predominantly variable rate nature of the Company's related borrowings. In general, the management team's strategy has been to have a low advance rate on its less liquid portfolio. This helps to mitigate the risk of margin calls due to deterioration of collateral value in periods of rising interest rates. This is less important for those assets considered liquid as there is a very stable market for the financing of these securities.

    The Company will use interest rate duration as its primary measure of interest rate risk. This metric, expressed when considering any existing leverage, will allow the Company to approximate changes in the net market value of its portfolio given potential changes in the U.S. Treasury yield curve. Interest rate duration considers both assets and liabilities. As of November 30, 2001, the duration of the combined portfolio was 3.0982. This implies that a parallel shift of the U.S. Treasury yield curve of 100 basis points would cause the net asset value of the portfolio to increase or decrease by approximately 3.10%. These assets may have more complex reactions to interest rate changes than a straight duration calculation can predict. Although the REIT Advisor believes this metric represents a good approximation of the change in portfolio net market value in response to changes in interest rates, actual performance may vary due to changes in prepayments, credit spreads and the cost of increased market volatility.

LIQUIDITY RISK

    The primary liquidity risk that will be faced by the Company arises from financing long maturity mortgage assets with short-term debt. As of November 30, 2001, the Funds had no long-term debt and instead held approximately $124,000,000 of mortgage-backed securities and reverse repurchase agreements. The assets pledged to secure these short-term borrowings are high quality liquid assets. Thus, historically, the Funds have not had trouble rolling over short-term debt as it matures. However, there can be no assurances the Company will always be able to roll over its short-term debt. Since the advance rate on this debt is 97% of collateral value, there is a risk of margin calls that could be caused by asset value declines or changes in lender over-collateralization requirements. In addition, at November 30, 2001, the Funds had $74,500,000 of whole loan reverse repurchase agreements. The assets pledged to secure these short-term borrowings are relatively illiquid mortgage loans. The roll-over risk is higher for these borrowings, but has been mitigated by the Fund Advisor. Although the Funds have not experienced problems rolling over this short-term debt, there can be no assurances the Company will always be able to roll over this short-term debt.

PREPAYMENT RISK

    The Company will attempt to mitigate the effects of mortgage prepayments on multifamily and commercial loans through the collection of prepayment penalties whenever possible.

    In general, the Company believes its will be able to reinvest prepayments at acceptable yields. However, no assurances can be given that, should significant prepayments occur, market conditions would be such that acceptable investments could be identified and repayment proceeds reinvested.

                                STOCK OWNERSHIP

    The following tables set forth, as of December 31, 2001, except as otherwise noted, the beneficial ownership of the common stock of each Fund by (i) each person known by each Fund to beneficially hold more than 5% its outstanding common stock, (ii) each director of each Fund, (iii) each executive officer of each Fund and (iv) all executive officers and directors of each Fund as a group. Except as otherwise noted, the listed beneficial owner has sole voting and investment power with respect to the listed shares.

AMERICAN STRATEGIC INCOME PORTFOLIO INC.

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130             811,146(2)                19.2%
Thomas S. Schreier, President(3)                     --                     --
John G. Wenker, Senior Vice President(3)       1,782.68(4)                  (*)
Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                         63.195                     (*)
Robert H. Nelson, Treasurer(3)                       --                     --
Jeffery M. Wilson, Vice President
  Administration(3)                                  --                     --
Robert J. Dayton, Director(3)                        --                     --
Andrew S. Duff, Director(3)                          --                     --
Roger A. Gibson, Director(3)                         --                     --
Andrew M. Hunter III, Director(3)                    --                     --
Leonard W. Kedrowski, Director(3)                    --                     --
John M. Murphy, Director(3)                          --                     --
Richard K. Riederer, Director(3)                     --                     --
Joseph D. Strauss, Director(3)                       --                     --
Virginia L. Stringer, Director(3)                    --                     --
James M. Wade, Director(3)                           --                     --
All executive officers and directors as
  a group (15 persons)                        1,845.875                     (*)

---------------------

(*)  Represents less than 1%.
(1)  Based on a total of 4,230,294.34 shares outstanding as of March 27, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 811,146 shares, 2,145 of which are owned by Sit Bond Fund and 403 of which are owned by Sit Balanced Fund. Sit Investment Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the Schedule 13D, dated February 28, 2002, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of February 28, 2002.
(3) The address of the beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 172.16 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse.

AMERICAN STRATEGIC INCOME PORTFOLIO INC. -- II

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130           3,649,399(2)                22.9%
Thomas S. Schreier, President(3)                     --                     --
John G. Wenker, Senior Vice President(3)       3,268.74(4)                  (*)
Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                      1,265.783                     (*)
Robert H. Nelson, Treasurer(3)                       --                     --
Jeffery M. Wilson, Vice President
  Administration(3)                                  --                     --
Robert J. Dayton, Director(3)                        --                     --
Andrew S. Duff, Director(3)                          --                     --
Roger A. Gibson, Director(3)                         --                     --
Andrew M. Hunter III, Director(3)                    --                     --
Leonard W. Kedrowski, Director(3)                    --                     --
John M. Murphy, Director(3)                          --                     --
Richard K. Riederer, Director(3)                     --                     --
Joseph D. Strauss, Director(3)                       --                     --
Virginia L. Stringer, Director(3)                    --                     --
James M. Wade, Director(3)                           --                     --
All executive officers and directors as
  a group (15 persons)                        4,534.523                     (*)

---------------------

(*)  Represents less than 1%.
(1)  Based on a total of 15,957,288.691 shares outstanding as of March 27, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 3,649,399 shares, 32,394 of which are owned by Sit Bond Fund and 15,470 of which are owned by Sit Balanced Fund. Sit Investment Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the Schedule 13D, dated January 31, 2002, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of January 31, 2002.
(3) The address of the beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 817.185 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse.

AMERICAN STRATEGIC INCOME PORTFOLIO INC. -- III

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130           1,794,350(2)                 8.4%
Thomas S. Schreier, President(3)                     --                     --
John G. Wenker, Senior Vice President(3)      9,553.419(4)                  (*)
Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                      1,945.512(5)                  (*)
Robert H. Nelson, Treasurer(3)                       --                     --
Jeffery M. Wilson, Vice President
  Administration(3)                                  --                     --
Robert J. Dayton, Director(3)                        --                     --
Andrew S. Duff, Director(3)                          --                     --
Roger A. Gibson, Director(3)                         --                     --
Andrew M. Hunter III, Director(3)                    --                     --
Leonard W. Kedrowski, Director(3)                    --                     --
John M. Murphy, Director(3)                          --                     --
Richard K. Riederer, Director(3)                     --                     --
Joseph D. Strauss, Director(3)                       --                     --
Virginia L. Stringer, Director(3)                    --                     --
James M. Wade, Director(3)                           --                     --
All executive officers and directors as
  a group (15 persons)                       11,498.931                     (*)

---------------------

(*)  Represents less than 1%.
(1)  Based on a total of 21,343,292.487 shares outstanding as of March 27, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 1,794,350 shares, 7,672 of which are owned by Sit Bond Fund and 10,609 of which are owned by Sit Balanced Fund. Sit Investment Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the Schedule 13D, dated January 31, 2002, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of January 31, 2002.
(3) The address of the beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 4,922.098 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse. Also includes 618.332 shares owned by Mr. Wenker's spouse, over which Mr. Wenker shares voting and investment power with his spouse.
(5) Includes 2.185 shares that Mr. Kappenman owns jointly with his spouse, over which Mr. Kappenman shares voting and investment power with his spouse.

AMERICAN SELECT PORTFOLIO INC.

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF  PERCENTAGE OF OUTSTANDING
BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP          SHARES(1)
----------------                          --------------------  -------------------------
Sit Investment Associates, Inc.
  4600 Wells Fargo Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402-4130           1,540,122(2)                14.4%
Thomas S. Schreier, President(3)                     --                     --
John G. Wenker, Senior Vice President(3)        784.296(4)                  (*)
Russell J. Kappenman, Vice President and
  Assistant Treasurer(3)                             --                     --
Robert H. Nelson, Treasurer(3)                       --                     --
Jeffery M. Wilson, Vice President
  Administration(3)                                  --                     --
Robert J. Dayton, Director(3)                        --                     --
Andrew S. Duff, Director(3)                          --                     --
Roger A. Gibson, Director(3)                         --                     --
Andrew M. Hunter III, Director(3)                    --                     --
Leonard W. Kedrowski, Director(3)                    --                     --
John M. Murphy, Director(3)                          --                     --
Richard K. Riederer, Director(3)                     --                     --
Joseph D. Strauss, Director(3)                       --                     --
Virginia L. Stringer, Director(3)                    --                     --
James M. Wade, Director(3)                           --                     --
All executive officers and directors as
  a group (15 persons)                          784.296                     (*)

---------------------

(*)  Represents less than 1%.
(1)  Based on a total of 10,662,195 shares outstanding as of March 27, 2002.
(2) Sit Investment Associates, Inc. has sole voting and dispositive power over 1,540,122 shares, 6,725 of which are owned by Sit Bond Fund and 6,009 of which are owned by Sit Balanced Fund. Sit Investment Associates, Inc. is the investment advisor for Sit Bond Fund and Sit Balanced Fund, and Sit Investment Associates, Inc. has sole voting power and dispositive power for all securities held by such funds. The information relating to the beneficial ownership of Sit Investment Associates, Inc. and its affiliates has been derived from the Schedule 13D, dated October 31, 2001, filed by Sit Investment Associates, Inc. with the SEC. The number of shares beneficially owned by Sit Investment Associates, Inc. and its affiliates is stated as of October 31, 2001.
(3) The address of beneficial owner is 800 Nicollet Mall, Minneapolis, Minnesota 55402.
(4) Includes 466.296 shares that Mr. Wenker owns jointly with his spouse, over which Mr. Wenker shares voting and investment power with his spouse. Also includes 116 shares owned by Mr. Wenker's spouse, over which Mr. Wenker shares voting and investment power with his spouse.

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                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

    The following summary of the terms of the capital stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's articles of incorporation and bylaws, each of which is filed as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part.

GENERAL

    Upon completion of the merger, the authorized capital stock of the Company will consist of 100 million shares all with a par value of $0.01 per share. Initially, 98 million shares will be classified as common stock and 2 million shares will be classified as preferred stock. Upon completion of the merger, an estimated 67,261,775 shares of common stock will be outstanding (assuming all of the Funds participate and no shareholders elect the Cash Election or exercise dissenters' rights) and no shares of preferred stock will be outstanding.

    The Company's board of directors will be authorized (i) to classify and reclassify any unissued shares of any series of capital stock; (ii) to provide for the issuance of shares in other classes or series, including preferred stock in one or more series; (iii) to establish the number of shares in each class or series; and (iv) to fix the preferences, conversion and other rights, voting powers, restrictions, distribution limitations, qualifications and redemption terms and conditions of such class or series.

PREFERRED STOCK

    The Company's board of directors is authorized to issue 2 million shares of currently undesignated preferred stock in classes or series. The Company's board of directors is also authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each class or series and any qualifications, limitations and restrictions thereon. Any such preferred stock issued by the Company may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock.

    Preferred stock would be available for possible future financings of, or acquisitions by, the Company and for general corporate purposes without any legal requirement that shareholder authorization for issuance be obtained. The purpose of authorizing the Company's board of directors to issue preferred stock is, in part, to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or seeking to acquire, a significant portion of the outstanding stock of the Company by means of a merger, tender offer, proxy contest or otherwise.

    As of [           ], 2002, the Company did not have any preferred stock
outstanding. The Company's board of directors has no present plans to issue any preferred stock.

COMMON STOCK

    Each share of Company common stock issued in the merger will be duly authorized, fully paid and nonassessable. Except as described below, the holders of the common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. No cumulative voting rights for the election of directors will attach to the shares of common stock. Subject to the provisions of Maryland law and any preferential rights with respect to any outstanding capital stock, holders of common stock are entitled to receive ratably such dividends or other distributions as may be declared by the board of directors out of funds legally available therefor. If the Company is liquidated or dissolved, subject to the right of any holders of the capital stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate ratably in the net assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company. Shares of common stock will have no conversion, preference, redemption, exchange or preemptive rights. For a further description of the Company's common stock, see "COMPARISON OF RIGHTS AND INVESTMENTS."

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
    The transfer agent and registrar for Company common stock is EquiServe.

ADDITIONAL CLASSES OF STOCK

    The Company's board of directors may authorize the issuance of additional classes of series of stock, including preferred stock. Prior to issuance of shares of each series, the Company's board of directors will be required by the MGCL and the articles of incorporation to set, for each such series, subject to the provisions of the articles of incorporation regarding ownership limits the preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted under the MGCL. The Company's board of directors could authorize the issuance of capital stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of common stock might believe to be in their best interests or in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then market price of such common stock.

RESTRICTIONS ON TRANSFER

    Two of the requirements of qualification as a REIT are that:

 - the Company common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than during its first taxable year as a REIT); and

 - not more than 50% of the value of the outstanding shares of Company stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain exempt entities) during the last half of a taxable year (other than during its first taxable year as a REIT).

    In order that the Company may meet these requirement at all times, the articles of incorporation provide that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the REIT provisions or the Code, more than the Ownership Limit, which is equal to 9.8% of the number or value of the outstanding shares of capital stock of the Company. The Company's board of directors may waive the Ownership Limit if evidence satisfactory to the board of directors is presented that such Ownership Limit will not jeopardize the Company's status as a REIT. As a condition to such waiver, the Company's board of directors may require opinions of counsel satisfactory to it and must receive an undertaking from the applicant with respect to preserving the REIT status of the Company. The Ownership Limit will not apply if two-thirds of Company's board of directors (including a majority of the Independent Directors of the Company) determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

    If shares of Company common stock and/or preferred stock in excess of the Ownership Limit, or shares which would cause the Company to be beneficially owned by fewer than 100 persons, cause the Company to become "closely held" under Section 856(h) of the Code or otherwise to cause the Company to fail to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be void ab initio and the intended transferee will acquire no rights to such Company common stock and/or preferred stock. Shares issued or transferred that would cause any shareholder to own more than the Ownership Limit cause the Company to be beneficially owned by fewer than 100 persons, the Company to become "closely held" under Section 856(h) of the Code or otherwise to cause the Company to fail to qualify as a REIT will be transferred, without action by the prohibited owner, to a trust for the exclusive benefit of one or more charitable beneficiaries selected by the Company, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of common or preferred stock held by the trustee shall be issued and outstanding shares of common or preferred stock. The trustee of the trust shall be appointed by the Company and shall be independent of the Company and the prohibited owner. The prohibited owner shall have no right to receive dividends or other distributions with respect to, or possess any rights to vote or other rights attributable to the shares held in the trust. Any dividend or other distribution paid prior to the discovery by the Company that shares of common or preferred stock have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand for the benefit of the charitable beneficiary, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. The trustee shall have all dividend and voting rights with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary.

    Within 20 days of receiving notice from the Company that shares of common or preferred stock of the Company have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the articles of incorporation. Upon such sale, any interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by the Company that shares have been transferred to the trust, such shares are sold by a prohibited owner, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

    The Ownership Limit provision will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration is increased. Any change in the ownership limit would require an amendment to the articles of incorporation. In addition to preserving the Company's status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the Company without the approval of the board of directors and shareholders.

    All certificates representing shares of Company common stock will bear a legend referring to the restrictions described above.

                        FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER AND THE OWNERSHIP OF COMMON STOCK IN THE COMPANY. THIS SUMMARY IS BASED ON CURRENT LAW, IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOUR TAX CONSEQUENCES MAY VARY DEPENDING ON YOUR PARTICULAR SITUATION AND THIS DISCUSSION DOES NOT PURPORT TO DISCUSS ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO A SHAREHOLDER IN LIGHT OF HIS OR HER PERSONAL INVESTMENT OR TAX CIRCUMSTANCES, OR TO A SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS, EXCEPT TO THE EXTENT DISCUSSED UNDER THE HEADINGS "--TAXATION OF TAX-EXEMPT SHAREHOLDERS" AND "--TAXATION OF NON-U.S. SHAREHOLDERS." SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT INCLUDE, WITHOUT LIMITATION, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, BROKER-DEALERS, TAX-EXEMPT ORGANIZATIONS, THOSE HOLDING COMMON STOCK AS PART OF A CONVERSION TRANSACTION, A HEDGE OR HEDGING TRANSACTION OR AS A POSITION IN A STRADDLE FOR TAX PURPOSES, FOREIGN CORPORATIONS OR PARTNERSHIPS, AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. IN ADDITION, THE SUMMARY BELOW DOES NOT CONSIDER THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER TAX LAWS THAT MAY BE APPLICABLE TO YOU AS A SHAREHOLDER.

    The information in this summary is based on the Code, current, temporary and proposed regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions, all as of the date of this joint proxy statement/ prospectus. The administrative interpretations and practices of the IRS upon which this summary is based include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the taxpayers who requested and received such rulings. Future legislation, regulations, administrative interpretations and practices, and court decisions may affect the tax consequences contained in this summary, possibly on a retroactive basis. The Company has not requested, and does not plan to request, any rulings from the IRS concerning its tax treatment or the tax consequences contained in this summary, and the statements in this joint proxy statement/prospectus are not binding on the IRS or a court. Thus, the Company cannot provide any assurance that the tax consequences contained in this summary will not be challenged by the IRS or sustained by a court if challenged by the IRS.

TAX TREATMENT OF THE MERGER

    The merger is intended to qualify as a tax-free reorganization. As a condition to the merger, the Funds will receive an opinion from Ernst & Young that the merger will qualify as a tax-free reorganization. Specifically, Ernst & Young will opine that the merger will qualify as tax-free reorganization under
Section 368(a) of the Code, and that neither the Funds nor the Funds' shareholders (with the exception of those shareholders making the Cash Election or exercising dissenters' rights under Minnesota law) will recognize taxable gain or loss as a result of the merger. Accordingly, the Company will have the same tax basis in the assets of the Funds as the Funds had in its assets. Holders of Fund shares that exchange such shares solely for common stock of the Company will not recognize any gain or loss on the exchange. A holder of Fund shares that exchanges such shares for cash or a combination of common stock and cash will recognize gain in an amount equal to the lesser of the cash received and the gain realized on such exchange. If the merger fails to qualify as a tax-free reorganization, the merger would be treated as a taxable sale by the Funds of their respective assets to the Company in exchange for common stock of the Company, followed by a distribution by each Fund to its shareholders of the Company common stock received by it in the merger. Although the Funds should generally not be subject to any tax liabilities as a result of their making qualifying distributions of their net income, the Company could be liable for any such tax liabilities, to the extent they exist, from a deemed sale of their assets (or other unrelated transactions) as a successor if they or their shareholders were unable to pay tax liabilities either from such deemed sale or unrelated transactions. You should consult with your tax advisors regarding the tax consequences of the merger to you.

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CONSEQUENCES OF MERGER ON THE COMPANY'S QUALIFICATION AS A REIT--EARNINGS AND
PROFITS DISTRIBUTION REQUIREMENT

    A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute such earnings and profits. In a statutory merger qualifying as a tax-free reorganization, the acquired corporation's earnings and profits are generally carried over to the surviving corporation. Any earnings and profits treated as having been acquired by a REIT through such a merger will be treated as accumulated earnings and profits of the REIT attributable to non-REIT years. The Fund should generally not have any earnings and profits, as a result of making distributions of their net income. The Company has requested that Ernst & Young determine the earnings and profits of each Fund for purposes of the earnings and profits distribution requirement. Subject to certain qualifications and assumptions, Ernst & Young has preliminarily determined that the Company will not have any current or accumulated earnings and profits as of the date of the merger.

    The calculation of the amount of earnings and profits acquired by the Company from the Funds is subject to challenge by the IRS. The IRS may examine prior tax returns of the Funds and propose adjustments that would increase its taxable income, which would result in corresponding increases in the Funds' earnings and profits.

    If the IRS determines, and successfully asserts, that the Company had acquired current or accumulated earnings and profits from the Funds ("Acquired Earnings") and the Company had not distributed all of the Acquired Earnings prior to the end of the taxable year during which the merger occurs, the Company would fail to qualify as a REIT in such year, as well as other taxable years during which the Company held such Acquired Earnings. However, if the Company made an additional distribution within 90 days of such a determination by the IRS to distribute the Acquired Earnings and paid to the IRS an interest charge based on 50% of the amount of such Acquired Earnings not previously distributed, the failure of the Company to have distributed the Acquired Earnings would not prevent the Company from qualifying as a REIT. Accordingly, in order to maintain its qualification as a REIT under such circumstances, the Company could be required to borrow funds on a short-term basis or sell assets in order to meet the additional distribution requirement even if the prevailing market conditions were not generally favorable for such borrowings or sales.

TAXATION OF THE COMPANY--GENERAL

    The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 2002. The Company believes that it will be organized and operate in a manner that will allow it to qualify and to remain qualified to be taxed as a REIT under the Code and intends to continue to be organized and operate in this manner. Qualification and taxation as a REIT, however, will depend upon the Company's ability to meet, through actual annual operating results, asset requirements, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Code. Accordingly, there can be no assurance that the Company will actually operate in a manner so as to allow it to qualify and remain qualified as a REIT. See "FEDERAL INCOME TAX CONSEQUENCES--Requirements for Qualification as a Real Estate Investment Trust."

    Ernst & Young has acted as a tax advisor to the Company in connection with the contemplated merger and formation of the Company. Ernst & Young has given the Company an opinion that, commencing with its taxable year ending
December 31, 2002, the Company will be organized in accordance with, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. Such opinion is not binding on the IRS or a court and there cannot be any assurance that the IRS or a court will not take a position different from that expressed by Ernst & Young. It also must be emphasized that Ernst & Young's opinion is based on various assumptions and is conditioned upon numerous representations made by the Company as to factual matters, including representations regarding the nature of the Company's assets and the future conduct of the Company's business as described in this joint proxy statement/prospectus. Moreover, the Company's taxation and

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qualification as a REIT depend upon the Company's ability to meet on a continuous basis the annual operating results, asset ownership tests, distribution requirements, diversity of stock ownership, and the various other qualification tests imposed by the Code described below. Ernst & Young will not opine on the Company's compliance with these tests on a continuing basis. Therefore, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. See "--Failure to Qualify" below.

    The sections of the Code that relate to the qualification and taxation of REITs are highly technical and complex. The following describes the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code.

    Provided the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" that generally results from an investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. However, even as a REIT, the Company will be subject to federal income taxation in the following circumstances:

    - It will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

    - It may be subject to the "alternative minimum tax" on items of tax preference, if any.

    - If it has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

    - It will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

    - If it fails to satisfy the 75% or 95% gross income tests, as described below, but has, nevertheless, maintained its qualification as a REIT, it will be required to pay a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which it fails the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect the Company's profitability.

    - It will be required to pay a 4% excise tax on the amount by which its annual distributions to its shareholders is less than the sum of (i) 85% of its ordinary income for the year, (ii) 95% of its real estate investment trust capital gain net income for the year, and (iii) any undistributed taxable income from prior periods.

    - If it acquires an asset from a corporation which is not a REIT in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and the Company subsequently sells or otherwise disposes of the asset within ten years, then under existing treasury regulations, the Company would be required to pay tax at the highest regular corporate tax rate on this gain to the extent (i) the fair market value of the asset exceeds (ii) its adjusted tax basis in the asset, in each case, determined as of the date on which it acquired the asset. The results described in this paragraph assume that the Company will elect this treatment in lieu of an immediate tax when the asset is acquired. It is not intended that the Company will sell or otherwise dispose of any assets, to which this election applies, acquired in the merger during the ten-year period following the merger in a manner that would cause the Company to incur the tax described above.

    - It will generally be subject to tax on the portion of any "excess inclusion" income derived from an investment in residual interests in real estate mortgage investment conduits to the extent its stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

REQUIREMENTS FOR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

    GENERAL. The Code defines a REIT as a corporation, trust or association:

    (1) that is managed by one or more trustees or directors;

    (2) that issues transferable shares or transferable certificates to its owners;

    (3) that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

    (4) that is not a financial institution or an insurance company under the Code;

    (5) that is owned by 100 or more persons;

    (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each year; and

    (7) that meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.

    The Code provides that conditions (1) to (4) must be met during the entire year and that condition (5) must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT.

    The Company's articles of incorporation provide for restrictions regarding ownership and transfer of the Company's stock. These restrictions are intended to assist the Company in satisfying the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If the Company fails to satisfy these share ownership requirements (other than during its first taxable year), its status as a REIT would terminate. If, however, the Company complied with the rules contained in applicable regulations that require a REIT to determine the actual ownership of its shares and the Company does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, it would not be disqualified as a REIT.

    In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. The Company will have a calendar taxable year.

    QUALIFIED REIT SUBSIDIARIES. A "qualified REIT subsidiary" is a corporation, all of the stock of which is owned by a REIT. Under the Code, a qualified REIT subsidiary is not treated as a separate corporation from the REIT. Rather, all of the assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction, and credit of the REIT for purposes of the REIT income and asset tests described below.

    TAXABLE REIT SUBSIDIARIES. A "taxable REIT subsidiary" is a corporation which, together with its parent REIT, makes an election to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may earn income that would be nonqualifying income if earned directly by a REIT, and is generally subject to full corporate level tax. A REIT may own up to 100% of the stock of a taxable REIT subsidiary.

    INCOME TESTS. The Company must meet two annual gross income requirements to qualify as a REIT. First, each year the Company must derive, directly or indirectly, at least 75% of its gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property" and mortgage interest, or from specified temporary investments. Second, each year the Company must derive at least 95% of its gross income, excluding gross income from prohibited transactions, from investments meeting the 75% test described above, or from dividends, interest and gain from the sale or disposition of stock or securities. For these purposes, the term "interest" generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term "interest," however, if such amount is based on a fixed percentage of gross receipts or sales.

    Any amount includable in the gross income of the Company with respect to a regular or residual interest in a real estate mortgage investment conduit is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, the Company will be treated as receiving directly its proportionate share of the income of the real estate mortgage investment conduit, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if the Company receives interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date the mortgage loan was made by the Company, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause the Company to recognize income that is not qualifying income for purposes of the 75% gross income test.

    To the extent interest on a loan is based on the cash proceeds from the sale or value of property, such income would be treated as gain from the sale of the secured property, which generally should qualify for purposes of the 75% and 95% gross income tests.

    If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any year, it may still qualify as a REIT if it is entitled to relief under the Code. Generally, it may be entitled to relief if:

    - the failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

    - a schedule of the sources of its income is attached to its federal income tax return; and

    - any incorrect information on the schedule was not due to fraud with the intent to evade tax.

    It is not possible to state whether in all circumstances the Company would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, the Company would not qualify as a REIT. As discussed above in "Taxation of the Company--General," even if these relief provisions apply, and the Company retains its status as a REIT, a tax would be imposed with respect to the Company's income that does not meet the gross income tests. The Company may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring its income.

    FORECLOSURE PROPERTY. Net income realized by the Company from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate (currently 35%). Foreclosure property means real property and related personal property that (1) is acquired through foreclosure following a default on a lease of such property or a default on indebtedness that is secured by the property and (2) for which an election is made to treat the property as foreclosure property.

    PROHIBITED TRANSACTION INCOME. Any gain realized by the Company on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income, and subject to a 100% penalty tax. Prohibited transaction income may also adversely affect the Company's ability to satisfy the gross income tests for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances

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surrounding the particular transaction. While the regulations provide standards which, if met, would not cause a sale of property to result in prohibited transaction income, the Company may not be able to meet these standards in all circumstances.

    ASSET TESTS. At the close of each quarter of each year, the Company also must satisfy four tests relating to its assets. First, at least 75% of the value of its total assets must be real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real estate mortgages, real property, interests in other REITs and stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering. Second, not more than 25% of its total assets may be represented by securities, other than those securities includable in the 75% asset class. Third, not more than 20% of the value of its total assets may be represented by securities in one or more taxable REIT subsidiaries. Fourth, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of the total vote or value of the outstanding securities of any one issuer (other than securities of a qualified REIT subsidiary, a taxable REIT subsidiary), and with respect to the 10% value test, certain "straight debt" securities.

    After meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT if it fails to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. In addition, if the Company fails to satisfy the asset tests because it acquires assets during a quarter, it can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.

    The Company will monitor the status of the assets that it acquires for purposes of the various asset tests and will manage its portfolio in order to comply with such tests.

    ANNUAL DISTRIBUTION REQUIREMENTS. To qualify as a REIT, the Company is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to the sum of (1) 90% of its "REIT taxable income" and (2) 90% of its after-tax net income, if any, from foreclosure property, minus (3) the sum of certain items of non-cash income. In general, "REIT taxable income" means taxable ordinary income without regard to the dividends paid deduction.

    The Company is generally required to distribute income in the taxable year in which it is earned, or in the following taxable year before it timely files its tax return if such dividend distributions are declared and paid on or before the Company's first regular dividend payment. Except as provided in "Taxation of Taxable U.S. Shareholders" below, these distributions are taxable to holders of common stock in the year in which paid, even though these distributions relate to the prior year for purposes of the Company's 90% distribution requirement. To the extent that the Company does not distribute all of its net capital gain or distribute at least 90%, but less than 100% of its "REIT taxable income," it will be subject to tax at regular corporate tax rates.

    From time to time, the Company may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash and payment of expenses and the inclusion of income and deduction of expenses in arriving at the Company's taxable income. If these timing differences occur, in order to meet the REIT distribution requirements, the Company may need to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends.

    Under certain circumstances, the Company may be able to rectify a failure to meet a distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Thus, it may be able to avoid being subject to tax on amounts distributed as deficiency dividends. The Company will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends. In addition, the Company will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it should fail to distribute each year at least the sum of 85% of its

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ordinary income for the year, 90% of its capital gain income for the year, and any undistributed taxable income from prior periods.

    RECORDKEEPING REQUIREMENTS. The Company is required to maintain records and request on an annual basis information from specified shareholders. This requirement is designed to disclose the actual ownership of the Company's outstanding stock.

    EXCESS INCLUSION INCOME. If the Company is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by the Company, such arrangement will be treated as a "taxable mortgage pool" for federal income tax purposes. If all or a portion of the Company is considered a taxable mortgage pool, its status as a REIT generally should not be impaired; however, a portion of its taxable income may be characterized as "excess inclusion income" and allocated to its shareholders. Any excess inclusion income:

    - could not be offset by unrelated net operating losses of a shareholder;

    - would be subject to tax as "unrelated business taxable income" to a tax-exempt shareholder;

    - would be subject to the application of federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to foreign shareholders; and

    - would be taxable (at the highest corporate tax rate) to the Company, rather than its shareholders, to the extent allocable to stock of the Company held by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

    FAILURE TO QUALIFY. If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code described above do not apply, the Company will be subject to tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on its taxable income at regular corporate rates. Such taxation would reduce the cash available for distribution by the Company to its shareholders. Distributions to shareholders of the Company in any year in which it fails to qualify as a REIT will not be deductible by the Company and the Company will not be required to distribute any amounts to its shareholders. Additionally, if the Company fails to qualify as a REIT, distributions to its shareholders will be subject to tax as ordinary income to the extent of the Company's current and accumulated earnings and profits and, subject to certain limitations of the Code, corporate shareholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company would also be disqualified from taxation as a REIT for the four taxable years following the year during which it lost its qualification. It is not possible to state whether in all circumstances the Company would be entitled to statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

    When using the term "U.S. shareholders," the Company means a holder of shares of Company common stock who is, for U.S. federal income tax purposes:

    - a citizen or resident of the United States;

    - a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless regulations provide otherwise;

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

    DISTRIBUTIONS GENERALLY. Distributions out of current or accumulated earnings and profits of the Company, other than capital gain dividends, will be taxable to U.S. shareholders as ordinary income.

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Provided the Company qualifies as a REIT, dividends paid by the Company will not be eligible for the dividends received deduction generally available to U.S. shareholders that are corporations.

    To the extent that the Company makes distributions in excess of its current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. shareholder, and will reduce the adjusted tax basis which each U.S. shareholder has in its shares of common stock by the amount of the distribution, but not below zero. Return of capital distributions in excess of a U.S. shareholder's adjusted tax basis in its common stock will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends declared in October, November, or December of any year and paid to a shareholder of record on a specified date in any of those months will be treated as both paid by the Company and received by the shareholder on December 31 of that year, provided the dividend is actually paid in January of the following year. Shareholders may not include in their own income tax returns any of the Company's net operating losses or capital losses.

    CAPITAL GAIN DISTRIBUTIONS. Distributions designated as net capital gain dividends will be taxable to U.S. shareholders as capital gain income. Such capital gain income will be taxable to non-corporate U.S. shareholders at a 20% or 25% rate based on the characteristics of the asset sold that produced the gain. U.S. shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

    RETENTION OF NET CAPITAL GAINS. The Company may elect to retain, rather than distribute as a capital gain dividend, all or a portion of its net capital gains. If this election is made, the Company would pay tax on such retained capital gains. In such a case, U.S. shareholders would generally:

    - include their proportionate share of the undistributed net capital gains in their taxable income;

    - receive a credit for their proportionate share of the tax paid by the Company with respect to such retained capital gains; and

    - increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by the Company.

    PASSIVE ACTIVITY LOSSES AND INVESTMENT INTEREST LIMITATIONS. Distributions made by the Company and gain arising from the sale or exchange by a U.S. shareholder of common stock will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any "passive losses" against income or gain relating to the common stock. Distributions made by the Company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

    DISPOSITIONS OF STOCK. If you are a U.S. shareholder and you sell or dispose of your shares of common stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of common stock. This gain or loss will be capital gain or loss if you have held the stock as a capital asset and will be long-term capital gain or loss if you have held the stock for more than one year. In general, if you are a U.S. shareholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from the Company which were required to be treated as long-term capital gains.

    BACKUP WITHHOLDING. The Company will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his correct taxpayer

                                      122
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identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any U.S. shareholders who fail to certify their non-foreign status.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

    The IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt U.S. shareholder has not held its shares of common stock as "debt financed property" within the meaning of the Code, the shares are not otherwise used in a unrelated trade or business and the Company has not incurred any "excess inclusion income," as described above, dividend income on such shares and income from the sale of such shares should not be unrelated business taxable income to a tax-exempt U.S. shareholder. Generally, debt financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt U.S. shareholder.

    For tax-exempt U.S. shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in the Company's shares will constitute unrelated business taxable income unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company's shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

    Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to any pension trust which:

    - is described in Section 401(a) of the Code;

    - is tax-exempt under Section 501(a) of the Code; and

    - holds more than 10%, by value, of the interests in the REIT.

    Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

    A REIT is a "pension held REIT" if:

    - it would not have qualified as a REIT but for the fact that
      Section 856(h)(3) of the Code provides that stock owned by a qualified trust is treated, for purposes of the 5/50 rule, as owned by the beneficiaries of the trust, rather than by the trust itself; and

    - either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

    The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

    - the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

    - the total gross income of the REIT.

    If, for any year, this percentage is less than 5%, no portion of REIT dividends will be subject to tax as unrelated business income. As a result of the limitations on the transfer and ownership of stock contained in the Company's articles of incorporation, the Company does not expect to be classified as a "pension-held REIT."

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TAXATION OF NON-U.S. SHAREHOLDERS

    The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules.

    PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO THE MERGER AND THE HOLDING OF SHARES OF COMMON STOCK OF THE COMPANY AND OF THE COMPANY ELECTING TO BE TAXED AS A REIT, INCLUDING ANY REPORTING REQUIREMENTS.

    Distributions to Non-U.S. shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of the Company's current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in common stock of the Company is treated as effectively connected with the Non-U.S. shareholder's conduct of a U.S. trade or business, the Non-U.S. shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. shareholder that is a corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. shareholder unless (i) a lower treaty rate applies and any required form, such as IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed by the Non-U.S. shareholder with the Company or
(ii) the Non-U.S. shareholder files an IRS Form W-8ECI with the Company claiming that the distribution is effectively connected income.

    Distributions by the Company in excess of its current and accumulated earnings and profits will not be taxable to a Non-U.S. shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's common stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. shareholder's common stock, such distributions will give rise to tax liability if the Non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. The Company is also required to withhold 10% of any distribution in excess of its current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 10%.

    For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges of a U.S. real property interest, which includes certain interests in real property, but generally does not include non-participating mortgage loans or mortgage-backed securities, will be taxed to a Non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The Company may hold both assets that constitute U.S. real property interests and assets that do not. To the extent the Company's assets do not constitute U.S. real property interests, distributions by the Company from the sale of such assets will not be subject to tax under the FIRPTA rules. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. shareholder as if such gain were effectively connected with a U.S. trade or business of such shareholder. Non-U.S. shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a

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special alternative minimum tax in the case of nonresident alien individuals).
Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. shareholder that is a corporation. The Company is required to withhold 35% of any distribution that is designated by it as a U.S. real property capital gains dividend. The amount withheld is creditable against the Non-U.S. shareholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. shareholder upon a sale of common stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although the Company currently believes that it will be a "domestically controlled REIT," because the common stock will be publicly traded, no assurance can be given that it will be or will remain a "domestically controlled REIT." Even if the Company does not qualify as a "domestically controlled REIT," an alternative exemption to tax under FIRPTA might be available if either (i) the Company is not (and has not been within the five year period prior to the sale) a U.S. property holding corporation (as defined in the Code and applicable Treasury Regulations to generally include a corporation, 50% or more of the assets of which consist of U.S. real property interests) or (ii) the selling Non-U.S. shareholder owns, actually or constructively, 5% or less of the stock of the Company throughout a specified testing period and if the shares are regularly traded (as defined in applicable Treasury regulations) on an established securities market.

    Gain not subject to FIRPTA will be taxable to a Non-U.S. shareholder if
(i) the Non-U.S. shareholder's investment in the stock is effectively connected with a U.S. trade or business, in which case the Non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or
(ii) the Non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the common stock were to be subject to taxation under FIRPTA, the Non-U.S. shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of Non-U.S. corporations).

STATE, LOCAL AND FOREIGN TAXATION

    The Company may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which it transacts business or makes investments, and its shareholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. The state, local and foreign tax treatment of the Company may not conform to the federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign tax laws on the merger and the holding of common stock of the Company.

    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITs. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect the Company and its shareholders. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to the Company or its shareholders will be changed.

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                              ERISA CONSIDERATIONS

ERISA CONSIDERATIONS

    A fiduciary of a pension, profit sharing, retirement or other employee benefit plan ("Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the shares of Company common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA,
(ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and
(iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within he meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in the shares of Company common stock also should consider whether the acquisition or the continued holding of the shares of Company common stock might constitute or give rise to a direct or indirect prohibited transaction.

    The Department of Labor (the "DOL") has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under the Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The Regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

    The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the common stock to be "widely held" upon completion of the merger.

    The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the merger, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." The Company believes that the restrictions imposed under its articles of incorporation on the transfer of the common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

    Assuming that the common stock will be "widely held" and "freely transferable," the Company believes that the common stock will be publicly offered securities for purposes of the Regulations and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the common stock.

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                      COMPARISON OF RIGHTS AND INVESTMENTS

    The Funds are organized as corporations under the laws of the State of Minnesota and are diversified closed-end management investment companies registered under the Investment Company Act. The Company is organized as a corporation under the laws of the State of Maryland and will elect to be taxed as a REIT for federal income tax purposes. As registered management investment companies, the Funds are subject to the provisions of and the regulations under the Investment Company Act which imposes restrictions on their business and investment activities. The Funds also are governed by their respective articles of incorporation and bylaws, which have been adopted pursuant to the MBCA.

    As a Maryland corporation, the Company is governed by certain provisions of the MGCL and by the Company's articles of incorporation and bylaws. Following the merger, the Company will not be regulated by the Investment Company Act and its shareholders will not be afforded the same regulatory protections. See "THE FUNDS--Regulatory Matters." The Company will seek to be exempt from registration as an investment company under the Investment Company Act in reliance on
Section 3(c)(5)(C) of such Act. Compliance with this exemption and the Company's proposed qualification as a REIT will impose restrictions on the business and investment activities of the Company. These restrictions are different in some important respects from those applicable to the Funds.

COMPARISON OF SHAREHOLDER RIGHTS

    The rights of shareholders of the Funds are governed by the MBCA and by their respective articles of incorporation and bylaws adopted pursuant to the MBCA. The rights of the shareholders of the Company will be governed by its articles of incorporation and bylaws, which have been adopted pursuant to the MGCL. The summary contained in the following chart is qualified by reference to the MBCA, the MGCL, the Funds' articles of incorporation, the Funds' bylaws, the Company's articles of incorporation and the Company's bylaws.

                                   THE FUNDS' SHAREHOLDERS                                  THE COMPANY'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
AUTHORIZED CAPITAL    The authorized capital stock of each Fund consists  Upon completion of the merger, the authorized
  STOCK:              of 1 billion shares of common stock, par value of   capital stock of the Company will consist of 100
                      $.01 per share.                                     million shares, of which 98 million shares have
                      The Funds' bylaws prohibit the Funds from issuing   been designated as common stock and two million
                      shares of stock for an amount less than the net     shares of preferred stock, each with a par value
                      asset value per share of the shares outstanding at  of $.01 per share.
                      the time of issuance.
NUMBER OF DIRECTORS:  SLA's and CSP's bylaws provide that the board of    The Company's bylaws provide that the number of
                      directors of each Fund shall consist of not less    directors will be established by the board of
                      than three and not more than 15 directors, as       directors. The board of directors of the Company
                      fixed by the board of directors or the              will initially be composed of seven members, three
                      shareholders of each Fund. SLA and CSP each         of whom will be associated with the REIT Advisor
                      currently have ten directors.                       and four of whom will be Independent Directors.
                      ASP's and BSP's bylaws provide that the board of
                      directors or the shareholders of each Fund shall
                      fix the number of directors. ASP and BSP each
                      currently have ten directors.

                                   THE FUNDS' SHAREHOLDERS                                  THE COMPANY'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
ACTIONS BY            The boards of directors of the Funds act by         The Company's bylaws provide that all actions by
  DIRECTORS:          majority vote.                                      its board of directors require the approval of at
                                                                          least two-thirds of the entire board of directors,
                                                                          including at least a majority of the Independent
                                                                          Directors.
CLASSIFICATION OF     The organization documents of the Funds do not      The Company's articles of incorporation provide
  BOARD OF            provide for a classified board of directors. The    for a classified board of directors. There will be
  DIRECTORS:          directors of each Fund hold office for a one-year   three classes of directors in which the term of
                      period.                                             office will be staggered in three-year periods.
REMOVAL OF            The Funds' bylaws provide that a Fund's directors   The Company's articles of incorporation provide
  DIRECTORS:          may be removed from office with or without cause    that a director may be removed with or without
                      by vote of a majority of the shares outstanding     cause with the affirmative vote of at least
                      and entitled to vote, except in the event that the  two-thirds of the shares outstanding and entitled
                      entire board or any one or more directors be so     to vote.
                      removed, new directors shall be elected at the
                      same meeting, or the remaining directors may, to
                      the extent vacancies are not filled at such
                      meeting, fill any vacancy or vacancies created by
                      such removal.
SHAREHOLDER VOTING    Each Fund's articles of incorporation provide that  The Company's articles of incorporation provide
  REQUIREMENTS:       amending its articles of incorporation to convert   that the affirmative vote of at least two-thirds
                      the Fund from a closed-end investment company to    of the shares of the Company outstanding and
                      an open-end investment company requires the         entitled to vote is required to amend or repeal
                      affirmative vote of at least two-thirds of its      any provision that is inconsistent with the
                      outstanding common shares.                          Articles entitled "Board of Directors,"
                      All other amendments to the articles of             "Restrictions on Ownership and Transfer of
                      incorporation require the approval of at least 50%  Shares," "Limitation of Liability and
                      of the shares outstanding and entitled to vote.     Indemnification of Directors and Officers,"
                                                                          "Amendment of Bylaws," "Amendment and Repeal of
                                                                          the Articles" and "Restriction Termination Date
                                                                          and REIT Qualification."
                                                                          All other amendments to the articles of
                                                                          incorporation require the approval of at least 50%
                                                                          of the shares outstanding and entitled to vote.
                                                                          BYLAWS:
                                                                          The bylaws may be repealed, altered, amended or
                                                                          rescinded by (a) an affirmative vote of
                                                                          shareholders holding at least two-thirds of the
                                                                          aggregate number of shares outstanding and
                                                                          entitled to vote or (b) the affirmative vote the
                                                                          board of directors (acting by a vote of at least
                                                                          two-thirds of the directors including by at least
                                                                          a majority of the Independent Directors;)

                                   THE FUNDS' SHAREHOLDERS                                  THE COMPANY'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
ANTI-TAKEOVER         INTERESTED SHAREHOLDER PROVISION. Under Section     INTERESTED SHAREHOLDER PROVISION. The MGCL
  PROVISIONS:          302A.673 of the MBCA, a Fund may not enter into a  establishes special requirements for "business
                      business combination with an "interested            combinations" between a Maryland corporation and
                      shareholder" for at least four years after the      "interested shareholders" unless exemptions are
                      shareholder acquired a 10% interest in the Fund.    applicable. An interested shareholder is any
                      An "interested shareholder" is a beneficial owner   person who beneficially owns 10% or more of the
                      of 10% of the outstanding voting shares of the      voting power of the Company's then outstanding
                      Fund or an affiliate or associate of the Fund who,  voting stock. Among other things, the law
                      within the preceding four years, was a beneficial   prohibits for a period of five years, a merger and
                      owner of 10% of the outstanding voting shares of    other similar transactions between the Company and
                      the Fund. This restriction does not apply,          an interested shareholder unless the board of
                      however, if a committee of the board of directors   directors approved the transaction prior to the
                      made up of all of its disinterested directors       party becoming an interested shareholder. The
                      approves the acquisition of the 10% interest or     five-year period runs from the most recent date on
                      the business combination before the date that the   which the interested shareholder became an
                      shareholder acquires the 10% interest.              interested shareholder. The law also requires
                                                                          payment of a fair price to shareholders to be
                                                                          determined as set forth in the statute or a
                                                                          supermajority shareholder vote for such
                                                                          transactions after the end of the five-year
                                                                          period. This means that the transaction must be
                                                                          approved by at least:
                                                                          -  80% of the votes entitled to be cast by holders
                                                                             of outstanding voting shares voting together as
                                                                             a single voting group; and
                                                                          -  66% of the votes entitled to be cast by holders
                                                                             of outstanding voting shares other than shares
                                                                             held by the interested shareholder with whom
                                                                             the business combination is to be effected.
                      CONTROL SHARE PROVISION. Under Section  302A.671    CONTROL SHARE STATUTE. The MGCL provides that
                      of the MBCA, before a person acquiring 20% or more  "control shares" of a Maryland corporation
                      of a Fund's voting shares can vote the shares in    acquired in a "control share acquisition" have no
                      excess of the 20% level, the holders of a majority  voting rights except to the extent approved by a
                      of all of the Fund's voting shares, including       shareholder vote. Two-thirds of the shares other
                      shares held by the acquiring person, and of a       than the "control shares" must vote in favor of
                      majority of the Fund's voting shares held by        granting the "control shares" voting rights.
                      disinterested shareholders, is generally required.  "Control shares" are shares of stock that taken
                      Similar shareholder approvals are required at the   together with all other shares of stock the
                      one-third and majority voting levels.               acquiror previously acquired, would entitle the
                                                                          acquiror to exercise at least 10% of the voting
                                                                          power in electing directors. Control shares do not
                                                                          include

                                   THE FUNDS' SHAREHOLDERS                                  THE COMPANY'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
ANTI-TAKEOVER                                                             shares of stock, that the acquiring person is
  PROVISIONS                                                              entitled to vote as a result of having previously
  (CONT.):                                                                obtained shareholder approval. A "control share
                                                                          acquisition" means the acquisition of control
                                                                          shares, subject to certain exceptions. If a person
                                                                          who has made (or proposes to make) a control share
                                                                          acquisition satisfies certain conditions
                                                                          (including agreeing to pay expenses), he may
                                                                          compel the board of directors to call a special
                                                                          meeting of shareholders to be held within 50 days
                                                                          to consider the voting rights of the shares. If
                                                                          such a person makes no request for a meeting, the
                                                                          Company has the option to present the question at
                                                                          any shareholders' meeting.
                      FAIR PRICE PROVISION. Under Section  302A.675 of    FAIR PRICE PROVISION. The Company does not have a
                      the MBCA, an offeror may not acquire shares of a    fair price provision.
                      Fund within two years following the offeror's last
                      purchase of shares in a takeover offer, unless the
                      selling shareholder is given a reasonable
                      opportunity to dispose of his or her shares to the
                      offeror upon terms substantially equivalent to
                      those provided in the earlier takeover offer.
                      However, the fair price provision does not apply
                      if the acquisition is approved by a committee of
                      the board's disinterested directors before the
                      purchase of any shares by the offeror under the
                      earlier takeover offer.
                      DISSENTING SHAREHOLDERS' RIGHTS. Under Section
                       302A.471 and Section  302A.473 of the MBCA,
                      shareholders of a Fund may dissent from, and
                      obtain payment for the fair value of the their
                      shares in each of the following events:
                      -  amendment to the articles of incorporation that
                         materially and adversely affects a
                         shareholder's rights because it does any of the
                         following:
                      -  alters or abolishes preferential rights
                         relating to the shares;
                      -  creates, alters or abolishes redemption rights
                         relating to the shares;
                      -  alters or abolishes preemptive rights of the
                         shareholder; or

                                   THE FUNDS' SHAREHOLDERS                                  THE COMPANY'S
                                            RIGHTS                                       SHAREHOLDERS RIGHTS
ANTI-TAKEOVER         -  excludes or limits the rights of a shareholder   DISSENTING SHAREHOLDERS' RIGHTS. Under Section
  PROVISIONS             to vote on a matter or to cumulate votes;         3-201 of the MGCL, shareholders of the Company
  (CONT.):            -  disposition of all or substantially all of the   will not have the right to demand and receive
                         property and assets of the Fund not made in the  payment of the fair value of their stock from the
                         usual course of its business;                    Company and will be bound by the terms of a
                      -  certain plans of merger;                         transaction affecting their rights as shareholders
                      -  certain plans of exchange, if the Fund's shares  because the shares of the Company will be listed
                         will be acquired by the acquiring corporation;   on the NYSE.
                         or
                      -  other corporate action taken under a
                         shareholder vote if the articles of
                         incorporation, bylaws or a board resolution
                         provides that dissenting shareholders may
                         obtain payment for their shares.
RIGHT TO INSPECT      The bylaws of each Fund grant each Fund             Each shareholder has the right under the MGCL to
  BOOKS:              shareholder the right to examine and copy, for any  obtain, upon written request, a statement showing
                      proper purpose, the share register, books of        all stock and securities issued by the Company
                      account and records of the proceedings of the       during a specified period of not more than the
                      shareholders and directors of such Fund. The MBCA   preceding 12 months. In addition, each shareholder
                      grants a Fund's shareholder the right, upon         or group of shareholders who have owned 5% or more
                      written demand stating the purpose of such demand,  of the outstanding stock of any class of capital
                      to examine and copy a Fund's share register and     stock for at least six months shall have, upon
                      other corporate records for any purpose reasonably  written request and for a proper purpose
                      related to the shareholder's interest as a          reasonably related to that shareholder's interest
                      shareholder of such Fund.                           as a shareholder in the Company, the right to have
                                                                          access to the books, records and stock ledger of
                                                                          the Company.

COMPARISON OF FEDERAL TAX REQUIREMENTS FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY AND A REAL ESTATE INVESTMENT TRUST

    The Funds are diversified, closed-end management investment companies registered under the Investment Company Act, whereas the Company will be qualified as a REIT and subject to the REIT provisions of the Code. The chart below summarizes the principal difference between registered investment companies and REITs.

                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
ORGANIZATIONAL        Must be a U.S. corporation which either (i) is      To qualify as a REIT, the Company must elect to be
  REQUIREMENTS:       registered under the Investment Company Act (the    taxed as a REIT and:
                      "Act") as a management company or unit investment   (i) be organized as a corporation, trust, or
                                                                          association;

                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
ORGANIZATIONAL        trust, (ii) has elected under the Act to be         (ii) be managed by one or more trustees or
  REQUIREMENTS        treated as a business development company, or       directors;
  (CONT.):            (iii) is a common trust fund or similar fund        (iii) have transferable shares, which may be
                      excluded from the definition of "investment         subject to certain transfer restrictions (e.g. to
                      company" under section 3(a)(3) of the Act, and is   maintain REIT status);
                      not included in the definition of "common trust     (iv) be otherwise taxable as a domestic
                      fund" under Section 584 of the Code.                corporation but for the REIT provisions;
                                                                          (v) not be a financial institution or insurance
                                                                          company;
                                                                          (vi) be owned by at least 100 persons for each of
                                                                          its taxable years other than in the first year in
                                                                          which an election to be taxed as a REIT is made;
                                                                          (vii) during the last half of any taxable year
                                                                          (other than in the first year for which an
                                                                          election to be taxed as a REIT is made), more than
                                                                          50% of the total value of its shares may not be
                                                                          owned by 5 or fewer individuals, applying the
                                                                          attribution rules of the Code; and
                                                                          (viii) use a calendar year as its taxable year.
ACCOUNTING BASIS:     The historical financial statements of the Funds    The financial statements of the Company will be
                      are presented at fair value.                        presented based on historical cost.
ASSET REQUIREMENTS:   To qualify as a RIC, an entity must satisfy the     To qualify as a REIT, the Company must satisfy the
                      following tests relating to its assets at the end   following tests relating to its assets at the end
                      of each quarter of its taxable year:                of each quarter of its taxable year:
                      (i) at least 50% of the value of its total assets   (i) at least 75% of the value of the Company's
                      must consist of cash and cash items (including      total assets must consist of real estate assets
                      receivables), government securities and securities  (including mortgages secured by real property),
                      of other RICs, and any other securities, other      cash, cash equivalents, and government securities;
                      than those of a single issuer representing more     (ii) no more than 5% of the value of the Company's
                      than 5% of the entity's total assets, or more than  total assets may consist of the securities of any
                      10% of the voting securities of such issue; and     one issuer and no more than 10% of the outstanding
                      (ii) no more than 25% of the entity's total assets  securities, in terms of vote or value, of any one
                      can consist of securities (other than government    issuer may be held, other than (i) those assets
                      securities and securities in other RICs) of any     included in the 75% test, (ii) securities of a
                      one issuer or of two or more issuers which the      taxable REIT subsidiary or (iii) "safe harbor"
                      entity controls and which are engaged in the same,  debt; and
                      similar, or related trades or businesses.           (iii) no more than 20% of the value of the
                                                                          Company's total assets can consist of stock in a
                                                                          taxable REIT subsidiary.

                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
INCOME REQUIREMENTS:  To qualify as a RIC, at least 90% of the gross      To qualify as a REIT, the Company must satisfy the
                      income of the entity must consist of the            following annual gross income tests:
                      following:                                          (i) at least 75% of the Company's gross income
                      (i) dividends, (ii) interest, (iii) payments with   must consist of rents from real property, interest
                      respect to securities loans, (iv) gains from the    on obligations secured by mortgages, gain from the
                      sale or other disposition of stocks, securities or  sale of real property not held primarily for sale
                      foreign currencies, or (v) other income derived     in the ordinary course of business, dividends from
                      with respect to its business of investing in such   other REITs, gain from the sale of the Company's
                      stock, securities or currencies.                    shares, refunds and abatements of real property
                                                                          taxes, income and gain from foreclosure property,
                                                                          commitment and certain other fees, qualified
                                                                          temporary investment income, and gain from the
                                                                          sale of certain other property, and
                                                                          (ii) at least 95% of the Company's gross income
                                                                          must consist of items included in the 75% test
                                                                          above, plus dividends, interest, and gains from
                                                                          the sale or disposition of stocks or securities.
                                                                          If the Company violates either the 75% or 95%
                                                                          test, or both, automatic disqualification may not
                                                                          necessarily result. Instead, a penalty tax may
                                                                          apply if certain requirements are met.
DISTRIBUTION          To qualify as a RIC, the entity must distribute     To qualify as a REIT, the Company must distribute
  REQUIREMENTS:       annually at least 90% of the sum of (i) its         annually, at least:
                      investment company taxable income for the taxable   (i) the sum of (i) 90% of its REIT taxable income
                      year, determined without regard to the dividends    for the taxable year, determined without regard to
                      paid deduction, and (ii) its net tax-exempt income  the dividends paid deduction and by excluding any
                      for the taxable year.                               net capital gain; and (ii) 90% of the excess of
                      In order to avoid a 4% excise tax, a RIC must       its net income from foreclosure property for the
                      distribute annually at least the sum of (i) 98% of  taxable year over any tax imposed on such net its ordinary taxable income for the calendar year,  income; MINUS
                      (ii) 98% of its capital gain net income for the     (ii) any "excess non-cash income" (as defined in
                      one-year period ended on October 31 of such         Section 857(e) of the Code).
                      calendar year, and (iii) any undistributed income   In order to avoid a 4% excise tax, the Company
                      or gain from prior taxable years.                   must distribute annually at least the sum of
                      Additionally, in order for the entity to qualify    (A) 85% of its ordinary taxable income for the
                      as a RIC for any taxable year, it must distribute,  taxable year, (B) 95% of its capital gain net
                      before the close of such taxable year, any          income for the taxable year, and (C) any
                      earnings and profits accumulated in any non-RIC     undistributed income or gain from prior taxable
                      year.                                               years.
                                                                          Additionally, in order for the Company to qualify
                                                                          as a REIT for any taxable year, it

                                       RIC REQUIREMENTS                                   REIT REQUIREMENTS
DISTRIBUTION                                                              must distribute, before the close of such taxable
  REQUIREMENTS                                                            year, any earnings and profits accumulated in any
  (CONT.):                                                                non-REIT year.
REPORTING             The Funds are generally required to update          The Company will be required to satisfy the annual
  REQUIREMENTS:       investors either by (i) filing annual amendments    and periodic reporting requirements of the
                      to their respective registration statements within  Exchange Act, including, filing an annual report
                      120 days after the end of each fiscal year; or      on Form 10-K, quarterly reports on Form 10-Q, each
                      (ii) distributing certain key information to        of which requires the filing of full financials
                      shareholders in each Fund's annual report.          with each report. Furthermore, the Company must
                      The Investment Company Act also imposes the         file a Form 8-K report whenever a reportable event
                      reporting requirements and short-swing profit       occurs between the above reporting periods.
                      liabilities of Section 16 of the Exchange Act on
                      10% beneficial owners, directors and officers of
                      the Fund and the Fund Advisor, and affiliated
                      persons.
RESTRICTIONS ON       SALES AND REPURCHASES OF SHARES. The Funds may not  In order to comply with the REIT provisions of the
  TRADING PRACTICES:  sell their respective shares of common stock at a   Code, the Company established the Ownership Limit.
                      price below net asset value and are prohibited
                      from repurchasing their respective shares, except
                      under certain circumstances.
CAPITAL STRUCTURE:    The capital structure of the Funds, as closed-end   The capital structure of the Company is subject to
                      funds, is regulated by Section 18 of the            the MGCL and the Company's articles and bylaws.
                      Investment Company Act. In addition to issuing      The company is permitted to issue common stock
                      common stock, the Fund is permitted to issue one    that has the same relative rights as all other
                      class of preferred stock and/or one class of debt   common stock that is issued. However, the company
                      securities subject to certain restrictions.         is also permitted to issue shares of preferred
                                                                          stock from time to time in one or more classes or
                                                                          series. The board of directors of the Company has
                                                                          exclusive authority to fix by resolution the
                                                                          designation, powers, limitations, restrictions and
                                                                          rights, including voting rights, under any class
                                                                          or series of shares of capital stock.

COMPARISON OF THE ADVISORY AGREEMENTS WITH THE FUND ADVISOR AND REIT ADVISOR

    The chart below summarizes and compares certain provisions of the Investment Advisory and Management Agreements between each Fund and the Fund Advisor to the Advisory Agreement between the REIT Advisor and the Company. The chart below is only a summary of the advisory contract for each entity. Please refer to the respective advisory agreements for a more complete description. See "Management of the Company--The Advisory Agreement" for a more detailed discussion of the Advisory Agreement.

                                       THE FUND ADVISOR                                    THE REIT ADVISOR
DESCRIPTION OF        The Fund Advisor furnishes each Fund with           The REIT Advisor will be responsible for the
  SERVICES PROVIDED:  investment advice and supervises the management     day-to-day operations of the Company and will
                      and investment program of each Fund.                provide investment advice with respect to the
                                                                          capital and assets of the Company.
LENGTH OF TERM:       The initial term was for two years and such term    The initial term will be for two years subject to
                      may be continued by the approval of a Fund's board  successive extensions not to exceed two years with
                      of directors (including approval by a majority of   the approval of the Independent Directors unless
                      the independent directors) or shareholders on an    terminated for cause.
                      annual basis.
BASE FEE:             ASP, BSP and CSP pay the Fund Advisor a monthly     The base management fee shall equal 0.25% per
                      management fee in an amount equal to an annualized  annum for investment grade assets or residential
                      rate of 0.01667% of the Fund's average weekly net   mortgage-backed securities determined in the
                      assets (apporximately 0.2% on an annual basis) and  reasonable judgment of the REIT Advisor to be of
                      4.50% of the daily gross income accrued by such     equivalent credit quality (whether or not rated)
                      Fund during the month (I.E. investment income,      and 1% per annum for the first $1 billion of other
                      including amortization of discount income, other    assets and 0.75% of other assets over $1 billion,
                      than gains from the sale of securities or gains     payable quarterly not later than 30 days after
                      from options and futures contracts less interest    such fiscal quarter.
                      on money borrowed by the Fund). The monthly
                      investment management fee shall not exceed in the
                      aggregate 1/12th of 0.725% of a Fund's average
                      weekly net assets during the month.
                      SLA pays the Fund Advisor a monthly investment
                      management fee in an amount equal to an annualized
                      rate of 0.50% of SLA's average weekly net assets.
PERFORMANCE FEE:      The Fund Advisor is not entitled to a performance   The REIT Advisor will be entitled to receive a
                      fee.                                                performance fee for each fiscal quarter equal to
                                                                          the product of (i) the weighted average number of
                                                                          shares of common stock outstanding during such
                                                                          quarter, and (ii) 20% of the amount by which
                                                                          (a) the net income per share of common stock of
                                                                          the Company (before the performance fee) exceeds
                                                                          (b) a net income per share that would result in a
                                                                          yield, tied to the historical offering prices of
                                                                          the common stock, equal to the greater of 10% or
                                                                          the applicable Ten-Year U.S. Treasury Rate plus
                                                                          3.5% (each expressed as a quarterly percentage).

                                       THE FUND ADVISOR                                    THE REIT ADVISOR
TERMINATION FEE:      No fee is payable by any Fund upon termination of   Upon termination or non-renewal of the Advisory
                      the agreement with the Fund Advisor.                Agreement by the Company without cause, the
                                                                          Company is obligated to pay the REIT Advisor a
                                                                          termination or non-renewal fee which shall be an
                                                                          amount equal to 5% of, for the first two years
                                                                          following the initial date of the Advisory
                                                                          Agreement, and 2% of, thereafter, the net equity
                                                                          of the Company, calculated as of the fiscal
                                                                          year-end immediately prior to the termination or
                                                                          non-renewal, as the case may be, in accordance
                                                                          with accounting principles generally accepted in
                                                                          the United States.
                                                                          No termination fee will be assessed for
                                                                          termination with cause.
ALLOCATION OF         The Fund Advisor is responsible for the following   The REIT Advisor will bear all costs and expenses
  EXPENSES:           expenses:                                           of its officers and employees and any overhead
                      -  all necessary administrative facilities, office  incurred in connection with its duties under the
                         space, equipment and personnel for servicing     Advisory Agreement, the cost of office space and
                         the investments of each Fund;                    equipment required for performance of its duties
                      -  investment advisory facilities and executive     and shall bear the costs of any salaries or
                         and supervisory personnel for managing the       directors fees of any officers or directors of the
                         investments and effecting the portfolio          Company who are affiliated with the REIT Advisor.
                         transactions of each Fund; and                   The Company is responsible for paying certain
                      -  compensation of all officers, directors and      other costs associated with the administration of
                         employees of each Fund who are affiliated        the Company.
                         persons of the Fund Advisor.
                      Each Fund is responsible for paying certain other
                      costs associated with the administration of such
                      Fund.

                                    EXPERTS

    The consolidated financial statements for each Fund incorporated in this joint proxy statement/ prospectus by reference to the respective annual report on Form N-30D for the year ended November 30, 2001 with respect to ASP and SLA, and for the year ended May 31, 2001 with respect to BSP and CSP, have been so incorporated in reliance on the report of Ernst & Young, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    The validity of the shares of the Company common stock offered to the Funds' shareholders by this joint proxy statement/prospectus has been passed upon for the Company by Clifford Chance Rogers & Wells LLP. An opinion as to the qualification of the Company as a REIT following the merger has been rendered by Ernst & Young. An opinion as to certain federal income tax consequences of the merger will be rendered for the Funds and their shareholders by Ernst & Young.

                                 OTHER MATTERS

    As of the date of this joint proxy statement/prospectus, the board of directors of each Fund does not know of any matters that will be presented for consideration at the Special Meetings other than those described in this joint proxy statement/prospectus. If any other matters properly come before any of the Special Meetings or any adjournments or postponements of the Special Meetings, and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to any other matters. Those individuals named in the proxies intend to vote or not vote consistent with the recommendation of the board of directors of the Funds.

                         INDEX TO FINANCIAL INFORMATION

AMERICAN REAL ESTATE FINANCE CORPORATION..................................................   F-1
Report of Independent Auditors............................................................   F-2
Balance Sheet as of March 27, 2002........................................................   F-3
Notes to Balance Sheet....................................................................   F-4

UNAUDITED PRO FORMA FINANCIAL INFORMATION
Maximum Participation Scenario:
Unaudited Pro Forma Balance Sheet as of November 30, 2001.................................   F-7
Unaudited Pro Forma Statement of Operations for the Year Ended November 30, 2001..........   F-8
Notes and Management's Assumptions to Unaudited Pro Forma Consolidated Financial
  Statements..............................................................................   F-9

Minimum Participation Scenario:
Unaudited Pro Forma Balance Sheet as of November 30, 2001.................................  F-11
Unaudited Pro Forma Statement of Operations for the Year Ended November 30, 2001..........  F-12
Notes to Unaudited Pro Forma Consolidating Financial Statements...........................  F-13

Selected Financial Information for Other Combination Scenarios............................  F-15

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors of
  American Real Estate Finance Corporation

    We have audited the accompanying balance sheet of American Real Estate Finance Corporation as of March 27, 2002. This balance sheet is the responsibility of the management of the Company. Our responsibility is to express an opinion on the balance sheet based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the balance sheet. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Real Estate Finance Corporation at March 27, 2002, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 27, 2002

                    AMERICAN REAL ESTATE FINANCE CORPORATION
                                 BALANCE SHEET
                                 MARCH 27, 2002

ASSETS

Cash                                                                    $100
                                                                        ---
Total assets                                                            $100
                                                                        ===

LIABILITIES AND STOCKHOLDER'S EQUITY
Stockholder's equity:
  Common stock (10 million shares authorized, 10 shares issued and
    outstanding, $.01 par value)                                        $--
  Preferred stock (2 million shares authorized, no shares issued and
    outstanding)                                                         --
  Additional paid-in capital                                            100
                                                                        ---
Total stockholder's equity                                              100
                                                                        ---
Total liabilities and stockholder's equity                              $100
                                                                        ===

SEE NOTES TO BALANCE SHEET.

                    AMERICAN REAL ESTATE FINANCE CORPORATION
                             NOTES TO BALANCE SHEET

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

    American Real Estate Finance Corporation (the "Company"), a newly formed specialty finance company, was organized in the state of Maryland on January 11, 2002 with an initial capitalization of $100. The Company plans to file a registration statement on Form S-4 with the Securities and Exchange Commission with respect to a proposed merger of four closed-end management investment companies (the "Funds") registered under the Investment Company Act of 1940. The four funds involved in the proposed merger are American Strategic Income Portfolio, Inc., American Strategic Income Portfolio, Inc., --II, American Strategic Income Portfolio, Inc., --III, and American Select Portfolio Inc. As a result of the proposed merger, each Fund whose shareholders approve the merger will be merged with and into the Company.

    The Company intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes for the period ending December 31, 2002. A REIT is a legal entity that holds real estate interests, and through payment of dividends to shareholders, is permitted to reduce or avoid the payment of federal income taxes at the corporate level.

    The Company had no operations from inception on January 11, 2002 to March 27, 2002.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

INCOME TAXES

    The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). To qualify as a REIT, the Company must distribute at least 90% of its REIT taxable income. If the Company distributes at least 90% of its REIT taxable income but distributes less than all of its REIT taxable income and capital gain net income, the Company will be subject to federal corporate income tax on any undistributed amounts. A REIT is subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal corporate income tax on all of its net taxable income and capital gain net income. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to federal excise taxes on its undistributed income.

2. BORROWINGS

    Concurrent with the consummation of the proposed merger, the Company intends to succeed to the borrowings then held by the Funds, which consist of short-term reverse repurchase agreements that bear interest at a floating rate of LIBOR plus .875% and whole loan revolving credit facility agreements that bear interest at a fixed rate of 4.65% and mature on April 17, 2003 (collectively the "Lines of Credit"). Under the Lines of Credit, the Company may borrow to finance the cash consideration paid to fund shareholders as part of the merger, funding of mortgages, purchases of investments and for other corporate purposes, including to obtain additional working capital, if necessary. The borrowings under the Lines of Credit will be secured by the assets of the Company.

3. RELATED PARTY TRANSACTIONS

    The Company will be externally managed under the direction of the REIT Advisor, which is a subsidiary of the Funds' current manager, U.S. Bancorp Asset Management, Inc. The REIT Advisor will be paid a base management fee and an incentive fee, pursuant to the terms of the Advisory Agreement.

    The base management fee will equal 0.25% per annum for assets that are rated at least investment grade and 1% per annum for the first $1 billion of other assets and 0.75% of other assets over $1 billion, paid quarterly, in arrears. In addition, the REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of the Company (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable Ten-Year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage). These management fees are payable not later than 30 days after the end of each fiscal quarter.

    The REIT Advisor will bear the costs and expenses of its officers and employees and certain expenses incurred in connection with the investment management activities including, the cost of its office space and equipment and the salaries and directors fees of any officers or directors of the Company who are affiliated with the REIT Advisor. The REIT Advisor employs the executive officers and certain directors of the Company.

    The Company will be responsible for the issuance and transaction costs incident to the acquisition, disposition and financing of investments, legal, accounting and auditing fees and expenses, the compensation and expenses of the Company's independent directors, the costs of printing and mailing proxies and reports to shareholders, the costs incurred for due diligence and travel on behalf of the Company, costs associated with any computer software or hardware that is used exclusively for the Company, costs to obtain liability insurance to indemnify the Company's directors and officers, the REIT Advisor and its employees and directors, litigation costs, compensation and expenses of the Company's custodian and transfer agent, costs for the master and special servicing of mortgage loans, costs of issuance and administration of mortgage-backed securities, costs of raising capital, costs associated with the incurrence of debt, interest expense, taxes and license fees, non-cash costs, the base and incentive management fee or other extraordinary or non-recurring expenses incurred on behalf of the Company.

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

    Given the structure of the merger, the composition of the Company after the merger will differ depending on (i) whether each of the Funds' shareholders approve the merger and (ii) if the Funds' shareholders approve the merger, the number of shareholders making the Cash Election.

    To assist the Funds' shareholders in analyzing the merger, two presentations of pro forma financial statements have been prepared to show the impact of the merger based upon two possible merger scenarios. The first presentation of pro forma financial statements assumes all four Funds approve the merger (referred to as maximum participation). The second presentation assumes a combination of the two Funds whose combined net assets exceed the minimum net asset requirement to effect the merger by the smallest margin (referred to as minimum participation). The rationale for including the maximum and minimum participation pro forma information was to provide the range of possible outcomes to potential investors.

    The pro forma balance sheets of the Company have been prepared as if the merger was consummated on November 30, 2001. The pro forma statements of income of the Company for the year ended November 30, 2001 assume that the merger was consummated on December 1, 2000. Since the merger will be accounted for using the purchase method of accounting, the pro forma financial statements have been prepared using this method.

    In the maximum participation presentation, CSP was deemed to be the acquirer of the other Funds and the Company for financial reporting purposes because its shareholders would be allocated the largest number of shares of Company common stock of the Company.

    In the minimum participation presentation, BSP was deemed to be the acquirer of ASP and the Company for financial reporting purposes because its shareholders would be allocated the larger number of shares of Company common stock of the Company.

    Since the assets of the Funds have historically been recorded at estimated fair value, the estimated fair values at the date of consummation will be considered the initial cost basis for the merged Company.

    The pro forma financial statements are based upon available information and upon certain assumptions, as set forth in the notes to pro forma financial statements, that management believes are reasonable under the circumstances. The pro forma financial statements do not give effect to the anticipated realignment of the investment portfolio or the implementation of the Company's business plan. Thus, these pro forma financial statements do not purport to represent what the Company's financial position or results of operations would actually have been if the merger in fact had occurred on such dates or at the beginning of such periods or the Company's financial position or results of operations for any future date or period.

                    AMERICAN REAL ESTATE FINANCE CORPORATION
                            PRO FORMA BALANCE SHEET

                         MAXIMUM PARTICIPATION SCENARIO
                               NOVEMBER 30, 2001
                                  (UNAUDITED)

                                               COMPANY      ASP          BSP           CSP             SLA
                                               -------  -----------  ------------  ------------  ---------------
ASSETS:
Investments in securities, at market value      $ --    $75,076,416  $247,849,346  $356,799,982   $188,907,155
Cash and cash equivalents                         --             --            --            --         69,589
Accrued interest receivable                       --        424,174     1,670,398     2,061,500      1,178,067
Other assets                                      --         62,117       279,605     1,187,785        113,315
Available-for-sale securities                     --             --            --            --             --
Mortgage loans, net of allowance                  --             --            --            --             --
                                                ----    -----------  ------------  ------------   ------------
    Total assets                                  --     75,562,707   249,799,349   360,049,267    190,268,126
                                                ====    ===========  ============  ============   ============
LIABILITIES:
Reverse repurchase agreements payable             --     21,951,256    37,500,050    91,699,372     47,365,000
Accrued investment management fees                --         34,565       119,388       150,220         64,010
Bank overdraft                                    --         26,448       338,847       203,602             --
Accrued administrative fee                        --         12,983        49,060        62,691         32,321
Accrued interest                                  --         33,374        80,558       187,510         79,277
Other accrued expenses                            --         77,343       154,616        78,954        110,318
Borrowings                                        --             --            --            --             --
                                                ----    -----------  ------------  ------------   ------------
    Total liabilities                             --     22,135,969    38,242,519    92,382,349     47,650,926
                                                ----    -----------  ------------  ------------   ------------
NET ASSETS / SHAREHOLDERS' EQUITY:
Capital stock and additional paid-in capital      --     60,517,426   231,068,147   312,303,603    154,280,415
Undistributed net investment income               --        326,533     1,987,343     1,741,693      1,362,988
Accumulated net realized (loss) on
  investments                                     --     (8,681,235)  (28,721,369)  (54,189,611)   (18,084,064)
(Accumulated deficit)                             --             --            --            --             --
Unrealized appreciation of investments            --      1,264,014     7,222,709     7,811,233      5,057,861
                                                ----    -----------  ------------  ------------   ------------
    Total-net assets / shareholders' equity       --     53,426,738   211,556,830   267,666,918    142,617,200
                                                ----    -----------  ------------  ------------   ------------
    Total liabilities and net assets /
      shareholders' equity                      $ --    $75,562,707  $249,799,349  $360,049,267   $190,268,126
                                                ====    ===========  ============  ============   ============

                                                                   PRO FORMA          COMPANY
                                                                  ADJUSTMENTS        PRO FORMA
                                                                ----------------  ----------------
ASSETS:
Investments in securities, at market value        (A)(B)(C)      $(868,632,899)     $         --
Cash and cash equivalents                          (B)(E)           14,168,314        14,237,903
Accrued interest receivable                                                 --         5,334,139
Other assets                                                                --         1,642,822
Available-for-sale securities                        (C)           237,619,750       237,619,750
Mortgage loans, net of allowance                     (A)           613,844,835       613,844,835
                                                                 -------------      ------------
    Total assets                                                    (3,000,000)      872,679,449
                                                                 =============      ============
LIABILITIES:
Reverse repurchase agreements payable                                       --       198,515,678
Accrued investment management fees                                          --           368,183
Bank overdraft                                                              --           568,897
Accrued administrative fee                                                  --           157,055
Accrued interest                                                            --           380,719
Other accrued expenses                                                      --           421,231
Borrowings                                           (D)           101,290,153       101,290,153
                                                                 -------------      ------------
    Total liabilities                                              101,290,153       301,701,916
                                                                 -------------      ------------
NET ASSETS / SHAREHOLDERS' EQUITY:
Capital stock and additional paid-in capital       (D)(G)         (139,555,373)      618,614,218
Undistributed net investment income                (F)(G)           (5,418,557)               --
Accumulated net realized (loss) on
  investments                                      (F)(G)          109,676,279                --
(Accumulated deficit)                              (E)(F)          (47,636,685)      (47,636,685)
Unrealized appreciation of investments             (F)(G)          (21,355,817)               --
                                                                 -------------      ------------
    Total-net assets / shareholders' equity                       (104,290,153)      570,977,533
                                                                 -------------      ------------
    Total liabilities and net assets /
      shareholders' equity                           --          $  (3,000,000)     $872,679,449
                                                                 =============      ============

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

                    AMERICAN REAL ESTATE FINANCE CORPORATION
                       PRO FORMA STATEMENT OF OPERATIONS

                          MAXIMUM CONVERSION SCENARIO
                      FOR THE YEAR ENDED NOVEMBER 30, 2001
                                  (UNAUDITED)

                                               COMPANY     ASP          BSP          CSP           SLA
                                               -------  ----------  -----------  -----------  --------------
INCOME:
  Interest                                      $ --    $5,871,909  $22,997,716  $29,472,708   $16,322,860
  Rental income from real estate owned            --            --  $       454  $     2,132            --
                                                ----    ----------  -----------  -----------   -----------
    Total income                                  --     5,871,909   22,998,170   29,474,840    16,322,860

EXPENSES:
  Interest expense                                --       726,631    3,074,100    4,088,891     2,821,941
  Provision for credit losses                     --            --           --           --            --
  Investment management fees                      --       343,400    1,319,072    1,666,975       709,532
  Administration fees                             --       137,784      509,724      675,301       360,574
  Custodian fees                                  --         9,674       54,349       39,835        21,400
  Transfer agent fees                             --        30,877       50,058       49,909        31,840
  Registration fees                               --        37,256       29,503       30,521        60,075
  Reports to shareholders                         --        29,031       58,118       89,611        41,727
  Mortgage servicing fees                         --        67,094      253,047      331,155       143,028
  Directors' fees                                 --         3,044        3,055        7,548         3,527
  Audit and legal fees                            --        29,332        5,294       14,928        26,902
  Performance fees                                --            --           --           --            --
  Other expenses                                  --        33,297       78,475       49,217        37,341
                                                ----    ----------  -----------  -----------   -----------
    Total expenses                                --     1,447,420    5,434,795    7,043,891     4,257,887
                                                ----    ----------  -----------  -----------   -----------
                                                  --     4,424,489   17,563,375   22,430,949    12,064,973
                                                ----    ----------  -----------  -----------   -----------
REALIZED AND UNREALIZED GAINS (LOSSES) ON
  INVESTMENTS:
Net realized gain (loss) on investments in
  securities and mortgage loans                   --       450,178    3,331,369    4,313,900       196,436
Net realized gain (loss) on real estate owned     --            --      100,163     (140,147)           --
                                                ----    ----------  -----------  -----------   -----------
    NET REALIZED GAIN (LOSS) ON INVESTMENTS       --       450,178    3,431,532    4,173,753       196,436
                                                ----    ----------  -----------  -----------   -----------
    NET CHANGE IN UNREALIZED APPRECIATION OR
      DEPRECIATION OF INVESTMENTS                 --       115,963    3,491,743    3,900,907     4,722,684
                                                ----    ----------  -----------  -----------   -----------
    NET GAIN (LOSS) ON INVESTMENTS                --       566,141    6,923,275    8,074,660     4,919,120
                                                ----    ----------  -----------  -----------   -----------
        NET INCOME                              $ --    $4,990,630  $24,486,650  $30,505,609   $16,984,093
                                                ====    ==========  ===========  ===========   ===========

EARNINGS PER SHARE

                                                                  PRO FORMA          COMPANY
                                                                 ADJUSTMENTS        PRO FORMA
                                                               ----------------  ----------------
INCOME:
  Interest                                          (b)         $   (8,131,779)   $  66,533,414
  Rental income from real estate owned                                      --            2,586
                                                                --------------    -------------
    Total income                                                    (8,131,779)      66,536,000
EXPENSES:
  Interest expense                                  (c)              3,032,627       13,744,199
  Provision for credit losses                       (g)                478,915          478,915
  Investment management fees                        (d)              3,260,290        7,299,269
  Administration fees                               (h)             (1,433,383)         250,000
  Custodian fees                                                            --          125,258
  Transfer agent fees                                                       --          162,684
  Registration fees                                                         --          157,355
  Reports to shareholders                                                   --          218,487
  Mortgage servicing fees                                                   --          794,324
  Directors' fees                                                           --           17,174
  Audit and legal fees                                                      --           76,456
  Performance fees                                  (e)                     --               --
  Other expenses                                                            --          198,339
                                                                --------------    -------------
    Total expenses                                                   5,338,449       23,522,442
                                                                --------------    -------------
                                                     --            (13,470,228)      43,013,558
                                                                --------------    -------------
REALIZED AND UNREALIZED GAINS (LOSSES) ON
  INVESTMENTS:
Net realized gain (loss) on investments in
  securities and mortgage loans                     (f)             (5,147,439)       3,144,444
Net realized gain (loss) on real estate owned                               --          (39,984)
                                                                --------------    -------------
    NET REALIZED GAIN (LOSS) ON INVESTMENTS                         (5,147,439)       3,104,460
                                                                --------------    -------------
    NET CHANGE IN UNREALIZED APPRECIATION OR
      DEPRECIATION OF INVESTMENTS                   (a)            (12,231,297)              --
                                                                --------------    -------------
    NET GAIN (LOSS) ON INVESTMENTS                                 (17,378,736)       3,104,460
                                                                --------------    -------------
        NET INCOME                                              $  (30,848,964)   $  46,118,018
                                                                ==============    =============
EARNINGS PER SHARE                                  (i)                                   $0.81

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

                    AMERICAN REAL ESTATE FINANCE CORPORATION

                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS

      MAXIMUM PARTICIPATION SCENARIO (THE COMPANY, ASP, BSP, CSP AND SLA)

ADJUSTMENTS TO PRO FORMA BALANCE SHEET

 A. Represents the reclassification of the respective Funds' investments in securities to mortgage loans.

       INVESTMENTS IN
FUND     SECURITIES    MORTGAGE LOANS
----   --------------  --------------
  ASP  $ (35,046,917)   $ 35,046,917
  BSP   (165,701,382)    165,701,382
  CSP   (273,653,791)    273,653,791
  SLA   (139,442,745)    139,442,745
-----  -------------    ------------
Total  $(613,844,835)   $613,844,835
=====  =============    ============

   The estimated fair value as of November 30, 2001 is reflected as the new historical cost. Based on the estimated fair value of the mortgage loans, the Company has not reflected any allowance for credit losses. The mortgage loans have a par value of $600,558,466.

 B. Represents the reclassification of investments in money market funds from the respective Funds' investments in securities to cash and cash equivalents. Cash and cash equivalents are defined for historical cost purposes as highly liquid instruments with original maturities of 90 days or less.

       INVESTMENTS IN  CASH AND CASH
FUND     SECURITIES     EQUIVALENTS
----   --------------  -------------
  ASP   $ (3,091,472)   $ 3,091,472
  BSP     (7,749,136)     7,749,136
  CSP     (3,402,342)     3,402,342
  SLA     (2,925,364)     2,925,364
-----   ------------    -----------
Total   $(17,168,314)   $17,168,314
=====   ============    ===========

 C. Represents the reclassification of mortgage-backed securities and treasury securities to available-for-sale securities. Such investments will be accounted for at fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 115--ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, with unrealized changes in fair value reflected as a separate component of other comprehensive income, a component of shareholders' equity. For purposes of the pro forma financial statements, the fair value as of November 30, 2001 is reflected as the new historical cost basis.

       INVESTMENTS IN  AVAILABLE-FOR-
FUND     SECURITIES    SALE SECURITIES
----   --------------  ---------------
  ASP  $ (36,938,027)   $ 36,938,027
  BSP    (74,398,828)     74,398,828
  CSP    (79,743,849)     79,743,849
  SLA    (46,539,046)     46,539,046
-----  -------------    ------------
Total  $(237,619,750)   $237,619,750
=====  =============    ============

   The available-for-sale securities have a par value of $245,559,903.

 D. Represents the assumed borrowings to fund the cash payments to Funds' shareholders making the Cash Election and the related equity reduction, assuming the maximum level of participation of shareholders (15% of the Funds' Shares) in the Cash Election accomplished through reverse repurchase agreements at the cumulative effective borrowing rate of the Company. The amount of dissenting shareholders is assumed to be insignificant.

 E. Estimated financial advisory, registration and professional fees associated with the merger transaction of approximately $3,000,000 would be paid and would reduce the pro forma cash and cash equivalents balance.

 F. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the accounting acquirer (CSP) to pro forma accumulated deficit.

 G. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the non-accounting acquirer Funds to pro forma capital stock and additional paid-in capital.

ADJUSTMENTS TO PRO FORMA STATEMENT OF OPERATIONS

 (a) Represents the adjustment to net unrealized appreciation or depreciation of the Funds to remove the income statement effect that was previously recorded by the Funds under their existing accounting policy, assuming that the combined entity had followed the historical cost basis of accounting for the period. Available-for-sale securities would have been accounted for at fair value in accordance with SFAS No. 115, with unrealized changes in fair value reflected as a separate component of comprehensive income, a component of shareholders' equity.

 (b) Represents the adjustment to interest income on mortgage loans and available-for-sale securities to reflect the difference in basis of assets acquired over contributor's historical cost, which is amortized into post transaction income on a straight-line basis over the estimated remaining life.

 (c) Represents the adjustment to reflect the estimated interest expense, related to the assumed borrowings to fund the Cash Election assuming the maximum level of participation (15% of the Funds' shares) in the Cash Election. The rate assumed represents the current effective borrowing rate of the Company, which equals 2.994% at November 30, 2001.

 (d) Represents the adjustment to reflect the management fees to be incurred by the Company under the new Advisory Agreement. Under the new Advisory Agreement, the base management fee shall equal 0.25% per annum for assets that are rated at least investment grade or residential mortgage-backed securities, as determined in the reasonable judgment of the REIT Advisor to be of equivalent credit quality (whether or not rated) and 1% per annum for the first $1 billion of other assets and 0.75% per annum of other assets over $1 billion, payable in quarterly installments on the last business day of each fiscal quarter.

 (e) Represents the performance fees, which would have been incurred by the Company under the new Advisory Agreement. The REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of the Company (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable Ten-Year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage).

 (f) Represents the adjustment to realized gains as a result of the adjustment to the carrying value at the beginning of the period.

 (g) Represents the estimated provision for credit losses for the period.

 (h) Represents the adjustment to reduce administration fees to the Company's estimate of the accounting agent fees.

 (i) The weighted average shares outstanding used to calculate pro forma earnings per share was based on a $10.00 per share initial conversion price.

                    AMERICAN REAL ESTATE FINANCE CORPORATION
                            PRO FORMA BALANCE SHEET

                         MINIMUM PARTICIPATION SCENARIO
                         NOVEMBER 30, 2001 (UNAUDITED)

                                                                                PRO FORMA        COMPANY
                           COMPANY      ASP            BSP                     ADJUSTMENTS      PRO FORMA
                           -------  ------------  -------------               --------------  -------------
ASSETS:
Investments in
  securities, at market
  value                     $ --    $75,076,416   $247,849,346    (A)(B)(C)   $(322,925,762)  $         --
Cash and cash equivalents     --             --             --     (B)(E)         7,840,608      7,840,608
Accrued interest
  receivable                  --        424,174      1,670,398                           --      2,094,572
Other assets                  --         62,117        279,605                           --        341,722
Available-for-sale
  securities                  --             --             --       (C)        111,336,855    111,336,855
Mortgage loans, net of
  allowance                   --             --             --       (A)        200,748,299    200,748,299
                            ----    -----------   ------------                -------------   ------------
    Total assets              --     75,562,707    249,799,349       --          (3,000,000)   322,362,056
                            ====    ===========   ============                =============   ============
LIABILITIES:
Reverse repurchase
  agreements payable          --     21,951,256     37,500,059                           --     59,451,306
Accrued investment
  management fees             --         34,565        119,388                           --        153,953
Bank overdraft                           26,448        338,847                           --        365,295
Accrued administrative
  fee                         --         12,983         49,069                           --         62,043
Accrued interest              --         33,374         80,558                           --        113,932
Other accrued expenses        --         77,343        154,616                           --        231,959
Borrowings                    --             --             --       (D)         39,747,535     39,747,535
                            ----    -----------   ------------                -------------   ------------
    Total liabilities         --     22,135,969     38,242,519                   39,747,535    100,126,023
                            ====    ===========   ============                =============   ============
NET ASSETS / SHAREHOLDERS
  EQUITY:
Capital stock and
  additional paid-in
  capital                     --     60,517,426    231,068,147     (D)(G)       (46,838,223)   244,747,359
Undistributed net
  investment income           --        326,533      1,987,343     (F)(G)        (2,313,876)            --
Accumulated net realized
  (loss) on investments       --     (8,681,235)   (28,721,369)    (F)(G)        37,402,604             --
(Accumulated deficit)         --             --             --     (E)(F)       (22,511,307)   (22,511,307)
Unrealized appreciation
  of investments              --      1,264,014      7,222,709     (F)(G)        (8,486,723)            --
                            ----    -----------   ------------                -------------   ------------
    Total-net assets /
      shareholders equity     --     53,426,738    211,556,839                  (42,747,535)   222,236,033
                            ----    -----------   ------------                -------------   ------------
    Total liabilities and
      net assets /
      shareholders equity   $ --    $75,562,707   $249,799,349                $  (3,000,000)  $322,362,056
                            ====    ===========   ============                =============   ============

(SEE NOTES TO PRO FORMA FINANCIAL STATEMENTS)

                    AMERICAN REAL ESTATE FINANCE CORPORATION
                       PRO FORMA STATEMENT OF OPERATIONS

                          MINIMUM CONVERSION SCENARIO
                      FOR THE YEAR ENDED NOVEMBER 30, 2001
                                  (UNAUDITED)

                                                                          PRO FORMA        COMPANY
                           COMPANY      ASP            BSP               ADJUSTMENTS      PRO FORMA
                           -------  ------------  -------------         --------------  -------------
INCOME:
  Interest                  $ --    $ 5,871,909   $ 22,997,716      (b) $  (3,250,116)  $ 25,619,509
  Rental income from real
    estate owned              --             --            454                     --            454
                            ----    -----------   ------------          -------------   ------------
    Total income              --      5,871,909     22,998,170             (3,250,116)    25,619,963
EXPENSES:
  Interest expense            --        726,631      3,074,100      (c)     1,190,041      4,990,772
  Provision for credit
    losses                    --             --             --      (g)       478,915        478,915
  Investment management
    fees                      --        343,400      1,319,072      (d)       928,424      2,590,896
  Administration fees         --        137,784        509,724      (h)      (397,508)       250,000
  Custodian fees              --          9,674         54,349                     --         64,023
  Transfer agent fees         --         30,877         50,058                     --         80,935
  Registration fees           --         37,256         29,503                     --         66,759
  Reports to shareholders     --         29,031         58,118                     --         87,149
  Mortgage servicing fees     --         67,094        253,047                     --        320,141
  Directors' fees             --          3,044          3,055                     --          6,099
  Audit and legal fees        --         29,332          5,294                     --         34,626
  Performance fees            --             --             --      (e)            --             --
  Other expenses              --         33,297         78,475                     --        111,772
                            ----    -----------   ------------          -------------   ------------
    Total expenses            --      1,447,420      5,434,795              2,199,873      9,082,088
                            ----    -----------   ------------          -------------   ------------
                              --      4,424,489     17,563,375             (5,449,989)    16,537,875
                            ----    -----------   ------------          -------------   ------------
REALIZED AND UNREALIZED
  GAINS (LOSSES) ON
  INVESTMENTS:
Net realized gain (loss)
  on investments in
  securities and mortgage
  loans                       --        450,178      3,331,369      (f)    (2,338,295)     1,443,252
Net realized gain (loss)
  on real estate owned        --             --        100,163                     --        100,163
                            ----    -----------   ------------          -------------   ------------
    NET REALIZED GAIN
      (LOSS) ON
      INVESTMENTS             --        450,178      3,431,532             (2,338,295)     1,543,415
                            ----    -----------   ------------          -------------   ------------
NET CHANGE IN UNREALIZED
  APPRECIATION OR
  DEPRECIATION OF
  INVESTMENTS                 --        115,963      3,491,743      (a)    (3,607,706)            --
                            ----    -----------   ------------          -------------   ------------
    NET GAIN (LOSS) ON
      INVESTMENTS             --        566,141      6,923,275             (5,946,001)     1,543,415
                            ----    -----------   ------------          -------------   ------------
        NET INCOME          $ --    $ 4,990,630   $ 24,486,650          $ (11,395,990)  $ 18,081,290
                            ====    ===========   ============          =============   ============

EARNINGS PER SHARE                                                  (i)                        $0.81

                    AMERICAN REAL ESTATE FINANCE CORPORATION

                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS

           MINIMUM PARTICIPATION SCENARIO (THE COMPANY, ASP AND BSP)

ADJUSTMENTS TO PRO FORMA BALANCE SHEET

 A. Represents the reclassification of the respective Funds' investments in securities to mortgage loans.

       INVESTMENTS IN
FUND     SECURITIES    MORTGAGE LOANS
----   --------------  --------------
  ASP  $ (35,046,917)   $ 35,046,917
  BSP   (165,701,382)    165,701,382
-----  -------------    ------------
Total  $(200,748,299)   $200,748,299
=====  =============    ============

   The estimated fair value as of November 30, 2001 is reflected as the new historical cost. Based on the estimated fair value of the mortgage loans, the Company has not reflected any allowance for credit losses. The mortgage loans have a par value of $196,009,805.

 B. Represents the reclassification of investments in money market funds from the respective Funds' investments in securities to cash and cash equivalents cash and cash equivalents are defined for historical cost purposes as highly liquid instruments with original maturities or 90 days or less.

       INVESTMENTS IN  CASH AND CASH
FUND     SECURITIES     EQUIVALENTS
----   --------------  -------------
  ASP   $ (3,091,472)   $ 3,091,472
  BSP     (7,749,136)     7,749,136
-----   ------------    -----------
Total   $(10,840,608)   $10,840,608
=====   ============    ===========

 C. Represents the reclassification of mortgage-backed securities and treasury securities to available-for-sale securities. Such investments will be accounted for at fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 115--ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, with unrealized changes in fair value reflected as a separate component of other comprehensive income, a component of shareholders' equity. For purposes of the pro forma financial statements, the fair value as of November 30, 2001 is reflected as the new historical cost basis.

       INVESTMENTS IN  AVAILABLE-FOR-
FUND     SECURITIES    SALE SECURITIES
----   --------------  ---------------
  ASP  $ (36,938,027)   $ 36,938,027
  BSP    (74,398,828)     74,398,828
-----  -------------    ------------
Total  $(111,336,855)   $111,336,855
=====  =============    ============

   The available-for-sale securities have a par value of $123,767,266.

 D. Represents the assumed borrowings to fund the Cash Election and the related equity reduction, assuming the maximum level of participation of shareholders (15% of the Funds' shares) in the Cash Election accomplished through reverse repurchase agreements at the cumulative effective borrowing rate of the Company. The amount of dissenting shareholders is assumed to be insignificant.

 E. Estimated financial advisory, registration and professional fees associated with the merger transaction of approximately $3,000,000 would be paid and would reduce the pro forma cash balance.

 F. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the accounting acquirer (BSP) to pro forma accumulated deficit.

 G. Represents the adjustments to reclassify undistributed net investment income, accumulated net realized loss on investments and unrealized appreciation of investments of the non-accounting acquirer Funds to pro forma capital stock and additional paid-in capital.

ADJUSTMENTS TO PRO FORMA STATEMENT OF OPERATIONS

 (a) Represents the adjustment to net unrealized appreciation or depreciation of the Funds to remove the income statement effect that was previously recorded by the Funds under their existing accounting policy, assuming that the combined entity had followed the historical cost basis of accounting for the period. Available-for-sale securities would have been accounted for at fair value in accordance with SFAS No. 115, with unrealized changes in fair value reflected as a separate component of comprehensive income, a component of shareholders' equity.

 (b) Represents the adjustment to interest income on mortgage loans and available-for-sale securities to reflect the difference in basis of assets acquired over contributor's historical cost, which is amortized into post transaction income on a straight-line basis over the estimated remaining life.

 (c) Represents the adjustment to reflect the estimated interest expense, related to the assumed borrowings to fund the Cash Election assuming the maximum level of participation (15% of the Funds' shares) in the Cash Election. The rate assumed represents the current effective borrowing rate of the Company which equals 2.994% at November 30, 2001.

 (d) Represents the adjustment to reflect the management fees to be incurred by the Company under the new Advisory Agreement. Under the new Advisory Agreement, the base management fee shall equal 0.25% per annum for assets that are rated at least investment grade or residential mortgage-backed securities, as determined in the reasonable judgment of the REIT Advisor to be of equivalent credit quality (whether or not rated) and 1% per annum for the first $1 billion of other assets and 0.75% per annum of other assets over $1 billion, payable in quarterly installments on the last business day of each fiscal quarter.

 (e) Represents the performance fees, which would have been incurred by the Company under the new Advisory Agreement. The REIT Advisor will be entitled to receive a performance fee for each fiscal quarter equal to the product of (i) the weighted average number of shares of common stock outstanding during such quarter, and (ii) 20% of the amount by which (a) the net income per share of common stock of the Company (before the performance fee) exceeds (b) a net income per share that would result in a yield, tied to the historical offering prices of the common stock, equal to the greater of 10% or the applicable Ten-Year U.S. Treasury Rate plus 3.5% (each expressed as a quarterly percentage).

 (f) Represents the adjustment to realized gains as a result of the adjustment to the carrying value at the beginning of the period.

 (g) Represents the estimated provision for credit losses for the period.

 (h) Represents the adjustment to reduce administration fees to the Company's estimate of the accounting agent fees.

 (i) The weighted average shares outstanding used to calculate pro forma earnings per share was based on a $10.00 per share initial conversion price.

SELECTED FINANCIAL INFORMATION FOR OTHER COMBINATION SCENARIOS

Within the range of the maximum and minimum participation scenarios (described above) are a number of other possible combination scenarios. The following is selected financial information for each of the other possible scenarios:

                                                                                           PRO FORMA
                                                                                         FOR THE YEAR
                                                                                             ENDED
                                                                                         NOVEMBER 30,
                                                   PRO FORMA AS OF NOVEMBER 30, 2001         2001
                                                  ------------------------------------  ---------------
                                                           SHAREHOLDERS'
                    SCENARIO                      ASSETS       EQUITY      BORROWINGS     NET INCOME
------------------------------------------------  -------  --------------  -----------  ---------------
                                                           (IN MILLIONS)
     Company         BSP         CSP         SLA  $797.1       $525.6         $93.3          $42.7
     Company         ASP         BSP         CSP   682.4        449.8          79.9           37.0
     Company         ASP         CSP         SLA   622.9        391.2          69.6           31.2
     Company         BSP         CSP               606.8        404.3          71.9           33.6
     Company         CSP         SLA               547.3        345.7          61.5           27.8
     Company         BSP         SLA               437.1        298.0          53.1           23.8
     Company         ASP         CSP               432.6        269.9          48.2           22.0
     Company         CSP                           357.0        224.5          40.2           18.6

APPENDICES

Appendix A--Agreement and Plan of Reorganization      A-1
Appendix B--Plan of Merger                            B-1
Appendix C-1--Fairness Opinion of Friedman,
  Billings & Co. to American Strategic Income
  Portfolio Inc.                                    C-1-1
Appendix C-2--Fairness Opinion of Friedman,
  Billings, Ramsey & Co. to American Strategic
  Income Portfolio Inc. II                          C-2-1
Appendix C-3--Fairness Opinion of Friedman,
  Billings, Ramsey & Co. to American Strategic
  Income Portfolio Inc. III                         C-3-1
Appendix C-4--Fairness Opinion of Friedman,
  Billings, Ramsey & Co. to American Select
  Portfolio Inc.                                    C-4-1
Appendix D--Sections 302A.471 & 302A.473 of the
  Minnesota Business Corporation Act                  D-1

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF MARCH 20, 2002

                                     AMONG

                   AMERICAN STRATEGIC INCOME PORTFOLIO INC.,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II,
                 AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III,
                         AMERICAN SELECT PORTFOLIO INC.

                                      AND

                    AMERICAN REAL ESTATE FINANCE CORPORATION

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------
ARTICLE I THE MERGER..............................        A-5
  Section 1.1 The Merger..........................        A-5
  Section 1.2 Closing.............................        A-5
  Section 1.3 Effective Date......................        A-6
  Section 1.4 Effects of the Merger...............        A-6
  Section 1.5 Organizational Documents............        A-6
  Section 1.6 Officers and Directors..............        A-6
ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF
 CERTIFICATES.....................................        A-6
  Section 2.1 Conversion of Securities............        A-6
  Section 2.2 Cash Elections......................        A-7
  Section 2.3 Exchange of Certificates............        A-8
ARTICLE III REPRESENTATIONS AND WARRANTIES........       A-11
  Section 3.1 Representations and Warranties of
    the Funds.....................................       A-11
  Section 3.2 Representations and Warranties of
    the Company...................................       A-15
ARTICLE IV COVENANTS..............................       A-16
  Section 4.1 Conduct of Business by the Funds....       A-16
  Section 4.2 Other Actions.......................       A-17
  Section 4.3 Conduct of Business by the
    Company.......................................       A-17
  Section 4.4 Other Actions of the Company........       A-17
ARTICLE V ADDITIONAL COVENANTS....................       A-17
  Section 5.1 Preparation of the Registration
    Statement and the Proxy Statement/Prospectus;
             Exemptive Order......................       A-17
  Section 5.2 Best Efforts; Notification..........       A-18
  Section 5.3 Public Announcements................       A-19
  Section 5.4 Indemnification From and After the
    Effective Time................................       A-19
ARTICLE VI CONDITIONS PRECEDENT...................       A-20
  Section 6.1 Conditions Precedent................       A-20
  Section 6.2 Additional Conditions to Obligations
    of the Funds..................................       A-21
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.....       A-22
  Section 7.1 Termination.........................       A-22
  Section 7.2 Expenses............................       A-22
  Section 7.3 Effect of Termination...............       A-22
  Section 7.4 Amendment...........................       A-22
  Section 7.5 Waiver/Approvals....................       A-22
ARTICLE VIII GENERAL PROVISIONS...................       A-22
  Section 8.1 Non-survival of Representations and
    Warranties....................................       A-22
  Section 8.2 Notices.............................       A-22
  Section 8.3 Interpretation......................       A-23
  Section 8.4 Counterparts........................       A-23
  Section 8.5 Entire Agreement; No Third-Party
    Beneficiaries.................................       A-23
  Section 8.6 Governing Law.......................       A-23
  Section 8.7 Assignment..........................       A-23
  Section 8.8 Enforcement.........................       A-23
ARTICLE IX CERTAIN DEFINITIONS....................       A-24
  Section 9.1 Certain Definitions.................       A-24

   EXHIBITS

    Exhibit A -- Plan of Merger
    Exhibit B -- Articles of Incorporation of the Surviving Corporation Exhibit C -- Bylaws of the Surviving Corporation
    Exhibit D -- REIT Advisory Agreement

                                 DEFINED TERMS

"Affiliate"                                         Section 9.1
"Approving Funds"                                   Section 9.1
"Articles of Merger"                                Section 1.3
"ASP"                                               Recitals
"ASP Stock"                                         Section 2.1(a)(i)
"BSP"                                               Recitals
"BSP Stock"                                         Section 2.1(a)(i)
"ByLaws"                                            Section 1.5(a)
"Cancelable Shares"                                 Section 2.1(a)(i)
"Cash Election"                                     Section 2.1(a)(iv)
"Cash Election Number"                              Section 2.2(a)
"Cash Election Shares"                              Section 2.2(c)
"Cash Fraction"                                     Section 2.2(c)
"Certificates"                                      Section 2.3(b)
"Charter"                                           Section 1.5
"Closing"                                           Section 1.2
"Closing Date"                                      Section 1.2
"Code"                                              Recitals
"Company"                                           Recitals
"Company Common Stock"                              Recitals
"CSP"                                               Recitals
"CSP Stock"                                         Section 2.1(a)(i)
"Dissenting Shares"                                 Section 2.3(i)(i)
"Effective Date"                                    Section 1.3
"Effective Time"                                    Section 1.3
"Election Deadline"                                 Section 2.2(e)
"Exchange Act"                                      Section 3.1(c)
"Exchange Agent"                                    Section 2.3(a)
"Exchange Fund"                                     Section 2.3(a)
"Exchange Ratio"                                    Section 2.1(a)(i)
"Exchanged Shares"                                  Section 2.2(a)
"Exemptive Order"                                   Section 3.1(c)
"Financial Consultant"                              Section 3.1(g)
"Financial Statement Date"                          Section 3.1(e)
"Form of Election"                                  Section 2.2(e)
"Funds"                                             Recitals
"Fund Board"                                        Recitals
"Fund Indemnified Liabilities"                      Section 5.4(a)(i)
"Fund Material Adverse Effect"                      Section 3.1(a)
"Funds Board"                                       Recitals
"Fund SEC Documents"                                Section 3.1(d)
"Fund Shareholder Meetings"                         Section 9.1
"Fund Stock"                                        Section 2.1(a)(i)
"GAAP"                                              Section 3.1(d)
"Governmental Entity"                               Section 3.1(c)
"Indebtedness"                                      Section 3.1(i)(ii)
"Indemnified Parties"                               Section 5.4(a)(i)
"Investment Act"                                    Section 3.1(d)
"Laws"                                              Section 3.1(c)
"Lien"                                              Section 3.1(c)
"MBCA"                                              Section 1.1

"MGCL"                                              Section 1.1
"Merger"                                            Recitals
"Merger Consideration"                              Section 2.1(a)(i)
"Merger Plan"                                       Section 1.1
"Merger Shares"                                     Section 2.1(a)(i)
"Net Asset Value Per Share"                         Section 2.1(a)(i)
"Net Assets"                                        Section 2.1(c)
"Non-Electing Shares"                               Section 2.2(c)
"Participating Funds"                               Section 9.1
"Person"                                            Section 9.1
"Proxy Statement/Prospectus"                        Section 3.1(c)
"Registration Statement"                            Section 3.1(c)
"REIT"                                              Recitals
"Representative"                                    Section 2.2(b)
"RIC"                                               Section 3.1(n)
"SEC"                                               Section 3.1(c)
"Securities Act"                                    Section 3.1(d)
"Shareholder Approvals"                             Section 3.1(c)
"SLA"                                               Recitals
"SLA Stock"                                         Section 2.1(a)(i)
"Special Committee"                                 Section 9.1
"Surviving Corporation"                             Section 1.1

   AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of March 20, 2002, among AMERICAN REAL ESTATE FINANCE CORPORATION, a Maryland corporation (the "Company"), AMERICAN STRATEGIC INCOME PORTFOLIO INC., a Minnesota corporation ("ASP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II, a Minnesota corporation ("BSP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III, a Minnesota corporation ("CSP"), and AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation ("SLA" and together with ASP, BSP and CSP, the "Funds").

                                    RECITALS

    WHEREAS, certain terms used herein shall have the meanings assigned to them in Article X of this Agreement;

    WHEREAS, the Board of Directors and stockholder of the Company have determined that it is advisable and in the best interest of the Company and its stockholder to proceed with the strategic business combination involving the parties hereto on the terms described in this Agreement, pursuant to which each of the Funds will merge with the Company, the Company will be the surviving corporation in such merger and each outstanding share of common stock of the Funds will be converted into the right to receive common stock, par value $0.01 per share, of the Company (the "Company Common Stock") and/or cash as provided herein (the "Merger");

    WHEREAS, the Board of Directors of each of the Funds (each a "Fund Board" and together, the "Funds Board") has determined that it is advisable and in the best interest of the respective Fund and its respective shareholders to proceed with the Merger;

    WHEREAS, the Company, as the surviving corporation in the Merger, intends that following the Merger it shall be subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, for Federal income tax purposes, the parties intend that the Merger qualify as reorganization within the meaning of Section 368(a) of the Code.

    NOW, THEREFORE, in consideration of the representations and warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit A (the "Merger Plan"), (i) in accordance with the Maryland General Corporation Law (the "MGCL") and the Minnesota Business Corporation Act (the "MBCA"), ASP, BSP, CSP and SLA shall each be merged with and into the Company at the Effective Time. Following the Merger, the separate existence of ASP, BSP, CSP and SLA shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of ASP, BSP, CSP and SLA in accordance with the MGCL and MBCA. Prior to any filing as required under Section 1.3, the Merger Plan shall be automatically revised to include as constituent corporations only those Funds that constitute Participating Funds.

    Section 1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 9:00 a.m., Minneapolis time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, unless another date or place is agreed to in writing by the Funds (the "Closing Date").

    Section 1.3 EFFECTIVE DATE. As soon as practicable following the Closing, the parties shall file the Merger Plan, articles of merger, certificate of merger or other appropriate documents for the merger of the Funds with and into the Company executed in accordance with the MGCL and MBCA (collectively, the "Articles of Merger") and shall make all other filings or recordings required under the MGCL and the MBCA to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been duly filed with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, or at such other time as the parties shall specify in the Articles of Merger (the time and the date of Merger becomes effective being the "Effective Time" and the "Effective Date," respectively), it being understood that the parties shall cause the Effective Date to be the Closing Date.

    Section 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 1.1, the Merger Plan, and in the MGCL and the MBCA, as appropriate.

    Section 1.5 ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time, the form of which is attached hereto as Exhibit B, shall be the Articles of Incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law. The bylaws of the Company as in effect immediately prior to the Effective Time, the form of which is attached hereto as Exhibit C, shall be the bylaws of the Surviving Corporation (the "ByLaws"), until duly amended as provided therein or by applicable law.

    Section 1.6 OFFICERS AND DIRECTORS. The officers of the Company at the Effective Time shall continue to be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the MGCL, the Charter and the ByLaws. The Board of Directors of the Surviving Corporation immediately following the Effective Time shall be those persons hereafter identified in writing by the Company and not objected to by the Funds.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    Section 2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Funds or the holders of any of the following shares of capital stock:

    (a) Subject to the other provisions of this Section 2.1 and to Sections 2.2 and 2.3:

     (i) each share of common stock, par value $.01 per share, of ASP ("ASP Stock"), each share of common stock, par value $.01 per share, of BSP ("BSP Stock"), each share of common stock, par value $.01 per share, of CSP ("CSP Stock"), and each share of common stock, par value $.01 per share, of SLA ("SLA Stock", and together with ASP Stock, BSP Stock and CSP Stock, the "Fund Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares of Fund Stock held by the Company or any of the Funds immediately prior to the Merger (the "Cancelable Shares") and Dissenting Shares (as defined in
Section 2.3(i))) shall be converted into the right to receive (A) that number of shares of Company Common Stock as calculated in accordance with, and subject to,
Section 2.1(c) (the "Exchange Ratio"), or (B) an amount in cash, without interest (the "Net Asset Value Per Share"), equal to the Exchange Ratio for the respective Fund multiplied by $10.00, or (C) a combination of shares of Company Common Stock and cash, without interest, determined in accordance with this
Section 2.1 (the "Merger Consideration"); provided, however, that notwithstanding any other provision hereof, only shares of Fund Stock of Participating Funds shall be subject to the conversion and other terms of this
Section 2.1 and Sections 2.2 and 2.3 (such shares of Fund Stock of Participating Funds but excluding Cancelable Shares and Dissenting Shares are defined as the "Merger Shares"). At the Effective Time, all Merger Shares shall no longer be outstanding and automatically shall be cancelled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent solely the right to receive the Merger Consideration. The holders of certificates previously evidencing the Merger Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Merger Shares except as otherwise provided herein, in the Merger Plan or by the MBCA or the MGCL. Such certificates previously evidencing Merger Shares shall be exchanged for the Merger Consideration, without interest, in accordance with the allocation procedures of this Section 2.1 and upon the surrender of such certificates in accordance with the provisions of Sections 2.2 and 2.3;

     (ii) each Cancelable Share shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares;

    (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares; and

     (iv) subject to the allocation and election procedures set forth in
Section 2.2, each record holder of Merger Shares of Fund Stock outstanding immediately prior to the Effective Time will be entitled with respect to the Merger Consideration to receive cash for all, but not less than all, of such shares, provided the election procedures set forth herein have been satisfied (a "Cash Election").

    (b) Notwithstanding the foregoing, the parties understand that following the Merger the rights of each stockholder of the Company under this Section 2.1 and the Merger Plan will be subject to the ownership limitations and other related provisions contained in the Charter.

    (c) The Exchange Ratio for each Fund shall be determined by (i) dividing that Fund's Net Assets by the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time, and (ii) then dividing such result by $10.00. Each Fund's "Net Assets" shall be determined as of the last business day of the week immediately preceding the Effective Time and shall be calculated in a manner consistent with the existing policies of the Funds, but adjusted to give effect to the expenses of the Merger and the other transactions contemplated by this Agreement to the extent such expenses have not been accrued prior thereto and reflected in the Net Assets.

    Section 2.2 CASH ELECTIONS.

    (a) The maximum number of shares of Fund Stock of each Fund to be converted into the right to receive cash in the Merger (the "Cash Election Number") shall be equal to (i) 15% of (w) the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time less (x) the number of Cancelable Shares of such Fund (the number of shares determined in accordance with clauses (w) and (x) shall be deemed the "Exchanged Shares").

    (b) Holders of record of shares of Fund Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Fund Stock held by such Representative for a particular beneficial owner.

    (c) If, for any Fund, the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all Merger Shares not covered by Cash Elections (the "Non-Electing Shares") shall be converted into the right to receive Company Common Stock, and the Cash Election Shares shall be converted into the right to receive Company Common Stock and cash in the following manner:

          each Cash Election Share shall be converted into the right to receive
          (i) an amount in cash, without interest, equal to the product of
          (x) the Net Asset Value Per Share and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Company Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

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    (d)  If, for any Fund, the aggregate number of Cash Election Shares is equal to or less than the Cash Election Number, all Cash Election Shares shall be converted into the right to receive cash, and all Non-Electing Shares shall be converted into the right to receive Company Common Stock.

    (e) All Cash Elections shall be made on a form designed for that purpose (a "Form of Election"). Cash Elections shall be made by holders of Fund Stock by mailing to the Exchange Agent a Form of Election, which shall be in such form and have such provisions as the Funds may reasonably specify. To be effective, a Form of Election must be properly completed, signed and received by the Exchange Agent by the close of business on the last business day prior to the Fund Shareholder Meeting of the respective Fund (the "Election Deadline"). The Funds will have the discretion, which they may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Funds (or the Exchange Agent) in such matters shall be conclusive and binding. Neither the Funds nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.2 (other than the calculation of the Net Assets of the Funds) and all such computations shall be conclusive and binding on the holders of Fund Stock absent manifest error. A Cash Election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election, is thereafter submitted in accordance with this paragraph (e), such shares shall be deemed to be Non-Electing Shares.

    (f) For the purposes hereof, a holder of Fund Stock who does not make a valid Cash Election prior to the Election Deadline, including as a result of revocation, shall be deemed not to have made a Cash Election and such holder's shares shall be treated as Non-Electing Shares. If the Funds or the Exchange Agent shall determine that any purported Cash Election was not properly made, such purported Cash Election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election shall for purposes hereof be deemed not to have made a Cash Election.

    (g) The Funds and the Company, or any transfer agent or other responsible party acting on behalf of the Funds and the Company, shall mail the Form of Election to each person who is a holder of record of Fund Stock on the record date for the Fund Shareholder Meetings and shall each use its best efforts to mail the Form of Election to all persons who become holders of Fund Stock during the period between (i) such record date and (ii) the date seven calendar days prior to the Election Deadline and to make the Form of Election available to all persons who become holders of Fund Stock subsequent to the date described in clause (ii) and no later than the close of business on the business day prior to the Election Deadline.

    Section 2.3 EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Promptly following the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, the United States or any state thereof and designated by the Funds (the "Exchange Agent"), for the benefit of the holders of shares of Fund Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing such number of shares of Company Common Stock equal to the Exchange Ratio of each Fund multiplied by the number of Non-Electing Shares (or if Section 2.2(c) is applicable, the Exchange Ratio of each Fund multiplied by that number of shares equal to the Exchanged Shares less the Cash Election Number) and (ii) cash in the amount equal to the Net Asset Value Per Share multiplied by the number of Cash Electing Shares (or if Section 2.2(c) is applicable, the Net Asset Value Per Share multiplied by the Cash Election Number) (such certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto, and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from the Company, deliver the Company Common Stock and cash contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose; PROVIDED, HOWEVER, that the Exchange Fund may be invested by the

Exchange Agent, pursuant to instructions from the Company, in obligations of or guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks located in the United States with capital, surplus and undivided profits aggregating in excess of $75 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise); PROVIDED, FURTHER, that any such investment or resulting payment of earnings shall not delay the receipt by holders of shares of Fund Stock of the Merger Consideration or otherwise impair such holders' respective rights hereunder. In the event the Exchange Fund shall realize a loss on any such investment, the Company shall promptly thereafter deposit in such Exchange Fund cash in an amount sufficient to enable such Exchange Fund to satisfy all remaining obligations originally contemplated to be paid out of such Exchange Fund. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Company.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Company will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Fund Stock (other than Dissenting Shares and Cancelable Shares) (the "Certificates"), (i) a letter of transmittal and (ii) instructions for use in effecting the surrender for cancellation of the Certificates in exchange for certificates evidencing shares of Company Common Stock and/or cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration and the Certificate so surrendered shall forthwith be cancelled. Subject to Section 2.3(h), under no circumstances will any holder of a Certificate be entitled to receive any part of the Merger Consideration until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Fund Stock which is not registered in the transfer records of the Funds, the Merger Consideration may be paid in accordance with this Article II to the transferee if the Certificate evidencing such shares of Fund Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3 (but subject to Section 2.3(i)), each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration. No interest shall be paid on the Merger Consideration.

    (c) RECORD DATES; DISTRIBUTIONS WITH RESPECT TO UNCONVERTED FUND STOCK. No dividends or other distributions with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Common Stock represented thereby until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (A) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Company Common Stock to which such holder is entitled pursuant to
Section 2.3(f) and (B) if such Certificate is exchangeable for one or more whole shares of Company Common Stock, (x) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Company Common Stock and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN FUND STOCK. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Fund Stock theretofore represented by such Certificates, subject, however, to the obligation of the Company to pay, without interest, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Funds on such Fund Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the transfer books of the Funds of the shares of Fund Stock which are outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are properly presented to the Company, they shall be cancelled and exchanged as provided in this Article II.

    (e) NO LIABILITY. None of the Company, the Funds or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Company, upon demand, and any holders of Certificates who have not theretofore complied with
Section 2.3(b) shall thereafter look only to the Company for delivery of the Merger Consideration, subject to applicable abandoned property, escheat or similar laws.

    (f)  NO FRACTIONAL SHARES.

     (i) No certificates or script representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of the Company.

    (ii) Notwithstanding any other provision of this Agreement, if any holder of Fund Stock exchanged in the Merger would otherwise be entitled to receive a fraction of a share of Company Common Stock (after taking into account all Certificates of each Fund delivered by such holder), then the total number of shares of Company Common Stock issued in the Merger to such holder shall be rounded up or down to the nearest whole share of Company Common Stock.

    (g) WITHHOLDING RIGHTS. The Company or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Fund Stock such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Fund Stock, in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

    (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such persons of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it and the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable, and unpaid dividends and distribution on shares of Company Common Stock deliverable in respect thereof pursuant to this Agreement.

    (i)  DISSENTING SHARES.

     (i) Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Fund Stock which are held by shareholders of a Fund who shall have not voted in favor of the Merger and who shall have filed with such Fund, prior to the taking of the vote of the shareholders of such Fund on the Merger, a written notice of intent to demand payment of the fair value for such shares of Fund Stock and, after the taking of such vote, shall make written demand for payment of the fair value of such shares in accordance with and otherwise comply with Section 302A.473 of the MBCA

(collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the fair value of such Dissenting Shares held by them in accordance with the provisions of Section 302A.473 of the MBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 302A.473 of the MBCA shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration as if such shares were Non-Electing Shares, without any interest thereon, upon surrender, in the manner provided in
Section 2.2 and 2.3, of the Certificate or Certificates that formerly evidenced such shares of Fund Stock.

    (ii) Each Fund shall give each other Fund prompt notice upon receipt by such Fund, at any time prior to the Effective Time, of any notice of intent to demand payment of the fair value of shares of Fund Stock in accordance with
Section 302A.473 of the MBCA and withdrawals of any such notice. No Fund shall, except with the prior approval of the Funds, make any payment with respect to any demands for the fair value of shares of Fund Stock or offer to settle or settle any such demands.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE FUNDS. Each of the Funds represents and warrants to the other Funds and to the Company as follows; PROVIDED, HOWEVER, that for purposes of Section 3.1(b)(i) each Fund shall only represent and warrant as to its own capitalization and for purposes of
Section 3.1(e)(ii) each Fund shall only represent and warrant as to its own distributions:

    (a) ORGANIZATION, STANDING AND POWER OF THE FUND. The Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to carry on its business as now being conducted. The Fund is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or the ownership of its assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the businesses, properties, assets, financial conditions or results of operations of the Fund (a "Fund Material Adverse Effect").

    (b)  CAPITAL STRUCTURE.

     (i) The authorized capital stock of ASP consists of 1,000,000,000 shares of ASP Stock, of which, as of the date of this Agreement, 4,230,294.34 shares are issued and outstanding. The authorized capital stock of BSP consists of 1,000,000,000 shares of BSP Stock, of which, as of the date of this Agreement, 15,957,288.691 shares are issued and outstanding. The authorized capital stock of CSP consists of 1,000,000,000 shares of CSP Stock, of which, as of the date of this Agreement, 21,343,292.487 shares are issued and outstanding. The authorized capital stock of SLA consists of 1,000,000,000 shares of SLA Stock, of which, as of the date of this Agreement, 10,662,195.00 shares are issued and outstanding.

    (ii) All outstanding shares of Fund Stock of the Fund are validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Fund having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Fund may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Fund is a party or by which such entity is bound, obligating the Fund to issue, deliver or sell, or cause to be issued, delivered or sold, additional Fund Stock, voting securities or other ownership interests in the Fund or obligating the Fund to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Fund to repurchase, redeem or otherwise acquire any shares of Fund Stock, voting securities or other ownership interests in the Fund or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

    (c) AUTHORITY; NONCONTRAVENTION; CONSENTS. The Fund has the requisite corporate power and authority to enter into this Agreement and the Merger Plan. The Fund has the requisite corporate power and authority, subject to approval of the Merger, the Merger Plan and any other transactions contemplated hereby by the requisite vote of the shareholders of the Fund (the "Shareholder Approvals"), to consummate the Merger and other transactions contemplated by this Agreement and the Merger Plan. The execution and delivery of this Agreement and the Merger Plan by the Fund and the consummation by the Fund of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Fund, subject to the Shareholder Approvals. Each of this Agreement and the Merger Plan has been duly executed and delivered by the Funds and constitutes a valid and binding obligation of the Fund, enforceable against such entity in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement and the Merger Plan by the Fund does not, and the consummation of the Merger and other transactions contemplated hereby and thereby and compliance by the Fund with the provisions of this Agreement and the Merger Plan will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (a "Lien") upon any of the properties or assets of the Fund under (i) the articles of incorporation or bylaws of the Fund, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Fund or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgement, order, decree, statute, law, ordinance, rule or regulation (collectively "Laws") applicable to the Fund or its properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Fund Material Adverse Effect or (y) prevent the consummation of the Merger or any other transaction contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative authority or agency (a "Governmental Entity") is required by or with respect to the Fund in connection with the execution and delivery of this Agreement or the Merger Plan by the Fund or the consummation by the Fund of the Merger and other transactions contemplated hereby and thereby, except for (i) the filing with the Securities and Exchange Commission ("SEC") of (x) a proxy statement/prospectus (the "Proxy Statement/Prospectus") relating to the approval by the shareholders of the Fund of the Merger, the Merger Plan and the other transactions contemplated by this Agreement, and a registration statement relating to the issuance of the Merger Consideration ("Registration Statement") in which the Proxy Statement/Prospectus will be included as a prospectus, (y) the issuance by the SEC of an order exempting the Merger from the provisions of
Section 17(a) of the Investment Act (the "Exemptive Order") and (z) such reports under Section 13(a) and Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the other transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger for the Merger with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, and (iii) such other consents, approvals, orders, authorization, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or any of the transactions contemplated by this Agreement or otherwise prevent the Fund from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Fund Material Adverse Effect.

    (d) SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. The Fund has filed all required reports, schedules, forms, statement and other documents with the SEC since January 1, 2000 (the "Fund SEC Documents"). All of the Fund SEC Documents (other than preliminary materials), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Investment

Company Act of 1940 (the "Investment Act") and, in each case, the rules and regulations promulgated thereunder applicable to such Fund SEC Documents. None of the Fund SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no unresolved violation, criticism or exception by any Governmental Entity of which the Fund has received written notice with respect to such entity or statement which, if resolved in a manner unfavorable to the Fund, could have a Fund Material Adverse Effect. The financial statements of the Fund included in the Fund SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of the Fund as of the dates thereof and the results of operations and cash flows of the Fund for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). Except as set forth in the most recent balance sheet contained in the Fund SEC Documents, the Fund does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Fund or in the notes thereto and which, individually or in the aggregate, would have a Fund Material Adverse Effect.

    (e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Fund SEC Documents, since the date of the most recent financial statements included in the Fund SEC Documents (the "Financial Statement Date") and to the date of this Agreement, the Fund has conducted its business only in the ordinary course and there has not been (i) any material adverse change in the business, financial condition or results of operations of the Fund that has resulted or would result, individually or in the aggregate, in a Fund Material Adverse Effect, nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Fund Material Adverse Effect, (ii) except for regular monthly distributions with customary record and payment date, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Fund Stock of the Fund, (iii) any split, combination or reclassification of any of the shares of Fund Stock of the Fund or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, Fund Stock of the Fund, (iv) any damage, destruction or loss affecting the Fund, whether or not covered by insurance, that has or would have a Fund Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Fund materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Fund SEC Documents or required by a change in GAAP.

    (f) LITIGATION. Except as disclosed in the Fund SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Fund, threatened against or affecting such entity that, individually or in the aggregate, could reasonably be expected to (i) have a Fund Material Adverse Effect or
(ii) prevent the consummation of the Merger or any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Fund having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

    (g) BROKERS; FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Friedman, Billings, Ramsey & Co. ("the Financial Consultant"), the fees and expenses of which, as set forth in a letter agreement between the Funds and the Financial Consultant, will be paid by the Funds pro rata in accordance with their respective Net Assets, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Fund.

    (h) COMPLIANCE WITH LAWS. Except as disclosed in the SEC Documents, the Fund has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgement, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Fund Material Adverse Effect.

    (i)  CONTRACTS; DEBT INSTRUMENTS.

     (i) The Fund is not in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or license, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Fund Material Adverse Effect.

    (ii) Except for any of the following expressly identified in the most recent financial statements contained in the Fund SEC Documents, there are no loan or credit agreements, notes, bonds, mortgage, indentures, and other agreements and instruments outstanding pursuant to which the Fund is indebted in an aggregate
principal amount in excess of $      per item or pursuant to which such
indebtedness may be incurred. For purposes of this Section 3.1(i)(ii), "Indebtedness" shall mean, with respect to any person, without duplication,
(a) all indebtedness of such person for borrowed money, whether secured or unsecured, (b) all obligations of such person under conditional sale or other title retention agreement related to property purchased by such person, (c) all capitalized lease obligations of such person, (d) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (e) all guarantees of such person of any such indebtedness of any other person and (f) any agreements to provide any of the foregoing.

    (j) PROPERTY AND ASSETS. The Fund has good and marketable fee simple title to those assets set forth in its most recent report filed with the SEC on Form N-SAR, free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any easement, restriction or minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of the Fund.

    (k) BOOKS AND RECORDS. The books of account and other financial records of the Fund are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Fund SEC Documents.

    (l) REGISTRATION STATEMENT. The information furnished by the Fund for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    (m) VOTE REQUIRED. The affirmative vote of at least a majority of the outstanding shares of Fund Stock of the Fund is the only vote of any security holder in the Fund (under applicable law or otherwise) required to approve the Merger, the Merger Plan and the other transactions contemplated hereby.

    (n) REGULATED INVESTMENT COMPANY. The Fund is registered as a closed-end management investment company under the 1940 Act, and its registration with the SEC as an investment company is in full force and effect. The Fund has elected to qualify and has qualified as a regulated investment company ("RIC") under
Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since its first taxable year; it has been a regulated investment company under such Part of the Code at all times since the end of its first taxable year when it so qualified.

    Section 3.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Funds as follows:

    (a) ORGANIZATION, STANDING AND POWER OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to carry on its business as currently contemplated. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or the ownership of its assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the businesses, properties, assets, financial conditions or results of operations of the Company (a "Company Material Adverse Effect").

    (b) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which, as of the date of this Agreement, ten shares are issued and outstanding and held by U.S. Bancorp Asset Management, Inc., the Company's sole stockholder, and 2,000,000 shares of preferred stock, none of which are issued or outstanding. All outstanding shares of Company Stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights. The Articles of Incorporation of the Company will be amended prior to the Effective Time to read as set forth in Exhibit B. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth herein or in connection with the Merger, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which such entity is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Company Common Stock, voting securities or other ownership interests in the Company or obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock, voting securities or other ownership interests in the Company or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

    (c) AUTHORITY; NONCONTRAVENTION; CONSENTS. The Company has the requisite corporate power and authority to enter into this Agreement and the Merger Plan. The Company has the requisite corporate power and authority to consummate the Merger and other transactions contemplated by this Agreement and the Merger Plan. The execution and delivery of this Agreement and the Merger Plan by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each of this Agreement and the Merger Plan has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against such entity in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement and the Merger Plan by the Company does not, and the consummation of the Merger and other transactions contemplated hereby and thereby and compliance by the Company with the provisions of this Agreement and the Merger Plan will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under (i) the articles of incorporation or bylaws of the Company, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Company or its properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Company Material Adverse Effect or (y) prevent the consummation of the Merger or any other transaction contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the Merger Plan by the Company or the consummation by the Company of the Merger and other transactions contemplated hereby and thereby, except for (i) the filing with the SEC of (x) the Registration Statement, (y) the Exemptive Order and
(z) such reports under Section 13(a) and Section 14 of the Exchange Act, as may be required in connection with this Agreement and the other transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger for the Merger with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, and
(iii) such other consents, approvals, orders, authorization, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Company Material Adverse Effect.

    (d) NO BUSINESS. The Company was incorporated on January 11, 2002 and has not conducted any business. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting such entity that, individually or in the aggregate, could reasonably be expected to
(i) have a Company Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Except for this Agreement and the Merger Plan, the Company is not a party to any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or license, or any agreement to acquire real property, or any other contract, agreement, arrangement or understanding. The Company has no assets or liabilities.

    (e) BROKERS; FEES AND EXPENSES. No broker, investment banker, financial advisor or other person will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

    (f) COMPLIANCE WITH LAWS. The Company has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgement, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

    (g) REGISTRATION STATEMENT. The information furnished by the Company for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE IV
                                   COVENANTS

    Section 4.1 CONDUCT OF BUSINESS BY THE FUNDS. During the period from the date of this Agreement to the Effective Time, each Fund shall carry on its respective businesses in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, and ongoing businesses and its status as a RIC within the meaning of the Code. Without limiting the generality of the foregoing, the following additional restrictions shall apply. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, each Fund shall not (and shall not authorize or commit or agree to):

    (a) (i) split, combine or reclassify any shares of Fund Stock or, except pursuant to the terms of any existing dividend reinvestment plan of the Fund, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Fund Stock or (ii) purchase, redeem or otherwise acquire any shares of Fund Stock;

    (b) issue, deliver or sell, or grant any option or other right, in respect of, any Fund Stock, any other securities of the Fund or any securities convertible into, or any rights, warrants or options to acquire, any such securities;

    (c)  amend the articles of incorporation or bylaws of the Fund

    (d)  merge or consolidate with any Person;

    (e) make any tax election (unless required by law or necessary to preserve the Fund's status as a RIC);

    (f) (i) change in any material manner any of its methods, principles or practices of accounting, except as may be required by the SEC, applicable law or GAAP or (ii) make or rescind any express or deemed election relating to tax matters; or

    (g)  pay any distribution except regular monthly distributions.

    Section 4.2 OTHER ACTIONS. None of the Funds shall take any action that would result in (i) any of the representations and warranties of such Fund (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

    Section 4.3 CONDUCT OF BUSINESS BY THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will not conduct any business; will not enter into any material contracts; and will not acquire any assets or incur any liabilities. Without limiting the generality of the foregoing, the following additional restrictions shall apply. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, the Company shall not (and shall not authorize or commit or agree to) amend the articles of incorporation or bylaws of the Company.

    Section 4.4 OTHER ACTIONS OF THE COMPANY. The Company shall not take any action that would result in (i) any of the representations and warranties of the Company (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

                                   ARTICLE V
                              ADDITIONAL COVENANTS

    Section 5.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS; EXEMPTIVE ORDER.

    (a) As soon as practicable following the date of this Agreement, the Funds and the Company shall prepare and file with the SEC a preliminary Registration Statement in form and substance satisfactory to each of the Funds in which the Proxy Statement/Prospectus will be included as a prospectus. The Company and each of the Funds shall use its best efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each Fund shall use its best efforts to mail the Proxy Statement/Prospectus to the holders of Fund Stock, together with the Notice of Election, as promptly as practicable after the Registration Statement is declared effective. Each party will notify the others promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus or for additional information, and will supply the other Funds with copies of all correspondence between such party or any of its representatives and the SEC with respect to the Registration Statement or the Proxy Statement/Prospectus. The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus, the Company, the Fund or Funds, as the case may be, shall promptly inform the Company and the Funds of such occurrences and cooperate in filing with the SEC, and/or mailing to the holders of Fund Stock such amendment or supplement in a form reasonably acceptable to the Funds.

    (b) Each Fund shall cause a meeting of its shareholders (each, a "Shareholders Meeting") for the purpose of voting on the approval and adoption of the Merger Plan and the Merger. Each Fund covenants that the Proxy Statement/Prospectus shall include the recommendation of such Fund Board to the effect that the Merger, this Agreement and the Merger Plan are in the best interest of the holders of Fund Stock of such Fund; PROVIDED, HOWEVER, that the recommendation of such Fund Board may not be included or may be withdrawn, modified or amended if such Fund Board determines so in good faith.

    Section 5.2 BEST EFFORTS; NOTIFICATION.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company and each of the Funds agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company and other Funds in doing all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger, this Agreement or the consummation of the Merger and the other transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Merger Plan.

    (b) Each Fund shall give prompt notice to the Company and the other Funds, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (c) The Company shall give prompt notice to the Funds, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    Section 5.3 PUBLIC ANNOUNCEMENTS. Each Fund and the Company will consult with the other parties before issuing, and provide the other parties the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the Merger will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

    Section 5.4 INDEMNIFICATION FROM AND AFTER THE EFFECTIVE TIME.

    (a) (i) From and after the Effective Time, the Company shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or a member of the board of directors of a Participating Fund (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the indemnifying party (which approval shall not be unreasonably withheld), or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was an officer or a member of the board of directors at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time ("Fund Indemnified Liabilities"), including all Fund Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the Merger, in each case to the full extent permitted under its articles of incorporation, the MBCA or the 1940 Act, including rights to receive advance payment of fees and expenses in defending any suits, actions or proceedings.

     (ii) Any Indemnified Parties proposing to assert the right to be indemnified under this Section 5.4 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this Section 5.4 against the Company, notify the Company of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Company of its commencement, the Company will be entitled to participate in and, to the extent that it elects by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Company to the Indemnified Parties of its election to assume the defense, the Company will not be liable to the Indemnified Parties for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Parties in connection with the defense. If the Company assumes the defense, the Company shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Company shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties or their partners, officers or directors; provided, further, that the Company shall not, in the defense of any such action, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Company, (ii) the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Company, or (iii) the Company has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of Company.

    (iii) It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Company, or (b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties, in each case of which the Company shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

     (iv) The Company will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

    (b) The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and personal representatives and shall be binding on all successors and assigns of the Company.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    Section 6.1  CONDITIONS PRECEDENT.

    (a) CONDITION TO ANY FUND PARTICIPATING IN THE MERGER. For any Fund to participate in the Merger as a constituent corporation, the Merger, the Merger Plan and the transactions contemplated thereby shall have been duly approved by the shareholders of such Fund by a vote of at least a majority of all the votes entitled to be cast with respect thereto in accordance with the MBCA and the 1940 Act.

    (b) CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date is subject to the satisfaction on or prior to the Effective Time of the following conditions:

      (i) SHAREHOLDER CONSENTS; AGGREGATE NAV. Funds having, in the aggregate, Net Assets of at least $200 million (net of the aggregate Cash Election Numbers, or the number of Cash Election Shares where such number is less than the Cash Election Number, for each Participating Fund and the number of Dissenting Shares for each Participating Fund multiplied by the Net Asset Value Per Share) shall have duly approved the Merger in accordance with
Section 6.1(a).

     (ii) LISTING OF COMMON STOCK. The NYSE shall have approved for listing the Common Stock to be issued in the Merger and such approval shall remain in effect at the Effective Time.

     (iii) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

     (iv) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.

     (v) OPINION RELATED TO REIT STATUS OF THE COMPANY. The Funds shall have received an opinion dated as of the Closing Date of Clifford, Chance, reasonably satisfactory to the Funds that following the Merger (after giving effect thereto), the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

     (vi) CONSENTS AND APPROVALS. The receipt of all necessary governmental consents and approvals on or before (and remaining in effect at) the Effective Time.

     (vii) EXEMPTIVE ORDER. The Exemptive Order shall have been issued by the SEC and shall not contain any terms or conditions that are unacceptable to the Funds, in their reasonable discretion, or be inconsistent with this Agreement, and such Exemptive Order shall remain in effect at the Effective Time.

    (viii) TAX OPINION REGARDING THE MERGER. The Funds shall have received an opinion dated the Closing Date of Ernst & Young LLP, reasonably satisfactory to the Funds that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which shall be dated on or about the date that is two business days prior to the date of the Proxy Statement/Prospectus and which shall be updated as of the Effective Time.

     (ix) EXECUTION OF REIT ADVISORY AGREEMENT. The REIT Advisory Agreement in the form of Exhibit D attached hereto shall have been executed and be effective.

    Section 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE FUNDS. The obligations of each of the Approving Funds to effect the Merger and to consummate the other transactions contemplated in this Agreement to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by the Approving Funds:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Approving Funds (without giving effect to any "materiality" qualification or limitation) set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and each Approving Fund shall have received a certificate signed on behalf of the Company and the other Approving Funds to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY AND THE OTHER FUNDS. The Company and the Approving Funds shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and each Approving Fund shall have received a certificate signed on behalf of each of the Company the other Approving Funds to such effect.

    (c) MATERIAL ADVERSE CHANGE OF THE OTHER FUNDS. Since the date of this Agreement, there has not been any material adverse change in the business, results of operations or financial condition of any of other Approving Funds. Each Approving Fund shall have received a certificate of the other Approving Funds to the effect that there has been no such material adverse change.

    (d) MATERIAL ADVERSE CHANGE OF THE COMPANY. Since the date of this Agreement, there has not been any material adverse change in the business, results of operations or financial condition of the Company. Each Approving Fund shall have received a certificate of the Company to the effect that there has been no such material adverse change.

    (e) MATERIAL ADVERSE CHANGE OF THE ADVISER. Since the date of this Agreement, there has not been any material adverse change in the business, results of operations or financial condition of the Adviser under the REIT Adviser Agreement. Each Approving Fund shall have received a certificate of the Adviser under the REIT Adviser Agreement to the effect that there has been no such material adverse change.

    (f) CONSENTS. All consents and waivers from third parties necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, including those related to any loan or credit agreement, shall have been received, other than such consents and waivers from third parties, which, if not obtained, would not result, individually, or in the aggregate, in a Fund Material Adverse Effect.

    (g) DISSENTERS RIGHTS. The holders of not more than 5% of the outstanding Fund Stock of any Approving Fund shall have exercised dissenters' rights in accordance with the MBCA.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date whether before or after any Shareholder Approvals are obtained:

    (a) by mutual written consent of the Funds duly authorized by their respective board of directors;

    (b) by any Fund, but only as to such Fund, if the board of directors of such Fund shall have determined that it is in the best interests of the Fund and its shareholders to terminate such Fund's rights and obligations under this Agreement.

    Section 7.2 EXPENSES. Except as otherwise specified in this Section 7.2 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the Funds (pro rata in accordance with their aggregate Net Assets) whether or not the Merger is consummated (provided, however, that the Funds and the Company acknowledge that no fees and expenses of US Bancorp Asset Management relating to maintaining and negotiating US Bancorp Asset Management's interest in the proposed transactions (including all internal and outside counsel fees used for its direct purposes) will be paid by the Funds).

    Section 7.3 EFFECT OF TERMINATION.

    In the event of termination of this Agreement as provided in
Section 7.1(a), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Fund or the Company, other than under Section 7.2 and Article VIII. In the event that any Fund terminates its rights and obligations under this Agreement as provided in
Section 7.1(b), this Agreement shall forthwith (i) have no effect with regard to such Fund and (ii) impose no liability or obligation upon such Fund other than such Fund's rights and obligations under Section 7.2 and Article VIII.

    Section 7.4 AMENDMENT. This Agreement may be amended or modified by the consent of all the Funds in writing by appropriate instrument executed by the Funds and the Company at any time prior to obtaining Shareholder Approvals, provided, however, that, after Shareholder Approvals are obtained, no such amendment, modification or supplement shall be made which requires the further approval of shareholders without obtaining such approval of all the Approving Funds.

    Section 7.5 WAIVER/APPROVALS. Prior to receiving Shareholder Approvals, any action required or permitted to be taken by the Funds under this Agreement (including amendments hereto, any consents or waivers hereunder or any termination of this Agreement) shall require the consent of all the Funds. After Shareholder Approvals, any such action shall require the consent of all the Approving Funds.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    Section 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performances after the Effective Time.

    Section 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a)  if to the Funds, to
       US Bancorp Asset Management, Inc.
       800 Nicollet Mall
       Minneapolis, Minnesota 55402
       Telecopy: (612)
       Attention: Thomas S. Schreier, Jr.

    (b)  if to the Company, to
       American Real Estate Finance Corporation
       c/o U.S. Bancorp Asset Management, Inc.
       800 Nicollet Mall
       Minneapolis, Minnesota 55402
       Telecopy: (612)
       Attention: Robert H. Nelson

    Section 8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements entered into in connection with this Agreement, including the Merger Plan (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II and Section 5.4, are not intended to confer upon any person other than the parties hereto any rights or remedies.

    Section 8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

    Section 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Minnesota or in any Minnesota state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Minnesota or any Minnesota state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                                   ARTICLE IX
                              CERTAIN DEFINITIONS

    Section 9.1 CERTAIN DEFINITIONS.  For purposes of this Agreement

    "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

    "Approving Funds" means those Funds that have received the required shareholder approvals at their respective Fund Shareholder Meeting, and have not terminated this Agreement pursuant to Section 7.1(b).

    "Fund Shareholder Meetings" means those meetings of the shareholders of the Funds called to consider and approve this Agreement, the Merger Plan and the Merger.

    "Participating Funds" means those Approving Funds that have satisfied all conditions contained in Article VI (except for any of those that have been waived or those that by their nature are to be fulfilled at the Closing).

    "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust, unincorporated organization or other entity.

    "Special Committee" means the special committee of the Funds Board appointed to consider the Merger.

    IN WITNESS WHEREOF, ASP, BSP, CSP, SLA and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                   AMERICAN STRATEGIC INCOME
                                                   PORTFOLIO INC.
                                                   By    /s/ Jeff Wilson
                                                         --------------------------------------------
                                                   Its   Vice President
                                                         --------------------------------------------
                                                   AMERICAN STRATEGIC INCOME
                                                   PORTFOLIO INC.--II
                                                   By    /s/ Jeff Wilson
                                                         --------------------------------------------
                                                   Its   Vice President
                                                         --------------------------------------------
                                                   AMERICAN STRATEGIC INCOME
                                                   PORTFOLIO INC.--III
                                                   By    /s/ Jeff Wilson
                                                         --------------------------------------------
                                                   Its   Vice President
                                                         --------------------------------------------
                                                   AMERICAN SELECT PORTFOLIO INC.
                                                   By    /s/ Jeff Wilson
                                                         --------------------------------------------
                                                   Its   Vice President
                                                         --------------------------------------------
                                                   AMERICAN REAL ESTATE FINANCE
                                                   CORPORATION
                                                   By    /s/ John G. Wenker
                                                         --------------------------------------------
                                                   Its   President, Chief Executive Officer
                                                         --------------------------------------------

                                   APPENDIX B
                                 PLAN OF MERGER
                                    Merging
                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                           (a Minnesota corporation)
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.-II
                           (a Minnesota corporation)
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III
                           (a Minnesota corporation)
                         AMERICAN SELECT PORTFOLIO INC.
                           (a Minnesota corporation)
                                 with and into
                    AMERICAN REAL ESTATE FINANCE CORPORATION
                            (a Maryland corporation)

                                   BACKGROUND

    AMERICAN STRATEGIC INCOME PORTFOLIO INC., a Minnesota corporation ("ASP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.-II, a Minnesota corporation ("BSP"), AMERICAN STRATEGIC INCOME PORTFOLIO INC.-III, a Minnesota corporation ("CSP"), and AMERICAN SELECT PORTFOLIO INC., a Minnesota corporation ("SLA" and together with ASP, BSP and CSP, the "Funds") and AMERICAN REAL ESTATE FINANCE CORPORATION, a Maryland corporation (the "Company") are parties to an Agreement and Plan of Reorganization dated as of March 20, 2002 (the "Reorganization Agreement"), providing for the merger of the Funds with and into the Company (the "Merger") upon the terms and conditions set forth in this Plan of Merger, the Reorganization Agreement and pursuant to the Minnesota Business Corporation Act (the "MBCA") and the Maryland General Corporation Law (the "MGCL"). The Company and the Funds are sometimes hereinafter together referred to as the "Constituent Corporations." Terms used herein that are not defined herein shall have the meanings ascribed thereto in the Reorganization Agreement.

                              TERMS AND CONDITIONS

    1. MERGER TERMS AND CONDITIONS. The Constituent Corporations shall effect the Merger upon the terms and subject to the conditions set forth in this Plan of Merger.

    1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Plan of Merger, the Reorganization Agreement and in accordance with the MGCL and the MBCA, ASP, BSP, CSP and SLA shall each be merged with and into the Company at the Effective Time. Following the Merger, the separate existence of ASP, BSP, CSP and SLA shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of ASP, BSP, CSP and SLA in accordance with the MGCL and MBCA.

    1.2 CLOSING. The closing of the Merger (the "Closing") will take place at 9:00 a.m., Minneapolis time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in the Reorganization Agreement (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, unless another date or place is agreed to in writing by the Funds (the "Closing Date").

    1.3 EFFECTIVE DATE. As soon as practicable following the Closing, the parties shall file articles of merger, certificate of merger or other appropriate documents for the merger of the Funds with and into the Company executed in accordance with the MGCL and MBCA (collectively, the "Articles of Merger") and shall make all other filings or recordings required under the MGCL and the MBCA to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been duly filed with the Department of Assessments and Taxation of the State of Maryland and the Office of the Secretary of State of the State of Minnesota, or at such other time as the parties shall specify in the Articles of Merger (the time and date the Merger becomes effective being the "Effective Time" and the "Effective Date," respectively), it being understood that the parties shall cause the Effective Date to be the Closing Date.

    1.4  EFFECTS OF THE MERGER. The Merger shall have the effects set forth in
Section 1.1 and in the MGCL and the MBCA, as appropriate.

    1.5 ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law. The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "ByLaws"), until duly amended as provided therein or by applicable law.

    1.6 OFFICERS AND DIRECTORS. The officers of the Company at the Effective Time shall continue to be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the MGCL, the Charter and the ByLaws. The Board of Directors of the Surviving Corporation immediately following the Effective Time shall be those persons identified in writing by the Company and not objected to by the Funds.

    2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Funds or the holders of any of the following shares of capital stock:

    (a)    Subject to the other provisions of this Section 2.1 and to Sections
    2.2 and 2.3:

          (i) each share of common stock, par value $.01 per share, of ASP ("ASP Stock"), each share of common stock, par value $.01 per share, of BSP ("BSP Stock"), each share of common stock, par value $.01 per share, of CSP ("CSP Stock"), and each share of common stock, par value $.01 per share, of SLA ("SLA Stock", and together with ASP Stock, BSP Stock and CSP Stock, the "Fund Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares of Fund Stock held by the Company or any of the Funds immediately prior to the Merger (the "Cancelable Shares") and Dissenting Shares (as defined in Section 2.3(i))) shall be converted into the right to receive (A) that number of shares of Company Common Stock as calculated in accordance with, and subject to, Section 2.1(c) (the "Exchange Ratio"), or
    (B) an amount in cash, without interest (the "Net Asset Value Per Share"), equal to the Exchange Ratio for the respective Fund multiplied by $10.00, or
    (C) a combination of shares of Company Common Stock and cash, without interest, determined in accordance with this Section 2.1 (the "Merger Consideration"); provided, however, that notwithstanding any other provision hereof, only shares of Fund Stock of Participating Funds shall be subject to the conversion and other terms of this Section 2.1 and Sections 2.2 and 2.3 (such shares of Fund Stock of Participating Funds but excluding Cancelable Shares and Dissenting Shares are defined as the "Merger Shares"). At the Effective Time, all Merger Shares shall no longer be outstanding and automatically shall be cancelled and cease to exist, and each certificate previously evidencing any such shares shall thereafter represent solely the right to receive the Merger Consideration. The holders of certificates previously evidencing the Merger Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Merger Shares except as otherwise provided herein, in the Merger Plan or by the MBCA or the MGCL. Such certificates previously evidencing Merger Shares shall be exchanged for the Merger Consideration, without interest, in accordance with the allocation procedures of this Section 2.1 and upon the surrender of such certificates in accordance with the provisions of Sections 2.2 and 2.3;

          (ii) each Cancelable Share shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares;

          (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist, and no Merger Consideration or other consideration shall be paid or payable in respect of such shares; and

          (iv) subject to the allocation and election procedures set forth in Section 2.2, each record holder of Merger Shares of Fund Stock outstanding immediately prior to the Effective Time will be entitled with respect to the Merger Consideration to receive cash for all, but not less than all, of such shares, provided the election procedures set forth herein have been satisfied (a "Cash Election").

    (b) Notwithstanding the foregoing, the parties understand that following the Merger the rights of each stockholder of the Company under this Section 2.1 and the Merger Plan will be subject to the ownership limitations and other related provisions contained in the Charter.

    (c) The Exchange Ratio for each Fund shall be determined by (i) dividing that Fund's Net Assets by the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time, and (ii) then dividing such result by $10.00. Each Fund's "Net Assets" shall be determined as of the last business day of the week immediately preceding the Effective Time and shall be calculated in a manner consistent with the existing policies of the Funds, but adjusted to give effect to the expenses of the Merger and the other transactions contemplated by the Reorganization Agreement to the extent such expenses have not been accrued prior thereto and reflected in the Net Assets.

    2.2  CASH ELECTIONS.

    (a) The maximum number of shares of Fund Stock of each Fund to be converted into the right to receive cash in the Merger (the "Cash Election Number") shall be equal to (i) 15% of (w) the number of shares of Fund Stock of such Fund issued and outstanding immediately prior to the Effective Time less
(x) the number of Cancelable Shares of such Fund (the number of shares determined in accordance with clauses (w) and (x) shall be deemed the "Exchanged Shares").

    (b) Holders of record of shares of Fund Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Fund Stock held by such Representative for a particular beneficial owner.

    (c) If, for any Fund, the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all Merger Shares not covered by Cash Elections (the "Non-Electing Shares") shall be converted into the right to receive Company Common Stock, and the Cash Election Shares shall be converted into the right to receive Company Common Stock and cash in the following manner:

    each Cash Election Share shall be converted into the right to receive
    (i) an amount in cash, without interest, equal to the product of (x) the Net Asset Value Per Share and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Company Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

    (d) If, for any Fund, the aggregate number of Cash Election Shares is equal to or less than the Cash Election Number, all Cash Election Shares shall be converted into the right to receive cash, and all Non-Electing Shares shall be converted into the right to receive Company Common Stock.

    (e) All Cash Elections shall be made on a form designed for that purpose (a "Form of Election"). Cash Elections shall be made by holders of Fund Stock by mailing to the Exchange Agent a Form of Election, which shall be in such form and have such provisions as the Funds may reasonably specify. To be effective, a Form of Election must be properly completed, signed and received by the Exchange Agent by the close of business on the last business day prior to the Fund Shareholder Meeting of the respective Fund (the "Election Deadline"). The Funds will have the discretion, which they may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Funds (or the Exchange Agent) in such matters shall be conclusive and binding. Neither the Funds nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.2 (other than the calculation of the Net Assets of the Funds) and all such computations shall be conclusive and binding on the holders of Fund Stock absent manifest error. A Cash Election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election, is thereafter submitted in accordance with this paragraph (e), such shares shall be deemed to be Non-Electing Shares.

    (f) For the purposes hereof, a holder of Fund Stock who does not make a valid Cash Election prior to the Election Deadline, including as a result of revocation, shall be deemed not to have made a Cash Election and such holder's shares shall be treated as Non-Electing Shares. If the Funds or the Exchange Agent shall determine that any purported Cash Election was not properly made, such purported Cash Election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election shall for purposes hereof be deemed not to have made a Cash Election.

    (g) The Funds and the Company, or any transfer agent or other responsible party acting on behalf of the Funds and the Company, shall mail the Form of Election to each person who is a holder of record of Fund Stock on the record date for the Fund Shareholder Meetings and shall each use its best efforts to mail the Form of Election to all persons who become holders of Fund Stock during the period between (i) such record date and (ii) the date seven calendar days prior to the Election Deadline and to make the Form of Election available to all persons who become holders of Fund Stock subsequent to the date described in clause (ii) and no later than the close of business on the business day prior to the Election Deadline.

    2.3    EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Promptly following the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, the United States or any state thereof and designated by the Funds (the "Exchange Agent"), for the benefit of the holders of shares of Fund Stock, for exchange in accordance with this Plan of Merger, through the Exchange Agent, (i) certificates evidencing such number of shares of Company Common Stock equal to the Exchange Ratio of each Fund multiplied by the number of Non-Electing Shares (or if Section 2.2(c) is applicable, the Exchange Ratio of each Fund multiplied by that number of shares equal to the Exchanged Shares less the Cash Election Number) and (ii) cash in the amount equal to the Net Asset Value Per Share multiplied by the number of Cash Electing Shares (or if Section 2.2(c) is applicable, the Net Asset Value Per Share multiplied by the Cash Election Number) (such certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto, and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from the Company, deliver the Company Common Stock and cash contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose; PROVIDED, HOWEVER, that the Exchange Fund may be invested by the Exchange Agent, pursuant to instructions from the Company, in obligations of or guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks located in the United States with capital, surplus and undivided profits aggregating in excess of $75 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise); PROVIDED, FURTHER, that any such investment or resulting payment of earnings shall not delay the receipt by holders of shares of Fund Stock of the Merger Consideration or otherwise impair such holders' respective rights hereunder. In the event the Exchange Fund shall realize a loss on any such investment, the Company shall promptly thereafter deposit in such Exchange Fund cash in an amount sufficient to enable such Exchange Fund to satisfy all remaining obligations originally contemplated to be paid out of such Exchange Fund. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Company.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Company will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Fund Stock (other than

Dissenting Shares and Cancelable Shares) (the "Certificates"), (i) a letter of transmittal and (ii) instructions for use in effecting the surrender for cancellation of the Certificates in exchange for certificates evidencing shares of Company Common Stock and/or cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration and the Certificate so surrendered shall forthwith be cancelled. Subject to Section 2.3(h), under no circumstances will any holder of a Certificate be entitled to receive any part of the Merger Consideration until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Fund Stock which is not registered in the transfer records of the Funds, the Merger Consideration may be paid in accordance with this Article II to the transferee if the Certificate evidencing such shares of Fund Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3 (but subject to Section 2.3(i)), each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration. No interest shall be paid on the Merger Consideration.

    (c) RECORD DATES; DISTRIBUTIONS WITH RESPECT TO UNCONVERTED FUND STOCK. No dividends or other distributions with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Common Stock represented thereby until the surrender of such Certificate in accordance with this Plan of Merger. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (A) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Company Common Stock to which such holder is entitled pursuant to
Section 2.3(f) and (B) if such Certificate is exchangeable for one or more whole shares of Company Common Stock, (x) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Company Common Stock and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN FUND STOCK. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Fund Stock theretofore represented by such Certificates, subject, however, to the obligation of the Company to pay, without interest, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Funds on such Fund Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the transfer books of the Funds of the shares of Fund Stock which are outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are properly presented to the Company, they shall be cancelled and exchanged as provided in this Plan of Merger.

    (e) NO LIABILITY. None of the Company, the Funds or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Company, upon demand, and any holders of Certificates who have not theretofore complied with
Section 2.3(b) shall thereafter look only to the Company for delivery of the Merger Consideration, subject to applicable abandoned property, escheat or similar laws.

    (f)    NO FRACTIONAL SHARES.

          (i) No certificates or script representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of the Company.

          (ii) Notwithstanding any other provision of this Agreement, if any holder of Fund Stock exchanged in the Merger would otherwise be entitled to receive a fraction of a share of Company Common Stock (after taking into account all Certificates of each Fund delivered by such holder), then the total number of shares of Company Common Stock issued in the Merger to such holder shall be rounded up or down to the nearest whole share of Company Common Stock.

    (g) WITHHOLDING RIGHTS. The Company or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Fund Stock such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Fund Stock, in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

    (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such persons of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it and the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable, and unpaid dividends and distribution on shares of Company Common Stock deliverable in respect thereof pursuant to this Agreement.

    (i)    DISSENTING SHARES.

          (i) Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Fund Stock which are held by shareholders of a Fund who shall have not voted in favor of the Merger and who shall have filed with such Fund, prior to the taking of the vote of the shareholders of such Fund on the Merger, a written notice of intent to demand payment of the fair value for such shares of Fund Stock and, after the taking of such vote, shall make written demand for payment of the fair value of such shares in accordance with and otherwise comply with
    Section 302A.473 of the MBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the fair value of such Dissenting Shares held by them in accordance with the provisions of Section 302A.473 of the MBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under Section 302A.473 of the MBCA shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration as if such shares were Non-Electing Shares, without any interest thereon, upon surrender, in the manner provided in Section 2.2 and 2.3, of the Certificate or Certificates that formerly evidenced such shares of Fund Stock.

          (ii) Each Fund shall give each other Fund prompt notice upon receipt by such Fund, at any time prior to the Effective Time, of any notice of intent to demand payment of the fair value of shares of Fund Stock in accordance with Section 302A.473 of the MBCA and withdrawals of any such notice. No Fund shall, except with the prior approval of the Funds, make any payment with respect to any demands for the fair value of shares of Fund Stock or offer to settle or settle any such demands.

    3.1 TERMINATION. This Plan of Merger may be terminated at any time on or before the Effective Time by agreement of the Boards of Directors of the Constituent Corporations. This Plan of Merger shall be automatically terminated if the Reorganization Agreement is terminated in accordance with the terms thereof.

[Friedman Billings Ramsey Logo]

                                  APPENDIX C-1

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                  TO AMERICAN STRATEGIC INCOME PORTFOLIO INC.

March 20, 2002

Board of Directors
American Strategic Income Portfolio, Inc.
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:

You have requested that Friedman, Billings, Ramsey & Co, Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of shares of American Strategic Income Portfolio, Inc. (the "Fund") of the financial consideration (securities or cash) to be received in the proposed merger (the "Merger") by the Fund into American Real Estate Finance Corporation (the "Acquiring Company") pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio, Inc.--II, American Strategic Income Portfolio, Inc.--III, American Select Portfolio, Inc. (collectively, with the Fund, the "Funds") and the Acquiring Company. FBR is not providing an opinion as to the trading value of the Acquiring Company common stock going forward nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the Acquiring Company common stock as an investment by current investors in the Fund. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed. The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each fund whose shareholders approve the Merger will merge into the Acquiring Company and that each share of such fund's common stock other than shares, with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation Act or with respect to which a cash election is made as set forth below, shall be converted into the right to receive a number of shares of common stock of the Acquiring Company having a net asset value equal to the net asset value of the converted share. The Merger Agreement also provides that the holders of up to 15% of the shares of each fund may elect to receive, in lieu of common stock of the Acquiring Company, cash in the amount equal to the net asset value of their shares. The Merger Agreement requires, as to the condition to the Merger, that funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be made pursuant to cash elections and amounts to be paid for dissenting shares based on their net asset value) elect to participate in the Merger. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.

In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

 3. reviewed the Charter (as defined in the Merger Agreement);

 4. reviewed the ByLaws (as defined in the Merger Agreement);

                                          Friedman, Billings, Ramsey & Co., Inc.
                                                    1001 Nineteenth Street North
                                                       Arlington, Virginia 22209
                                                                    703.312.9500
                                                                     www.fbr.com

                                     C-1-1

 5. reviewed a draft of the Form S-4 Registration Statement dated 3/8/02 to be filed with the SEC;

 6. reviewed the American Strategic Income Portfolio, Inc. and American Select Portfolio, Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 7. reviewed the American Strategic Income Portfolio, Inc.--II and American Strategic Income Portfolio, Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, and May 31, 2001;

 8. reviewed the American Strategic Income Portfolio, Inc. and American Select Portfolio, Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, and May 31, 2001;

 9. reviewed the American Strategic Income Portfolio, Inc.--II and American Strategic Income Portfolio, Inc.--III semi-annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 10. reviewed the American Strategic Income Portfolio, Inc. prospectus dated December 19, 1991;

 11. reviewed the American Strategic Income Portfolio, Inc.--II prospectus dated July 23, 1992;

 12. reviewed the American Strategic Income Portfolio, Inc.--III prospectus dated March 19, 1993;

 13. reviewed the American Select Portfolio, Inc. prospectus dated December September 14, 1993;

 14. reviewed the Funds' portfolios as of January 31, 2002;

 15. reviewed the Funds' master loan and security agreements;

 16. reviewed the reported market prices and trading history of the Fund's shares for the period November 30, 1995 through March 15, 2002;

 17. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc.;

 18. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 19. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 20. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 21. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company; and

 22. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S. Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available

                                     C-1-2
estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since November 30, 2001. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances, and was not requested to and did not review any individual credit files relating to the asset held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and the Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.

This letter is solely for the information of the Board of Directors and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the shareholders of the Fund, in connection with the solicitation of such shareholders' approval of the Merger.

Very truly yours,
/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-1-3

[Friedman Billings Ramsey Logo]

                                  APPENDIX C-2

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                TO AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II

March 20, 2002

Board of Directors
American Strategic Income Portfolio, Inc.--II
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:

You have requested that Friedman, Billings, Ramsey & Co., Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of shares of American Strategic Income Portfolio, Inc.--II (the "Fund") of the financial consideration (securities or cash) to be received in the proposed merger (the "Merger") by the Fund into American Real Estate Finance Corporation (the "Acquiring Company") pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio, Inc., American Strategic Income Portfolio, Inc.--III, American Select Portfolio, Inc. (collectively, with the Fund, the "Funds") and the Acquiring Company. FBR is not providing an opinion as to the trading value of the Acquiring Company common stock going forward nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the Acquiring Company common stock as an investment by current investors in the Fund. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed. The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each fund whose shareholders approve the Merger will merge into the Acquiring Company and that each share of such fund's common stock other than shares, with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation Act or with respect to which a cash election is made as set forth below, shall be converted into the right to receive a number of shares of common stock of the Acquiring Company having a net asset value equal to the net asset value of the converted share. The Merger Agreement also provides that the holders of up to 15% of the shares of each fund may elect to receive, in lieu of common stock of the Acquiring Company, cash in the amount equal to the net asset value of their shares. The Merger Agreement requires, as to the condition to the Merger, that funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be made pursuant to cash elections and amounts to be paid for dissenting shares based on their net asset value) elect to participate in the Merger. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.

In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

 3. reviewed the Charter (as defined in the Merger Agreement);

 4. reviewed the ByLaws (as defined in the Merger Agreement);

                                          Friedman, Billings, Ramsey & Co., Inc.
                                                    1001 Nineteenth Street North
                                                       Arlington, Virginia 22209
                                                                    703.312.9500
                                                                     www.fbr.com

                                     C-2-1

 5. reviewed a draft of the Form S-4 Registration Statement dated 3/8/02 to be filed with the SEC;

 6. reviewed the American Strategic Income Portfolio, Inc. and American Select Portfolio, Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 7. reviewed the American Strategic Income Portfolio, Inc.--II and American Strategic Income Portfolio, Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, and May 31, 2001;

 8. reviewed the American Strategic Income Portfolio, Inc. and American Select Portfolio, Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, and May 31, 2001;

 9. reviewed the American Strategic Income Portfolio, Inc.--II and American Strategic Income Portfolio, Inc.--III semi-annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 10. reviewed the American Strategic Income Portfolio, Inc. prospectus dated December 19, 1991;

 11. reviewed the American Strategic Income Portfolio, Inc.--II prospectus dated July 23, 1992;

 12. reviewed the American Strategic Income Portfolio, Inc.--III prospectus dated March 19, 1993;

 13. reviewed the American Select Portfolio, Inc. prospectus dated December September 14, 1993;

 14. reviewed the Funds' portfolios as of January 31, 2002;

 15. reviewed the Funds' master loan and security agreements;

 16. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through March 15, 2002;

 17. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc.;

 18. compared the results of operations and financial condition of the Funds with those certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 19. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 20. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 21. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company; and

 22. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S. Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available

                                     C-2-2
estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since November 30, 2001. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances, and was not requested to and did not review any individual credit files relating to the asset held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.

This letter is solely for the information of the Board of Directors and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the shareholders of the Fund, in connection with the solicitation of such shareholders' approval of the Merger.

Very truly yours,
/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-2-3

[Friedman Billings Ramsey Logo]

                                  APPENDIX C-3

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                TO AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III

March 20, 2002

Board of Directors
American Strategic Income Portfolio, Inc.--III
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:

You have requested that Friedman, Billings, Ramsey & Co, Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of shares of American Strategic Income Portfolio, Inc.--III (the "Fund") of the financial consideration (securities or cash) to be received in the proposed merger (the "Merger") by the Fund into American Real Estate Finance Corporation (the "Acquiring Company") pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio, Inc., American Strategic Income Portfolio, Inc.--II, American Select Portfolio, Inc. (collectively, with the Fund, the "Funds") and the Acquiring Company. FBR is not providing an opinion as to the trading value of the Acquiring Company common stock going forward nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the Acquiring Company common stock as an investment by current investors in the Fund. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed. The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each fund whose shareholders approve the Merger will merge into the Acquiring Company and that each share of such fund's common stock other than shares, with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation Act or with respect to which a cash election is made as set forth below, shall be converted into the right to receive a number of shares of common stock of the Acquiring Company having a net asset value equal to the net asset value of the converted share. The Merger Agreement also provides that the holders of up to 15% of the shares of each fund may elect to receive, in lieu of common stock of the Acquiring Company, cash in the amount equal to the net asset value of their shares. The Merger Agreement requires, as to the condition to the Merger, that funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be made pursuant to cash elections and amounts to be paid for dissenting shares based on their net asset value) elect to participate in the Merger. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.

In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

 3. reviewed the Charter (as defined in the Merger Agreement);

 4. reviewed the ByLaws (as defined in the Merger Agreement);

                                          Friedman, Billings, Ramsey & Co., Inc.
                                                    1001 Nineteenth Street North
                                                       Arlington, Virginia 22209
                                                                    703.312.9500
                                                                     www.fbr.com

                                     C-3-1

 5. reviewed a draft of the Form S-4 Registration Statement dated 3/8/02 to be filed with the SEC;

 6. reviewed the American Strategic Income Portfolio, Inc. and American Select Portfolio, Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 7. reviewed the American Strategic Income Portfolio, Inc.--II and American Strategic Income Portfolio, Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, and May 31, 2001;

 8. reviewed the American Strategic Income Portfolio, Inc. and American Select Portfolio, Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, and May 31, 2001;

 9. reviewed the American Strategic Income Portfolio, Inc.--II and American Strategic Income Portfolio, Inc.--III semi-annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 10. reviewed the American Strategic Income Portfolio, Inc. prospectus dated December 19, 1991;

 11. reviewed the American Strategic Income Portfolio, Inc.--II prospectus dated July 23, 1992;

 12. reviewed the American Strategic Income Portfolio, Inc.--III prospectus dated March 19, 1993;

 13. reviewed the American Select Portfolio, Inc. prospectus dated December September 14, 1993;

 14. reviewed the Funds' portfolios as of January 31, 2002;

 15. reviewed the Funds' master loan and security agreements;

 16. reviewed the reported market prices and trading history of the Funds' shares for the period November 30, 1995 through March 15, 2002;

 17. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc.;

 18. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 19. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 20. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 21. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company; and

 22. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S. Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available

                                     C-3-2
estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since November 30, 2001. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances, and was not requested to and did not review any individual credit files relating to the asset held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and the Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.

This letter is solely for the information of the Board of Directors and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the shareholders of the Fund, in connection with the solicitation of such shareholders' approval of the Merger.

Very truly yours,
/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-3-3

[Friedman Billings Ramsey Logo]

                                  APPENDIX C-4

              FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO.
                 TO AMERICAN SELECT INCOME PORTFOLIO INC.--III

March 20, 2002

Board of Directors
American Select Portfolio, Inc.
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:

You have requested that Friedman, Billings, Ramsey & Co, Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of shares of American Select Portfolio, Inc. (the "Fund") of the financial consideration (securities or cash) to be received in the proposed merger (the "Merger") by the Fund into American Real Estate Finance Corporation (the "Acquiring Company") pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Fund, American Strategic Income Portfolio, Inc., American Strategic Income Portfolio, Inc.--II, American Strategic Income Portfolio, Inc.--III (collectively, with the Fund, the "Funds") and the Acquiring Company. FBR is not providing an opinion as to the trading value of the Acquiring Company common stock going forward nor should the delivery of this Fairness Opinion be construed as a recommendation by FBR as to the suitability of the Acquiring Company common stock as an investment by current investors in the Fund. The risk factors to be considered by the individual investors will be described in the Form S-4 Registration Statement, a draft of which FBR has reviewed. The Merger Agreement provides, among other things, that upon the effectiveness of the Merger, each fund whose shareholders approve the Merger will merge into the Acquiring Company and that each share of such fund's common stock other than shares, with respect to which dissenters rights' of appraisal are exercised under the Minnesota Business Corporation Act or with respect to which a cash election is made as set forth below, shall be converted into the right to receive a number of shares of common stock of the Acquiring Company having a net asset value equal to the net asset value of the converted share. The Merger Agreement also provides that the holders of up to 15% of the shares of each fund may elect to receive, in lieu of common stock of the Acquiring Company, cash in the amount equal to the net asset value of their shares. The Merger Agreement requires, as to the condition to the Merger, that funds having, in the aggregate, a net asset value of at least $200 million (net of cash payments to be made pursuant to cash elections and amounts to be paid for dissenting shares based on their net asset value) elect to participate in the Merger. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the shareholders of the Fund.

In order to prepare and deliver this opinion, FBR has completed the following tasks:

 1. reviewed the Merger Agreement;

 2. reviewed the REIT Advisory Agreement (as defined in the Merger Agreement);

 3. reviewed the Charter (as defined in the Merger Agreement);

 4. reviewed the ByLaws (as defined in the Merger Agreement);

                                          Friedman, Billings, Ramsey & Co., Inc.
                                                    1001 Nineteenth Street North
                                                       Arlington, Virginia 22209
                                                                    703.312.9500
                                                                     www.fbr.com

                                     C-4-1

 5. reviewed a draft of the Form S-4 Registration Statement dated 3/8/02 to be filed with the SEC;

 6. reviewed the American Strategic Income Portfolio, Inc. and American Select Portfolio, Inc. annual reports to shareholders for the years ended
    November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 7. reviewed the American Strategic Income Portfolio, Inc.--II and American Strategic Income Portfolio, Inc.--III annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998,
    May 31, 1999, May 31, 2000, and May 31, 2001;

 8. reviewed the American Strategic Income Portfolio, Inc. and American Select Portfolio, Inc. semi-annual reports to shareholders for the periods ended May 31, 1995, May 31, 1996, May 31, 1997, May 31, 1998, May 31, 1999,
    May 31, 2000, and May 31, 2001;

 9. reviewed the American Strategic Income Portfolio, Inc.--II and American Strategic Income Portfolio, Inc.--III semi-annual reports to shareholders for the years ended November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999, November 30, 2000, and November 30, 2001;

 10. reviewed the American Strategic Income Portfolio, Inc. prospectus dated December 19, 1991;

 11. reviewed the American Strategic Income Portfolio, Inc.--II prospectus dated July 23, 1992;

 12. reviewed the American Strategic Income Portfolio, Inc.--III prospectus dated March 19, 1993;

 13. reviewed the American Select Portfolio, Inc. prospectus dated December September 14, 1993;

 14. reviewed the Funds' portfolios as of January 31, 2002;

 15. reviewed the Funds' master loan and security agreements;

 16. reviewed the reported market prices and trading history of the Fund's shares for the period November 30, 1995 through March 15, 2002;

 17. discussed the financial condition, results of operations, earnings projections, business and prospects of the Funds with the Funds' manager, U.S. Bancorp Asset Management, Inc;

 18. compared the results of operations and financial condition of the Funds with those of certain closed-end mutual funds that FBR deemed to be reasonably comparable to the Funds;

 19. compared the results of operations and financial condition of the Funds with those of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Funds;

 20. participated in discussions and negotiations among representatives of the Funds and representatives of U.S. Bancorp Asset Management, Inc.;

 21. reviewed the financial terms, to the extent publicly available, of external management contracts of certain publicly-traded REITs that FBR deemed to be reasonably comparable to the Acquiring Company; and

 22. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning the Fund furnished to it by U.S. Bancorp Asset Management, Inc., or the publicly available financial and other information regarding the Fund. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management personnel of U.S. Bancorp Asset Management, Inc. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for the Fund provided to FBR by U.S. Bancorp Asset Management, Inc., FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available

                                     C-4-2
estimates and judgements of such company's management at the time of preparation as to the future financial performance of the Fund. FBR has assumed that there has been no undisclosed material change in the Fund's assets, financial conditions, results of operations, business or prospects since November 30, 2001. FBR did not undertake an independent appraisal of the assets or liabilities of the Fund nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances, and was not requested to and did not review any individual credit files relating to the asset held by the Fund. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, financial institutions and real estate related companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies.

FBR has acted as a financial advisor to the Fund's Special Committee and the Board of Directors in connection with the Merger and will receive a fee for services rendered.

Based upon and subject to the foregoing, as well as any such other matters as we considered relevant, it is FBR's opinion, as of the date hereof, that the financial consideration to be received by the shareholders of the Fund in the Merger is fair, from a financial point of view, to the shareholders of the Fund.

This letter is solely for the information of the Board of Directors and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the shareholders of the Fund, in connection with the solicitation of such shareholders' approval of the Merger.

Very truly yours,
/s/ Friedman, Billings, Ramsey & Co., Inc.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     C-4-3

                                   APPENDIX D

     SECTIONS 302A.471 & 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

    Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

        (1) alters or abolishes a preferential right of the shares;

        (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

        (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

        (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provided in subdivision 3; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    Subd. 2. Beneficial owners.

     (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    Subd. 3. Rights not to apply.

     (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or
         (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

     (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

    Subdivision 1. Definitions.

     (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

    Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    Subd. 4. Notice of procedure; deposit of shares.

     (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    Subd. 5. Payment; return of shares.

     (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

        (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph
         (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph
         (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    Subd. 8. Costs; fees; expenses.

     (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

--------------------------------------------------------------------------------

Through and including            , 2002 (the 25th day after the offering date of
this joint proxy statement prospectus), all dealers that effect transactions in these securities, whether or not participating in this offer, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. We have not authorized any dealer, salesperson or other person to give you any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of
           , 2002.

                      AMERICAN REAL ESTATE FINANCE CORPORATION

                 ---------------------------------------------

                          JOINT PROXY STATEMENT/PROSPECTUS

                 ---------------------------------------------

                                                                          , 2002

--------------------------------------------------------------------------------

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The MGCL permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty establishment by a final judgment as being material to the cause of action. The Company's articles of incorporation do contain such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    The Company's articles of incorporation (i) will require the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to its directors, whether serving the Company, or at its request, any other entity and
(ii) will authorize, to the maximum extent permitted by Maryland law, to permit itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to other officers, employees and agents, whether serving the Company, or at its request, any other entity.

    The MGCL requires a corporation (unless its articles of incorporation provide otherwise, which the Company's articles will not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money; property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation, or in a suit claiming improper benefit, except for expenses ordered by a court. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the Company's bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. To the extent that the foregoing provisions concerning indemnification apply to actions arising under the Securities Act, the Company has been advised that, in the opinion of the SEC, such provisions are contrary to public policy and therefore are not enforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following Exhibits are filed as part of this registration statement:

EXHIBIT

2.1    Agreement and Plan of Reorganization, dated as of March 20, 2002, between American
       Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II,
       American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. and
       American Real Estate Finance Corporation.++
2.2    Form of Plan of Merger merging American Strategic Income Portfolio Inc., American
       Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III,
       American Select Portfolio Inc. with and into American Real Estate Finance
       Corporation.++
3.1    American Real Estate Finance Corporation Amended and Restated Articles of
       Incorporation.
3.2    American Real Estate Finance Corporation Bylaws.

5.1    Opinion of Clifford Chance Rogers & Wells LLP as to the legality of the common stock.*
8.1    Opinion of Ernst & Young LLP as to the qualification of American Real Estate
       Finance Corporation as a REIT following the merger.*
8.2    Opinion of Ernst & Young LLP regarding certain tax aspects of the merger.*
10.1   Form of Investment Advisory Agreement by and between American Real Estate Finance
       Corporation and the REIT Advisor.
23.1   Consent of Ernst & Young LLP.
23.2   Consent of Clifford Chance Rogers & Wells LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).*
99.1   Form of Proxy.*
99.2   Form of Cash Election Form.*

++     Included as an Appendix to the joint proxy statement/prospectus which is a part of this registration statement.
*      To be filed by amendment.

ITEM 22. UNDERTAKINGS

The Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

6. That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9. To supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 1, 2002.

                   AMERICAN REAL ESTATE FINANCE CORPORATION

                   By: /s/ John G. Wenker
                     ---------------------------------------------
                     Name: John G. Wenker
                     Title: President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

NAME                                                       TITLE                        DATE
----                                      ----------------------------------------  -------------
/s/ John G. Wenker                        President, Chief Executive Officer and    April 1, 2002
By: John G. Wenker                        Director
                                          (Principal Executive Officer)

/s/ Robert H. Nelson                      Chief Financial Officer                   April 1, 2002
By: Robert H. Nelson                      (Principal Financial and Accounting
                                          Officer)

                                 EXHIBIT INDEX

2.1    Agreement and Plan of Reorganization, dated as of March 20, 2002, between American
       Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II,
       American Strategic Income Portfolio Inc.--III, American Select Portfolio Inc. and
       American Real Estate Finance Corporation.++
2.2    Form of Plan of Merger merging American Strategic Income Portfolio Inc., American
       Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III,
       American Select Portfolio Inc. with and into American Real Estate Finance
       Corporation.++
3.1    American Real Estate Finance Corporation Amended and Restated Articles of
       Incorporation.
3.2    American Real Estate Finance Corporation Bylaws.
5.1    Opinion of Clifford Chance Rogers & Wells LLP as to the legality of the common stock.*
8.1    Opinion of Ernst & Young LLP as to the qualification of American Real Estate
       Finance Corporation as a REIT following the merger.*
8.2    Opinion of Ernst & Young LLP regarding certain tax aspects of the merger.*
10.1   Form of Investment Advisory Agreement by and between American Real Estate Finance
       Corporation and the REIT Advisor.
23.1   Consent of Ernst & Young LLP.
23.2   Consent of Clifford Chance Rogers & Wells LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).*
99.1   Form of Proxy.*
99.2   Form of Cash Election Form.*

++     Included as an Appendix to the joint proxy statement/prospectus which is a part of this registration statement.
*      To be filed by amendment